Exhibit 10.5

RESTATEMENT AGREEMENT, dated as of May 18, 2016 (this “Restatement Agreement”), to (i) the Amended and Restated Credit Agreement, dated as of March 18, 1999 and amended and restated on April 11, 2012 (as amended by Amendment No. 1, dated as of March 22, 2013, Amendment No. 2, dated as of April 22, 2013, the Term F Loan Incremental Activation Notice (as defined in Exhibit A), Amendment No. 3, dated as of June 27, 2013, the Term E Loan Incremental Activation Notice (as defined in Exhibit A), the Term G Loan Incremental Activation Notice (as defined in Exhibit A), Amendment No. 4, dated as of September 12, 2014, the Term H/I Loan Incremental Activation Notice (as defined in Exhibit A), Amendment No. 5, dated as of August 24, 2015 (“Amendment No. 5”), the Incremental Activation Notice, dated as of the date hereof, and as the same may have been further amended, restated, modified and supplemented from time to time prior to the date hereof, the “Original Credit Agreement”) by and among CHARTER COMMUNICATIONS OPERATING, LLC, a Delaware limited liability company (“Borrower”), CCO HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the LENDERS party thereto and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) and (ii) the Amended and Restated Guarantee and Collateral Agreement, dated as of March 18, 1999 (as the same may have been further amended, restated, modified and supplemented from time to time prior to the date hereof, the “Original Guarantee and Collateral Agreement”), by and among the Borrower, Holdings, the other Loan Parties party thereto and the Administrative Agent.

WHEREAS, the Borrower has requested, and the Lenders party hereto, which constitute the Required Lenders, have agreed, upon the terms and subject to the conditions set forth herein, that each of (i) the Original Credit Agreement (as so amended and restated, the “Second Amended and Restated Credit Agreement”) and (ii) the Original Guarantee and Collateral Agreement (as so amended and restated, the “Amended and Restated Guarantee and Collateral Agreement”), be amended and restated as provided herein;

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Borrower, Holdings, the Lenders party hereto, and the Administrative Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Second Amended and Restated Credit Agreement.

SECTION 2. Amendment and Restatement of the Original Credit Agreement and Exhibits. The Original Credit Agreement is, effective as of the Restatement Effective Date (as defined below), hereby amended and restated in the form attached as Exhibit A hereto. Additionally, the Exhibits to the Original Credit Agreement are amended and restated in the form attached hereto.

SECTION 3. Amendment and Restatement of the Original Guarantee and Collateral Agreement. The Original Guarantee and Collateral Agreement is, effective as of the Restatement Effective Date, hereby amended and restated in the form attached as Exhibit B hereto.

SECTION 4. Effectiveness. This Restatement Agreement shall become effective on the date (such date, the “Restatement Effective Date”) that the conditions precedent set forth in Section 5.1 of the Second Amended and Restated Credit Agreement shall have been satisfied.

SECTION 5. Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Restatement Agreement, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Restatement Agreement, and both before and after giving effect to the transactions contemplated by this Restatement Agreement:

(a) no Default or Event of Default has occurred and is continuing;

(b) the entry into this Restatement Agreement by Holdings and the Borrower has been duly authorized by all necessary corporate or other action of each such entity; and

(c) each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, in all material respects as of such specific date) and in each case without duplication of any materiality qualifier therein.

SECTION 6. Reference to and Effect on the Loan Documents. On and after the Restatement Effective Date, (i) each reference in the Second Amended and Restated Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Original Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Original Credit Agreement, shall mean and be a reference to the Second Amended and Restated Credit Agreement, as amended and restated in accordance with this Restatement Agreement and (ii) each reference in the Amended and Restated Guarantee and Collateral Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Original Guarantee and Collateral Agreement, and each reference in the other Loan Documents to “the Guarantee and Collateral Agreement,” “thereunder,” “thereof” or words of like import referring to the Original Guarantee and Collateral Agreement, shall mean and be a reference to the Amended and Restated Guarantee and Collateral Agreement, as amended and restated in accordance with this Restatement Agreement. The execution, delivery and effectiveness of this Restatement Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 7. Applicable Law; Waiver of Jury Trial.

(A) THIS RESTATEMENT AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS RESTATEMENT AGREEMENT AND FOR ANY COUNTERCLAIM HEREIN.

SECTION 8. Headings. The Section headings used herein are for convenience of reference only, are not part of this Restatement Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Restatement Agreement.

SECTION 9. Counterparts. This Restatement Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Restatement Agreement by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart hereof.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CHARTER COMMUNICATIONS OPERATING,
LLC, as Borrower

By:	/s/ Thomas M. Degnan
	Name:	Thomas M. Degnan
	Title:	Senior Vice President-Finance and Corporate Treasurer

CCO HOLDINGS, LLC, as Holdings

By:	/s/ Thomas M. Degnan
	Name:	Thomas M. Degnan
	Title:	Senior Vice President-Finance and Corporate Treasurer

THE SUBSIDIARY GUARANTORS LISTED ON
SCHEDULE I HERETO

By:	/s/ Thomas M. Degnan
	Name:	Thomas M. Degnan
	Title:	Senior Vice President-Finance and Corporate Treasurer

[Restatement Agreement to Charter Communications Credit Agreement]

BANK OF AMERICA, N.A, as Administrative
Agent

By:	/s/ Don B. Pinzon
	Name:	Don B. Pinzon
	Title:	Vice President

[Restatement Agreement to Charter Communications Credit Agreement]

[Lenders’ signature pages on file with Charter]

[Restatement Agreement to Charter Communications Credit Agreement]

Schedule I

Subsidiary Guarantors

1.	AdCast North Carolina Cable Advertising, LLC
2.	Alabanza LLC
3.	America’s Job Exchange LLC
4.	American Cable Entertainment Company, LLC
5.	Athens Cablevision, LLC
6.	Ausable Cable TV, LLC
7.	BHN Home Security Services, LLC
8.	BHN Spectrum Investments, LLC
9.	Bresnan Broadband Holdings, LLC
10.	Bresnan Broadband of Colorado, LLC
11.	Bresnan Broadband of Montana, LLC
12.	Bresnan Broadband of Utah, LLC
13.	Bresnan Broadband of Wyoming, LLC
14.	Bresnan Communications, LLC
15.	Bresnan Digital Services, LLC
16.	Bresnan Microwave of Montana, LLC
17.	Bright House Networks Information Services (Alabama), LLC
18.	Bright House Networks Information Services (California), LLC
19.	Bright House Networks Information Services (Florida), LLC
20.	Bright House Networks Information Services (Indiana), LLC
21.	Bright House Networks Information Services (Michigan), LLC
22.	Bright House Networks, LLC
23.	Cable Equities Colorado, LLC
24.	Cable Equities of Colorado Management LLC
25.	CC 10, LLC
26.	CC Fiberlink, LLC
27.	CC Michigan, LLC
28.	CC Systems, LLC
29.	CC V Holdings, LLC
30.	CC VI Fiberlink, LLC
31.	CC VI Operating Company, LLC
32.	CC VII Fiberlink, LLC
33.	CC VIII Fiberlink, LLC
34.	CC VIII Holdings, LLC
35.	CC VIII Operating, LLC
36.	CC VIII, LLC
37.	CCO Fiberlink, LLC
38.	CCO Holdco Transfers VII, LLC
39.	CCO LP, LLC
40.	CCO NR Holdings, LLC
41.	CCO Purchasing, LLC
42.	CCO SoCal I, LLC
43.	CCO SoCal II, LLC
44.	CCO SoCal Vehicles, LLC

45.	CCO Transfers, LLC
46.	Charter Advanced Services (AL), LLC
47.	Charter Advanced Services (CA), LLC
48.	Charter Advanced Services (CO), LLC
49.	Charter Advanced Services (CT), LLC
50.	Charter Advanced Services (GA), LLC
51.	Charter Advanced Services (IL), LLC
52.	Charter Advanced Services (IN), LLC
53.	Charter Advanced Services (KY), LLC
54.	Charter Advanced Services (LA), LLC
55.	Charter Advanced Services (MA), LLC
56.	Charter Advanced Services (MD), LLC
57.	Charter Advanced Services (MI), LLC
58.	Charter Advanced Services (MN), LLC
59.	Charter Advanced Services (MO), LLC
60.	Charter Advanced Services (MS), LLC
61.	Charter Advanced Services (MT), LLC
62.	Charter Advanced Services (NC), LLC
63.	Charter Advanced Services (NE), LLC
64.	Charter Advanced Services (NH), LLC
65.	Charter Advanced Services (NV), LLC
66.	Charter Advanced Services (NY), LLC
67.	Charter Advanced Services (OH), LLC
68.	Charter Advanced Services (OR), LLC
69.	Charter Advanced Services (PA), LLC
70.	Charter Advanced Services (SC), LLC
71.	Charter Advanced Services (TN), LLC
72.	Charter Advanced Services (TX), LLC
73.	Charter Advanced Services (UT), LLC
74.	Charter Advanced Services (VA), LLC
75.	Charter Advanced Services (VT), LLC
76.	Charter Advanced Services (WA), LLC
77.	Charter Advanced Services (WI), LLC
78.	Charter Advanced Services (WV), LLC
79.	Charter Advanced Services (WY), LLC
80.	Charter Advanced Services VIII (MI), LLC
81.	Charter Advanced Services VIII (MN), LLC
82.	Charter Advanced Services VIII (WI), LLC
83.	Charter Advertising of Saint Louis, LLC
84.	Charter Cable Operating Company, LLC
85.	Charter Cable Partners, LLC
86.	Charter Communications Entertainment I, LLC
87.	Charter Communications Entertainment II, LLC
88.	Charter Communications Entertainment, LLC
89.	Charter Communications of California, LLC
90.	Charter Communications Operating Capital Corp.

91.	Charter Communications Properties LLC
92.	Charter Communications V, LLC
93.	Charter Communications Ventures, LLC
94.	Charter Communications VI, L.L.C.
95.	Charter Communications VII, LLC
96.	Charter Communications, LLC
97.	Charter Distribution, LLC
98.	Charter Fiberlink – Alabama, LLC
99.	Charter Fiberlink – Georgia, LLC
100.	Charter Fiberlink – Illinois, LLC
101.	Charter Fiberlink – Maryland II, LLC
102.	Charter Fiberlink – Michigan, LLC
103.	Charter Fiberlink – Missouri, LLC
104.	Charter Fiberlink – Nebraska, LLC
105.	Charter Fiberlink – Pennsylvania, LLC
106.	Charter Fiberlink – Tennessee, LLC
107.	Charter Fiberlink AR-CCVII, LLC
108.	Charter Fiberlink CA-CCO, LLC
109.	Charter Fiberlink CC VIII, LLC
110.	Charter Fiberlink CCO, LLC
111.	Charter Fiberlink CT-CCO, LLC
112.	Charter Fiberlink LA-CCO, LLC
113.	Charter Fiberlink MA-CCO, LLC
114.	Charter Fiberlink MS-CCVI, LLC
115.	Charter Fiberlink NC-CCO, LLC
116.	Charter Fiberlink NH-CCO, LLC
117.	Charter Fiberlink NV-CCVII, LLC
118.	Charter Fiberlink NY-CCO, LLC
119.	Charter Fiberlink OH-CCO, LLC
120.	Charter Fiberlink OR-CCVII, LLC
121.	Charter Fiberlink SC-CCO, LLC
122.	Charter Fiberlink TX-CCO, LLC
123.	Charter Fiberlink VA-CCO, LLC
124.	Charter Fiberlink VT-CCO, LLC
125.	Charter Fiberlink WA-CCVII, LLC
126.	Charter Helicon, LLC
127.	Charter Home Security, LLC
128.	Charter Leasing Holding Company, LLC
129.	Charter Leasing of Wisconsin, LLC
130.	Charter RMG, LLC
131.	Charter Stores FCN, LLC
132.	Charter Video Electronics, LLC
133.	Coaxial Communications of Central Ohio LLC
134.	DukeNet Communications Holdings, LLC
135.	DukeNet Communications, LLC
136.	Falcon Cable Communications, LLC
137.	Falcon Cable Media, a California Limited Partnership

138.	Falcon Cable Systems Company II, L.P.
139.	Falcon Cablevision, a California Limited Partnership
140.	Falcon Community Cable, L.P.
141.	Falcon Community Ventures I Limited Partnership
142.	Falcon First Cable of the Southeast, LLC
143.	Falcon First, LLC
144.	Falcon Telecable, a California Limited Partnership
145.	Falcon Video Communications, L.P.
146.	Helicon Partners I, L.P.
147.	Hometown T.V., LLC
148.	HPI Acquisition Co. LLC
149.	ICI Holdings, LLC
150.	Insight Blocker LLC
151.	Insight Capital LLC
152.	Insight Communications Company LLC
153.	Insight Communications Company, L.P.
154.	Insight Communications Midwest, LLC
155.	Insight Communications of Central Ohio, LLC
156.	Insight Communications of Kentucky, L.P.
157.	Insight Interactive, LLC
158.	Insight Kentucky Capital, LLC
159.	Insight Kentucky Partners I, L.P.
160.	Insight Kentucky Partners II, L.P.
161.	Insight Midwest Holdings, LLC
162.	Insight Midwest, L.P.
163.	Insight Phone of Indiana, LLC
164.	Insight Phone of Kentucky, LLC
165.	Insight Phone of Ohio, LLC
166.	Interactive Cable Services, LLC
167.	Interlink Communications Partners, LLC
168.	Intrepid Acquisition LLC
169.	Long Beach, LLC
170.	Marcus Cable Associates, L.L.C.
171.	Marcus Cable of Alabama, L.L.C.
172.	Marcus Cable, LLC
173.	Midwest Cable Communications, LLC
174.	NaviSite LLC
175.	New Wisconsin Procurement LLC
176.	Oceanic Time Warner Cable LLC
177.	Parity Assets LLC
178.	Peachtree Cable TV, L.P.
179.	Peachtree Cable TV, LLC
180.	Phone Transfers (AL), LLC
181.	Phone Transfers (CA), LLC
182.	Phone Transfers (GA), LLC
183.	Phone Transfers (NC), LLC
184.	Phone Transfers (TN), LLC
185.	Phone Transfers (VA), LLC

186.	Plattsburgh Cablevision, LLC
187.	Renaissance Media LLC
188.	Rifkin Acquisition Partners, LLC
189.	Robin Media Group, LLC
190.	Scottsboro TV Cable, LLC
191.	Tennessee, LLC
192.	The Helicon Group, L.P.
193.	Time Warner Cable Business LLC
194.	Time Warner Cable Enterprises LLC
195.	Time Warner Cable Information Services (Alabama), LLC
196.	Time Warner Cable Information Services (Arizona), LLC
197.	Time Warner Cable Information Services (California), LLC
198.	Time Warner Cable Information Services (Colorado), LLC
199.	Time Warner Cable Information Services (Hawaii), LLC
200.	Time Warner Cable Information Services (Idaho), LLC
201.	Time Warner Cable Information Services (Illinois), LLC
202.	Time Warner Cable Information Services (Indiana), LLC
203.	Time Warner Cable Information Services (Kansas), LLC
204.	Time Warner Cable Information Services (Kentucky), LLC
205.	Time Warner Cable Information Services (Maine), LLC
206.	Time Warner Cable Information Services (Massachusetts), LLC
207.	Time Warner Cable Information Services (Michigan), LLC
208.	Time Warner Cable Information Services (Missouri), LLC
209.	Time Warner Cable Information Services (Nebraska), LLC
210.	Time Warner Cable Information Services (New Hampshire), LLC
211.	Time Warner Cable Information Services (New Jersey), LLC
212.	Time Warner Cable Information Services (New Mexico) LLC
213.	Time Warner Cable Information Services (New York), LLC
214.	Time Warner Cable Information Services (North Carolina), LLC
215.	Time Warner Cable Information Services (Ohio), LLC
216.	Time Warner Cable Information Services (Pennsylvania), LLC
217.	Time Warner Cable Information Services (South Carolina), LLC
218.	Time Warner Cable Information Services (Tennessee), LLC
219.	Time Warner Cable Information Services (Texas), LLC
220.	Time Warner Cable Information Services (Virginia), LLC
221.	Time Warner Cable Information Services (Washington), LLC
222.	Time Warner Cable Information Services (West Virginia), LLC
223.	Time Warner Cable Information Services (Wisconsin), LLC
224.	Time Warner Cable International LLC
225.	Time Warner Cable Internet Holdings III LLC
226.	Time Warner Cable Internet Holdings LLC
227.	Time Warner Cable Internet LLC
228.	Time Warner Cable Media LLC
229.	Time Warner Cable Midwest LLC
230.	Time Warner Cable New York City LLC
231.	Time Warner Cable Northeast LLC
232.	Time Warner Cable Pacific West LLC
233.	Time Warner Cable Services LLC
234.	Time Warner Cable Southeast LLC
235.	Time Warner Cable Sports LLC

236.	Time Warner Cable Texas LLC
237.	TWC Administration LLC
238.	TWC Communications, LLC
239.	TWC Digital Phone LLC
240.	TWC Media Blocker LLC
241.	TWC NewCo LLC
242.	TWC News and Local Programming Holdco LLC
243.	TWC News and Local Programming LLC
244.	TWC Regional Sports Network I LLC
245.	TWC Security LLC
246.	TWC SEE Holdco LLC
247.	TWC Wireless LLC
248.	TWC/Charter Dallas Cable Advertising, LLC
249.	TWCIS Holdco LLC
250.	Vista Broadband Communications, LLC
251.	VOIP Transfers (AL), LLC
252.	VOIP Transfers (CA) LLC
253.	VOIP Transfers (GA), LLC
254.	VOIP Transfers (NC), LLC
255.	VOIP Transfers (TN), LLC
256.	VOIP Transfers (VA), LLC
257.	Wisconsin Procurement Holdco LLC

EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

CHARTER COMMUNICATIONS OPERATING, LLC,

as Borrower,

CCO HOLDINGS, LLC,

BANK OF AMERICA, N.A.,

as Administrative Agent,

CREDIT SUISSE AG,

GOLDMAN SACHS BANK USA,

UBS SECURITIES LLC,

and

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agents,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CREDIT SUISSE AG,

GOLDMAN SACHS BANK USA,

UBS SECURITIES LLC,

and

DEUTSCHE BANK SECURITIES INC.,

as Documentation Agents,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CREDIT SUISSE SECURITIES (USA) LLC,

GOLDMAN SACHS BANK USA,

UBS SECURITIES LLC

and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Joint Bookrunners,

Dated as of March 18, 1999,

as Amended and Restated as of May 18, 2016

-i-

4.5.	No Legal Bar	68
4.6.	Litigation	68
4.7.	No Default	68
4.8.	Ownership of Property; Liens	68
4.9.	Intellectual Property	68
4.10.	Taxes	68
4.11.	Federal Regulations	68
4.12.	Labor Matters	69
4.13.	ERISA	69
4.14.	Investment Company Act; Other Regulations	69
4.15.	Subsidiaries	69
4.16.	Use of Proceeds	69
4.17.	Environmental Matters	70
4.18.	Certain Cable Television Matters	70
4.19.	Accuracy of Information, Etc	71
4.20.	Security Interests	71
4.21.	Solvency	72

SECTION 5	CONDITIONS PRECEDENT	72
5.1.	Conditions to Restatement Effective Date	72
5.2.	Conditions to Each Extension of Credit	72

SECTION 6	AFFIRMATIVE COVENANTS	73
6.1.	Financial Statements	73
6.2.	Certificates; Other Information	74
6.3.	Payment of Obligations	75
6.4.	Maintenance of Existence; Compliance	75
6.5.	Maintenance of Property; Insurance	75
6.6.	Inspection of Property; Books and Records; Discussions	75
6.7.	Notices	75
6.8.	Environmental Laws	76
6.9.	Additional Collateral	76
6.10.	Regulated Subsidiaries	77

SECTION 7	NEGATIVE COVENANTS	77
7.1.	Financial Condition Covenants	77
7.2.	Indebtedness	77
7.3.	Liens	79
7.4.	Fundamental Changes	81
7.5.	Disposition of Property	82
7.6.	Restricted Payments	83
7.7.	Investments	85
7.8.	Certain Payments and Modifications Relating to Indebtedness and Management Fees	88
7.9.	Transactions with Affiliates	88
7.10.	Sales and Leasebacks	89
7.11.	[Reserved]	89
7.12.	Negative Pledge Clauses	89
7.13.	Clauses Restricting Subsidiary Distributions	90
7.14.	Lines of Business	90
7.15.	Investments in the Borrower	91

-ii-

SECTION 8	EVENTS OF DEFAULT	91
8.1.	Events of Default	91
8.2.	Application of Funds	95

SECTION 9	THE AGENTS	96
9.1.	Appointment	96
9.2.	Delegation of Duties	96
9.3.	Exculpatory Provisions	96
9.4.	Reliance by Administrative Agent	97
9.5.	Notice of Default	98
9.6.	Non-Reliance on Agents and Other Lenders	98
9.7.	Indemnification	98
9.8.	Agent in Its Individual Capacity	99
9.9.	Successor Administrative Agent	99
9.10.	Agents	100
9.11.	Collateral and Guaranty Matters	100
9.12.	Specified Cash Management Agreements and Specified Hedge Agreements	100

SECTION 10	MISCELLANEOUS	100
10.1.	Amendments and Waivers	100
10.2.	Notices	101
10.3.	No Waiver; Cumulative Remedies	103
10.4.	Survival of Representations and Warranties	103
10.5.	Payment of Expenses and Taxes	103
10.6.	Successors and Assigns; Participations and Assignments	104
10.7.	Adjustments; Setoff	108
10.8.	Counterparts	108
10.9.	Severability	109
10.10.	Integration	109
10.11.	GOVERNING LAW	109
10.12.	Submission to Jurisdiction; Waivers	109
10.13.	Acknowledgments	110
10.14.	Release of Guarantees and Liens	110
10.15.	Confidentiality	110
10.16.	WAIVERS OF JURY TRIAL	111
10.17.	Electronic Execution of Assignments and Certain Other Documents	111
10.18.	USA Patriot Act	111
10.19.	EU Bail-In Provisions	112
10.20.	Intercreditor Agreements	112

SCHEDULES:
1.01A	Revolving Commitments
1.01B	Specified Hedge Agreements
3.1	Existing Letters of Credit
4.15	Subsidiaries
4.20(a)	UCC Filing Jurisdictions
10.2	Notices for Administrative Agent, Swingline Lender and Issuing Lenders

-iii-

EXHIBITS:

A	Form of Assignment and Assumption
B	Form of Compliance Certificate
C	Form of Exemption Certificate
D	Form of Specified Subordinated Note
E	Form of Notice of Borrowing
F	Form of Release

-iv-

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 18, 1999, as amended and restated as of May 18, 2016, among CHARTER COMMUNICATIONS OPERATING, LLC, a Delaware limited liability company (the “Borrower”), CCO HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower entered into the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of April 11, 2012 (as amended to the date hereof, including by Amendment No. 1, dated as of March 22, 2013, Amendment No. 2, dated as of April 22, 2013, Incremental Activation Notice dated as of May 3, 2013, Amendment No. 3, dated as of June 27, 2013, Incremental Activation Notice, dated as of July 1, 2013, Amendment No. 4, dated as of September 12, 2014, Incremental Activation Notice, dated as of September 12, 2014, Amendment No. 5, dated as of August 24, 2015, Incremental Activation Notice, dated as of August 24, 2015, Incremental Activation Notice dated as of the date hereof and Escrow Assumption Agreement dated as of the date hereof, the “Existing Credit Agreement”), among the Borrower, Holdings, the several banks and other financial institutions or entities party thereto and the agents named therein; and

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of the conditions precedent set forth in Section 5.1 hereof; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder;

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Restatement Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:

SECTION 1 DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acceptable Price”: as defined in Section 2.8(b)(iii).

“Acceptance Date”: as defined in Section 2.8(b)(iii).

“Acquisition Agreement”: means that certain Agreement and Plan of Mergers, dated as of May 23, 2015, among Charter Communications, Inc., Time Warner Cable Inc., CCH I, LLC, Nina Corporation I, Inc., Nina Company II, LLC and Nina Company III, LLC.

“Acquisition Transactions”: means the transactions contemplated by the Acquisition Agreement.

“Administrative Agent”: as defined in the preamble hereto.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Parties”: as defined in Section 10.2(c).

“Agents”: the collective reference to the Documentation Agents, the Syndication Agents, the Joint Lead Arrangers and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans and (b) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: this Amended and Restated Credit Agreement, as further amended, supplemented or otherwise modified from time to time.

“Allocated Proceeds”: as defined in Section 2.9(a).

“Annualized Asset Cash Flow Amount”: with respect to any Disposition of assets, an amount equal to the portion of Consolidated Operating Cash Flow for the most recent Asset Disposition Test Period ending prior to the date of such Disposition which was contributed by such assets multiplied by four.

“Annualized Operating Cash Flow”: for any fiscal quarter, an amount equal to Consolidated Operating Cash Flow for such period multiplied by four.

“Annualized Pro Forma Operating Cash Flow”: an amount, determined on any Disposition Date or Exchange Date in connection with any proposed Disposition or Exchange pursuant to Section 7.5(f) or (g), equal to Consolidated Operating Cash Flow for the most recent Asset Disposition Test Period multiplied by four, calculated in the manner contemplated by Section 1.2(f) but excluding the effect of such Disposition or Exchange.

“Applicable Margin”: (a) with respect to the Revolving Loans and Swingline Loans, (x) if CCI has a corporate family rating that is an Investment Grade Rating from at least two Rating Agencies, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans
Revolving Loans	0.25%	1.25%
Swingline Loans	0.25%	N/A

or (y) otherwise, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans
Revolving Loans	1.00%	2.00%
Swingline Loans	1.00%	N/A

; provided, that (i) the Applicable Margin with respect to Revolving Loans made pursuant to any Extended Revolving Commitment following the Restatement Effective Date shall be as set forth in the applicable Incremental Activation Notice and (ii) the Applicable Margin for Swingline Loans, at any time, shall be equal to the highest Applicable Margin that would be applicable to any Revolving Loan that is an ABR Loan at such time;

(b) with respect to Term A Loans, (i) 1.00% in the case of ABR Loans and (ii) 2.00% in the case of Eurodollar Loans;

(c) with respect to the Term E Loans, the sum of (i) in the case of ABR Loans, (x) 1.25% and (y) the amount (expressed as a percentage), if any, by which 1.75% exceeds the ABR at such time and (ii) in the case of Eurodollar Loans, (x) 2.25% and (y) the amount (expressed as a percentage), if any, by which 0.75% exceeds the Eurodollar Rate for such Loans at such time;

(d) with respect to Term F Loans, the sum of (i) in the case of ABR Loans, (x) 1.25% and (y) the amount (expressed as a percentage), if any, by which 1.75% exceeds the ABR at such time and (ii) in the case of Eurodollar Loans, (x) 2.25% and (y) the amount (expressed as a percentage), if any, by which 0.75% exceeds the Eurodollar Rate for such Loans at such time;

(e) with respect to Term H Loans, (i) in the case of ABR Loans the sum of, (x) 1.50% and (y) the amount (expressed as a percentage), if any, by which 1.75% exceeds the ABR at such time and (ii) in the case of Eurodollar Loans, the sum of (x) 2.50% and (y) the amount (expressed as a percentage), if any, by which 0.75% exceeds the Eurodollar Rate for such Loans at such time;

(f) with respect to Term I Loans, (i) in the case of ABR Loans the sum of, (x) 1.75% and (y) the amount (expressed as a percentage), if any, by which 1.75% exceeds the ABR at such time and (ii) in the case of Eurodollar Loans, the sum of (x) 2.75% and (y) the amount (expressed as a percentage), if any, by which 0.75% exceeds the Eurodollar Rate for such Loans at such time;

(g) with respect to any other Incremental Term Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Activation Notice; and

(h) with respect to Extended Term Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Extending Term Lenders as shown in the applicable Incremental Activation Notice.

“Applicable Price”: as defined in Section 2.8(b).

“Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

“Approved Fund”: as defined in Section 10.6.

“Asset Disposition Test Period”: as of any date of determination, the most recent fiscal quarter as to which financial statements have been delivered pursuant to Section 6.1.

“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding (a) Exchanges pursuant to which no cash consideration is received by the Borrower or any of its Subsidiaries and (b) any such Disposition permitted by clause (a), (b), (c), (d), (e), (h), (i) or (j) of Section 7.5) that yields gross cash proceeds to the Borrower or any of its Subsidiaries in excess of $250,000,000.

“Assignee”: as defined in Section 10.6(b)(i).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit A.

“Assumption Agreement”: an agreement in substantially the form of the applicable Exhibit to the Guarantee and Collateral Agreement, pursuant to which a Subsidiary of the Borrower becomes a party thereto.

“Attributable Debt”: in respect of a sale and leaseback transaction entered into by the Borrower or any of its Subsidiaries, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authorizations”: all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC, applicable public utilities and other Governmental Authorities, including, without limitation, CATV Franchises, FCC Licenses and Pole Agreements.

“Available Liquidity”: at any date, the sum of (a) the Available Revolving Commitments, (b) the amount of undrawn commitments in respect of Incremental Term Loans that are in effect on such date pursuant to Incremental Activation Notices to the extent that the required use of proceeds with respect to the proceeds of such Incremental Term Loans is not more restrictive than the representation set forth in Section 4.16 and (c) the aggregate amount of cash and Cash Equivalents on hand of the Borrower and its Subsidiaries not subject to any Lien (other than pursuant to the Loan Documents, Liens permitted by Section 7.3(o) or (s) or inchoate Liens permitted by Section 7.3(a)).

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.6(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Benefited Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrower Materials”: as defined in Section 6.1.

“Borrowing Date”: any Business Day specified by the Borrower in a Notice of Borrowing as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Bright House Acquisition Agreement”: means that certain Contribution Agreement, dated as of March 31, 2015, as amended on May 23, 2015 and as the same may be further amended so long as such amendments are not, taken as a whole, materially adverse to the Lenders, by and among CCI, certain of its subsidiaries and the other parties thereto.

“Bright House Acquisition Transactions”: means the transactions contemplated by the Bright House Acquisition Agreement.

“Bright House Transaction Agreements”: the Bright House Acquisition Agreement and those documents listed in the definition of “Transaction Agreements” as set forth in the Bright House Acquisition Agreement.

“Budget”: as defined in Section 6.2(c).

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, Issuing Lenders and/or Swingline Lender (as applicable) and the Revolving Lenders, as collateral for L/C Obligations, obligations in respect of Swingline Loans, or obligations of Revolving Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if an Issuing Lender or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Lender(s) and/or the Swingline Lender (as applicable).

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at the time of acquisition at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at the time of acquisition at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“CATV Franchise”: collectively, with respect to the Borrower and its Subsidiaries, (a) any franchise, license, permit, wire agreement or easement granted by any political jurisdiction or unit or other local, state or federal franchising authority (other than licenses, permits and easements not material to the operations of a CATV System) pursuant to which such Person has the right or license to operate a CATV System and (b) any law, regulation, ordinance, agreement or other instrument or document setting forth all or any part of the terms of any franchise, license, permit, wire agreement or easement described in clause (a) of this definition.

“CATV System”: any cable distribution system owned or acquired by the Borrower or any of its Subsidiaries which receives audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to customers of the Borrower or any of its Subsidiaries.

“CCH”: Charter Communications Holdings, LLC, a Delaware limited liability company, together with its successors.

“CCHC”: Charter Communications Holding Company, LLC, a Delaware limited liability company, together with its successors.

“CCI”: Charter Communications, Inc., a Delaware corporation (f/k/a CCH I, Inc.), together with its successors.

“CCI Group”: the collective reference to CCI, CCHC, CCH and each of their respective Subsidiaries (including the Borrower and its Subsidiaries) and any Non-Recourse Subsidiaries.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control”: as defined in Section 8.1(k).

“Charter Group”: the collective reference to CCI, CCHC, the Designated Holding Companies, the Borrower and its Subsidiaries.

“Class”: with respect to any Loan, refers to whether such Loan is a Revolving Loan, a Term A Loan, a Term E Loan, a Term F Loan, a Term H Loan, a Term I Loan, an additional Incremental Term Loan of a particular Series, an Extended Term Loan of a particular Series or a Replacement Term Loan of a particular Series.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Guarantee and Collateral Agreement.

“Commercial Contracts”: commercial agreements entered into by the Borrower on behalf of or for the benefit of its Subsidiaries in respect of the purchase or sale of capital assets or other products or services used in the ordinary course operation of the business of such Subsidiaries and/or the properties of such Subsidiaries, and other agreements entered into by the Borrower in respect of any acquisition of assets by, or Disposition of assets of, any Subsidiary of the Borrower otherwise permitted by this Agreement, provided that, in each case, (a) no such arrangement shall involve the acquisition of real estate, fixtures or franchise agreements, and (b) any such assets so purchased (other than assets described in Section 7.14(b)(ii)(z)) shall promptly following such purchase only be owned by the relevant Subsidiary and not by the Borrower.

“Commitment Fee Rate”: (i) with respect to the Revolving Commitments existing on the Restatement Effective Date, 0.30% per annum and (ii) with respect to any Extended Revolving Commitment, the rate provided in the applicable Incremental Activation Notice.

“Commitments”: the collective reference to the Revolving Commitments.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with any Loan Party within the meaning of Section 4001 of ERISA or is part of a group that includes any Loan Party and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.16, 2.17, 2.18 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

“Consideration”: with respect to any Investment or Disposition, (a) any cash or other property (valued at fair market value in the case of such other property) paid or transferred in connection therewith, (b) the principal amount of any Indebtedness assumed in connection therewith and (c) any letters of credit, surety arrangements or security deposits posted in connection therewith.

“Consolidated First Lien Leverage Ratio”: as of the last day of any period, the ratio of (a) the sum of (i) the aggregate principal amount of all Indebtedness (including L/C Obligations) outstanding under this Agreement at such date plus (ii) the aggregate principal amount of any other Indebtedness (including First Lien Notes but excluding (x) in the case of contingent obligations of the type described in clause (f) of the definition of “Indebtedness”, any such obligations not constituting L/C Obligations and (y) Indebtedness incurred pursuant to Section 7.2(g)) of the Borrower and its Subsidiaries at such date that is secured by the Collateral on a basis pari passu with the Indebtedness under this Agreement, determined on a consolidated basis in accordance with GAAP minus (iii) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than any nonconsensual Lien that is permitted under the Loan Documents) included in the consolidated balance sheet of the Borrower and its Subsidiaries as of such date to (b) Annualized Operating Cash Flow determined in respect of the fiscal quarter ending on such day.

“Consolidated Leverage Ratio”: as of the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Annualized Operating Cash Flow determined in respect of the fiscal quarter ending on such day.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that, GAAP to the contrary notwithstanding, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of the Borrower (including any Excluded Acquired Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary and (d) whether or not distributed, the income of any Non-Recourse Subsidiary.

“Consolidated Operating Cash Flow”: for any period with respect to the Borrower and its Subsidiaries, Consolidated Net Income for such period plus, without duplication and to the extent deducted in computing Consolidated Net Income for such period, the sum of (i) total income tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) management fees expensed during such period, (v) any extraordinary or non-recurring expenses or losses, (vi) any expenses or losses consisting of restructuring charges, litigation settlements and judgments and related costs, (vii) losses on Dispositions of assets outside of the ordinary course of business, (viii) other non-cash items reducing such Consolidated Net Income and (ix) the amount of “run-rate” cost savings projected by the Borrower in good faith, net of the amount of actual benefits realized or expected to be realized prior to or during such period (which cost savings shall be calculated on a pro forma basis as though they had been realized on the first day of such period) from actions taken or to be taken within four fiscal quarters of any Material Acquisition or Disposition of a line of business or cable system; provided that (A) a Responsible Officer of the Borrower shall have certified in writing to the Administrative Agent that (x) such cost savings are reasonably identifiable and expected to be achieved based on such actions and (y) the benefits resulting therefrom are anticipated by the Borrower to be realized within twelve (12) months of such Material Acquisition or Disposition and (B) the aggregate amount added back pursuant to this clause (ix) for any period shall not exceed 10% of Consolidated Operating Cash Flow for such period prior to giving effect to this clause (ix), minus, without duplication and to the extent included in the statement of Consolidated Net Income for such period, the sum of (i) any extraordinary or non-recurring income or gains, (ii) gains on Dispositions of assets outside of the ordinary course of business and (iii) other non-cash items increasing such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness (other than (x) in the case of contingent obligations of the type described in clause (f) of the definition of “Indebtedness”, any such obligations not constituting L/C Obligations and (y) Indebtedness incurred pursuant to Section 7.2(g)) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP less the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than any nonconsensual Lien that is permitted under the Loan Documents) included in the consolidated balance sheet of the Borrower and its Subsidiaries as of such date.

“Contractual Obligation”: as to any Person, any provision of any debt or equity security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debt Incurrence Prepayment Event”: any incurrence or issuance of Refinancing Term Loans or Refinancing First Lien Notes.

“Debt Repayment”: as defined in Section 7.6(c).

“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: subject to Section 2.21(b), any Revolving Lender that, as reasonably determined by the Administrative Agent (which determination shall, upon reasonable request by the Borrower, be made promptly by the Administrative Agent if the Administrative Agent reasonably determines the conditions set forth below apply), (a) has failed to perform any of its funding obligations hereunder, including in respect of its Revolving Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder unless such obligation is the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit except to the extent any such obligation is the subject of a good faith dispute, (c) has failed, within three Business Days after request by the Administrative Agent (which request the Administrative Agent shall make if reasonably requested by the Borrower), to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations except to the extent subject to a good faith dispute, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment (unless, in each case, such Revolving Lender has confirmed it will comply with its obligations hereunder and the Borrower, the Administrative Agent and each Issuing Lender is reasonably satisfied that such Revolving Lender is able to continue to perform its obligations hereunder); provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Holding Companies”: the collective reference to (i) CCH, (ii) each direct and indirect Subsidiary, whether now existing or hereafter created or acquired, of CCH of which Holdings is a direct or indirect Subsidiary and (iii) Holdings.

“Designated Non-Cash Consideration”: the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with a Disposition pursuant to Section 7.5(f) that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent at or prior to the time such Designated Non-Cash Consideration is received, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 7.5.

“DHC Debt”: the collective reference to all Indebtedness of the Designated Holding Companies.

“DHC Default”: with respect to any one or more issues of DHC Debt aggregating more than $200,000,000, any default (other than a default based on the failure of the relevant issuer to provide a certificate, report or other information, until notice of such default is given to such issuer by the required holders or trustee as specified in the indenture or agreement governing such DHC Debt) or event of default.

“Discharge Date”: as defined in the Guarantee and Collateral Agreement.

“Disposition”: with respect to any property, any sale, lease (other than leases in the ordinary course of business, including leases of excess office space and fiber leases), sale and leaseback, assignment, conveyance, transfer or other disposition thereof, including pursuant to an exchange for other property. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disposition Date”: as defined in Section 7.5(f).

“Documentation Agents”: the entities identified as such on the cover of this Agreement.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Earlier Maturing Pari Secured Indebtedness” means First Lien Notes that would not meet the requirements of clause (c) of the definition thereof at the time such First Lien Notes became secured by the Collateral except as a result of the proviso to clause (c) of such definition.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws”: any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“Equally and Ratably Secured Notes Obligations”: as defined in the Guarantee and Collateral Agreement.

“Equity Interests”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership and any and all other equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.

“Escrow Assumption”: with respect to any Incremental Term Loan that is initially established as an Escrow Incremental Term Loan, the assumption of the Escrow Borrower’s obligations with respect thereto by the Borrower pursuant to an assumption agreement in form reasonably satisfactory to the Administrative Agent.

“Escrow Borrower”: a Non-Recourse Subsidiary or another Person that is not the Borrower or a Subsidiary, in each case, established to (i) borrow Escrow Incremental Term Loans (pending assumption of such Incremental Term Loans by the Borrower) or (ii) assume the obligations of the Borrower with respect to previously incurred Incremental Term Loans, in each case, that is designated in the applicable Incremental Activation Notice or assumption agreement as an Escrow Borrower and that is not engaged in any material operations and does not have any other material assets other than in connection therewith.

“Escrow Funding Assignment” the assignment by the Borrower to an Escrow Borrower and the assumption by such Escrow Borrower, in each case, of the obligations of the Borrower with respect to previously incurred Incremental Term Loans.

“Escrow Incremental Term Loan”: any Incremental Term Loan that either (x) is initially borrowed by an Escrow Borrower or (y) is initially borrowed by the Borrower but was subsequently converted to an Escrow Incremental Term Loans in accordance with Section 2.1(g), in each case, for so long as the Escrow Assumption with respect to such Incremental Term Loan has not occurred.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Reserve Requirements”: for any day, as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate

1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans of a particular Class, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange”: any exchange of operating assets for other operating assets in a Permitted Line of Business and, subject to the last sentence of this definition, of comparable value and use to those assets being exchanged, including exchanges involving the transfer or acquisition (or both transfer and acquisition) of Equity Interests of a Person so long as 100% of the Equity Interests of such Person held by the Borrower and its Subsidiaries are transferred or 100% of the Equity Interests of such Person are acquired, as the case may be. It is understood that exchanges of the kind described above as to which a portion of the consideration paid or received is in the form of cash shall nevertheless constitute “Exchanges” for the purposes of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Date”: the date of consummation of any Exchange; provided that, with respect to a series of related Dispositions required pursuant to a plan of Exchange contained in a single agreement, the Exchange Date shall be the date of the first such Disposition.

“Exchange Excess Amount”: as defined in Section 7.5(g).

“Excluded Acquired Subsidiary”: any Subsidiary described in paragraph (f) of Section 7.2 to the extent that the documentation governing the Indebtedness referred to in said paragraph prohibits (including by reason of its inability to satisfy a leverage ratio or other financial covenant condition under such Indebtedness) such Subsidiary from becoming a Subsidiary Guarantor, but only so long as such Indebtedness remains outstanding.

“Existing Class”: as defined in Section 2.1(h).

“Existing Credit Agreement”: as defined in the recitals hereto.

“Existing Letter of Credit”: each letter of credit described on Schedule 3.1.

“Extended Revolving Commitment”: as defined in Section 2.1(i).

“Extended Term Loans”: as defined in Section 2.1(h).

“Extended Term Maturity Date”: with respect to the Extended Term Loans created pursuant to any Incremental Activation Notice, the final maturity date specified in the applicable Incremental Activation Notice.

“Extending Term Lender”: as defined in Section 2.1(h).

“Extension Election”: as defined in Section 2.1(h).

“Extension Request”: as defined in Section 2.1(h).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1).

“FCC”: the Federal Communications Commission and any successor thereto.

“FCC License”: any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.

“Federal Funds Effective Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“First Lien Intercreditor Agreement”: (a) the First Lien Intercreditor Agreement, dated as of the Restatement Effective Date, by and among the Borrower, the Guarantors, the Administrative Agent, The Bank of New York Mellon Trust Company, N.A. and each other other party from time to time thereto or (b) any other agreement by and among the Administrative Agent and one or more collateral agents for the holders of First Lien Notes and/or Pre-Existing Debt (an “Other First Lien Agent”) appropriately completed and acknowledged by the Borrower and the Guarantors providing, among other customary items (as determined by the Administrative Agent in consultation with the Borrower), that (i) for so long as any Commitments, Loans, Letters of Credit, or other Obligations are outstanding under this Agreement (other than contingent obligations for which no claim has been asserted) the Administrative Agent, on behalf of the Lenders, shall have the sole right to enforce any Lien against any Collateral in which it has a perfected security interest (except that, to the extent the principal amount of First Lien Notes and/or Pre-Existing Debt exceeds the principal amount of Loans and L/C Obligations under this Agreement, such agreement may provide that the applicable Other First Lien Agent shall instead be subject to a 90 day standstill requirement with respect to such enforcement (which period shall be extended if the Administrative Agent commences enforcement against the Collateral during such period or is prohibited by any Requirement of Law from commencing such proceedings) in the event it has given notice of an event of default under the indenture or other agreement governing First Lien Notes or Pre-Existing Debt for which it is agent and (ii) distributions on account of any enforcement against the Collateral by the Administrative Agent or the Other First Lien Agent (including any distribution on account of the Collateral in any such proceeding pursuant to any Debtor Relief Laws) with respect to which each of the Administrative Agent and such Other First Lien Agent have a perfected security interest shall be on a pro rata basis (subject to customary provisions dealing with intervening Liens that are prior to the Administrative Agent’s or such Other First Lien Agent’s security interest and the unenforceability of any obligations purportedly secured by such Liens) based on the amount of the Obligations and the obligations owing under the First Lien Notes and Pre-Existing Debt, respectively.

“First Lien Notes”: senior secured debt securities of the Borrower or a Guarantor (including any such debt securities (i) issued by a Person that subsequently becomes a Guarantor or (ii) issued as unsecured debt securities that subsequently become secured by a Lien) that were either issued or assumed by the Borrower or a Guarantor (including as a result of the guarantee of existing debt securities issued by a Person who was not a Guarantor at the time such debt securities were issued) (a) that are not guaranteed by any Subsidiary of the Borrower that is not a Guarantor, (b) that are not secured by a Lien on any assets of the Borrower or any of the Subsidiaries that does not constitute Collateral, (c) except in the case of debt securities issued or assumed in connection with the Acquisition Transactions, the terms of which do not provide for any scheduled repayment, mandatory redemption (except as provided in the succeeding clause (d)) or sinking fund obligations prior to the Term I Maturity Date; provided that the requirements of this clause (c) shall not apply to Indebtedness in an aggregate principal amount outstanding at any time (which for the avoidance of doubt, shall exclude any Indebtedness existing under this Agreement on the Restatement Effective Date), when aggregated with the principal amount of Incremental Term A Loans then outstanding, not to exceed 2.0x Annualized Operating Cash Flow, calculated in the manner contemplated by Section 1.2(f) as if any Investment pursuant to which such Indebtedness was incurred occurred on the first day of the applicable Test Period, for the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b) prior to such Indebtedness becoming First Lien Notes, (d) except in the case of debt securities issued in connection with the Acquisition Transactions, the terms of which do not require the Borrower or any of its Subsidiaries to repurchase, repay or redeem such debt securities (or make an offer to do any of the foregoing) upon the happening of any event (other than as a result of an event of default thereunder or pursuant to customary “change of control” provisions or asset sale offers) prior to the Term I Maturity Date; provided that the requirements of this clause (d) shall not apply to Indebtedness assumed by the Borrower or a Guarantor or issued by a Person who was not a Guarantor at the time such debt securities were issued in an aggregate principal amount outstanding at any time, when aggregated with the principal amount of Incremental Term A Loans then outstanding, not to exceed 2.0x Annualized Operating Cash Flow, calculated in the manner contemplated by Section 1.2(f) as if the Investment pursuant to which such Indebtedness was incurred occurred on the first day of the applicable Test Period, for the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b) prior to such Indebtedness becoming First Lien Notes and (e) except for Indebtedness assumed by the Borrower or a Guarantor or issued by a Person who was not a Guarantor at the time such debt securities were issued, the documentation for which provides for covenants, events of default and terms that the Borrower determines are market for similar financings at the time such debt securities are issued; provided, that in no event shall such documentation contain any financial maintenance covenant (which term does not apply to incurrence-based financial tests which may be included in such documentation) that is more restrictive than those set forth in this Agreement.

“First Lien Term Cap”: means any amount so long as, after giving effect to any incurrence and repayment of Indebtedness on such date, the Borrower would be in pro forma compliance with Section 7.1.

“Flow-Through Entity”: any Person that is classified as a partnership or that is not treated as a separate tax paying entity, in each case, for United States federal, state or local income tax purposes.

“Flow-Through Tax Period”: as defined in Section 7.6(d).

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure”: at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Percentage of the outstanding L/C Obligations in respect of

Letters of Credit issued by such Issuing Lender other than any such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the Restatement Effective Date as applied in the preparation of the most recent audited financial statements delivered pursuant to Section 6.1 prior to the Restatement Effective Date. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in (a) accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, (b) the Borrower’s manner of accounting as directed or otherwise required or requested by the SEC (including such SEC changes affecting a Qualified Parent Company and applicable to the Borrower), and (c) the Borrower’s manner of accounting addressed in a preferability letter from the Borrower’s independent auditors to the Borrower (or a Qualified Parent Company and applicable to the Borrower) in order for such auditor to deliver an opinion on the Borrower’s financial statements required to be delivered pursuant to Section 6.1 without qualification.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee and Collateral Agreement”: the Amended and Restated Guarantee and Collateral Agreement, dated as of the Restatement Effective Date, executed and delivered by Holdings, the Borrower, each Subsidiary Guarantor and the Administrative Agent.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors.

“Hedge Agreements”: all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holdings”: as defined in the preamble hereto, together with any successor thereto.

“Immaterial Subsidiary”: at any date of determination, each Subsidiary of the Borrower that, when aggregated with each other Subsidiary as to which a specified condition in Section 8.1 applies at such time, does not account for more than 5% of (i) Total Assets at such date or (ii) Consolidated Operating Cash Flow for the period of four fiscal quarters ending on the date of the most recent consolidated balance sheet delivered pursuant to Section 6.1(a) or (b).

“Incremental Activation Notice”: with respect to any Incremental Term Loan, Replacement Term Loan, Extended Term Loan or Extended Revolving Commitment, the agreement signed by the Borrower (or, in the case of Escrow Incremental Term Loans, the Escrow Borrower), the Administrative Agent and, in the case of any such agreement providing for Incremental Term Loans, Replacement Term Loans or Extended Revolving Commitments, the Lenders providing such Incremental Term Loans, Replacement Term Loans or Extended Revolving Commitments, in each case, providing for the terms of such Incremental Term Loans, Extended Term Loans, Extended Revolving Commitments or Replacement Term Loans in accordance with the applicable requirements of Section 2.1(f), (g), (h) or (i).

“Incremental Closing Date”: any Business Day designated as such in an Incremental Activation Notice.

“Incremental Term A Loans” shall mean Incremental Term Loans incurred following the Restatement Effective Date in reliance on the proviso to Section 2.1(g)(iii).

“Incremental Term Loan”: any term loan borrowed following the Restatement Effective Date pursuant to Section 2.1(g).

“Incremental Term Maturity Date”: with respect to the Incremental Term Loans to be made pursuant to any Incremental Activation Notice, the final maturity date specified in such Incremental Activation Notice.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) accrued expenses, (ii) any earnout or similar obligations so long as such obligations remain contingent and (iii) trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Equity Interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 8(e) and (f) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, any current or future true up payment or other payments required by the terms of the Bright House Acquisition Agreement with respect to the Bright House Acquisition Transactions shall not constitute Indebtedness.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Obligations”: as defined in the Guarantee and Collateral Agreement.

“Interest Payment Date”: (a) as to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, if consented to by (which consent shall not be unreasonably withheld) each Lender holding the relevant Class of Loans, twelve months or one week thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or, if consented to by (which consent shall not be unreasonably withheld) each Lender holding the relevant Class of Loans, twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period (x) for any Revolving Loan that would extend beyond the Revolving Termination Date for any then outstanding Revolving Commitment or (y) for any Term Loans of any Class that would extend beyond the Term Maturity Date for such Class;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Investment Grade Rating” means a rating equal to or higher than (x) in the case of Moody’s, Baa3 (or the equivalent), (y) in the case of S&P, BBB—(or the equivalent) and (z) in the case of any other Rating Agency, the equivalent rating by such Rating Agency to the ratings described in clause (x) and (y).

“Investments”: as defined in Section 7.7.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender”: each of JPMorgan Chase Bank, N.A., Bank of America, N.A. and any other Revolving Lender that has agreed in its sole discretion to act as an “Issuing Lender” hereunder and that has been approved (such approval not to be unreasonably withheld, conditioned or delayed) in writing by the Administrative Agent as an “Issuing Lender” hereunder, in each case in its capacity as issuer of any Letter of Credit.

“Joint Lead Arrangers”: the Persons identified on the cover of this Agreement as “Joint Lead Arrangers and Joint Bookrunners” in their capacities as such.

“KPMG”: KPMG, LLP.

“Laws”: collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Commitment”: $750,000,000.

“L/C Fee Payment Date”: the last day of each March, June, September and December and the last Business Day of the Revolving Commitment Period for any applicable Revolving Commitment.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: with respect to any Letter of Credit, the collective reference to all Revolving Lenders other than the Issuing Lender that issued such Letter of Credit.

“Lender Participation Notice”: as defined in Section 2.8(b)(iii).

“Lenders”: as defined in the preamble hereto.

“Letters of Credit”: as defined in Section 3.1(a).

“License”: as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses and CATV Franchises.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition”: any acquisition, including by way of merger, by the Borrower or one or more of its Subsidiaries permitted pursuant to this Agreement the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing.

“Loan”: any loan made or held by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, each Incremental Activation Notice (but, in the case of an Incremental Activation Notice with respect to Escrow Incremental Term Loans, solely from and after the occurrence of the Escrow Assumption with respect to such Escrow Incremental Term Loans), the Guarantee and Collateral Agreement, the Notes, the Restatement Agreement and any other agreements, documents or instruments to which any Loan Party is party and which is designated as a Loan Document.

“Loan Parties”: Holdings, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

“Majority Facility Lenders”: with respect to (i) the Revolving Facility, Lenders holding more than 50% of the Total Revolving Extensions of Credit (or prior to any termination of the Total Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments) and (ii) any Class of Term Loans, Lenders holding more than 50% of such Class of Term Loans.

“Management Fee Agreement”: the Second Amended and Restated Management Agreement dated as of May 18, 2016 between the Borrower and CCI, as may be further amended from time to time in a manner not prohibited by this Agreement.

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any material provision of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Information” shall mean information that is “material” as such term is used in United States Federal and state securities laws.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Tender Condition”: as defined in Section 2.23(b).

“Minimum Tender Condition”: as defined in Section 2.23(b).

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees and consultants’ fees (in each case, including costs and disbursements), amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to the Guarantee and Collateral Agreement or Liens that are subject to the First Lien Intercreditor Agreement or the Senior Note Intercreditor Agreement) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Equity Interests or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Excluded Taxes”: as defined in Section 2.17(a).

“Non-Facility Letters of Credit”: as defined in the Guarantee and Collateral Agreement.

“Non-Recourse Subsidiary”: (a) any Subsidiary of the Borrower designated as a Non-Recourse Subsidiary on Schedule 4.15, (b) any Subsidiary of the Borrower created or acquired subsequent to the Restatement Effective Date that is designated as a Non-Recourse Subsidiary by the Borrower or any of its Subsidiaries substantially concurrently with such creation or acquisition, (c) any Shell Subsidiary of the

Borrower that, at any point following the Restatement Effective Date, no longer qualifies as a Shell Subsidiary that is designated as a Non-Recourse Subsidiary by the Borrower or any of its Subsidiaries substantially concurrently with such failure to qualify as a Shell Subsidiary and (d) any Subsidiary of any such designated Subsidiary, provided, that (i) at no time shall any creditor of any such Subsidiary have any claim (whether pursuant to a Guarantee Obligation or otherwise) against the Borrower or any of its other Subsidiaries (other than another Non-Recourse Subsidiary) in respect of any Indebtedness or other obligation (except for obligations arising by operation of law, including joint and several liability for taxes, ERISA and similar items) of any such Subsidiary (other than in respect of a non-recourse pledge of Equity Interests in such Subsidiary); (ii) neither the Borrower nor any of its Subsidiaries (other than another Non-Recourse Subsidiary) shall become a general partner of any such Subsidiary; (iii) no default with respect to any Indebtedness of any such Subsidiary (including any right which the holders thereof may have to take enforcement action against any such Subsidiary), shall permit solely as a result of such Indebtedness being in default or accelerated (upon notice, lapse of time or both) any holder of any Indebtedness of the Borrower or its other Subsidiaries (other than another Non-Recourse Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; (iv) no such Subsidiary shall own any Equity Interests of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower (other than another Non-Recourse Subsidiary); (v) no Investments may be made in any such Subsidiary by the Borrower or any of its Subsidiaries (other than by another Non-Recourse Subsidiary) except to the extent permitted under Section 7.7(g), (h), (l) or (n); (vi) the Borrower shall not directly own any Equity Interests in such Subsidiary (other than an Escrow Borrower); (vii) at the time of such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (viii) such Subsidiary is not a Loan Party; and (ix) such Subsidiary was not acquired pursuant to Section 7.7(f). It is understood that Non-Recourse Subsidiaries shall be disregarded for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to the Borrower.

“Non-U.S. Lender”: as defined in Section 2.17(d).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Notice of Borrowing”: an irrevocable notice of borrowing, substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower, to be delivered in connection with each extension of credit hereunder.

“Obligations”: as defined in the Guarantee and Collateral Agreement.

“Offered Loans”: as defined in Section 2.8(b)(iii)

“Offered Prepayment Option Notice”: as defined in Section 2.8(b)(v).

“Offered Range”: as defined in Section 2.8(b)(ii).

“Offered Voluntary Prepayment”: as defined in Section 2.8(b)(i).

“Offered Voluntary Prepayment Notice”: as defined in Section 2.8(b)(v).

“Original Restatement Effective Date”: March 6, 2007.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”: as defined in Section 10.6(c)(i).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Debt Exchange”: as defined in Section 2.23(a).

“Permitted Debt Exchange Notes”: as defined in Section 2.23(a).

“Permitted Debt Exchange Offer”: as defined in Section 2.23(a).

“Permitted Line of Business”: as defined in Section 7.14(a).

“Permitted Tax Payment”: (i) income taxes, franchise taxes, gross receipts taxes, withholding taxes and other similar taxes and governmental charges (including estimated installments thereof), in each case calculated with respect to the taxable income, assets, capital or other relevant characteristics of the Qualified Parent Companies, the Borrower and its Subsidiaries, or any portion thereof (such taxable income, assets or other relevant characteristics, the “Tax Calculation Base”), (ii) any penalties, interest and additions to tax with respect to amounts described in clause (i), and (iii) any obligation of the Borrower, any Subsidiary or any Qualified Parent Company to pay or distribute an amount determined by reference to the Tax Calculation Base or any amount described in clause (ii), in each case as determined by the Borrower in good faith.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by Title IV of ERISA and in respect of which a Loan Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 6.1.

“Pole Agreement”: any pole attachment agreement or underground conduit use agreement entered into in connection with the operation of any CATV System.

“Pre-Existing Debt”: any Indebtedness issued by any Person that subsequently becomes a Guarantor.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).

“Properties”: as defined in Section 4.17(a).

“Proposed Offered Prepayment Amount”: as defined in Section 2.8(b)(ii).

“QPC Indentures”: any indenture or other agreement governing Indebtedness of a Qualified Parent Company outstanding on the Restatement Effective Date.

“Qualified Counterparty” means each Person (other than the Borrower or any of its Subsidiaries) that is party to a Specified Hedge Agreement described in clause (iii) of the definition thereof on the Restatement Effective Date and each such Person’s respective successors.

“Qualified Indebtedness”: any Indebtedness or preferred Equity Interests of a Qualified Parent Company (a) which is not held by any member of the CCI Group and (b) to the extent that the Net Cash Proceeds thereof, if any, are or were used for the (i) payment of interest of or principal or dividends or redemption of such Equity Interests (or premium) on any Qualified Indebtedness (including (A) by way of a tender, redemption or prepayment of such Qualified Indebtedness and (B) amounts set aside to prefund any such payment), (ii) direct or indirect Investment in the Borrower or any of its Subsidiaries engaged substantially in businesses of the type described in Section 7.14(a), (iii) payment of management fees (to the extent the Borrower would be permitted to pay such fees under Section 7.8(c)), (iv) payment of amounts that would be permitted to be paid by way of a Restricted Payment under Section 7.6(g) (including the expenses of any exchange transaction) or (v) payment of amounts required to acquire assets all or substantially all of which were contributed to the capital of the Borrower or any of its Subsidiaries for use in a Permitted Line of Business; provided that to the extent (A) any Indebtedness of a Qualified Parent Company is issued in exchange for or in payment of interest or dividends on Qualified Indebtedness or (B) any assets are acquired in any acquisition by a Qualified Parent Company referred to in clause (v) are contributed to the capital of the Borrower or any Subsidiary, the “Net Cash Proceeds” of such Indebtedness issued, or any Indebtedness assumed by such Qualified Parent Company in connection with such acquisition, shall be deemed to have been applied to pay the principal or interest or dividends on Qualified Indebtedness or to acquire such assets for purposes of such requirement, as the case may be. For purposes of this definition, all Indebtedness of a Qualified Parent Company outstanding on the Restatement Effective Date shall be deemed to be Qualified Indebtedness.

“Qualified Parent Company”: CCI or any of its direct or indirect Subsidiaries, in each case provided that the Borrower shall be a direct or indirect Subsidiary of such Person.

“Qualifying Lenders”: as defined in Section 2.8(b)(iv).

“Qualifying Loans”: as defined in Section 2.8(b)(iv).

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to provide a rating or fails to make a rating of CCI publicly available for reasons outside of CCI’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as amended, selected by CCI (as certified by a resolution of CCI’s Board of Directors) as a replacement agency for Moody’s or S&P, or both, as the case may be, that is reasonably acceptable to the Administrative Agent.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a transaction that, if consummated, would constitute a Change of Control and (b) the occurrence of such Change of Control and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Ratings Entity, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Ratings Entity” means (i) for so long as CCI (or the other relevant entity to which the “corporate family rating” (or equivalent term) applicable to the Borrower has been assigned) directly or indirectly owns a majority of the common Equity Interests of the Borrower and has not publicly announced a specific transaction pursuant to which CCI (or such other entity specified above) would cease to own a majority of the common Equity Interests of the Borrower, CCI (or such other entity specified above) and (ii) at any time that clause (i) does not apply, any Person whose “corporate family rating” (or equivalent term) is (or following the consummation of a transaction described in clause (i), will be) determined based expressly in whole or part on the fact that the Borrower is part of such Person’s “corporate family rating” (or equivalent term).

“Ratings Event” means any of the following:

(i) (x) (A) in the event that the Ratings Entity is the same both before and after the commencement of the applicable Ratings Decline Period, a downgrade by one or more gradations (including gradations within ratings categories as well as between rating categories) or withdrawal of the “corporate family rating” (or equivalent term) of the Ratings Entity within the Ratings Decline Period by one or more Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control) or (B) in the event that the Ratings Entity immediately after the commencement of the applicable Ratings Decline Period is a Person other than the Ratings Entity immediately prior to the commencement of such Ratings Decline Period, such Ratings Entity has a “corporate family rating” (or equivalent term) lower than the “corporate family rating” (or equivalent term) of the Ratings Entity immediately prior to the commencement of such Ratings Decline Period and (y) following any such downgrade, the Ratings Entity does not have a “corporate family rating” (or equivalent term) that is an Investment Grade Rating from either Rating Agency; or

(ii) the Ratings Entity does not have a “corporate family rating” (or equivalent term) of at least B1 from Moody’s and at least B+ from S&P (or the equivalent ratings in the case of any other Rating Agency), in each case, with a stable or positive outlook, at the time of the applicable Change of Control or at any time thereafter until the termination of the applicable Ratings Decline Period; or

(iii) the Ratings Entity does not have a “corporate family rating” (or equivalent rating) from at least two Ratings Agencies at the time of the applicable Change of Control or at any time thereafter until the termination of the applicable Ratings Decline Period.

“Recovery Event”: any settlement of or payment, or series of related settlements or payments, in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries that yields gross cash proceeds to the Borrower or any of its Subsidiaries in excess of $100,000,000.

“Refinancing First Lien Notes”: any First Lien Notes which have been designated in writing by the Borrower to the Administrative Agent prior to the issuance thereof as “Refinancing First Lien Notes.”

“Refinancing Term Loan”: any Incremental Term Loan that is designated as a “Refinancing Term Loan” pursuant to the applicable Incremental Activation Notice.

“Refunded Swingline Loans”: as defined in Section 2.5(b).

“Register”: as defined in Section 10.6(b)(iv).

“Regulated Subsidiary”: any Subsidiary that is prohibited, in connection with telephony licenses issued to it, from becoming a Loan Party by reason of the requirement of consent from any Governmental Authority, but only for so long as such consent has not been obtained; provided, that, until such Subsidiary becomes a Loan Party and all of the Equity Interests of such Subsidiary owned by any Loan Party is pledged as Collateral, (a) such Subsidiary owns no assets other than (i) governmental licenses to operate a telephony business and leases of infrastructure necessary to operate such licenses and (ii) other assets (held either directly or through any Subsidiary or other Equity Interests) with an aggregate value not exceeding $250,000 and (b) the Borrower shall not directly own any Equity Interests in such Subsidiary unless all such Equity Interests have been pledged as Collateral.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the relevant Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deadline”: as defined in the definition of “Reinvestment Proceeds”.

“Reinvestment Deferred Amount”: as of any date of determination, with respect to any Reinvestment Proceeds, the portion thereof that are not applied to prepay the Term Loans pursuant to Section 2.9(a), as such amount may be reduced from time to time by application of such Reinvestment Proceeds to acquire assets useful in the Borrower’s business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Proceeds, the Reinvestment Deferred Amount relating thereto then outstanding on the Reinvestment Prepayment Date.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Proceeds, the earliest of (a) the relevant Reinvestment Deadline, (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount, and (c) the date on which an Event of Default under Section 8.1(a) or 8.1(g) occurs.

“Reinvestment Proceeds”: with respect to any Allocated Proceeds received when no Event of Default has occurred and is continuing, the portion thereof which the Borrower (directly or indirectly through a Subsidiary) intends and expects to use to acquire assets useful in its business, on or prior to the earlier of (a) the date that is eighteen months from the date of receipt of such Allocated Proceeds and (b) the Business Day immediately preceding the date on which such proceeds would be required to be applied, or to be offered to be applied, to prepay, redeem or defease any Indebtedness of the Borrower or any of its Affiliates (other than Indebtedness under this Agreement) if not applied as described above (such earlier date, the “Reinvestment Deadline”), provided that such use will not require purchases, repurchases, redemptions or prepayments (or offers to make purchases, repurchases, redemptions or prepayments) of any other Indebtedness of the Borrower or any of its Affiliates.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release”: an authorization of release of specified Collateral, substantially in the form of Exhibit I.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Term Loan”: any term loan borrowed following the Restatement Effective Date pursuant to Section 2.1(j).

“Replacement Term Maturity Date”: with respect to the Replacement Term Loans to be made pursuant to any Incremental Activation Notice, the final maturity date specified in such Incremental Activation Notice.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections.27,.28,.29,.30,.31,.32,.34 or.35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Commitments then in effect or, if the Total Revolving Commitments shall have expired or been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, any of the chief financial officer, principal accounting officer, senior vice president – strategic planning, vice president – finance and corporate treasurer or any other financial officer of the Borrower or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.

“Restatement Agreement”: the Restatement Agreement, dated as of May 18, 2016, by and among the Loan Parties, the Administrative Agent and the other parties thereto.

“Restatement Effective Date”: the date on which each of the conditions set forth in Section 5.1 has been satisfied.

“Restricted Payments”: as defined in Section 7.6.

“Revolving Commitment”: as to any Revolving Lender, the obligation of such Lender to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed, as applicable, (a) the amount set forth opposite such Lender’s name under the heading “Revolving Commitment” on Schedule 1.01A or (b) the amount set forth in any Assignment and Assumption to which such Lender is a party as an Assignee, in each case as the same may be changed from time to time pursuant to the terms hereof (including as a result of the establishment of any Extended Revolving Commitments).

“Revolving Commitment Cap”: the greater of (x) $1,750,000,000 and (y) 0.5x Annualized Operating Cash Flow calculated in the manner contemplated by Section 1.2(f) as if any Material Acquisition or Material Disposition made prior to or concurrently with the incurrence of such Indebtedness was incurred on the first day of the applicable Test Period for the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b); provided that to the extent any Revolving Commitment was permitted by clause (y) at the time it was incurred, it shall be deemed to be permitted at all times thereafter regardless of any subsequent decrease in Annualized Operating Cash Flow.

“Revolving Commitment Period”: with respect to any Revolving Commitment, the period ending on the Revolving Termination Date for such Revolving Commitment.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations in respect of each Letter of Credit then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”: the Revolving Commitments and the Revolving Extensions of Credit.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans or is an Issuing Lender or Swingline Lender.

“Revolving Loans”: as defined in Section 2.1(f).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Total Revolving Commitments shall have expired or terminated, the percentage which the aggregate outstanding amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate outstanding amount of the Revolving Extensions of Credit then outstanding). In addition to adjustments pursuant to assignments, the Revolving Percentages of the Revolving Lenders shall be subject to adjustment (i) on each Revolving Termination Date, (ii) with respect to participations in Letters of Credit and Swingline Loans, as contemplated by Section 2.21, (iii) on each date on which Extended Revolving Commitments are established; provided that if any Letter of Credit (a “Later Expiring Letter of Credit”) is at any time issued and outstanding with an expiration date that is after any Revolving Termination Date for any then outstanding Revolving Commitment, then the Revolving Percentage of each Revolving Lender for purposes of calculating its Revolving Percentage of any L/C Obligations in respect of each Later Expiring Letter of Credit shall be recomputed by assuming that each Revolving Commitment with a Revolving Termination Date that is on or prior to the expiration date of such Later Expiring Letter of Credit had been terminated.

“Revolving Termination Date”: (i) with respect to any Revolving Commitment in effect on the Restatement Effective Date, May 18, 2021 and (ii) with respect to any Extended Revolving Commitment established following the Restatement Effective Date, the date specified as such in the applicable Incremental Activation Notice.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Securities Act” means the Securities Act of 1933.

“Securitization”: a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans.

“Senior Note Intercreditor Agreement”: the Amended and Restated Intercreditor Agreement, dated as of March 19, 2008, between the Administrative Agent and the Trustee under the indenture governing the Borrower’s then outstanding second lien notes.

“Series”: Incremental Term Loans, Extended Term Loans and/or Replacement Term Loans, as applicable, that are established pursuant to a single Incremental Activation Notice and provide for the same terms unless such Incremental Activation Notice provides that such Incremental Term Loans, Extended Term Loans and/or Replacement Term Loans shall be a part of a previously established Class of Term Loans.

“Shell Subsidiary”: any Subsidiary of the Borrower that is a “shell” company having (a) assets (either directly or through any Subsidiary or other Equity Interests) with an aggregate value not exceeding $100,000 and (b) no operations.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed or contingent, matured or unmatured, disputed or undisputed, or secured or unsecured.

“Specified Cash Management Agreement”: any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds and commercial card exposure, or any similar transactions between the Borrower or any of its Subsidiaries and any Lender or Affiliate thereof (or any Person that was a Lender or an Affiliate of a Lender at the time any such agreement was entered into).

“Specified Excluded Subsidiary”: (i) any Foreign Subsidiary, (ii) any Shell Subsidiary, (iii) any Excluded Acquired Subsidiary, (iv) any Regulated Subsidiary and any Subsidiary that is prohibited by any applicable requirement of law, rule or regulation of any Governmental Authority from becoming a Guarantor or would require governmental (including regulatory) consent, approval, license or authorization to become a Guarantor unless such consent, approval, license or authorization has been received, (v) any Subsidiary that is not a Wholly Owned Subsidiary, (vi) any Subsidiary acquired on or after the Restatement Effective Date that is prohibited from becoming a Guarantor by any contract existing on the date such Subsidiary became a Subsidiary to the extent such contract was not created in contemplation thereof, (vii) any Subsidiary that is regulated as an insurance company and (viii) any not-for-profit subsidiary.

“Specified Hedge Agreement”: any Hedge Agreement (i) entered into by the Borrower or any of its Subsidiaries with any Person that is a Lender or an Affiliate of a Lender at the time such Hedge

Agreement is entered into, (ii) in the case of Hedge Agreements outstanding on the date hereof, any such Hedge Agreement that was a “Specified Hedge Agreement” as defined in the Existing Credit Agreement or (iii) identified on Schedule 1.01B.

“Specified Long-Term Indebtedness”: any Indebtedness of the Borrower incurred pursuant to Section 7.2(e).

“Specified Revolving Maturity Date”: as defined in Section 3.4(d).

“Specified Subordinated Debt”: any Indebtedness of the Borrower issued directly or indirectly to any Qualified Parent Company, so long as such Indebtedness (a) qualifies as Specified Long-Term Indebtedness and (b) has terms and conditions substantially identical to those set forth in Exhibit D.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person; provided, that Non-Recourse Subsidiaries shall be deemed not to constitute “Subsidiaries” for the purposes of this Agreement (other than the definition of “Non-Recourse Subsidiary”). Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Specified Excluded Subsidiary, in each case to the extent that such Person has become a “Grantor” under the Guarantee and Collateral Agreement.

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.4 in an aggregate principal amount at any one time outstanding not to exceed $300,000,000.

“Swingline Lender”: the Administrative Agent, in its capacity as the lender of Swingline Loans.

“Swingline Loans”: as defined in Section 2.4.

“Swingline Participation Amount”: as defined in Section 2.5(c).

“Syndication Agents”: the entities identified as such on the cover of this Agreement.

“Term A Loan”: each Term A Loan funded on the Restatement Effective Date under the Existing Credit Agreement.

“Term A Maturity Date”: May 18, 2021.

“Term E Loan”: each Term E Loan outstanding under the Existing Credit Agreement on the Restatement Effective Date.

“Term E Maturity Date”: July 1, 2020.

“Term F Loan”: each Term F Loan outstanding under the Existing Credit Agreement on the Restatement Effective Date.

“Term F Maturity Date”: January 3, 2021.

“Term H Loan”: each Term H Loan outstanding under the Existing Credit Agreement on the Restatement Effective Date.

“Term H Maturity Date”: August 24, 2021.

“Term I Loan”: each Term I Loan outstanding under the Existing Credit Agreement on the Restatement Effective Date.

“Term I Maturity Date”: January 24, 2023.

“Term Lender”: any Lender that holds a Term Loan.

“Term Loan”: any Term A Loan, Term E Loan, Term F Loan, Term H Loan, Term I Loan, Extended Term Loan, Replacement Term Loan or any other Incremental Term Loan; provided that no Escrow Incremental Term Loan shall be deemed to be a Term Loan outstanding hereunder until the Escrow Assumption with respect thereto shall have occurred.

“Term Maturity Date”: with respect to (i) the Term A Loans, the Term A Maturity Date, (ii) the Term E Loans, the Term E Maturity Date, (iii) the Term F Loans, the Term F Maturity Date, (iv) the Term H Loans, the Term H Maturity Date, (v) the Term I Loans, the Term I Maturity Date, (vi) the Incremental Term Loans of any other Series, the Incremental Term Maturity Date for such Series, (vii) the Extended Term Loans of any Series, the Extended Term Maturity Date for such Series and (viii) the Replacement Term Loans of any Series, Replacement Term Maturity Date for such Series.

“Test Date”: as defined in Section 7.7(j).

“Total Assets”: the total assets of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.1(a) or (b).

“Total Net Proceeds”: in connection with any Asset Sale or any Recovery Event, the sum, without duplication, of (a) the proceeds thereof in the form of cash and Cash Equivalents and (b) the amount of any deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise (whether or not received at the time “Total Net Proceeds” is calculated in connection with such Asset Sale or Recovery Event), net of attorneys’ fees, accountants’ fees, investment banking fees and consultants’ fees (in each case, including costs and disbursements), amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to the Guarantee and Collateral Agreement or Liens that are subject to the First Lien Intercreditor Agreement or the Senior Note Intercreditor Agreement) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit outstanding at such time.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“United States”: the United States of America.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Equity Interests of which (other than directors’ qualifying shares required by law) are owned by such Person directly or through other Wholly Owned Subsidiaries or a combination thereof.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the “EU Bail-In Legislation Schedule.”

1.2. Other Definitional Provisions; Pro Forma Calculations.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests, contract rights and any other “assets” as such term is defined under GAAP and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of the Application or an amendment related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(d) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) For the purposes of calculating Annualized Operating Cash Flow, Annualized Pro Forma Operating Cash Flow and Consolidated Operating Cash Flow for any period (a “Test Period”), (i) if at any time during the period (a “Pro Forma Period”) commencing on the second day of such Test Period and ending on the last day of such Test Period (or, in the case of any pro forma calculation made pursuant hereto in respect of a particular transaction, ending on the date such transaction is consummated and, unless otherwise expressly provided herein, after giving effect thereto), the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated Operating Cash Flow for such Test Period shall be reduced by an amount equal to the Consolidated Operating Cash Flow (if positive) attributable to the property which is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated Operating Cash Flow (if negative) attributable thereto for such Test Period; (ii) if, during such Pro Forma Period, the Borrower or any Subsidiary shall have made a Material Acquisition, the Consolidated Operating Cash Flow for such Test Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period; and (iii) if, during such Pro Forma Period, any Person that subsequently became a Subsidiary or was merged with or into the Borrower or any Subsidiary during such Pro Forma Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or a Subsidiary during such Pro Forma Period and Consolidated Operating Cash Flow for such Test Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Test Period. For the purposes of this paragraph, pro forma calculations regarding the amount of income or earnings relating to any Material Disposition or Material Acquisition shall in each case be determined in good faith by a Responsible Officer of the Borrower. As used in this Section 1.2(f), “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (i) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (ii) involves the payment of Consideration by the Borrower and its Subsidiaries in excess of $50,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $50,000,000.

(g) For avoidance of doubt, in order to determine pursuant to any provision of Section 7 that no Default or Event of Default results from a particular transaction, pro forma compliance with Section 7.1 shall be required.

(h) All Loans, Letters of Credit and accrued and unpaid amounts (including interest and fees) owing by the Borrower to any Person under the Existing Credit Agreement that have not been paid to such Persons on or prior to the Restatement Effective Date shall continue as Loans, Letters of Credit and accrued and unpaid amounts hereunder on the Restatement Effective Date and shall be payable on the dates such amounts would have been payable pursuant to the Existing Credit Agreement, and from and after the Restatement Effective Date, interest, fees and other amounts shall accrue as provided under this Agreement.

(i) For purposes of determining compliance with any covenant in Section 7 that limits the maximum amount of any Investment, Restricted Payment, Indebtedness, Lien or Disposition, all utilization of the “baskets” contained in Section 7 from and after the Original Restatement Effective Date and prior to the Restatement Effective Date shall be taken into account (in addition to any utilization of such baskets from and after the Restatement Effective Date).

(j) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with the incurrence of any Indebtedness or Liens (including the granting of equal and ratable security with the Obligations) or the making of any Investments, Restricted Payments, or Dispositions in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any default or event of default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they occurred at the beginning of the applicable Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Annualized Operating Cash Flow of the Borrower) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio (excluding, for the avoidance of doubt, any ratio contained in Section 7.1) or basket availability with respect to any other incurrence of Indebtedness or Liens or the making of any Investments, Restricted Payments, or Dispositions on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith have been consummated until such time as such Limited Condition Acquisition is consummated or the Borrower gives the Administrative Agent notice that such Limited Condition Acquisition will not be consummated.

SECTION 2 AMOUNT AND TERMS OF COMMITMENTS

2.1. Loans and Commitments.

(a) Subject to the terms and conditions hereof, each Term A Loan outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date shall remain outstanding under this Agreement as a Term A Loan. Term A Loans that were Eurodollar Loans of a particular Eurodollar Tranche under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be Eurodollar Loans of a Eurodollar Tranche under this Agreement with an initial Interest Period equal to the then remaining Interest Period for such Eurodollar Tranche under the Existing Credit Agreement (and with the same Eurodollar Rate). Term A Loans that were ABR Loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be ABR Loans under this Agreement. The Term A Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

(b) Subject to the terms and conditions hereof, each Term E Loan outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall remain outstanding under this Agreement as a Term E Loan. Term E Loans that were Eurodollar Loans of a particular Eurodollar Tranche under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be Eurodollar Loans of a Eurodollar Tranche under this Agreement with an initial Interest Period equal to the then remaining Interest Period for such Eurodollar Tranche under the Existing Credit Agreement (and with the same Eurodollar Rate). Term E Loans that were ABR Loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be ABR Loans under this Agreement. The Term E Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

(c) Subject to the terms and conditions hereof, each Term F Loan outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall remain outstanding under this Agreement as a Term F Loan. Term F Loans that were Eurodollar Loans of a particular Eurodollar Tranche under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be Eurodollar Loans of a Eurodollar Tranche under this Agreement with an initial Interest Period equal to the then remaining Interest Period for such Eurodollar Tranche under the Existing Credit Agreement (and with the same Eurodollar Rate). Term F Loans that were ABR Loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be ABR Loans under this Agreement. The Term F Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

(d) Subject to the terms and conditions hereof, each Term H Loan outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall remain outstanding under this Agreement as a Term H Loan. Term H Loans that were Eurodollar Loans of a particular Eurodollar Tranche under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be Eurodollar Loans of a Eurodollar Tranche under this Agreement with an initial Interest Period equal to the then remaining Interest Period for such Eurodollar Tranche under the Existing Credit Agreement (and with the same Eurodollar Rate). Term H Loans that were ABR Loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be ABR Loans under this Agreement. The Term H Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

(e) Subject to the terms and conditions hereof, each Term I Loan outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall remain outstanding under this Agreement as a Term I Loan. Term I Loans that were Eurodollar Loans of a particular Eurodollar Tranche under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be Eurodollar Loans of a Eurodollar Tranche under this Agreement with an initial Interest Period equal to the then remaining Interest Period for such Eurodollar Tranche under the Existing Credit Agreement (and with the same Eurodollar Rate). Term I Loans that were ABR Loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be ABR Loans under this Agreement. The Term I Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

(f) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period with respect to such Lender’s Revolving Commitment in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding with respect to each Letter of Credit and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period for any Revolving Commitment, the Borrower may use such Revolving Commitment by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10. Any Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall remain outstanding under this Agreement as Revolving Loans. Revolving Loans that were Eurodollar Loans of a particular Eurodollar Tranche under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be Eurodollar Loans of a Eurodollar Tranche with an initial Interest Period equal to the then remaining Interest Period for such Eurodollar Tranche under the Existing Credit Agreement (and with the same Eurodollar Rate) and any Revolving Loans that were ABR Loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date shall initially be ABR Loans.

(g) Following the Restatement Effective Date, the Borrower (or, in the case of Escrow Incremental Term Loans, the Escrow Borrower) and any one or more Lenders (including Persons that become Lenders in connection therewith) may from time to time agree that such Lenders shall make Incremental Term Loans by executing and delivering to the Administrative Agent an Incremental Activation Notice specifying (i) the amount of such Incremental Term Loans, (ii) the applicable Incremental Closing Date, (iii) the applicable Incremental Term Maturity Date (which shall not be earlier than the Term I Maturity Date; provided that Incremental Term Loans shall not be required to comply with this clause (iii) or clause (iv) below so long as (x) such Incremental Term Loans have an Incremental Term Maturity Date that is no earlier than the Term A Maturity Date and a Weighted Average Life to Maturity that is no shorter than the then remaining Weighted Average Life to Maturity of the Term A Loans and (y) the aggregate principal amount of such Incremental Term Loans outstanding at any time, when aggregated with the principal amount of Earlier Maturing Pari Secured Indebtedness then outstanding, does not exceed 2.0x Annualized Operating Cash Flow, calculated in the manner contemplated by Section 1.2(f) as if any Investment pursuant to which such Indebtedness was incurred occurred on the first day of the applicable Test Period, for the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b) prior to the incurrence of such

Incremental Term Loans, (iv) the amortization schedule for such Incremental Term Loans; provided that, except as permitted by the proviso to clause (iii) above, in no event will any Incremental Term Loans have a Weighted Average Life to Maturity that is shorter than the then remaining Weighted Average Life to Maturity of the Term I Loans, (v) the Applicable Margin for such Incremental Term Loans and any prepayment premiums or call protection applicable thereto, (vi) the proposed original issue discount applicable to such Incremental Term Loans, if any, (vii) whether, if applicable, such Incremental Term Loans constitute Refinancing Term Loans or Escrow Incremental Term Loans, (viii) whether any provision of this Agreement that requires a minimum final maturity or Weighted Average Life to Maturity for any other Indebtedness by reference to any previously established Term Loans is following the Incremental Closing Date amended to provide a similar benefit to such Incremental Term Loans, and (ix) any other terms and conditions that will apply to such Incremental Term Loans; provided that, except as provided above, (x) such other terms and conditions shall be the same as or less favorable to the Lenders providing such Incremental Term Loans than the terms and conditions of any then outstanding Class of Term Loans, (y) such other terms and conditions shall not apply until all then outstanding Loans and Commitments (other than such Incremental Term Loans) have been repaid and terminated, as applicable, or until approved by the Required Lenders or (z) such other terms and conditions shall apply to Escrow Incremental Term Loans solely until the Escrow Assumption with respect thereto occurs. Notwithstanding the foregoing, without the consent of the Required Lenders, (A) no Incremental Term Loans (other than Escrow Incremental Term Loans) may be borrowed after the Restatement Effective Date if after giving effect to the borrowing of such Incremental Term Loans and the application of proceeds therefrom on the date such Incremental Term Loans are borrowed the aggregate principal amount of all Classes of Term Loans, First Lien Notes and Pre-Existing Debt would exceed the First Lien Term Cap, (B) no Net Cash Proceeds of any Incremental Term Loans that are not Refinancing Term Loans shall be directly applied to prepay outstanding Term Loans, (C) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $100,000,000, (D) subject to Section 1.2(j), no Incremental Term Loans (other than Escrow Incremental Term Loans) may be borrowed if a Default or Event of Default is in existence after giving pro forma effect thereto, (E) Escrow Incremental Term Loans shall not be deemed to be outstanding under this Agreement or any other Loan Document for any purposes hereof (including, without limitation, for purposes of any financial calculation, the definition of “Obligations”, the definition of “Required Lenders” or Section 8 or Section 10.1 hereof) and the obligations with respect thereto shall not be recourse to the Borrower or any Subsidiary Guarantor, in each case, unless and until the Escrow Assumption with respect thereto has occurred and (F) the Escrow Assumption with respect to any Escrow Incremental Term Loans shall not be permitted unless on the date thereof (and after giving effect thereto) the conditions set forth in clauses (A) and (D) above would be satisfied if the Borrower was borrowing such Incremental Term Loans on the date of such Escrow Assumption. With the consent of the Borrower and each of the Lenders with any Class of then outstanding Incremental Term Loans and pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent, an Escrow Borrower may assume all obligations of the Borrower with respect to such Class of Term Loans (including with respect to the full principal amount thereof and all accrued and unpaid interest and other amounts owing with respect thereto, in which case, such Class of Incremental Term Loans shall thereafter be deemed to not be outstanding for purposes of this Agreement or any other Loan Document and shall be Escrow Term Loans until such time, if any, as an Escrow Assumption with respect thereto has occurred, at which time any such Escrow Term Loans that accrued interest at a rate based on the Eurodollar Rate immediately prior to such Escrow Assumption shall constitute a Eurodollar Tranche with an initial Interest Period equal to the then unexpired interest period applicable thereto immediately prior to such Escrow Assumption. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. The consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any Person to provide an Incremental Term Loan unless such Person, or an Affiliate thereof, was previously a Lender. Notwithstanding the foregoing, with the consent of the holders of any Pre-Existing Debt, the Borrower and the Administrative Agent (to the extent the consent of the Administrative Agent would be required for an assignment to any such holder, such consent not to be unreasonably withheld), such Pre-Existing Debt may, pursuant to an Incremental Activation Notice, be deemed to have been issued as Incremental Term Loans under this Agreement on the date of effectiveness of such Incremental Activation Notice so long as the Incremental Term Loans resulting therefrom comply with the requirements set forth above (other than clause (C)) that are applicable to Incremental Term Loans and thereafter, the terms of such Pre-Existing Debt shall be governed by the terms of this Agreement (as modified by the applicable Incremental Activation Notice).

(h) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Class”) be converted to extend the scheduled maturity date(s) of any payment or payments of principal (including at final maturity) with respect to such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.1(h). In order to establish a Series of Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be identical in all material respects to the Term Loans under the Existing Class from which such Extended Term Loans are to be converted except that (i) all or any of the scheduled amortization payments of principal and payment at maturity of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal and payment at maturity of the Term Loans of such Existing Class to the extent provided in the applicable Incremental Activation Notice, (ii) the Applicable Margins with respect to the Extended Term Loans may be different than the Applicable Margins for the Term Loans of such Existing Class and upfront fees may be paid to the Extending Term Lenders, in each case, to the extent provided in the applicable Incremental Activation Notice, (iii) [Reserved] and (iv) the Incremental Activation Notice may provide for other covenants and terms (x) that apply solely to any period after the latest final maturity of the Term Loans and Commitments in effect on the effective date of the Incremental Activation Notice immediately prior to the establishment of such Extended Term Loans, or after approval thereof by the Required Lenders or (y) that are less favorable to the holders of the Extended Term Loans than the covenants and terms applicable to the Existing Class. The Borrowers shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders are requested to respond. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Class converted into Extended Term Loans pursuant to any Extension Request. Any Lender (an “Extending Term Lender”) wishing to have all or a portion of its Term Loans of the applicable Existing Class subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent in writing (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans of the applicable Existing Class which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans of the applicable Existing Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, Term Loans of the applicable Existing Class subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans of the applicable Existing Class included in each such Extension Election. The final terms of the Extended Term Loans (which shall be consistent with the Extension Request) and the allocations of the Extended Term Loans among the Extending Term Lenders shall be as set forth in the applicable Incremental Activation Notice entered into by the Borrower and the Administrative Agent. Each Extending Term Lender’s Election Request shall be deemed to be an authorization for the Administrative Agent and the Borrower to enter into such Incremental Activation Notice in accordance with the requirements set forth above in this Section 2.1(h) and to bind such Extending Term Lender thereby.

(i) The Borrower and any one or more Lenders (including Persons that become Lenders in connection therewith) may from time to time agree that such Lenders will establish Revolving Commitments through (A) the provision of a new Revolving Commitment by any such Lender or (B) the conversion of a previously established Revolving Commitment of any such Lender to such Extended Revolving Commitment of such Lender (any Revolving Commitments being established pursuant to clause (A) or (B) above and in accordance with this Section 2.1(i), an “Extended Revolving Commitment”, which for the avoidance of doubt, shall also be a “Revolving Commitment”), in each case, by executing and delivering to the Administrative Agent an Incremental Activation Notice specifying (i) the amount of Extended Revolving Commitments established thereby and whether such Extended Revolving Commitments are being established pursuant to clause (A) or (B) of the foregoing sentence, (ii) the Revolving Termination Date for such Extended Revolving Commitments; provided that the Revolving Termination Date for any Extended Revolving Commitments shall in no event be earlier than the Revolving Termination Date for the Revolving Commitments established on the Restatement Effective Date and there shall not be more than three (3) Revolving Termination Dates in effect at any time, (iii) the Applicable Margin for Revolving Loans and fees in respect of participations in Letters of Credit pursuant to such Extended Revolving Commitments and the Commitment Fee Rate for commitment fees payable with respect to such Extended Revolving Commitments; provided that (x) in no event shall there be more than three (3) Applicable Margins in effect in the aggregate for all Revolving Commitments at any time and (y) either (A) the Applicable Margins for Revolving Loans, fees in respect of participations in Letters of Credit and the Commitment Fee Rate for all Revolving Commitments that have the same Revolving Termination Date shall be the same (although different upfront fees may be paid by the Borrower) or (B) the maximum number of Revolving Termination Dates permitted to be in effect at any time shall be reduced by the number of such different Applicable Margins and fees in excess of one applicable to Revolving Commitments with the same Revolving Termination Date and (iv) whether clause (ii) above shall be amended to provide that future Extended Revolving Commitments may not have a Revolving Termination Date prior to the Revolving Termination Date for such Extended Revolving Commitments. Except as set forth above, the terms of the Extended Revolving Commitments shall be identical in all material respects to the Revolving Commitments established on the Restatement Effective Date. Notwithstanding the foregoing, without the consent of the Required Lenders, no Extended Revolving Commitments may be established following the Restatement Effective Date if after giving effect to the establishment of such Extended Revolving Commitments (and any concurrent reduction in the amount of any other Revolving Commitments) the aggregate amount of Revolving Commitments then in effect would exceed the Revolving Commitment Cap. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. The consent of the Administrative Agent and each Issuing Lender (such consents not to be unreasonably withheld, conditioned or delayed) shall be required with respect to each Lender providing an Extended Revolving Commitment to the extent such Lender is not already a Revolving Lender that is not a Defaulting Lender. On each date on which Extended Revolving Commitments are established, each Revolving Lender shall purchase at par from and/or sell at par to each of the other Revolving Lenders such portions of the outstanding Revolving Loans, if any, as may be specified by the Administrative Agent so that, immediately following such purchases, all Eurodollar Tranches of Revolving Loans and all ABR Loans that are Revolving Loans shall be held by the Revolving Lenders on a pro rata basis in accordance with their respective Revolving Percentages. Notwithstanding the foregoing, with the consent of the holders of any revolving commitments under which Pre-Existing Debt may be borrowed, the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Lender (to the extent the consent of the Administrative Agent, Swingline Lender and Issuing Lender would be required for an assignment to any such holder, each such consent not to be unreasonably withheld), such revolving commitments may, pursuant to an Incremental Activation Notice, be deemed to have been issued as Extended Revolving Commitments under this Agreement on the date of effectiveness of such Incremental Activation Notice so long as the Extended Revolving Commitments resulting therefrom comply with the requirements set forth above that are applicable to Extended Revolving Commitments and thereafter, the terms of such Pre-Existing Debt shall be governed by the terms of this Agreement (as modified by the applicable Incremental Activation Notice).

(j) The Borrower and any one or more Lenders (including Persons that become Lenders in connection therewith) may from time to time agree that such Lenders shall make Replacement Term Loans (which Replacement Term Loans may, at the election of the Borrower and the applicable Lenders, be made in the form of a conversion of Term Loans of an existing Class into such Replacement Term Loans) in order to replace in full or in part any Class of then outstanding Term Loans by executing and delivering to the Administrative Agent an Incremental Activation Notice specifying (i) the amount of such Replacement Term Loans (which may be up to an amount equal to the original aggregate principal amount of the Class of Term Loans being replaced plus, so long as the Borrower would be in pro forma compliance with Section 7.1, the amount of any upfront fees or original issue discount thereon), (ii) the date on which such Replacement Loans will be made, (iii) the applicable Replacement Term Maturity Date (which shall not be earlier than the Term Maturity Date of the Class of Term Loans being replaced), (iv) the amortization schedule for such Replacement Term Loans; provided that in no event shall any Replacement Term Loans have a Weighted Average Life to Maturity that is shorter than the then remaining Weighted Average Life to Maturity of the Term Loans of the Class being replaced, (v) the Applicable Margin for such Replacement Term Loans and any prepayment premiums or call protection applicable thereto, if any, (vi) the proposed original issue discount applicable to such Replacement Term Loans, if any, (vii) whether any provision of this Agreement that requires a minimum final maturity or Weighted Average Life to Maturity for any other Indebtedness by reference to any previously established Term Loans is following the date such Replacement Term Loans are established amended to provide a similar benefit to such Replacement Term Loans, (viii) any other terms and conditions that will apply to such Replacement Term Loans; provided that, except as provided above, either (x) such other terms and conditions shall be the same as or less favorable to the Lenders providing such Replacement Term Loans than the terms and conditions of the Class of Term Loans being replaced or (y) such other terms and conditions shall not apply until all then outstanding Loans and Commitments (other than such Replacement Term Loans) have been repaid and terminated, as applicable, or until approved by the Required Lenders. No Lender shall have any obligation to participate in any Replacement Term Loans unless it agrees to do so in its sole discretion. The consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any Person to provide a Replacement Term Loan unless such Person, or an Affiliate thereof, was previously a Lender.

2.2. Procedure for Borrowing. In order to effect a borrowing hereunder, the Borrower shall give notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such Notice of Borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 1:00 P.M. New York City time, on the date of the proposed borrowing and, provided, further, that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Borrowing), specifying (i) the Class of Loan to be borrowed, (ii) the amount and Type of Loans to be borrowed, (iii) the requested Borrowing Date and (iv) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing shall be in an aggregate amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate relevant Available Revolving Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving

Commitments that are ABR Loans in other amounts pursuant to Section 2.5. Upon receipt of any Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each relevant Lender thereof. Each relevant Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent (in the case of any Revolving Loan, based on respective Revolving Percentages of the Revolving Lenders) for the account of the Borrower at the Funding Office prior to 10:00 A.M., New York City time (or 2:00 P.M., New York City time in respect of ABR Loans under the Revolving Facility to finance payments required by Section 3.5), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent; provided that, in the event that any Revolving Lender fails to make available to the Administrative Agent any portion of such amount prior to 10:30 A.M. New York City time (or 2:30 P.M., New York City time in respect of ABR Loans under the Revolving Facility to finance payments required by Section 3.5) on the relevant Borrowing Date, the Borrower shall be deemed to have provided notice to the Swingline Lender in accordance with Section 2.5 requesting a Swingline Loan in an amount equal to the aggregate amount of any such shortfall, rounded up to the applicable whole multiple of $500,000 (but in no event exceeding, together with all outstanding Swingline Loans, the Swingline Commitment). Such borrowing (including any such Swingline Loan) will then be made available not later than 11:00 A.M., New York City time (or 3:00 P.M., New York City time in respect of ABR Loans under the Revolving Facility to finance payments required by Section 3.5), to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the relevant Lenders and in like funds as received by the Administrative Agent.

2.3. Repayment of Loans.

(a) The Term A Loans of each Lender shall mature in 21 consecutive installments following the Restatement Effective Date on the dates and in the aggregate amounts for all Term A Loans set forth below (it being understood that, in addition to reductions resulting from optional and mandatory prepayments in accordance with Section 2.8 and Section 2.9, the aggregate principal amount of amortization payable by the Borrower with respect to all Term A Loans on any such date shall be reduced proportionately as a result of any future conversion of Term A Loans to Extended Term Loans following the Restatement Effective Date and prior to such date of payment):

Installment Date	Installment Amount

June 30, 2016	$32,968,750
September 30, 2016	$32,968,750
December 31, 2016	$32,968,750
March 31, 2017	$32,968,750
June 30, 2017	$32,968,750
September 30, 2017	$32,968,750
December 31, 2017	$32,968,750
March 31, 2018	$32,968,750
June 30, 2018	$32,968,750
September 30, 2018	$32,968,750
December 31, 2018	$32,968,750
March 31, 2019	$32,968,750
June 30, 2019	$65,937,500
September 30, 2019	$65,937,500
December 31, 2019	$65,937,500
March 31, 2020	$65,937,500

Installment Date	Installment Amount

June 30, 2020	$65,937,500
September 30, 2020	$65,937,500
December 31, 2020	$65,937,500
March 31, 2021	$65,937,500
Term A Maturity Date:	$1,714,375,000

(b) The Term E Loans of each Term E Lender shall mature in 18 installments following the Restatement Effective Date (each due on the last day of each calendar quarter, except for such last installment), commencing on June 30, 2016, each of which shall be in an amount equal to (i) in the case of the first 17 such remaining installments, $3,750,000 (it being understood that, in addition to reductions resulting from optional and mandatory prepayments in accordance with Section 2.8 and Section 2.9, the aggregate principal amount of amortization payable by the Borrower with respect to all Term E Loans on any such date shall be reduced proportionately as a result of any conversion of Term E Loans to Extended Term Loans following the Restatement Effective Date and prior to the date of such payment) and (ii) in the case of the last such installment (which shall be due on the Term E Maturity Date), the remaining principal balance of such Term E Loans outstanding on such date.

(c) The Term F Loans of each Lender shall mature in 20 installments following the Restatement Effective Date (each due on the last day of each calendar quarter, except for the last such installment), commencing on June 30, 2016, each of which shall be in an amount equal to (i) in the case of the first 19 such remaining installments, $3,000,000 (it being understood that, in addition to reductions resulting from optional and mandatory prepayments in accordance with Section 2.8 and Section 2.9 of this Agreement or the Existing Credit Agreement, the aggregate principal amount of amortization payable by the Borrower with respect to all Term F Loans on any such date shall be reduced proportionately as a result of any future conversion of Term F Loans to Extended Term Loans following the Restatement Effective Date and prior to the date of such payment) and (ii) in the case of the last such installment (which shall be due on the Term F Maturity Date), the remaining principal balance of such Term F Loan outstanding on such date.

(d) The Term H Loans of each Lender shall mature in 22 installments following the Restatement Effective Date (each due on the last day of each calendar quarter, except for the last such installment), commencing on June 30, 2016, each of which shall be in an amount equal to (i) in the case of the first 21 such installments, $2,500,000 (it being understood that, in addition to reductions resulting from optional and mandatory prepayments in accordance with Section 2.8 and Section 2.9 of this Agreement, the aggregate principal amount of amortization payable by the Borrower with respect to all Term H Loans on any such date shall be reduced proportionately as a result of any future conversion of Term H Loans to Extended Term Loans following the Restatement Effective Date and prior to the date of such payment) and (ii) in the case of the last such installment (which shall be due on the Term H Maturity Date), the remaining principal balance of such Term H Loan outstanding on such date.

(e) The Term I Loans of each Lender shall mature in 28 installments following the Restatement Effective Date (each due on the last day of each calendar quarter, except for the last such installment), commencing on June 30, 2016, each of which shall be in an amount equal to (i) in the case of the first 27 such installments, $7,000,000 (it being understood that, in addition to reductions resulting from optional and mandatory prepayments in accordance with Section 2.8 and Section 2.9 of this Agreement, the aggregate principal amount of amortization payable by the Borrower with respect to all Term I Loans on any such date shall be reduced proportionately as a result of any future conversion of

Term I Loans to Extended Term Loans following the Restatement Effective Date and prior to the date of such payment) and (ii) in the case of the last such installment (which shall be due on the Term I Maturity Date), the remaining principal balance of such Term I Loan outstanding on such date.

(f) The Incremental Term Loans of each Class established following the Restatement Effective Date shall mature in installments as specified in the Incremental Activation Notice pursuant to which such Incremental Term Loans were made (and subject to the limitations contained in Section 2.1(h)).

(g) The Extended Term Loans of each Class shall mature in installments as specified in the Incremental Activation Notice pursuant to which such Extended Term Loans were converted (and subject to the limitations contained in Section 2.1(h)).

(h) The Replacement Term Loans of each Class shall mature in installments as specified in the Incremental Activation Notice pursuant to which such Replacement Term Loans were established (and subject to the limitations contained in Section 2.1(j)).

(i) The Borrower shall repay all outstanding Revolving Loans made pursuant to any Revolving Commitments on the Revolving Termination Date for such Revolving Commitments. The Borrower shall repay all Swingline Loans on the first date on which the Revolving Termination Date has occurred with respect to all Revolving Commitments.

2.4. Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth in Section 2.5, to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period for any Revolving Commitments by making swingline loans (“Swingline Loans”) to the Borrower; provided that (a) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and the aggregate amount of Swingline Loans made by Bank of America, N.A. shall not exceed the Revolving Commitment of Bank of America, N.A. unless otherwise agreed by Bank of America, N.A. in its sole discretion), (b) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero and (c) the Swingline Lender shall be under no obligation to make any Swingline Loan at any time that any Revolving Lender is a Defaulting Lender unless the Swingline Lender has entered into arrangements, including, if requested, the delivery of Cash Collateral, satisfactory to the Swingline Lender (in its sole discretion) with the Borrower or such Lender to eliminate such Swingline Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.21(a)(iii)) with respect to the Defaulting Lender arising from either the Swingline Loan to be made and all other Swingline Loans as to which such Swingline Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. During the Revolving Commitment Period for any Revolving Commitments, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

2.5. Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent pursuant), appropriately completed and signed by a Responsible Officer of the Borrower (which notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period for any Revolving Commitments). Each borrowing under the Swingline Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion and in consultation with the Borrower (provided that the failure to so consult shall not affect the ability of the Swingline Lender to make the following request) may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 1:00 P.M., New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 12:00 Noon, New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.5(b), one of the events described in Section 8.1(g) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.5(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.5(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.5(b) and to purchase participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.6. Fees, Etc.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a nonrefundable commitment fee through the last day of the Revolving Commitment Period for such Revolving Lender’s Revolving Commitment computed at the Commitment Fee Rate for such Revolving Commitment on the average daily amount of the Available Revolving Commitment, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

2.7. Termination or Reduction of Commitments.

(a) The Borrower shall have the right, upon notice delivered to the Administrative Agent no later than 1:00 P.M., New York City time, at least three Business Days prior to the proposed date of termination or reduction, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans or Swingline Loans made on the effective date thereof, the Revolving Extensions of Credit of any Revolving Lender would exceed such Revolving Lender’s Revolving Commitment. Any such reduction shall be in an amount equal to $10,000,000, or a whole multiple of $1,000,000 in excess thereof, shall reduce permanently the Revolving Commitments then in effect and shall be applied to reduce the Revolving Commitments of the Revolving Lenders as the Borrower may designate, but in any event, in the case of Revolving Commitments with the same Revolving Termination Date, on a pro rata basis among such Revolving Commitments based on the respective amount of such Revolving Commitments of each Revolving Lender. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that such notice may state that it is conditioned upon the effectiveness of other credit facilities (including under this Agreement) or incurrence of other Indebtedness, the consummation of a particular Disposition, the occurrence of a change of control or other event), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) [Reserved].

2.8. Optional Prepayments.

(a) The Borrower may at any time and from time to time prepay the Loans of any Class, in whole or in part, without premium or penalty, upon notice in such form as may be approved by the

Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer, delivered to the Administrative Agent no later than 1:00 P.M., New York City time, at least three Business Days prior thereto in the case of Eurodollar Loans and no later than 1:00 P.M., New York City time, at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment, the Class of Loans being prepaid and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans pursuant to this Section 2.8(a) shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that such notice may state that it is conditioned upon the effectiveness of other credit facilities (including under this Agreement) or incurrence of other Indebtedness, the consummation of a particular Disposition, the occurrence of a change of control or other event), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Any prepayment of Loans of any Class pursuant to this Section 2.8(a) shall be applied to the Loans of such Class of each Lender on a pro rata basis in accordance with the respective amounts of such Loans held by each such Lender.

(b) (i) Notwithstanding anything to the contrary in Section 2.8(a), the Borrower shall have the right at any time and from time to time to prepay Term Loans of any Class, to the Lenders at a prepayment price which is less than, equal to or greater than the principal amount of such Term Loans and on a non pro rata basis (each, an “Offered Voluntary Prepayment”) pursuant to the procedures described in this Section 2.8(b); provided that (A) no Offered Voluntary Prepayment may be made if a Default or Event of Default has occurred and is continuing or if, after giving effect to such Offered Voluntary Prepayment, Available Liquidity would be less than $250,000,000, (B) any Offered Voluntary Prepayment shall be offered to all Lenders with Term Loans of the Class selected by the Borrower on a pro rata basis and (C) the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower stating that (1) no Default or Event of Default has occurred and is continuing or would result from such Offered Voluntary Prepayment and (2) each of the conditions to such Offered Voluntary Prepayment contained in this Section 2.8(b) has been satisfied.

(ii) To the extent the Borrower seeks to make an Offered Voluntary Prepayment, the Borrower will provide written notice from a Responsible Officer of the Borrower to the Administrative Agent (each, an “Offered Prepayment Option Notice”) that the Borrower desires to prepay Term Loans of a specified Class in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Offered Prepayment Amount”). The Proposed Offered Prepayment Amount shall not be less than $25,000,000 (or such lesser amount if the Term Loans of such specified Class have a lower aggregate amount outstanding at such time). The Offered Prepayment Option Notice shall further specify with respect to the proposed Offered Voluntary Prepayment: (A) the Proposed Offered Prepayment Amount for Term Loans and the Class of Term Loans with respect to such offer is being made, (B) an offered prepayment price range (which may be a single percentage) selected by the Borrower with respect to such proposed Offered Voluntary Prepayment equal to a percentage of par of the principal amount of Term Loans of the applicable Class (the “Offered Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Offered Voluntary Prepayment (the “Acceptance Date”) which shall be at least five Business Days following the date of such Offered Prepayment Option Notice is delivered.

(iii) Upon receipt of an Offered Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice in form reasonably satisfactory to the Administrative Agent (each, a “Lender Participation Notice”; it being understood that a Lender may deliver more than one Lender Participation Notice, and that each such Lender Participation Notice of such Lender shall constitute an independent and unconditional offer, and no such Lender Participation Notice may be contingent on the making of any prepayment with respect to the Offered Loans in respect of any other Lender Participation Notice, or otherwise be contingent or conditional in any way) to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Offered Range at which such Lender is willing to accept a prepayment of a portion of its Term Loans of the applicable Class and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans of such Class held by such Lender with respect to which such Lender is willing to permit an Offered Voluntary Prepayment at the Acceptable Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of Term Loans of the applicable Class specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable prepayment price for Term Loans pursuant to such Offered Voluntary Prepayment (the “Applicable Price”), which Applicable Price shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.8(b)(ii) for the Offered Voluntary Prepayment or (B) otherwise, the lowest Acceptable Price at which the Borrower can pay the Proposed Offered Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Offered Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Price shall be the highest Acceptable Price specified by the Lenders that is within the Offered Range. The Applicable Price shall be applicable for all Lenders who have offered to participate in the Offered Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept an Offered Voluntary Prepayment of any of its Loans at the Applicable Price.

(iv) The Borrower shall make an Offered Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) of the applicable Class offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or less than the Applicable Price (“Qualifying Loans”) at the Applicable Price; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Offered Prepayment Amount, such amounts in each case calculated by applying the Applicable Price, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Offered Prepayment Amount, such amounts in each case calculated by applying the Applicable Price, the Borrower shall prepay all Qualifying Loans.

(v) Each Offered Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Price and determine the amount and holders of Qualifying Loans), without premium or penalty (and not subject to Section 2.18), upon irrevocable notice (each an “Offered

Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 P.M., New York City time, three Business Days prior to the date of such Offered Voluntary Prepayment, which notice shall specify the date and amount of the Offered Voluntary Prepayment and the Applicable Price determined by the Administrative Agent. Upon receipt of any Offered Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Offered Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Price on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi) Prior to the delivery of an Offered Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the Borrower may withdraw its offer to make an Offered Voluntary Prepayment pursuant to any Offered Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in any Offered Voluntary Prepayment pursuant to any Lender Participation Notice.

(vii) To the extent not expressly provided for herein, each Offered Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Price in accordance with Section 2.8(b)(iii) above) established by the Administrative Agent in consultation with the Borrower. It is understood and agreed that the Borrower may employ a financial institution or other advisor (whether or not an affiliate of the Administrative Agent) to act as an arranger in connection with any Offered Voluntary Prepayment and, in such event, the Administrative Agent agrees, subject to its internal agency policies, to provide such reasonable cooperation as may be requested by the Borrower in order to facilitate communications from such arranger to the Lenders and otherwise to provide access to Lender Participation Notices.

(viii) Each of the Borrower and the Lenders acknowledges and agrees that Administrative Agent may perform any and all of its duties under this Section 2.8(b) by itself or through any Affiliate of the Administrative Agent and expressly consents to any such delegation of duties by the Administrative Agent such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Administrative Agent and its respective activities in connection with any Offered Voluntary Prepayment provided for in this Section 2.8 as well as activities of the Administrative Agent. Notwithstanding anything set forth herein, the Administrative Agent shall not be required to serve as the auction agent for, or have any other obligations to participate in (other than mechanical administrative duties), or facilitate, any Offered Voluntary Prepayment unless it is reasonably satisfied with the terms and restrictions of such auction.

2.9. Mandatory Prepayments.

(a) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, with respect to an amount equal to 75% of such Net Cash Proceeds (“Allocated Proceeds”; provided that the Borrower or such Subsidiary may instead deem a portion of such Net Cash Proceeds equal to the first 75% of the Total Net Proceeds to the Borrower or such Subsidiary from such Asset Sale or Recovery Event, when and as received, to be the Allocated Proceeds of such Asset Sale or Recovery Event), (i) if such Allocated Proceeds are not Reinvestment Proceeds, such Allocated Proceeds shall be applied on the fifth Business Day after the date such proceeds are received toward the prepayment of the Term Loans or (ii) if such Allocated Proceeds are Reinvestment Proceeds, on each Reinvestment Prepayment Date, an amount equal to the relevant Reinvestment Prepayment Amount shall be applied toward the prepayment of the Term Loans in the manner specified in Section 2.9(c); provided that, notwithstanding clauses (i) and (ii) above, to the extent that the terms of the documentation for any First Lien Notes or Pre-Existing Debt that is secured on a pari passu basis with the Obligations under this Agreement require that a portion of such Allocated Proceeds be applied to purchase First Lien Notes or Pre-Existing Debt pursuant to a mandatory offer to purchase such First Lien Notes or Pre-Existing Debt, such Allocated Proceeds may be applied to prepay Term Loans in accordance with Section 2.9(c) and purchase First Lien Notes and/or Pre-Existing Debt on a pro rata basis based on the respective amounts of Term Loans and First Lien Notes and/or Pre-Existing Debt then outstanding.

(b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Debt Incurrence Prepayment Event then with respect to an amount equal to 100% of such Net Cash Proceeds shall be applied toward the prepayment of the Term Loans in the manner specified in Section 2.9(c).

(c) The application of any amounts required to be applied to a prepayment of Term Loans pursuant to Section 2.9(a) shall be made on a pro rata basis to each Class of Term Loans then outstanding (except to the extent that any Incremental Activation Notice for any Class of Incremental Term Loans or Extended Term Loans provide that such Incremental Term Loans or Extended Term Loans shall participate on a lesser basis or not participate at all). The application of any amounts required to be applied to a prepayment of Term Loans pursuant to Section 2.9(b) shall be made, at the Borrower’s option (by notice to the Administrative Agent), either (i) on a pro rata basis to each Class of Term Loans then outstanding or (ii) to the Term Loans of each Class in direct order of maturity (based on the respective Term Maturity Dates for such Classes) and, if more than one Class of Term Loans has the same Term Maturity Date, on a pro rata basis between such Classes of Term Loans based on the respective principal amount of such Classes of Term Loans then outstanding. Amounts required to be applied to the prepayment of Term Loans of any Class shall be applied first, to ABR Loans of such Class and, second, to Eurodollar Loans of such Class. Each prepayment of the Term Loans under this Section 2.9 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.10. Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans of any Class to ABR Loans of such Class by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans of any Class to Eurodollar Loans of such Class by giving the Administrative Agent irrevocable notice of such election no later than 1:00 P.M. New York City time, on the third Business Day prior to the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such by the Borrower giving irrevocable notice to the Administrative Agent at least three Business Days prior to the expiration of the then current Interest Period, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that (i) if so required by the Administrative Agent, no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and (ii) if the Borrower shall fail to give any required notice as described above in this paragraph, the relevant Eurodollar Loans shall be automatically converted to Eurodollar Loans having a one-month Interest Period on the last day of the then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

2.11. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

2.12. Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the Applicable Margins (based on the Revolving Percentages of the Revolving Lenders in such Reimbursement Obligations) for ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans of the relevant Class (and, in the case of the amount payable to any Revolving Lender, based on the Applicable Margins then in effect for such Revolving Lender’s Revolving Commitments) plus 2% (or, in the case of any such other amounts that do not relate to a particular Class, the rate then applicable to ABR Loans under the Revolving Facility (based on the highest Applicable Margins then in effect for any Revolving Commitments) plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.13. Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

2.14. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of any Class of Loans that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given, (x) any Eurodollar Loans of the relevant Class requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans of the relevant Class that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans of the relevant Class shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans of the relevant Class shall be made or continued as such, nor shall the Borrower have the right to convert Loans of the relevant Class to Eurodollar Loans.

2.15. Pro Rata Treatment and Payments.

(a) Except for payments pursuant to Section 2.8(b) (which shall reduce only all installments of principal on the Term Loans prepaid), the amount of each principal prepayment of Term Loans of any Class shall be applied to reduce the then remaining installments of principal of such Class on a pro rata basis based upon the then remaining principal amount of such installments. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

(b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest, fees and other amounts then due and payable by the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties, and (iii) third, towards the payment of all other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amount of such amounts then due to such parties. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans of the relevant Class, on demand, from the Borrower. Nothing in this paragraph shall be deemed to limit the rights of the Administrative Agent or the Borrower against any Lender.

(d) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loan set forth in Section 5.2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

2.16. Requirements of Law.

(a) If any Change in Law:

(i) shall subject any Lender (including any Issuing Lender) to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii) shall impose on such Lender or Issuing Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount that such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender or Issuing Lender shall have determined that any Change in Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender therewith shall have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time, after submission by such Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender or Issuing Lender notifies the Borrower of such Lender’s or Issuing Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17. Taxes.

(a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), and excluding any U.S. federal withholding Taxes under FATCA imposed on the Administrative Agent or any Lender. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). The inability of a Non-U.S. Lender (or a Transferee) to deliver any form pursuant to this Section 2.17(d) as a result of a change in law after the date such Lender (or a Transferee)

becomes a Lender (or a Transferee) hereunder or as a result of a change in circumstances of the Borrower or the use of proceeds of such Lender’s (or Transferee’s) Loans shall not constitute a failure to comply with this Section 2.17(d) and accordingly the indemnities to which such Person is entitled pursuant to this Section 2.17 shall not be affected as a result of such inability. If a Lender (or Transferee) as to which the preceding sentence does not apply is unable to deliver any form pursuant to this Section 2.17(d), the sole consequence of such failure to deliver as a result of such inability shall be that the indemnity described in Section 2.17(a) hereof for any Non-Excluded Taxes shall not be available to such Lender or Transferee with respect to the period that would otherwise be covered by such form.

(e) A Lender that is entitled to an exemption from non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to Section 2.17(a) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue.

(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market; provided that such calculation may not take into account any Eurodollar “floor”. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

2.20. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.16 or 2.17(a) or (b) becomes a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) in the case of clause (a), prior to any such replacement, such Lender shall have taken no action under Section 2.19 which has eliminated the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent (and, if a Revolving Commitment is being assigned, such replacement financial institution, if not previously a Revolving Lender that is not a Defaulting Lender, shall be reasonably satisfactory to the Administrative Agent and each Issuing Lender), (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Agents or any other Lender shall have against the replaced Lender.

In the event that any Lender (a “Non-Consenting Lender”) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Loan Document that requires the unanimous approval of all of the Lenders or the approval of all of the Lenders directly affected thereby, in each case in accordance with the terms of Section 10.1, the Borrower shall be permitted to replace such Non-Consenting Lender with a replacement financial institution satisfactory to the Administrative Agent (if such replacement financial institution was not already a Lender) and, if such replacement involves the assignment of a Revolving Commitment to a Person other than a Revolving Lender that is not a Defaulting Lender, the Administrative Agent and each Issuing Lender, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent; provided that (i) such replacement does not conflict with any applicable law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, (ii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to the Non-Consenting Lender pursuant to the Loan Documents on or prior to the date of replacement, (iii) the replacement financial institution shall approve the proposed amendment, modification, termination, waiver or consent, (iv) the Borrower shall be liable to the Non-Consenting Lender under Section 2.18 if any Eurodollar Loan owing to the Non-Consenting Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the Non-Consenting Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6(c) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vi) until such time as such replacement shall be consummated, the Borrower shall pay to the Non-Consenting Lender all additional amounts (if any) required pursuant to Section 2.16, 2.17 or 2.18, as the case may be, (vii) the Borrower provides at least three Business Days’ prior notice to the Non-Consenting Lender, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Non-Consenting Lender. In the event any Non-Consenting Lender fails to execute the agreements required under Section 10.6 in connection with an assignment pursuant to this Section 2.20, the Borrower may, upon two Business Days’ prior notice to the Non-Consenting Lender, execute such agreements on behalf of the Non-Consenting Lender.

2.21. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.2 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Lender and Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by an Issuing Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit based upon the Fronting Exposure arising from that Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting

Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or any unreimbursed drawing under any Letter of Credit in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and unreimbursed drawings under Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or unreimbursed drawings under Letters of Credit owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(i) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(ii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.6(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender during such period) (and the Borrower shall (A) be required to pay to each applicable Issuing Lender and the Swingline Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender, in each case, during such period that such Lender is a Defaulting Lender) and (y) shall be limited in its right to receive fees in respect of Letters of Credit as provided in Section 3.3(a).

(iii) Reallocation of Revolving Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.5 and 3.4, the “Revolving Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender (but subject to the other limitations contained in the definition of Revolving Percentage relating to Later Expiring Letters of Credit); provided, that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and each Issuing Lender agree in writing in their sole discretion that a Defaulting Lender no longer falls under the definition of Defaulting Lender, the Administrative Agent will so notify the Revolving Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Revolving Lenders in accordance with their Revolving Percentages (without giving effect to Section 2.21(a)(iii) but giving effect to the other limitations set forth in the definition of Revolving Percentage relating to Later Expiring Letters of Credit), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties or except as provided in Section 10.19, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.22. Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans, as applicable, and to make payments pursuant to Section 9.7 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation (if any) to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7.

2.23. Permitted Debt Exchanges.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that (A) if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act) or (B) is not legally permitted to own or hold securities) with outstanding Term Loans of a particular Class, the Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) (such Indebtedness, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:

(i) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Term Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that (A) if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act) or (B) is not legally permitted to own or hold securities) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;

(ii) the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except by an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;

(iii) the stated final maturity of such Permitted Debt Exchange Notes is not earlier than the Term Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such Term Maturity Date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);

(iv) such Permitted Debt Exchange Notes are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the Term Maturity Date for the Class or Classes of Term Loans being exchanged, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Notes shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;

(v) no Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations;

(vi) if such Permitted Debt Exchange Notes are secured (A) such Permitted Debt Exchange Notes are not secured by any assets not securing the Obligations under this Agreement unless such assets substantially concurrently secure the Obligations under this Agreement and (B) the beneficiaries thereof (or an agent on their behalf) shall have (1) become party to the First Lien Intercreditor Agreement pursuant to the terms thereof or (2) entered into a customary intercreditor agreement with the Administrative Agent that is reasonably satisfactory to the Administrative Agent and the Borrower;

(vii) the terms and conditions of such Permitted Debt Exchange Notes (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Term Maturity Date of the Class or Classes of Term Loans being exchanged) reflect market terms and conditions at the time of incurrence or issuance; provided that if such Permitted Debt Exchange Notes contain any financial maintenance covenants, such covenants shall not be tighter than (or in addition to) those contained in this Agreement (unless such covenants are also added for the benefit of the Lenders under this Agreement, in which case any requirement to so comply shall not require the consent of any Lender or Agent hereunder);

(viii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);

(ix) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt

Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;

(x) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Administrative Agent; and

(xi) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower.

Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.

(b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.17, such Permitted Debt Exchange Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of Section 2.7, 2.8, 2.9 and 2.15 do not apply to the Permitted Debt Exchange and the other transactions contemplated by this Section 2.23 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.23 provided that such implementations or such other transactions are transactions are effectual in accordance with this Section 2.23.

(c) In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.23; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.

(d) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

SECTION 3 LETTERS OF CREDIT

3.1. L/C Commitment.

(a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during a Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender (it being understood that any commercial Letter of Credit shall provide for sight drafts and not bankers acceptances); provided that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the then latest Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Each Existing Letter of Credit shall be deemed to be issued pursuant to this Section 3.1(a) on the Restatement Effective Date. Notwithstanding the foregoing, the Borrower and any Issuing Lender may from time to time pursuant to a written agreement or any amendment thereto executed by the Borrower and such Issuing Lender and delivered to the Administrative Agent, agree that such Issuing Lender shall not be required to issue a particular type of Letter of Credit and/or that the amount of Letters of Credit to be issued by such Issuing Lender shall be less than the full amount of the L/C Commitment and/or different from the amount referenced in Section 3.1(b)(iii), in which case, such Issuing Lender shall not be required to issue any Letter of Credit to the extent such issuance would be inconsistent with such agreement between the Borrower and such Issuing Lender.

(b) No Issuing Lender shall be obligated to issue any Letter of Credit hereunder if:

(i) such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law;

(ii) any Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including, if requested, the delivery of Cash Collateral, reasonably satisfactory to the Issuing Lender with the Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.21(a)(iii)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(iii) subject to the last sentence of Section 3.1(a), if the aggregate amount of the L/C Obligations in respect of Letters of Credit issued by such Issuing Bank would exceed one-third (1/3) of the L/C Commitment; or

(iv) the issuance thereof would otherwise conflict with any separate written agreement between the Borrower and such Issuing Lender.

3.2. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The relevant Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3. Fees and Other Charges.

(a) The Borrower will pay a fee for the benefit of each Revolving Lender on all outstanding Letters of Credit at a per annum rate equal to the product of (i) the Applicable Margin then in effect with respect to Eurodollar Loans made pursuant to the Revolving Commitment of such Revolving Lender and (ii) such Revolving Lender’s daily Revolving Percentage of the undrawn and unexpired amount of each Letters of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date; provided, however, for the avoidance of doubt, any such fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to this Section 3 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Revolving Percentages allocable to such Letter of Credit pursuant to Section 2.21(a)(iii), with the balance of such fee, if any, payable to the Issuing Lender for its own account. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee with respect to each Letter of Credit at a per annum rate of 0.125% or a lower rate separately agreed between the Borrower and such Issuing Lender on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the relevant issuance date.

(b) In addition to the foregoing fees, unless otherwise agreed by the relevant Issuing Lender, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

3.4. L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lenders to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender through the Administrative Agent upon demand an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to make such payment to such Issuing Lender as contemplated by this Section 3.4(a), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such payment by any L/C Participant shall relieve or otherwise impair the obligation of the Borrower to reimburse such Issuing Lender for the amount of any payment made by such Issuing Lender under any Letter of Credit, together with interest as provided herein.

(b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the relevant Issuing Lender by such L/C Participant within three (3) Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Commitments of such Lender. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the relevant Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment through the Administrative Agent related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, the Administrative Agent will distribute to each such Issuing Lender will distribute to each L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent the portion thereof previously distributed by such Issuing Lender to it.

3.5. Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the relevant Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 1:00 P.M., New York City time, on the day that the Borrower receives notice of payment of such draft. Each such payment shall be made to the relevant Issuing Lender in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) (or from the date the relevant draft is paid, if notice thereof is received by the Borrower prior to 10:00 A.M., New York City time, on such date) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.12(b) and (ii) thereafter, Section 2.12(c).

3.6. Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender and L/C Participant that no Issuing Lender or L/C Participant shall be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the relevant Issuing Lender. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the New York UCC, shall be binding on the Borrower and shall not result in any liability of any Issuing Lender to the Borrower.

3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of each Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8. Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or any Issuing Lender (i) if an Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Reimbursement Obligation, or (ii) if, as of the date the Total Revolving Commitment has terminated, any Letter of Credit or Reimbursement Obligation for any reason remains outstanding, the Borrower shall, in each case, promptly but in any event within two Business Days of demand, Cash Collateralize the then outstanding amount of all Letters of Credit and Reimbursement Obligations. At any time that there shall exist a Defaulting Lender, forthwith upon the request of the Administrative Agent, any Issuing Lender or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.21(a)(iii) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate outstanding of obligations required to be Cash Collateralized, the Borrower will, promptly but in any event within two Business Days of demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate amount required to be Cash Collateralized over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable Issuing Lender.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each Issuing Lender and the Swingline Lender, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to clause (c) below.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided in respect of Letters of Credit or Swingline Loans shall be held and upon the occurrence and continuation of an Event of Default applied to the satisfaction of the specific Letters of Credit, Reimbursement Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for in the Loan Documents.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.6(b)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in clause (c) above may be otherwise applied in accordance with the Loan Documents), and (y) the Person providing Cash Collateral and the Issuing Lender or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3.9. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.10. Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant Issuing Lender and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

SECTION 4 REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

4.1. Financial Condition. The condensed consolidating balance sheet information for the Borrower and its Subsidiaries as at December 31, 2015 and the related condensed consolidating statement of operations and cash flows information for the Borrower and its Subsidiaries for the fiscal year ended on such date, as included in Footnote 26 to the audited consolidated financial statements of CCI as at, and for the year ended, December 31, 2015, have been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the period then ended on the basis described therein. Such financial information has been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by KPMG and disclosed therein or as otherwise disclosed therein). As of the Restatement Effective Date, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in such financial statements of CCI.

4.2. No Change. Since December 31, 2015 there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

4.3. Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) except in the case of any Shell Subsidiary and any former Shell Subsidiary until it becomes a Loan Party pursuant to Section 6.9, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, in each case with respect to clauses (b), (c) and (d), except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, other than those that have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a valid and legally binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof, will not violate any material Requirement of Law or any material Contractual Obligation of any Designated Holding Company, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Guarantee and Collateral Agreement or permitted by Section 7.3(o)).

4.6. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries, or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7. No Default. None of Holdings, the Borrower or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8. Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries has marketable title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property (in each case except as could not reasonably be expected to have a Material Adverse Effect), and none of such property is subject to any Lien except Liens not prohibited by Section 7.3.

4.9. Intellectual Property. Each of Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use, validity or effectiveness of any Intellectual Property owned or licensed by Holdings, the Borrower or any of its Subsidiaries that could reasonably be expected to result in a breach of the representation and warranty set forth in the first sentence of this Section 4.9, nor does the Borrower know of any valid basis for any such claim. The use of all Intellectual Property necessary for the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, does not infringe on the rights of any Person in such a manner that could reasonably be expected to result in a breach of the representation and warranty set forth in the first sentence of this Section 4.9.

4.10. Taxes. Except as could not reasonably be expected to have a Material Adverse Effect, each of Holdings, the Borrower and each of its Subsidiaries (other than Shell Subsidiaries) has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those with respect to which the amount or validity thereof are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be).

4.11. Federal Regulations. No part of the proceeds of any Loans will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the

Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by, and payment made to, employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

4.13. ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $1,000,000. Neither any Loan Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither any Loan Party nor, to any Loan Party’s knowledge, any Commonly Controlled Entity would become subject to any material liability under ERISA if any Loan Party or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan of any Loan Party or any Commonly Controlled Entity is in Reorganization or Insolvent.

4.14. Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15. Subsidiaries. As of the Restatement Effective Date and, following the Restatement Effective Date, as of the date of the most recently delivered Compliance Certificate pursuant to Section 6.2(b), (a) Schedule 4.15 (as modified by such Compliance Certificate) sets forth the name and jurisdiction of organization of each Designated Holding Company, the Borrower and each of the Borrower’s Subsidiaries (except any Shell Subsidiary) and, as to each such Person, the percentage of each class of Equity Interests owned by Holdings, the Borrower and each of the Borrower’s Subsidiaries, and (b) except as set forth on Schedule 4.15 (as modified by such Compliance Certificate), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of the Borrower or any of its Subsidiaries (except any Shell Subsidiary), except as created by the Loan Documents.

4.16. Use of Proceeds. The proceeds of the Revolving Loans and any Incremental Term Loans, and the Letters of Credit, shall be used for general purposes, including to finance permitted Investments and permitted distributions to redeem Indebtedness of parent companies of the Borrower.

4.17. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) neither Holdings, the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the “Business”), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) neither Holdings, the Borrower nor any of its respective Subsidiaries has assumed any liability of any other Person under Environmental Laws.

4.18. Certain Cable Television Matters. Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(a) (i) Holdings, the Borrower and its Subsidiaries possess all Authorizations necessary to own, operate and construct the CATV Systems or otherwise for the operations of their businesses and are not in violation thereof and (ii) all such Authorizations are in full force and effect and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization;

(b) neither Holdings, the Borrower nor any of its Subsidiaries is in violation of any duty or obligation required by the Communications Act of 1934, as amended, or any FCC rule or regulation applicable to the operation of any portion of any of the CATV Systems;

(c) (i) there is not pending or, to the best knowledge of Holdings or the Borrower, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License held by Holdings, the Borrower or any of its Subsidiaries and (ii) there is not pending or, to the best knowledge of the Borrower, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization; and

(d) there is not issued or outstanding or, to the best knowledge of Holdings and the Borrower, threatened, any notice of any hearing, violation or complaint against Holdings, the Borrower or any of its Subsidiaries with respect to the operation of any portion of the CATV Systems and neither Holdings nor the Borrower has any knowledge that any Person intends to contest renewal of any Authorization.

4.19. Accuracy of Information, Etc. No statement or information (other than projections and pro forma financial information) contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Agents or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, as supplemented and updated from time to time (including through the filing of reports with the SEC) prior to the date this representation and warranty is made or deemed made and when taken as a whole with other such statements and information, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party (other than information of a general economic or political nature) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in reports filed with the SEC or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.20. Security Interests.

(a) The Guarantee and Collateral Agreement is effective to create or continue, as applicable, in favor of the Administrative Agent, for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement), a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of certificated Pledged Stock (constituting securities within the meaning of Section 8-102(a)(15) of the New York UCC) described in the Guarantee and Collateral Agreement, when certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.20(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the parties thereto in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person, other than with respect to Liens not prohibited by Section 7.3.

(b) None of the Equity Interests of the Borrower and its Subsidiaries which are limited liability companies or partnerships constitutes a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction.

4.21. Solvency. The Borrower and its Subsidiaries, taken as a whole, are, and after giving effect to the financing transactions referred to herein will be and will continue to be, Solvent.

SECTION 5 CONDITIONS PRECEDENT

5.1. Conditions to Restatement Effective Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a) Restatement Agreement. The Administrative Agent shall have received executed counterparts to the Restatement Agreement from the Loan Parties and from Lenders constituting the Required Lenders under the Existing Credit Agreement.

(b) Payment of Fees, Expenses, Etc. The Borrower shall have paid, or concurrently herewith shall pay to the Administrative Agent for the benefit of the applicable Agents, to the extent invoiced, the reasonable documented out-of-pocket expenses of such Agents in connection with this Agreement.

(c) Legal Opinions. On the Restatement Effective Date, the Administrative Agent shall have received the legal opinion of Kirkland & Ellis LLP, counsel to Holdings and the Borrower, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent.

5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except for any representation and warranty that is made as of a specified earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided that, in connection with any incurrence of Incremental Term Loans for purposes of financing a Limited Condition Acquisition, the foregoing requirement shall only apply to the representations and warranties contained in Section 4.3(a) (solely with respect to Holdings and the Borrower), 4.4, 4.11, 4.14, 4.20 and 4.21.

(b) No Default. Subject to Section 1.2(j), no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the applicable conditions contained in this Section 5.2 have been satisfied.

SECTION 6 AFFIRMATIVE COVENANTS

Holdings and the Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall, and shall cause each Subsidiary of the Borrower to:

6.1. Financial Statements. Furnish to the Lenders through the Administrative Agent (including by means of IntraLinks or any similar posting):

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (i) except as approved by such accountants or officer, as the case may be, and disclosed therein, and (ii) except that the consolidated statements of the Borrower and its consolidated Subsidiaries described above will not include the balance sheet and financial results of the Non-Recourse Subsidiaries.

Notwithstanding the foregoing, so long as any Person directly or indirectly owns 100% of the Equity Interests of the Borrower, the obligations set forth in Section 6.1(a) and (b) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the applicable financial information of such Person; provided that to the extent financial information of such Person is provided, such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Person and its Subsidiaries (other than the Borrower and its Subsidiaries), on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent financial statements of such Person are provided in lieu of financial statements of the Borrower under Section 6.1(a), such financial statements are reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG or other independent certified public accountants of nationally recognized standing.

Documents required to be delivered pursuant to Section 6.1(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.2; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative

Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or filed with the SEC on Form 10-K or 10-Q, as applicable; provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent the other Agents, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, provided, however, that to the extent such Borrower Materials constitute non-public information, they shall be treated as set forth in Section 10.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the other Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.2. Certificates; Other Information. Furnish to the Lenders through the Administrative Agent (including by means of IntraLinks or any similar posting) (or, in the case of clause (d) below, to the relevant Lender):

(a) [Reserved];

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(c) [Reserved];

(d) promptly, such additional financial and other information (including financial information with respect to the Borrower and its Subsidiaries) as any Lender may from time to time reasonably request; and

(e) the Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Patriot Act (as hereinafter defined).

6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where failure to do so could not reasonably be expected to have a Material Adverse Effect or where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be.

6.4. Maintenance of Existence; Compliance. (a) (i) Other than with respect to Shell Subsidiaries, preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5. Maintenance of Property; Insurance. (a) Except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general geographic area by companies engaged in the same or a similar business.

6.6. Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, coordinated through the Administrative Agent, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants.

6.7. Notices. Promptly give notice to the Lenders through the Administrative Agent (including by means of IntraLinks or any similar posting) of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, that, in either case, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding commenced against Holdings, the Borrower or any of its Subsidiaries which could reasonably be expected to result in a liability of $250,000,000 or more to the extent not covered by insurance or which could reasonably be expected to have a Material Adverse Effect;

(d) the following events: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or any Loan Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan or (iii) within five Business Days after the receipt thereof by any Loan Party or any Commonly Controlled Entity, a copy of any notice from the PBGC stating its intention to terminate a Plan or to have a trustee appointed to administer any Plan;

(e) any determination by the Borrower to treat the Loans and/or Letters of Credit as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), and promptly thereafter, the Borrower shall deliver a duly completed copy of IRS Form 8886 or any successor form to the Administrative Agent; and

(f) any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8. Environmental Laws.

(a) Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b) Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9. Additional Collateral. With respect to any new Subsidiary (other than any Specified Excluded Subsidiary so long as it qualifies) created or acquired by the Borrower or any of its Subsidiaries (which shall be deemed to have occurred in the event that any Specified Excluded Subsidiary ceases to qualify as such, it being understood that such Subsidiaries will not be required to become Subsidiary Guarantors until such time), promptly (a) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, or the Borrower, as the case may be, a perfected first priority security interest, subject to Liens not prohibited by Section 7.3, in (i) the Equity Interests of such new Subsidiary and all other property of the type that would constitute Collateral of such new Subsidiary (including Intercompany Obligations) that are held by Holdings, the Borrower or any of its Subsidiaries, (a) limited in the case of the Equity Interests of any Foreign Subsidiary, to 66% of the total outstanding Equity Interests of such Foreign Subsidiary and (b) excluding any Equity Interests of such Subsidiary in excess of the maximum amount of such Equity Interests that could be included in the Collateral without creating, in connection with the pledge thereof under any class of debt securities that is secured on a pari passu basis with the Obligations, a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Subsidiary to be included in filings by the Borrower with the SEC, and (ii) any Collateral with respect to such new Subsidiary as described in the Guarantee and Collateral Agreement, (b) deliver to the Administrative Agent the certificates, if any, representing such Equity Interests (constituting securities within the meaning of Section 8-102(a)(15) of the New York UCC), and any intercompany notes or other instruments evidencing Intercompany Obligations and all other rights and interests constituting Collateral, together with, as applicable, undated powers, instruments of transfer and endorsements, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) cause such new Subsidiary (i) to deliver an Assumption Agreement with respect to the Guarantee and Collateral Agreement and (ii) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest, subject to Liens not prohibited by Section 7.3, in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

6.10. Regulated Subsidiaries. With respect to each Regulated Subsidiary, (a) take reasonable steps to obtain the consents required from any Governmental Authority to enable such Regulated Subsidiary (unless it is a Shell Subsidiary) to become a Loan Party and to enable the Loan Parties to pledge as Collateral all of the Equity Interests of such Regulated Subsidiary owned by them and (b) cause such Regulated Subsidiary to comply with the proviso contained in the definition thereof.

SECTION 7 NEGATIVE COVENANTS

Holdings and the Borrower agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, Holdings (solely with respect to Sections 7.2, 7.3, 7.4, 7.12, 7.14 and 7.15) and the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, directly or indirectly:

7.1. Financial Condition Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio determined as of the last day of any fiscal quarter of the Borrower to exceed 5.0 to 1.0.

(b) Consolidated First Lien Leverage Ratio. Permit the Consolidated First Lien Leverage Ratio determined as of the last day of any fiscal quarter of the Borrower to exceed 4.0 to 1.0.

7.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) (i) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary; (ii) Indebtedness of any Subsidiary of the Borrower that is not a Subsidiary Guarantor to any other Subsidiary of the Borrower that is not a Subsidiary Guarantor; and (iii) Indebtedness incurred by any Subsidiary resulting from Investments made pursuant to Section 7.7(h) in the form of intercompany loans;

(c) (i) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor or, if such Subsidiary is a Guarantor, obligations of the Borrower and (ii) Guarantee Obligations incurred in the ordinary course of business by any Subsidiary of the Borrower that is not a Subsidiary Guarantor of obligations of any other Subsidiary of the Borrower that is not a Subsidiary Guarantor;

(d) Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(f)(i) in an aggregate principal amount not to exceed $500,000,000 at any one time outstanding;

(e) Indebtedness of Holdings, the Borrower and Charter Communications Operating Capital Corp. (and Guarantee Obligations of any Guarantor in respect thereof) so long as (i) at the time of the incurrence or issuance of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) such Indebtedness shall have no scheduled amortization prior to the date that is six months after the Term I Maturity Date, (iii) the terms of the documentation for such Indebtedness do not require Holdings, the Borrower or any of its Subsidiaries to repurchase, repay or redeem such debt securities (or make an offer to do any of the foregoing) upon the happening of any event (other than as a result of an event of default thereunder or pursuant to customary “change of control” provisions or asset sale offers) prior to the Term I Maturity Date and (iv) the documentation for such Indebtedness does not contain financial maintenance covenants (which term shall not include financials-based incurrence tests) and provides for other covenants, events of default and other terms that the Borrower determines are not worse than market terms for similar financings at the time such Indebtedness is incurred;

(f) Indebtedness of any Person that becomes a Subsidiary pursuant to an Investment permitted by Section 7.7 (and any guarantee by any Loan Party thereof), so long as (i) at the time of the incurrence or issuance of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) such Indebtedness existed at the time of such Investment and was not created in anticipation thereof, (iii) a certificate of a Responsible Officer of the Borrower stating whether or not such Indebtedness subjects such new Subsidiary to any restriction of the type described in Section 7.13 (disregarding any exceptions contained in Section 7.13) and setting forth the nature and extent of such restriction shall have been delivered to the Administrative Agent and (iv) the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (f) that is incurred by any Person that is not a Loan Party or that is secured by any Liens shall not exceed $2,000,000,000 at any time;

(g) Indebtedness of the Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn by the Borrower or such Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;

(h) letters of credit for the account of the Borrower or any of its Subsidiaries obtained other than pursuant to this Agreement, so long as the aggregate undrawn face amount thereof, together with any unreimbursed reimbursement obligations in respect thereof, does not exceed $250,000,000 at any one time;

(i) unsecured Indebtedness of Holdings;

(j) Indebtedness incurred pursuant to any sale and leaseback transaction permitted by Section 7.10;

(k) [Reserved]

(l) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $500,000,000 at any one time outstanding;

(m) [Reserved]; and

(n) Indebtedness in respect of First Lien Notes (and Guarantee Obligations of any Guarantor in respect thereof) or Pre-Existing Debt that is secured on a pari passu basis with the Obligations so long as at the time of incurrence (or provision of equal and ratable security) (i) no Default or Event of Default has occurred and is continuing and (ii) immediately after giving effect to the issuance or assumption of such First Lien Notes and any substantially concurrent application of the Net Cash Proceeds therefrom (if any) or incurrence (or provision of equal and ratable security) in respect of such Pre-Existing Debt, the aggregate principal amount of outstanding Term Loans, First Lien Notes and equally and ratably secured Pre-Existing Debt would not exceed the First Lien Term Cap.

7.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes, assessments and other governmental charges not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, insurance and social security legislation;

(d) deposits made to secure the performance of bids, tenders, trade contracts, leases, statutory or regulatory obligations, surety and appeal bonds, bankers acceptances, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case excluding obligations for borrowed money;

(e) easements, rights-of-way, municipal and zoning ordinances, title defects, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holdings, the Borrower or any of its Subsidiaries;

(f) Liens securing (i) Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(d) to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (C) the amount of Indebtedness secured thereby is not increased or (ii) Indebtedness of any Excluded Acquired Subsidiary permitted under Section 7.2(f) so long as such Liens do not at any time encumber any property other than the property of Excluded Acquired Subsidiaries;

(g) [Reserved];

(h) Liens created pursuant to the Guarantee and Collateral Agreement securing obligations of the Loan Parties under (i) the Loan Documents, (ii) Specified Hedge Agreements, (iii) Specified Cash Management Agreement and (iv) letters of credit issued pursuant to Section 7.2(h) by any Lender or any Affiliate of any Lender;

(i) any landlord’s Lien or other interest or title of a lessor under any lease or a licensor under a license entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or licensed;

(j) Liens created under Pole Agreements on cables and other property affixed to transmission poles or contained in underground conduits;

(k) Liens of or restrictions on the transfer of assets imposed by any Governmental Authority or other franchising authority, utilities or other regulatory bodies or any federal, state or local statute, regulation or ordinance, in each case arising in the ordinary course of business in connection with franchise agreements or Pole Agreements;

(l) Liens arising from judgments or decrees not constituting an Event of Default under Section 8.1(i);

(m) Liens arising under or in connection with any sale and leaseback transaction permitted by Section 7.10;

(n) Liens on cash collateral securing obligations of the Borrower and its Subsidiaries in respect of Hedge Agreements that are not entered into for speculative purposes and letters of credit issued pursuant to Section 7.2(h);

(o) junior Liens on assets constituting Collateral under the Guarantee and Collateral Agreement securing Indebtedness of the Borrower or any Guarantor incurred pursuant to Section 7.2(e), which Liens shall be on terms and conditions no less favorable to the interests of the Loan Parties and the Lenders in any material respect than those contained in the Senior Note Intercreditor Agreement;

(p) [Reserved]

(q) [Reserved]

(r) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $250,000,000 at any one time outstanding; and

(s) Liens on assets of Holdings, the Borrower or any Guarantor in each case constituting Collateral under the Guarantee and Collateral Agreement that are subject to the terms of the First Lien Intercreditor Agreement securing Indebtedness permitted by Section 7.2(n).

7.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) (i) any Subsidiary of the Borrower may be merged or consolidated with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving entity) and (ii) any Wholly Owned Subsidiary of the Borrower that is not a Subsidiary Guarantor may be merged or consolidated with or into any Wholly Owned Subsidiary of the Borrower;

(b) any Subsidiary of the Borrower with no operations may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity);

(c) (i) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Wholly Owned Subsidiary Guarantor and (ii) any Subsidiary may dispose of any or all of its assets to any other Person to effect a Disposition permitted by Section 7.5(f);

(d) any Shell Subsidiary may be liquidated or dissolved or otherwise cease to exist; and

(e) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, Holdings or the Borrower may merge or consolidate with any other Person; provided that (i) Holdings or the Borrower, as applicable, shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not Holdings or the Borrower, as applicable (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of Holdings or the Borrower, as applicable, under this Agreement and the other Loan Documents to which Holdings or the Borrower, as applicable, is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee and Collateral Agreement and other applicable Loan Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (D) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement and (E) the Administrative Agent shall have received such legal opinions, certificates and other documents as it may reasonably request; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, Holdings or the Borrower, as applicable, under this Agreement.

7.5. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any Equity Interests to any Person, except:

(a) the Disposition of obsolete, surplus or worn out property in the ordinary course of business;

(b) Dispositions of cash and Cash Equivalents, and the sale of inventory in the ordinary course of business;

(c) Dispositions expressly permitted by Section 7.4;

(d) (i) the sale or issuance of any Subsidiary’s Equity Interests to the Borrower or any Wholly Owned Subsidiary Guarantor and (ii) the sale or issuance of the Equity Interests of any Subsidiary of the Borrower that is not a Subsidiary Guarantor to any other Subsidiary of the Borrower that is not a Subsidiary Guarantor;

(e) the sale or issuance of any Subsidiary’s Equity Interests to a Designated Holding Company; provided that (i) such Equity Interests are contributed as a capital contribution to the direct parent of such Subsidiary on the date of such sale or issuance (and, if such parent is a Wholly Owned Subsidiary such parent shall remain a Wholly Owned Subsidiary after such contribution) and (ii) no DHC Default shall have occurred and be continuing or would result therefrom;

(f) the Disposition (directly or indirectly through the Disposition of 100% of the Equity Interests of a Subsidiary) of operating assets by the Borrower or any of its Subsidiaries (it being understood that all Exchange Excess Amounts shall be deemed to constitute usage of availability in respect of Dispositions pursuant to this Section 7.5(f)), provided that (i) on the date of such Disposition (the “Disposition Date”; it being understood that, with respect to a series of related Dispositions required pursuant to a plan of Dispositions contained in a single agreement, the Disposition Date shall be the date of the first such Disposition), no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all such Dispositions pursuant to this clause (f) shall not exceed an amount equal to 50% of Total Assets as of the last day of the Test Period then most recently ended; (iii) except in the case of any Exchange, at least 75% of the proceeds of such Disposition shall be in the form of cash (provided, however, that, for the purposes of this clause (f), any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in any Disposition pursuant to this clause (f) having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received in connection with any other Disposition pursuant to this clause (f) that is at that time outstanding, not to exceed the greater of $2,000,000,000 and 3.00% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) will be deemed to be cash); and (iv) the Net Cash Proceeds of such Disposition shall be applied to prepay the Term Loans to the extent required by Section 2.9(a);

(g) any Exchange by the Borrower and its Subsidiaries; provided that (i) on the relevant Exchange Date, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) in the event that the Annualized Asset Cash Flow Amount attributable to the assets being Exchanged exceeds the annualized asset cash flow amount (determined in a manner comparable to the manner in which Annualized Asset Cash Flow Amounts are determined hereunder) of the assets received in connection with such Exchange (such excess amount, an “Exchange Excess Amount”), then, the Disposition of such Exchange Excess Amount shall be permitted by clauses (ii) and (iii) of Section 7.5(f); and (iii) the Net Cash Proceeds of such Exchange, if any, shall be applied to prepay the Term Loans to the extent required by Section 2.9(a);

(h) Dispositions by the Borrower and its Subsidiaries of property acquired after the Original Restatement Effective Date (other than property acquired in connection with Exchanges of property owned on the Original Restatement Effective Date), so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) a definitive agreement to consummate such Disposition is executed no later than twelve months after the date on which relevant property is acquired and (iii) such Disposition is consummated within eighteen months after the date on which the relevant property is acquired;

(i) Dispositions consisting of capital contributions permitted by Section 7.7(h);

(j) the Disposition by the Borrower and its Subsidiaries of other property having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Borrower (it being understood that a release in accordance with Section 10.14 of any Collateral Disposed of pursuant to this clause (j) shall not be required and upon consummation of a Disposition permitted by this clause (j), the Lien of the Administrative Agent shall be automatically released on the property disposed of);

(k) Dispositions of Investments permitted by Section 7.7(h); provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) such Disposition is made for fair market value.

It is understood that this Section 7.5 does not apply to the sale or issuance of the Equity Interests of the Borrower.

7.6. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interests of Holdings, the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, “Restricted Payments”), except that:

(a) (i) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor, (ii) any Subsidiary of the Borrower that is not a Subsidiary Guarantor may make Restricted Payments to any other Subsidiary of the Borrower and (iii) if such Subsidiary is not a Wholly Owned Subsidiary, any Subsidiary may make Restricted Payments to each holder of its Equity Interests other than the Borrower or any of its Subsidiaries so long as such Restricted Payment is made on a pro rata basis to the holders of the applicable class of Equity Interests;

(b) the Borrower may make distributions (directly or indirectly) to any Qualified Parent Company or any Affiliate of the Borrower for the purpose of enabling such Person to make interest payments or dividend payments in respect of its Qualified Indebtedness (other than interest or dividends that become due as a result of the acceleration of the maturity of such Indebtedness after an event of default or similar event), provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) no DHC Default shall have occurred and be continuing or would result therefrom (unless the use of proceeds of such distribution cures all such DHC Defaults) and (iii) each such distribution shall be made no earlier than 30 days prior to the date the relevant interest payment or dividend payment is due;

(c) the Borrower may make distributions to any Qualified Parent Company to be used to repay, repurchase, redeem, cancel or otherwise acquire or retire (collectively, “Debt Repayment”) any such Person’s Indebtedness; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) no DHC Default shall have occurred and be continuing or would result therefrom (unless the use of proceeds of such distribution cures all such DHC Defaults), (iii) Available Liquidity shall, after giving pro forma effect to such distribution, be at least $250,000,000 and (iv) such distribution shall be made no earlier than 60 days prior to the date the relevant Debt Repayment is made;

(d) (i) in respect of any calendar year or portion thereof during which the Borrower is a Flow-Through Entity (a “Flow-Through Tax Period”), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and without duplication of Section 7.7(k), the Borrower may make distributions (directly or indirectly) to the direct or indirect holders of the Equity Interests of the Borrower, in an amount sufficient to permit each such holder to make Permitted Tax Payments; provided that, for the avoidance of doubt, the Borrower may make distributions pursuant to this clause (i) during periods that are not Flow-Through Tax Periods to the extent Permitted Tax Payments relating to any Flow-Through Tax Period subsequently arise as the result of an audit, proceeding or other adjustment; and (ii) in respect of any calendar year or portion thereof where subclause (i) does not apply but during which the Borrower or any of its Subsidiaries is a member of a consolidated, unitary, combined or similar income tax group of which CCI (or any direct or indirect Subsidiary of CCI that is a parent company of the Borrower) is the common parent, without duplication of Section 7.7(k), the Borrower may make distributions (directly or indirectly) to the common parent, the proceeds of which will be used to make Permitted Tax Payments attributable to the relevant attributes of the Borrower and/or its Subsidiaries (as applicable) in an amount not to exceed the Permitted Tax Payments that would have been payable by the Borrower and/or its Subsidiaries (as applicable) on a stand-alone basis, reduced by any such Permitted Tax Payments made directly by the Borrower and/or its Subsidiaries;

(e) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make distributions to any of its Affiliates; provided that the aggregate of all distributions made under this Section 7.6(e) shall not exceed $1,000,000,000 during the term of this Agreement;

(f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make distributions to any Qualified Parent Company or direct payments to be used to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of any Qualified Parent Company held by any member of management of Holdings or any other Qualified Parent Company, the Borrower or any of its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement or arrangement, provided that the aggregate amount of such distributions shall not exceed $150,000,000 in any fiscal year of the Borrower;

(g) the Borrower may make distributions to any Qualified Parent Company to permit such Qualified Parent Company to pay (i) attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses (including any commitment and other fees payable in connection with credit facilities) actually incurred in connection with any issuance, sale or incurrence by such Qualified Parent Company of Equity Interests or Indebtedness, any exchange of securities or a tender for outstanding debt securities or any actual or proposed Investment, (ii) the costs and expenses of any offer to exchange privately placed securities in respect of the foregoing for publicly registered securities or any similar concept having a comparable purpose, (iii) other administrative expenses (including legal, accounting, other professional fees and costs, printing and other such fees and expenses) incurred in the ordinary course of business, in an aggregate amount in the case of this clause (iii) not to exceed $5,000,000 in any fiscal year or (iv) all or a portion of the consideration payable for any Investment that would have been permitted to be made by the Borrower pursuant to Section 7.7, including, without limitation, (A) all payments required to be made with respect to the Bright House Acquisition Transactions pursuant to the Bright House Transaction Agreements (including, without limitation, all post-acquisition payments pursuant to the Bright House Transaction Agreements) and (B) all payments pursuant to agreements entered into in connection with any such Investment (including, without limitation, post-acquisition payments required to be made in connection with purchase price adjustments or the utilization of tax assets); provided that (a) the assets or Equity Interests acquired in such Investment (to the extent of amounts distributed by the Borrower to enable such Qualified Parent Company to make such Investment) are promptly contributed to the capital of (or otherwise transferred to) the Borrower or a Subsidiary and (b) such Investment shall be deemed for purposes of Section 7.7 to be an Investment by the Borrower;

(h) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments in the amount of any payment or amount received, directly or indirectly, by it from any Non-Recourse Subsidiary (other than an Escrow Borrower) concurrently with the receipt of such payment or amount;

(i) the Borrower and its Subsidiaries may make Restricted Payments; provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Consolidated Leverage Ratio determined as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, after giving pro forma effect to such Restricted Payment, is less than or equal to 3.50:1.00; and

(j) the Borrower and its Subsidiaries may make Restricted Payments for purposes of making interest payments or paying any premium in connection with any Indebtedness (including the Term H Loans and the Term I Loans during any period they are Incremental Escrow Term Loans) of any Affiliate of the Borrower that is incurred by any Escrow Borrower or any other special purpose entity formed for purposes of being the issuer of such Indebtedness during any period where the proceeds of such Indebtedness are held in escrow pursuant to escrow arrangements, and, in the case of Incremental Term Loans, if an Escrow Borrower has assumed the obligations of the Borrower with respect to any Incremental Term Loans originally funded to the Borrower resulting in such Incremental Term Loans becoming Escrow Term Loans, additional Restricted Payments in an amount not to exceed the principal amount of such Escrow Term Loans.

7.7. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a significant part of a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) investments in Cash Equivalents;

(c) Guarantee Obligations permitted by Section 7.2;

(d) loans and advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $25,000,000 at any one time outstanding;

(e) Investments (including capital expenditures) (i) by the Borrower or any of its Subsidiaries in (x) the Borrower or any Subsidiary that, prior to such Investment, is a Wholly Owned Subsidiary Guarantor, or (y) any then existing Subsidiary that is not a Subsidiary Guarantor if such Subsidiary becomes a Wholly Owned Subsidiary Guarantor concurrently with the making of such Investment and (ii) by any Subsidiary of the Borrower that is not a Subsidiary Guarantor in any other Subsidiary of the Borrower that is not a Subsidiary Guarantor;

(f) acquisitions by the Borrower or any Wholly Owned Subsidiary Guarantor of operating assets (substantially all of which pertain to a Permitted Line of Business), directly through an asset acquisition or indirectly through the acquisition of the Equity Interests of a Person substantially engaged in a Permitted Line of Business (when after giving effect to the acquisition of such Equity Interests, the Borrower and its Wholly Owned Subsidiary Guarantors will own 100% of the Equity Interests of such Person) , provided, that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) at no time shall the aggregate Consideration paid during the period from the date of consummation of the Acquisition Transactions through such time in connection with any such acquisitions of Equity Interests of Persons who, together with their Subsidiaries, are not Wholly Owned Subsidiary Guarantors at such time, exceed $2,000,000,000;

(g) the Borrower or any of its Subsidiaries may contribute operating assets to any Non-Recourse Subsidiary (other than an Escrow Borrower) so long as (i) such Disposition is permitted pursuant to Section 7.5(f), (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) after giving effect thereto, the Consolidated Leverage Ratio shall be equal to or lower than the Consolidated Leverage Ratio in effect immediately prior thereto and (iv) the Equity Interests received by the Borrower or any of its Subsidiaries in connection therewith shall be pledged as Collateral (either directly or through a holding company parent of such Non-Recourse Subsidiary so long as such parent is a Wholly Owned Subsidiary Guarantor);

(h) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount outstanding at any time (initially valued at cost and giving effect to all payments received in respect thereof whether constituting dividends, prepayment, interest, return on capital or principal or otherwise unless such payments are from a Non-Recourse Subsidiary (other than an Escrow Borrower) and applied to make a Restricted Payment under Section 7.6(h) or an Investment under Section 7.7 (l) or 7.7(m)), not to exceed the sum of $300,000,000 plus the aggregate amount of cash and assets (valued at fair market value) contributed by any Designated Holding Company to the Borrower after April 27, 2004 in the form of common equity; provided, that (i) no such Investment may be made at any time when a Default or Event of Default has occurred and is continuing or would result therefrom, (ii) none of the proceeds of such Investment may be used directly or indirectly to repay, repurchase, redeem or otherwise acquire or retire for value Indebtedness of any

Qualified Parent Company or otherwise in a manner that would be prohibited by Section 7.6 if the Borrower or any Subsidiary (directly or indirectly) used such proceeds in such manner and (iii) Available Liquidity, shall, after giving pro forma effect to such Investment, be at least $250,000,000;

(i) any Excluded Acquired Subsidiary may make investments in any other Excluded Acquired Subsidiary;

(j) the Borrower may purchase or otherwise acquire Indebtedness of a Qualified Parent Company in connection with any Debt Repayment so long as (i) such Debt Repayment is consummated within 60 days after such purchase, (ii) the amount expended to effectuate such purchase (or, in the case of a debt-for-debt exchange, the principal amount of the Indebtedness issued in exchange for such Qualified Parent Company Indebtedness) could, on the date such purchase is made (the “Test Date”), have been distributed to a Qualified Parent Company to effectuate a Debt Repayment pursuant to Section 7.6(c), and (iii) on the date such Debt Repayment is consummated, no Default or Event of Default shall have occurred and be continuing;

(k) loans or advances to any direct or indirect parent company of the Borrower in lieu of Restricted Payments permitted by Section 7.6(d);

(l) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower and its Subsidiaries may make Investments in any Non-Recourse Subsidiary with the proceeds of distributions from any Non-Recourse Subsidiary (other than an Escrow Borrower) concurrently with the receipt of such proceeds;

(m) the Borrower and its Subsidiaries may contribute operating assets to a Wholly Owned Subsidiary, provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) a binding Contractual Obligation with a counterparty other than a member of the Charter Group to Dispose of such assets or Wholly Owned Subsidiary is in effect at the time of such contribution, (iii) such Disposition is consummated in accordance with Section 7.5(f) within five Business Days of such contribution or, if such Disposition is not so consummated, then within eight Business Days of such contribution such contribution is reversed or such Wholly Owned Subsidiary complies with Section 6.9 and (iv) such Wholly Owned Subsidiary shall not make any Investments with such assets or the proceeds thereof, including pursuant to Section 7.7(e)(ii) or (iv);

(n) Investments by the Borrower and its Subsidiaries in any Escrow Borrower or other Non-Recourse Subsidiary for purposes of funding original issue discount, upfront fees, redemption or repayment premium and interest with respect to any Escrow Incremental Term Loans or debt securities issued pursuant to escrow arrangements, in each case, to the extent such Escrow Incremental Term Loans and debt securities are intended to provide a portion of the funds to finance the Acquisition Transactions or any other Investment so long as the assets or Equity Interests to be acquired with the proceeds of such Escrow Incremental Term Loans or debt securities issued pursuant to escrow arrangements are promptly contributed or otherwise transferred to the Borrower or a Subsidiary promptly upon the use of such proceeds, and, in the case of Incremental Term Loans, if such Escrow Borrower has assumed the obligations of the Borrower with respect to any Incremental Term Loans originally funded to the Borrower resulting in such Incremental Term Loans becoming Escrow Term Loans, additional Investments in an amount not to exceed the principal amount of such Escrow Term Loans; and

(o) Investments pursuant to the Acquisition Agreement.

7.8. Certain Payments and Modifications Relating to Indebtedness and Management Fees.

(a) Make or offer to make any payment, prepayment, repurchase, purchase or redemption in respect of, or otherwise optionally or voluntarily defease or segregate funds with respect to (collectively, “prepayment”), any Specified Long-Term Indebtedness prior to the scheduled final maturity thereof, other than (i) the payment of scheduled interest and principal payments required to be made in cash, (ii) the prepayment of Specified Subordinated Debt with the proceeds of other Specified Long-Term Indebtedness or of Loans or with cash on hand, (iii) the prepayment of any Specified Long-Term Indebtedness with the proceeds of other Specified Long-Term Indebtedness, so long as such new Indebtedness has covenants and event of default provisions no more restrictive in any material respect than those applicable to the Indebtedness being refinanced, (iv) the prepayment of any Specified Long-Term Indebtedness with the proceeds of substantially concurrent capital contributions made to Holdings, and then contributed to the Borrower, in each case in the form of common equity, (v) the prepayment of any Specified Long-Term Indebtedness effected solely by exchanging such debt for Indebtedness of a Qualified Parent Company, and (vi) the prepayment of Specified Long-Term Indebtedness so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) Available Liquidity shall, after giving pro forma effect to such prepayment, be at least $250,000,000.

(b) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to any of the terms of any Specified Long-Term Indebtedness in a manner, taken as a whole, that would be materially adverse to the Lenders; provided that no such amendment, modification, waiver or other change will be materially adverse to the Lenders if, after giving effect to such amendment, modification, waiver or other change, such Specified Long-Term Indebtedness would have been permitted to be incurred hereunder on the effective date of such amendment, modification, waiver or other change.

(c) Make or agree to make any payment in respect of management fees to any Person, directly or indirectly, other than (i) to the Borrower or a Wholly Owned Subsidiary Guarantor and (ii) any amounts required to be paid or reimbursed to the manager under the Management Fee Agreement with respect to actual costs, fees, expenses, and other similar amounts thereunder, without any mark-up or premium.

(d) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Management Fee Agreement, other than any such amendment, modification, waiver or other change that (i) (x) would extend the due date or reduce (or increase to the amount permitted by Section 7.8(c)) the amount of any payment thereunder or (y) does not adversely affect the interests of the Lenders (it being understood that a change in the manager thereunder to another member of the Charter Group or a renewal of such agreement does not adversely affect the interests of the Lenders) and (ii) does not involve the payment of a consent fee.

7.9. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than transactions between or among Holdings, the Borrower or any Subsidiary) unless such transaction is (a) not prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, in any material respect than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. The foregoing restrictions shall not apply to (i) transactions expressly permitted by Section 7.6, Section 7.7(h) or Section 7.8(c), (ii) amounts paid under the Management Fee Agreement, (iii) the entry into or performance of obligations under any customary tax sharing agreement, (iv) transactions with a Person that is an Affiliate solely as a result of the Borrower’s or any Subsidiary’s ownership of Equity Interests of, or other Investments in, such Person, (v) employment agreements entered into by the Borrower and its Subsidiaries in the ordinary course of business, (vi) payment of reasonable directors fees and customary indemnification and insurance arrangements in favor of directors and officers and (vii) transactions with an Escrow Borrower, including any Escrow Funding Assignment, any Escrow Assumption and the entrance into any agreements related thereto so long as the proceeds of any related Indebtedness of the assets or Equity Interest acquired therewith are promptly contributed or otherwise transferred to the Borrower or a Subsidiary promptly upon the use of such proceeds.

7.10. Sales and Leasebacks. Enter into any arrangement with any Person (other than Subsidiaries of the Borrower) providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary unless, after giving effect thereto, the aggregate outstanding amount of Attributable Debt does not exceed $500,000,000.

7.11. [Reserved].

7.12. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure obligations under this Agreement or the other Loan Documents (to the extent that such limitation would have the effect of prohibiting Holdings, the Borrower or any of its Subsidiaries from granting a Lien on any of its assets to secure all obligations under this Agreement and the other Loan Documents in respect of a principal amount of Indebtedness that is not greater than the excess of (i) (x) the First Lien Term Cap on the Restatement Effective Date plus (y) the Revolving Commitment Cap minus (ii) the principal amount of First Lien Notes at any time and the principal amount of Indebtedness repaid under this Agreement from the proceeds of asset sales and casualty events) other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) pursuant to Contractual Obligations assumed in connection with Investments (but not created in contemplation thereof) so long as the maximum aggregate liabilities of Holdings, the Borrower and its Subsidiaries pursuant thereto do not exceed $10,000,000 at any time, (d) [Reserved], (e) pursuant to agreements governing Indebtedness assumed in connection with the acquisition of any Person that becomes a Subsidiary pursuant to Section 7.7(f) or (h) so long as such Indebtedness is permitted under Section 7.2(f) or (l) and such Indebtedness was not created or incurred in contemplation of such acquisition and such restrictions apply only to such acquired Subsidiary and its Subsidiaries, (f) as contained in any other agreement governing Indebtedness secured by Liens described in Section 7.3(o) so long as such restrictions are no more onerous in any material respect than those contained in the Loan Documents, (g) as contained in any QPC Indenture as in effect on the Restatement Effective Date or in any other agreement governing Indebtedness of Holdings described in Section 7.3(e), (i) or (m) or Indebtedness of any Qualified Parent Company, in each case, so long as such restrictions are no more onerous in any material respect than those contained in any QPC Indenture as in effect on the Restatement Effective Date, (h) customary provisions in leases and licenses entered into in the ordinary course of business or as required in any franchise permit and (i) customary restrictions in an agreement to Dispose of assets in a transaction permitted under Section 7.5 solely to the extent that such restriction applies solely to the assets to be so Disposed.

7.13. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Equity Interests or assets of such Subsidiary in a transaction otherwise permitted by this Agreement, (iii) [Reserved], (iv) any restrictions contained in documents governing Indebtedness permitted under Section 7.2(e), (i), (l) or (n) or any other agreement governing Indebtedness (including Indebtedness of a Qualified Parent Company or Indebtedness secured by Liens described in Section 7.3(q)) so long as either (x) such restrictions are no more onerous in any material respect than those contained in the Loan Documents or any QPC Indenture as in effect on the Restatement Effective Date, or (y) the Borrower determines in good faith at the time such documents are entered into that such restrictions are not likely to result in a material impairment of the ability of the Loan Parties to perform their payment obligations under this Agreement or materially restrict the ability of Subsidiaries that are not Loan Parties to make distributions and transfers of property to the Loan Parties, (v) any restrictions contained in agreements governing Indebtedness assumed in connection with the acquisition of any Person that becomes a Subsidiary pursuant to Section 7.7(f) or (h) so long as such Indebtedness is permitted under Section 7.2(f) or (l) and such Indebtedness was not created or incurred in contemplation of such acquisition and such restrictions apply only to such acquired Subsidiary and its Subsidiaries, (vi) restrictions contained in any agreement governing Indebtedness secured by Liens described in Section 7.3(o) so long as such restrictions are no more onerous in any material respect than those contained in the Loan Documents, (vii) restrictions contained in any QPC Indenture as in effect on the Restatement Effective Date, (viii) [reserved], (ix) customary restrictions in an agreement to Dispose of assets in a transaction permitted under Section 7.5 to the extent that such restriction applies solely to such assets, (x) customary anti-assignment provisions in leases and licenses entered into in the ordinary course of business or as required in any franchise permit, and (xi) restrictions governing Indebtedness permitted under Section 7.2(d) to the extent prohibiting transfers of the assets financed with such Indebtedness.

7.14. Lines of Business.

(a) Enter into any business, either directly or through any Subsidiary, except for (i) those businesses in which the Borrower and its Subsidiaries are engaged on the Restatement Effective Date and (ii) businesses which are reasonably similar or related thereto or reasonable extensions thereof (collectively, “Permitted Lines of Business”).

(b) [Reserved.]

(c) In the case of Holdings, (i) conduct, transact or otherwise engage in, commit to conduct, transact or otherwise engage in any business or operations other than a Permitted Line of Business, (ii) incur any obligations or liabilities other than obligations under the Loan Documents, Indebtedness permitted to be incurred by it under Section 7.2 and other customary obligations incidental to its existence and ownership and liabilities and obligations related to the purchase or ownership of Indebtedness that it is not prohibited from purchasing or owning pursuant to any Loan Document or (iii) use any proceeds or amounts received from the Borrower or any of its Subsidiaries for purposes of enabling it to effect any transaction prohibited under Section 7.7(h)(ii).

(d) In the case of Charter Communications Operating Capital Corp., (i) conduct, transact or otherwise engage in, commit to conduct, transact or otherwise engage in any business or operations, (ii) own, lease, manage or otherwise operate any properties or assets or (iii) incur any obligations or liabilities other than obligations under the Loan Documents, Indebtedness under Section 7.2(e) or (k) and other customary obligations incidental to its existence.

7.15. Investments in the Borrower. In the case of Holdings, make any Investment in the Borrower other than in the form of a capital contribution or a loan or a Guarantee Obligation in respect of any obligation of the Borrower.

SECTION 8 EVENTS OF DEFAULT

8.1. Events of Default. If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 6.4 and 6.5(b) of the Guarantee and Collateral Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without duplication, any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that, (x) a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clause (i), (ii) or (iii) of this paragraph (e) shall have occurred and be continuing with respect to such Indebtedness the outstanding aggregate principal amount of which exceeds $400,000,000 and (y) for the avoidance of doubt, a requirement to make a mandatory offer to repurchase under the terms of any Indebtedness as a result of a “change of control” (or equivalent term) shall not constitute a Default or an Event of Default under this paragraph (e)(iii) so long as (A) on or prior to the date the events constituting such “change of control” (or equivalent term) occur, either (I) the terms of such Indebtedness have been amended to eliminate the requirement to make such offer, (II) such Indebtedness has been defeased or discharged so that such requirement shall no longer apply (and, in the event such “change of control” is subject to a requirement that a specific credit ratings event or similar condition subsequent occur, no Event of Default shall exist pursuant to this paragraph (e)(iii) until such time as the specific credit ratings event or similar condition subsequent has also occurred resulting in the obligor under such Indebtedness to become unconditionally obligated to make such offer) or (III) solely in the case of Indebtedness of any Person acquired by the Borrower or any of its Subsidiaries where such “change of control” (or equivalent term) under such Indebtedness resulted from the Borrower or one of its Subsidiary’s acquisition of such Person, (x) the sum of Available Liquidity plus any available debt financing commitments from any Revolving Lender or any Affiliate of a Revolving Lender or any other financial institution of nationally recognized standing available to the Borrower or its Subsidiaries for purposes of refinancing such Indebtedness is at least equal to the aggregate amount that would be required to repay such Indebtedness pursuant to any required “change of control offer” (or equivalent term) pursuant to the terms of such Indebtedness at all times prior to the expiration of the rights of the holders of such Indebtedness to require the repurchase or repayment of such Indebtedness as a result of such acquisition and (y) the Borrower or the applicable Subsidiary complies with the provisions of such Indebtedness that are applicable as a result of such acquisition (including by consummating any required “change of control offer” (or equivalent term) for such Indebtedness); or

(f) any Designated Holding Company other than Holdings shall (i) default in making any payment of any principal of any Indebtedness (including, without duplication, any Guarantee Obligation in respect of Indebtedness) on the scheduled or original due date with respect thereto or (ii) default in making any payment of any interest on any such Indebtedness or default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, if such default or other event or condition, in each case with respect to this clause (ii), results in the acceleration of such Indebtedness prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) causes such Indebtedness to become payable; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clause (i) or (ii) of this paragraph (f) shall have occurred and be continuing with respect to such Indebtedness the outstanding aggregate principal amount of which exceeds $300,000,000; or

(g) (i) any Designated Holding Company, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of their assets or any Designated Holding Company, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Designated Holding Company, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Designated Holding Company, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Designated Holding Company, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Designated Holding Company, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h) (i) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (iv) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(i) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or fully covered by insurance as to which the relevant insurance company has not declined coverage) of $300,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(j) (i) the Guarantee and Collateral Agreement shall cease, for any reason (other than the gross negligence or willful misconduct of the Administrative Agent), to be in full force and effect with respect to any material portion of the Collateral, or any Loan Party or any Affiliate of any Loan Party shall so assert, or (ii) any Lien created by the Guarantee and Collateral Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby with respect to any material portion of the Collateral (other than in connection with releases in accordance with Section 10.14) or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a

Qualified Parent Company, has the power, directly or indirectly, to vote or direct the voting of Equity Interests having more than 50% (determined on a fully diluted basis) of the ordinary voting power for the management of the Borrower (a “Change of Control”); provided that such Change of Control shall not constitute a Default or Event of Default unless a Ratings Event has occurred within the Ratings Decline Period; or

(l) a termination or suspension with respect to any CATV Franchises or CATV Systems of the Borrower or any of its Subsidiaries from the FCC or any Governmental Authority or other franchising authority occurs or the Borrower or any of its Subsidiaries or the grantors of any CATV Franchises or CATV Systems shall fail to renew such CATV Franchises or CATV Systems at the stated expiration thereof (in each case other than (x) as a result of changes in law or regulation or other circumstances which result in any CATV Franchise no longer being required in connection with operation of the relevant CATV System or (y) at a time when such CATV Franchise is not required for operation of such CATV System) if the percentage represented by such CATV Franchises or CATV Systems and any other CATV Franchises or CATV Systems which are then so terminated, suspended or not renewed (and which the Borrower or such Subsidiary does not continue to operate and from which systems it does not retain the revenues after the stated termination or expiration) of Consolidated Operating Cash Flow for the 12-month period preceding the date of the termination, suspension or failure to renew, as the case may be (giving pro forma effect to any acquisitions or Dispositions that have occurred since the beginning of such 12-month period as if such acquisitions or Dispositions had occurred at the beginning of such 12-month period), would exceed 10%, unless an alternative CATV Franchise or CATV System in form and substance reasonably satisfactory to the Required Lenders shall have been procured and come into effect prior to or concurrently with the termination or expiration date of such terminated, suspended or non-renewed CATV Franchise or CATV System; or

(m) except as required or otherwise expressly permitted in this Agreement (i) in the case of any Designated Holding Company or any Non-Recourse Subsidiary, fail to satisfy customary formalities with respect to organizational separateness, including, without limitation, (A) the maintenance of separate books and records and (B) the maintenance of separate bank accounts in its own name; (ii) in the case of any Designated Holding Company or any Non-Recourse Subsidiary, fail to act solely in their own names or the names of their managers and through authorized officers and agents; (iii) in the case of the Borrower or any of its Subsidiaries, make or agree to make any payment to a creditor of any Designated Holding Company or any Non-Recourse Subsidiary in its capacity as such; or (iv) in the case of any Designated Holding Company, any Non-Recourse Subsidiary, the Borrower or any of its Subsidiaries, (x) commingle any money or other assets of any Designated Holding Company or any Non-Recourse Subsidiary with any money or other assets of the Borrower or any of its Subsidiaries or (y) take any action, or conduct its affairs in a manner, which could reasonably be expected to result in the separate organizational existence of each Designated Holding Company or each Non-Recourse Subsidiary from the Borrower and its Subsidiaries being ignored under any circumstance, and such failure, action, agreement, event, condition or circumstance described in any clause of this paragraph (m) shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time comply with Section 3.8. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

Notwithstanding anything to the contrary herein, solely for the purpose of determining whether a Default has occurred under clause (g) above, any reference in such clause to any Subsidiary shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in such clause unless the gross revenues of such Subsidiary together with the gross revenues of all other Subsidiaries affected by such event or circumstance referred to in such clause for the period of four fiscal quarters ending on the date of the most recent balance sheet of the Borrower delivered pursuant to Section 6.1(a) or (b) shall exceed 5% of the gross revenues of the Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP.

8.2. Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.1), any amounts received on account of the Obligations (other than the Equally and Ratably Secured Notes Obligations) shall, subject to the Guarantee and Collateral Agreement and any First Lien Intercreditor Agreement, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Section 2) payable to the Administrative Agent in its capacity as such;

Second, pro rata to (i) the payment of all other Obligations (other than the Equally and Ratably Secured Notes Obligations) due and owing to the Secured Parties, ratably among the Secured Parties in proportion to the respective amounts described in this subclause (i) of this clause Second held by them and (ii) the Cash Collateralization of all Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 3.8, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Second above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations (other than the Equally and Ratably Secured Notes Obligations), if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Specified Cash Management Agreements, Specified Hedge Agreements and Non-Facility Letters of Credit shall be excluded from the application described above to occur on any date if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party providing such Obligations on or prior to such date.

SECTION 9 THE AGENTS

9.1. Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a party to a Specified Hedge Agreement or Specified Cash Management Agreement) and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties pursuant to the Guarantee and Collateral Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Guarantee and Collateral Agreement, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 9 and Section 10 (including Section 9.7, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Guarantee and Collateral Agreement) as if set forth in full herein with respect thereto.

9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

9.3. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1 and Section 8) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Guarantee and Collateral Agreement, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7. Indemnification. The Lenders agree to indemnify the Administrative Agent, Issuing Lender and Swingline Lender, each in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, Issuing Lender or Swingline Lender in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Administrative Agent, Issuing Lender or Swingline Lender under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9. Successor Administrative Agent. So long as no Event of Default has occurred and is continuing, the Administrative Agent, the Borrower and a successor agent who is a Revolving Lender may, in their sole discretion at any time, agree that such successor agent shall replace the outgoing administrative Agent as Administrative Agent hereunder and under the other Loan Documents. In addition, the Administrative Agent may in its sole discretion resign as Administrative Agent at any time upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(g) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). Any successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed). After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Any resignation by the Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue new letters of credit either (x) in substitution for the Letters of Credit issued by the retiring Issuing Lender or (y) to backstop such Letters of Credit, in each case, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. Any Issuing Lender that is not the Administrative Agent may resign as an Issuing Lender as separately agreed in writing between such Issuing Lender and the Borrower.

9.10. Agents. Each of the Agents (other than the Administrative Agent) shall have no duties or responsibilities hereunder in their capacity as such.

9.11. Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a party to a Specified Cash Management Agreement or a Specified Hedge Agreement) and the Issuing Lender irrevocably authorize the Administrative Agent to release Liens on the Collateral and/or Guarantors from their obligations under the Guarantee and Collateral Agreement under the circumstances described in Section 9.15 of the Guarantee and Collateral Agreement.

9.12. Specified Cash Management Agreements and Specified Hedge Agreements. Except as otherwise expressly set forth herein or in the Guarantee and Collateral Agreement, no party to a Specified Cash Management Agreement or Specified Hedge Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, obligations arising under Specified Cash Management Agreements and Specified Hedge Agreements unless the Administrative Agent has received written notice of such obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable party thereto.

SECTION 10 MISCELLANEOUS

10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of or reduce the amount of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the consent of each Lender directly affected thereby; (ii) eliminate or reduce any voting rights under this Section 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement (in each case except in connection with Dispositions consummated or approved in accordance with the other terms of this Agreement), in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to the Revolving Facility or any Class of Term Loans without the written consent of all Lenders under the Revolving Facility or such Class of Term Loans, respectively; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 2.4 or 2.5 without the written consent of the Swingline Lender; or (vi) amend, modify or waive any provision of Section 3 without the written consent of each affected Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

10.2. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an Issuing Lender or a Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.2; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices and other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Section 2 or Section 3 if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and each Issuing Lender Borrower Materials by posting the Borrower Materials on the Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, each Issuing Lender and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Lender and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, Issuing Lenders and Lenders. The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and requests for Swingline Loans) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, or waiver or forbearance of, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one firm of counsel to the Administrative Agent and filing and recording fees and expenses, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights, privileges, powers or remedies under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one firm of counsel selected by the Administrative Agent, together with any special or local counsel, to the Administrative Agent and, following the occurrence and during the continuance of an Event of Default, not more than one other firm of counsel to the Lenders (it being understood that the Borrower shall not be obligated to reimburse any Lender (other than the Administrative Agent as provided above) for its expenses pursuant to this clause (b) except to the extent that an Event of Default has occurred and is continuing at the time of any proposed amendment or waiver), (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (d) if any Event of Default shall have occurred, to pay or reimburse all reasonable fees and expenses of a financial advisor engaged on behalf of, or for the benefit of, the Agents and the Lenders accruing from and after the occurrence of such Event of Default, (e) to pay, indemnify, and hold each Lender, each Agent, their advisors and affiliates and their respective officers, directors, trustees, employees, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document, and (f) to pay, indemnify, and hold each Indemnitee harmless from and against any actual or prospective claim, litigation, investigation or proceeding relating to any of the matters described in clauses (a) through (d) above, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding, and regardless of whether such claim, investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee, whether or not any Indemnitee is a party thereto and whether or not the Restatement Effective Date has occurred) and the reasonable fees and expenses of legal counsel in connection with any such claim, litigation, investigation or proceeding (all the foregoing in clauses (e) and (f), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 15 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to                      at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to (I) a Lender, an affiliate of a Lender, an Approved Fund (as defined below), other than in the case of any assignment of a Revolving Commitment, or (II) if an Event of Default under Section 8.1(a) or (g) has occurred and is continuing, any other Person;

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or

an Approved Fund or to Holdings or any of its Subsidiaries; provided that any assignment to Holdings or any of its Subsidiaries shall be subject to the requirements of Section 10.6(g); and

(C) in the case of an assignment of a Revolving Commitment to a Lender that is not already a Revolving Lender, each Issuing Lender (such consent not to be unreasonably withheld or delayed).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments or Loans of any Class, (x) the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date such Assignment and Assumption is delivered to the Administrative Agent) shall not be less than $5,000,000, in the case of the Revolving Facility ($1,000,000 if the Assignee is a Lender, an affiliate of a Lender or an Approved Fund) or, $1,000,000 in the case of Term Loans of any Class ($250,000 if the Assignee is a Lender, an affiliate of a Lender or an Approved Fund) and (y) the Aggregate Exposure of such assigning Lender shall not fall below $3,000,000 in the case of the Revolving Facility ($1,000,000 if the Assignee is a Lender, an affiliate of a Lender or an Approved Fund) or $1,000,000 in the case of in the case of Term Loans of any Class ($250,000 if the Assignee is a Lender, an affiliate of a Lender or an Approved Fund), unless, in each case, each of the Borrower and the Administrative Agent otherwise consent provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.1(a) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless otherwise agreed by the Administrative Agent in its sole discretion);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(D) Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (D) shall not (x) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans, (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis or (C) prohibit any Revolving Lender from assigning all or portion of its Revolving Commitments with a given Revolving Termination Date (and a proportionate amount of all Revolving Credit Extensions thereunder) separately from its Revolving Commitments with a different Revolving Termination Date; and

(E) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Percentage in each of the foregoing. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the

Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.17 unless such Participant complies with Section 2.17(d).

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, at the Borrower’s sole expense, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans (but not Commitments) to Holdings or any of its Subsidiaries, but only if:

(i) no Default has occurred and is continuing or would result therefrom and, immediately after giving effect to such Offered Voluntary Prepayment, Available Liquidity would not be less than $250,000,000;

(ii) the assignment agreement relating to such Term Loans shall (i) identify Holdings or the applicable Subsidiary as an Affiliate of the Borrower and (ii) contain a customary “big boy” representation by the assignee and waiver by the assignee of any right to make any claim against the Administrative Agent in connection with such assignment; and

(iii) any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries.

10.7. Adjustments; Setoff.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders of a particular Class, if any Lender (a “Benefited Lender”) shall receive any payment of all or part of the amounts owing to it hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the amounts owing to such other Lender hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the amounts owing to each such other Lender hereunder, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or any other document executed in connection herewith by facsimile or electronic transmission shall be effective as physical delivery of an original executed counterpart hereof, including the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10. Integration. This Agreement and the other Loan Documents represent the agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

10.12. Submission to Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13. Acknowledgments.

Each of Holdings and the Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither any Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among Holdings the Borrower and the Agents and the Lenders.

10.14. Release of Guarantees and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) and is hereby required to promptly take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below. Any such release of Collateral may be effected pursuant to a Release or such other documentation as shall be reasonably acceptable to the Administrative Agent.

(b) At the Discharge Date, the Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement, and the Guarantee and Collateral Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Guarantee and Collateral Agreement shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.15. Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any Lender or any affiliate of any Lender or any Approved Fund, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates who have a need to know, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to any creditor or direct or indirect contractual counterparty in swap agreements or such creditor or contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15), (k) to a Person that is an investor or prospective investor in a Securitization that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization (so long as such Person agrees to be bound by the provisions of this Section 10.15), (l) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization (so long as such Person agrees to be bound by the provisions of this Section 10.15) or (m) with such Loan Party’s prior written consent.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.16. WAIVERS OF JURY TRIAL. Holdings, the Borrower, the Agents and the Lenders hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other Loan Document and for any counterclaim therein.

10.17. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State, Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.19. EU Bail-In Provisions. Notwithstanding anything to the contrary in this Agreement or any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.20. Intercreditor Agreements.

(a) Each Lender (and, by its acceptance of the benefits of the Guarantee and Collateral Agreement, each other Secured Party) hereunder agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien Intercreditor Agreement and any other intercreditor agreement specifically contemplated by this Agreement and (iii) authorizes and instructs the Administrative Agent to enter into the First Lien Intercreditor Agreement, in each case as Administrative Agent and on behalf of such Lender or other Secured Party.

(b) Each Lender authorizes the Administrative Agent to enter into any amendment or supplement to the First Lien Intercreditor Agreement and any other intercreditor agreement specifically contemplated by this Agreement (i) in order to include appropriately the holders of the secured Indebtedness secured by a Lien permitted by this Agreement on the basis described herein or (ii) that is otherwise consented to by the Required Lenders.

EXHIBIT B

AMENDED AND RESTATED

GUARANTEE AND COLLATERAL AGREEMENT

made by

CCO HOLDINGS, LLC

CHARTER COMMUNICATIONS OPERATING, LLC,

certain of its Subsidiaries,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

Dated as of March 18, 1999,

as Amended and Restated as of May 18, 2016

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7.5.	Registration Rights	21
7.6.	Deficiency	22
7.7.	Certain Matters Relating to Pledged Receivables	22
7.8.	Communications with Obligors; Grantors Remain Liable	22

SECTION 8. THE ADMINISTRATIVE AGENT		23

8.1.	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	23
8.2.	Duty of Administrative Agent	25
8.3.	Financing Statements	25
8.4.	Authority of Administrative Agent	26

SECTION 9. MISCELLANEOUS		26

9.1.	Amendments in Writing	26
9.2.	Notices	26
9.3.	No Waiver by Course of Conduct; Cumulative Remedies	26
9.4.	Enforcement Expenses; Indemnification	26
9.5.	Successors and Assigns	27
9.6.	Set-Off	27
9.7.	Counterparts	28
9.8.	Severability	28
9.9.	Governmental Approvals	28
9.10.	Section Headings	30
9.11.	Integration	30
9.12.	GOVERNING LAW	30
9.13.	Submission To Jurisdiction; Waivers	30
9.14.	Acknowledgments	31
9.15.	Additional Grantors; Release	31
9.16.	Successor Administrative Agent	32
9.17.	WAIVER OF JURY TRIAL	32
9.18.	Intercreditor Agreement	32

SECTION 10. EQUAL AND RATABLE SECURITY		32

10.1.	Equal and Ratable Security	32
10.2.	Limitation on Administrative Agent’s Responsibilities with Respect to Holders of Equally and Ratably Secured Notes Obligations	33

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Pledged Securities
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization
Schedule 5	Intellectual Property
Schedule 6	List of Subsidiary Guarantors

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AMENDED AND RESTATED

GUARANTEE AND COLLATERAL AGREEMENT

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 18, 1999, as amended and restated as of March 31, 2010, and as further amended as of May 18, 2016 made by CHARTER COMMUNICATIONS OPERATING, LLC (the “Borrower”), CCO HOLDINGS, LLC (“Holdings”) and certain subsidiaries of the Borrower listed on the signature pages to the Restatement Agreement (as defined below) (together with the Borrower and any other entity that may become a party hereto as provided herein, but excluding Holdings, the “Grantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of May 18, 2016 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders, the Administrative Agent and the other parties party thereto.

W I T N E S S E T H:

WHEREAS, certain of the Grantors and the Administrative Agent have entered into a Guarantee and Collateral Agreement dated as of March 18, 1999, as amended and restated as of March 6, 2007, as amended and restated as of March 31, 2010 (and as further amended, restated supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Guarantee and Collateral Agreement”), in favor of the Administrative Agent;

WHEREAS, pursuant to Section 10.2 of the Credit Agreement the Required Lenders, the Administrative Agent, the Borrower, Holdings and the Grantors party hereto desire to amend and restate the Existing Guarantee and Collateral Agreement;

WHEREAS, the parties hereto have agreed to amend and restate the Existing Guarantee and Collateral Agreement as provided in this Agreement; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Guarantee and Collateral Agreement or evidence satisfaction of any of such obligations and that this Agreement amend and restate in its entirety the Existing Guarantee and Collateral Agreement and re-evidence the obligations of the Grantors party thereto outstanding thereunder;

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that the Existing Guarantee and Collateral Agreement shall be amended and restated in its entirety as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the Applicable UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Additional Collateral”: all of the following property of the Borrower or any Subsidiary Guarantor, to the extent that a security interest in such property can be perfected by the filing of a Uniform Commercial Code financing statement: all Accounts, all Chattel Paper, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property and all other property not otherwise described in this definition.

“Agreement”: this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s, the Secured Parties’ and the holders of Equally and Ratably Secured Notes Obligations security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Applicable UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower or, in the case of Specified Hedge Agreements or Specified Cash Agreements, of any Subsidiary of the Borrower (including, without limitation, any increase in the amounts of the Loans and/or Reimbursement Obligations together with any and all interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Hedge Agreement, any Qualified Counterparty, or, in the case of any Specified Hedge Agreement or Specified Cash Management Agreement, any Affiliate of any Lender and any former Lender or former Affiliate of Lender to the extent provided in the definition of “Specified Hedge Agreement” or “Specified Cash Management Agreement” in the Credit Agreement), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Non-Facility Letter of Credit, any Specified Hedge Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without

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limitation, all fees and disbursements of counsel that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements); provided that, for the avoidance of doubt, Borrower Obligations shall not include any Obligations of the Borrower in respect of the Equally and Ratably Secured Notes Obligations.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 7.2.

“Commodity Exchange Act”: The Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“Co-Owned TWC IP” means any Patent or Trademark that is jointly owned on the Restatement Effective Date by TWC and or one or more other Grantors, on the one hand, and by a Person that is not a member of the Charter Group, on the other hand; provided that in the event any such Patent or Trademark ceases to be jointly owned by a Person that is not a member of the Charter Group, such Patent or Trademark shall cease to constitute “Co-Owned TWC IP.”

“Discharge Date”: as defined in Section 6.

“Equally and Ratably Secured Notes”: the TWC Notes and the TWCE Notes.

“Equally and Ratably Secured Notes Obligations”: the collective reference to the unpaid principal of and interest on the Equally and Ratably Secured Notes and all other obligations and liabilities of TWC and TWCE (including, without limitation, any and all interest accruing at the then applicable rate provided in the indentures governing the Equally and Ratably Secured Notes after the maturity of the Equally and Ratably Secured Notes and interest accruing at the then applicable rate provided in such indentures after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to TWC or TWCE, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any holder of the Equally and Ratably Secured Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any indenture governing the Equally and Ratably Secured Notes or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise.

“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.8 hereof, any other keepwell, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other

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Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest would otherwise become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contact participant” at such time.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Equity Interests”: the voting Equity Interests of any Foreign Subsidiary.

“Grantor”: as defined in the preamble.

“Guarantee”: with respect to each Guarantor, its guarantee of the Guaranteed Obligations under Article 2 hereof.

“Guaranteed Obligations”: (i) with respect to the Borrower, the Equally and Ratably Secured Notes Obligations, all obligations and liabilities of each Guarantor which may arise under or in connection with any Non-Facility Letters of Credit issued for the account of any Guarantor and all Borrower Obligations which may arise under or in connection with Specified Hedge Agreements or Specified Cash Agreements of any Subsidiary of the Borrower and (ii) with respect to each Guarantor, the Borrower Obligations, all obligations and liabilities of each Guarantor which may arise under or in connection with any Non-Facility Letters of Credit issued for the account of any Guarantor and the Equally and Ratably Secured Notes Obligations (excluding, in the case of (x) TWC, Equally and Ratably Secured Notes Obligations in respect of the TWC Notes and (y) TWCE, Equally and Ratably Secured Notes Obligations in respect of the TWCE Notes).

“Guarantors”: the collective reference to (i) each Grantor, other than the Borrower and (ii) Holdings.

“Holdings”: as defined in the preamble.

“Intellectual Property”: the collective reference to all rights, priorities and privileges in and to the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, in each case, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive all proceeds and damages therefrom.

“Intercompany Obligations”: all obligations, whether constituting General Intangibles or otherwise, owing to the Borrower or any Subsidiary Grantor by any Affiliate of the Borrower or such Subsidiary Grantor.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Applicable UCC (other than any Foreign Subsidiary Equity Interest excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Pledged Securities.

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“Non-Facility Letters of Credit”: any letters of credit issued by any Lender (or any Affiliate of any Lender) pursuant to Section 7.2(h) of the Credit Agreement.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations and its Guaranteed Obligations, and (ii) in the case of each Guarantor, its Guaranteed Obligations and, in the case of (x) TWC, the Equally and Ratably Secured Notes Obligations in respect of the TWC Notes and (y), in the case of TWCE, the Equally and Ratably Secured Notes Obligations in respect of the TWCE Notes.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5 (it being understood that oral agreements are not required to be listed on Schedule 5).

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged LLC Interests”: in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:

(i) any Issuer (other than any Non-Recourse Subsidiary) that is a limited liability company, but not any of such Grantor’s obligations from time to time as a holder of interests in any such Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a holder of interests in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

(ii) any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such Issuer or otherwise in respect of such Grantor’s interest as a holder of interests in any such Issuer;

(iii) any other property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests in any such Issuer by way of distribution, return of capital or otherwise;

(iv) any other claim or right which such Grantor now has or may in the future acquire in respect of its interests in any such Issuer;

(v) the organizational documents of any such Issuer;

(vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Grantor while this Agreement is in effect; and

(vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

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“Pledged Notes”: any promissory note evidencing loans made by any Grantor to any member of the Charter Group, including in each case without limitation, all promissory notes listed on Schedule 2.

“Pledged Partnership Interests”: in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:

(i) any Issuer (other than any Non-Recourse Subsidiary) that is a partnership, but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a general or limited partner, as the case may be, in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

(ii) any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Issuer;

(iii) any other property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Issuer by way of distribution, return of capital or otherwise;

(iv) any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Issuer;

(v) the partnership agreement or other organizational documents of any such Issuer;

(vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Grantor while this Agreement is in effect; and

(vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

“Pledged Receivables”: the collective reference to all Receivables pledged by any Grantor as Collateral.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock, together with the Proceeds thereof.

“Pledged Stock”: the Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of

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the Equity Interests with respect to the Borrower and any Subsidiary Grantor, of any Person (other than any Non-Recourse Subsidiary) that may be issued or granted to, or held by the Borrower and any Subsidiary Grantor, while this Agreement is in effect including, in any event, the Pledged LLC Interests and Pledged Partnership Interests.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Securities and Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor”: at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Restatement Agreement”: the Restatement Agreement, dated as of May 18, 2016, among the Borrower, Holdings, the Administrative Agent, the Lenders party thereto and the subsidiaries of the Borrower party thereto.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders, any Qualified Counterparty and any Affiliate of any Lender (and, to the extent contemplated by the definition of “Borrower Obligations”, any former Lender and any former Affiliate of a Lender), in each case, to which Borrower Obligations are owed.

“Securities Act”: the Securities Act of 1933, as amended.

“Specified Loan Party”: any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.9).

“Subsidiary Grantor”: any Subsidiary of the Borrower that is a Grantor.

“Swap Obligations”: with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5 (it being understood that oral agreements are not required to be listed on Schedule 5).

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or

7

acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“TWC”: Time Warner Cable, Inc., a Delaware corporation.

“TWC Indenture”: that certain indenture, dated as of April 9, 2007, by and among TWC, TW NY Cable Holding Inc., TWCE and the TWC Notes Trustee, as supplemented by that certain first supplemental indenture, dated as of April 9, 2007, by and among TWC, the TWC Notes Trustee and the other parties thereto.

“TWC Notes”: TWC’s (i) 5.850% notes due 2017, (ii) 6.750% notes due 2018, (iii) 8.750% notes due 2019, (iv) 8.250% notes due 2019, (v) 5.000% notes due 2020, (vi) 4.125% notes due 2021, (vii) 4.000% notes due 2021, (viii) 5.750% notes due 2031, (ix) 6.550% debentures due 2037, (x) 7.300% debentures due 2038, (xi) 6.750% debentures due 2039, (xii) 5.875% debentures due 2040, (xiii) 5.500% debentures due 2041, (xiv) 5.250% debentures due 2042 and (xv) 4.500% debentures due 2042, in each case, issued pursuant to the TWC Indenture.

“TWC Notes Documents”: the TWC Indenture and the TWC Notes.

“TWC Notes Trustee”: The Bank of New York (and each of its successors and assigns), in its capacity as trustee under the TWC Indenture.

“TWCE”: Time Warner Cable Enterprises LLC, a Delaware limited liability company (f/k/a Time Warner Entertainment Company, L.P.).

“TWCE Indenture”: that certain indenture, dated as of April 30, 1992, by and among Time Warner Inc., TWCE and the TWCE Notes Trustee, as supplemented by that certain first supplemental indenture, dated as of June 30, 1992, by and among TWCE, Time Warner Inc., the TWCE Notes Trustee and the other parties thereto.

“TWCE Notes”: TWCE’s (i) 8.375% debentures due 2023 and (ii) 8.375% debentures due 2033, in each case, issued pursuant to the TWCE Indenture.

“TWCE Notes Documents”: the TWCE Indenture and the TWCE Notes.

“TWCE Notes Trustee”: The Bank of New York (and each of its successors and assigns), in its capacity as trustee under the TWCE Indenture.

1.2. Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

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(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1. Guarantee.

(a) The Borrower and each of the Guarantors hereby guarantees and confirms that it guarantees, jointly and severally, unconditionally and irrevocably, to the Administrative Agent, for the ratable benefit of the Secured Parties and for the benefit of the holders of Equally and Ratably Secured Notes Obligations and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance of the Guaranteed Obligations; provided that the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. It is understood that, with respect to each Guarantor party to this Agreement immediately prior to the date hereof, such Guarantor’s guarantee constitutes a continuation of its guarantee under the Existing Guarantee and Collateral Agreement.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) The Borrower and each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of the Borrower or such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all Guaranteed Obligations (other than Guaranteed Obligations in respect of Equally and Ratably Secured Notes Obligations) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, any Lender or any holder of Equally and Ratably Secured Notes Obligations from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower or any Guarantor hereunder which shall, notwithstanding any

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such payment (other than any payment made by the Borrower or such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from the Borrower or such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations, in the case of any Guarantor, up to the maximum liability of such Guarantor hereunder, until the Guaranteed Obligations (other than Guaranteed Obligations in respect of Equally and Ratably Secured Notes Obligations) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor (other than Holdings) shall have paid more than its proportionate share of any payment made hereunder in respect of any Guaranteed Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder of such Guaranteed Obligations which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the other Secured Parties and the holders of the Equally and Ratably Secured Notes Obligations, and each Guarantor shall remain liable to the Administrative Agent, the other Secured Parties and the holders of the Equally and Ratably Secured Notes Obligations for the full amount guaranteed by such Guarantor hereunder.

2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent, any other Secured Party or any holder of the Equally and Ratably Secured Notes Obligations, neither the Borrower nor any Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent, any other Secured Party or any holder of the Equally and Ratably Secured Notes Obligations against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations, nor shall the Borrower or any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by the Borrower or such Guarantor hereunder, until the Discharge Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations (other than Guaranteed Obligations in respect of the Equally and Ratably Secured Notes Obligations) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the other Secured Parties and the holders of the Equally and Ratably Secured Notes Obligations, segregated from other funds of the Borrower or such Guarantor, and shall, forthwith upon receipt by the Borrower or such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in the order specified in Section 7.3.

2.4. Amendments, etc. with respect to the Guaranteed Obligations. The Borrower and each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower or any Guarantor and without notice to or further assent by the Borrower or any Guarantor, any demand for payment of any of the Guaranteed Obligations may be rescinded and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to

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time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released and the Credit Agreement and the other Loan Documents, the TWC Notes Documents, the TWCE Notes Documents and any other documents executed and delivered in connection therewith may, from time to time, be amended, modified, supplemented, restated or terminated or the obligations thereunder increased, in whole or in part and any collateral security, guarantee or right of offset at any time held for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party or holder of Equally and Ratably Secured Notes Obligations shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5. Guarantee Absolute and Unconditional. The Borrower and each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent, the other Secured Parties and the holders of Equally and Ratably Secured Notes Obligations, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Borrower and each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Guaranteed Obligations. The Borrower and each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, the TWC Notes Documents, the TWCE Notes Documents, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, TWC, TWCE or any other Person against the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower, TWC or TWCE for the Guaranteed Obligations, or of the Borrower or such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Borrower or any Guarantor, the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured

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Notes Obligations to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations against the Borrower or any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7. Payments. The Borrower and each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

2.8. Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the guarantee or the grant of the security interest hereunder, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby grants and confirms its continuing grant to the Administrative Agent, for the ratable benefit of the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations, of a security interest in, and assigns and transfers and confirms its continuing assignment and transfer to the Administrative Agent of, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (subject

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to the last paragraph of this Section 3, collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Pledged Securities;

(b) all Intercompany Obligations;

(c) all Additional Collateral;

(d) all books and records pertaining to the Collateral; and

(e) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing, all collateral security and guarantees given by any Person with respect to any of the foregoing and any Instruments evidencing any of the foregoing.

Notwithstanding any of the other provisions set forth in any subsection of this Section 3 or any other provision of this Agreement, (i) this Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, (v) any Co-Owned TWC IP, (w) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein, until such time, if any, as a statement of use is filed and accepted, (x) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement (including any joint venture, partnership or limited liability company operating agreement, unless the same relates to a Wholly Owned Subsidiary), instrument or other document evidencing or giving rise to such property (including, without limitation, any contractual restriction applicable to any Patent or Trademark that is jointly owned by one or more Grantors, on the one hand, and any Person that is not a member of the Charter Group, on the other hand) except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (it being understood that, subject to the limitations set forth in this paragraph, it is the intent of the parties that the Collateral include all FCC Licenses, CATV Franchises, the economic value thereof and all Proceeds thereof), (y) any property that is subject to a purchase money security interest permitted by the Credit Agreement for so long as it is subject to such security interest or (z) any Equity Interests or other securities of any Subsidiary of the Borrower in excess of the maximum amount of such Equity Interests or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended, for separate financial statements of such Subsidiary to be included in filings by any member of the Charter Group with the SEC (or any other governmental agency) and (ii) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Equity Interest of any Foreign Subsidiary constitute Collateral or be required to be pledged hereunder.

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SECTION 4. CERTIFICATED INTERESTS

4.1. Pledged Partnership Interests. Concurrently with the delivery to the Administrative Agent of any certificate representing any Pledged Partnership Interests, the relevant Grantor shall, if requested by the Administrative Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor.

4.2. Pledged LLC Interests. Concurrently with the delivery to the Administrative Agent of any certificate representing any Pledged LLC Interests, the relevant Grantor shall, if requested by the Administrative Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor.

SECTION 5. REPRESENTATIONS AND WARRANTIES

To, among other things, induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

5.1. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations pursuant to this Agreement and the other Liens not prohibited to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent, each other Secured Party and each holder of Equally and Ratably Secured Notes Obligations understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

5.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations), as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens not prohibited by the Credit Agreement.

5.3. Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.

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5.4. Pledged Securities.

(a) The Equity Interests pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Equity Interest, if less, 66% of the outstanding Foreign Subsidiary Equity Interest of each relevant Issuer.

(b) Except with respect to Pledged Stock from time to time constituting an immaterial portion of the Collateral, all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) None of the Pledged LLC Interests or Pledged Partnership Interests constitutes a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.

(d) Except with respect to Pledged Notes from time to time constituting an immaterial portion of the Collateral, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenant of good faith and fair dealing.

(e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and any Liens not prohibited by Section 7.3 of the Credit Agreement.

SECTION 6. COVENANTS

Each Grantor covenants and agrees that, from and after the date of this Agreement until all Obligations owing under the Credit Agreement (other than contingent amounts not yet due) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated (the “Discharge Date”):

6.1. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper with a face value of $5,000,000 or more, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

6.2. Insurance. All insurance maintained by any Grantor with respect to the Collateral shall (a) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof and (b) name the Administrative Agent as insured party or loss payee, as applicable and customary.

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6.3. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall, at the request of the Administrative Agent, take all reasonable and necessary actions to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor constituting, or intended to constitute, Collateral and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Pledged Securities, Investment Property, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided, that no account control agreements will be required unless an Event of Default is in existence.

6.4. Changes in Locations, Name, etc. Such Grantor will not, except upon prior written notice to the Administrative Agent:

(a) change its jurisdiction of organization; or

(b) change its name to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading;

unless, within 30 days of the taking of any such actions, such Grantor delivers to the Administrative Agent notice of such change and all documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

6.5. Pledged Securities.

(a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same

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as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and, with respect to Pledged Stock constituting securities under and as defined in Section 8-103 of the Applicable UCC, deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. During the continuance of an Event of Default, after written notice from the Administrative Agent, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor during the continuance of an Event of Default, after notice from the Administrative Agent, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction not prohibited by the Credit Agreement), (ii) create, incur or permit to exist any Lien, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens not prohibited under Section 7.3 of the Credit Agreement, (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor to sell, assign or transfer any of the Pledged Stock hereunder or Proceeds thereof, or (iv) enter into any agreement or undertaking restricting, directly or indirectly, the right or ability of the Administrative Agent to sell, assign or transfer any of the Pledged Securities hereunder or Proceeds thereof (except pursuant to a transaction not prohibited by the Credit Agreement).

(c) Without the prior written consent of the Administrative Agent, such Grantor will not, and will not permit any Issuer that is a limited liability company or partnership, to amend such Issuer’s certificate of formation, certificate of limited partnership, statement of partnership existence, limited liability company agreement, partnership agreement or operating agreement to provide that any Equity Interests in any Issuer constitute a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.

(d) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.5(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 7.1(c) and 7.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or 7.5 with respect to the Pledged Securities issued by it.

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SECTION 7. REMEDIAL PROVISIONS

7.1. Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Credit Agreement, and to exercise all voting and organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order specified in Section 7.3, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, organizational and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

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7.2. Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 7.7 with respect to payments of Pledged Receivables, if an Event of Default shall occur and be continuing, following written notice from the Administrative Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

7.3. Application of Proceeds.

(a) At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral or any amount received from any Guarantor pursuant to Section 2 hereof, whether or not held in any Collateral Account in payment of the Obligations in the following order:

First, to payment of amounts owing to the Administrative Agent in its capacity as such in accordance with the terms of the Credit Agreement;

Second, pro rata (based on the respective amount of the Obligations described in clauses (i), (ii) and (iii) below) to (i) the payment of all other Obligations (other than Equally and Ratably Secured Notes Obligations) due and owing to the Secured Parties for application in accordance with the terms of Section 8.2 of the Credit Agreement, (ii) the TWC Notes Trustee for application to the Equally and Ratably Secured Notes Obligations in respect of the TWC Notes in accordance with the TWC Indenture and (iii) to the TWCE Notes Trustee for application to the Equally and Ratably Secured Notes Obligations in respect of the TWCE Notes in accordance with the TWCE Indenture; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as a court of competent jurisdiction shall direct.

(b) In making the determination and allocations required by this Section 7.3, the Administrative Agent may conclusively rely upon information supplied by the TWC Notes Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Equally and Ratably Secured Notes Obligations in respect of the TWC Notes and upon information supplied by the TWCE Notes Trustee as to the amounts of unpaid principal

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and interest and other amounts outstanding with respect to the Equally and Ratably Secured Notes Obligations in respect of the TWCE Notes and the Administrative Agent shall have no liability to any of the Secured Parties or any of the holders of Equally and Ratably Secured Notes Obligations for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party or any holder of Equally and Ratably Secured Notes Obligations in any information so supplied. All distributions made by the Administrative Agent pursuant to this Section 7.3 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Administrative Agent shall have no duty to inquire as to the application by the TWC Notes Trustee or the TWCE Notes Trustee of any amounts distributed to the TWC Notes Trustee or the TWCE Notes Trustee by the Administrative Agent.

(c) If, despite the provisions of this Agreement, any Secured Party or any holder of Equally and Ratably Secured Notes Obligations shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Agreement, such Secured Party or holder of Equally and Ratably Secured Notes Obligations shall hold such payment or other recovery in trust for the benefit of all Secured Parties and holders of Equally and Ratably Secured Notes Obligations hereunder for distribution in accordance with this Section 7.3.

7.4. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Applicable UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or, to the extent permitted by law, private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any other Secured Party and any holder of Equally and Ratably Secured Notes Obligations shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.4, after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without

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limitation, Section 9-615(a)(3) of the Applicable UCC, in accordance with Section 7.3 and only then need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

7.5. Registration Rights.

(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.4, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may by reason of such prohibitions be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.5 valid and binding and in compliance with any and

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all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.5 will cause irreparable injury to the Administrative Agent and the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations, that the Administrative Agent and the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

7.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent, any Secured Party or any holder of Equally and Ratably Secured Notes Obligations to collect such deficiency.

7.7. Certain Matters Relating to Pledged Receivables. The Administrative Agent hereby authorizes each Grantor pledging Receivables hereunder to collect such Grantor’s Pledged Receivables, provided that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. At any time after the occurrence and during the continuance of an Event of Default, after written notice to such Grantor from the Administrative Agent, any payments of Pledged Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for application as provided in Section 7.3, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent, the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations, segregated from other funds of such Grantor. Each such deposit of Proceeds of Pledged Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

7.8. Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Pledged Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the written request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Pledged Receivables that the Pledged Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and holders of Equally and Ratably Secured Notes Obligations and that payments in respect thereof shall be made directly to the Administrative Agent.

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(c) Anything herein to the contrary notwithstanding, each Grantor pledging Receivables shall remain liable under each of the Pledged Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent, any Secured Party nor any holder of Equally and Ratably Secured Notes Obligations shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent, any Secured Party nor any holder of Equally and Ratably Secured Notes Obligations of any payment relating thereto, nor shall the Administrative Agent, any Secured Party nor any holder of Equally and Ratably Secured Notes Obligations be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

SECTION 8. THE ADMINISTRATIVE AGENT

8.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Pledged Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Pledged Receivable or with respect to any other Collateral when-ever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent’s security interest (for the benefit of the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations) in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

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(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 7.4 or 7.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interest (for the benefit of the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations) therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi) exercise any of the Administrative Agent’s rights pursuant to Section 7.9.

Anything in this Section 8.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice of its intent to exercise its rights under this Section 8.1(a).

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, after prior notice to such Grantor, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

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(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any Class of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(e) By accepting the benefits of this Agreement, each holder of Equally and Ratably Secured Notes Obligations hereby appoints the Administrative Agent to serve as collateral agent for the holders of Equally and Ratably Secured Notes Obligations hereunder and to enter into any intercreditor agreement from time to time permitted by the Credit Agreement.

8.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Applicable UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent, the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent, the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3. Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. The Borrower and each Guarantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements.

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8.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 9. MISCELLANEOUS

9.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

9.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Subsidiary Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

9.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4. Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable and documented fees and disbursements of one firm of counsel (together with any special and local counsel) to the Administrative Agent to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

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(b) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(c) Each Guarantor agrees, jointly and severally, to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

9.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor or Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

9.6. Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent, each other Secured Party and each holder of Equally and Ratably Secured Notes Obligations at any time and from time to time while an Event of Default pursuant to Section 8(a) or 8(g) (in the latter case with respect to the Borrower) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, any other Secured Party or any holder of Equally and Ratably Secured Notes Obligations to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent, Secured Party or holder of Equally and Ratably Secured Notes Obligations may elect, against and on account of the obligations and liabilities of the Borrower or such Grantor to the Administrative Agent, Secured Party or holder of Equally and Ratably Secured Notes Obligations hereunder and claims of every nature and description of the Administrative Agent, Secured Party or holder of Equally and Ratably Secured Notes Obligations against any Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent, such Secured Party or holder of Equally and Ratably Secured Notes Obligations may elect, whether or not the Administrative Agent, any Secured Party or any holder of Equally and Ratably Secured Notes Obligations has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent, each Secured Party and each holder of Equally and Ratably Secured Notes Obligations shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such

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Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application and any amount so set off shall be subject to distribution in accordance with Section 7.3. The rights of the Administrative Agent, each other Secured Party and each holder of Equally and Ratably Secured Notes Obligations under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Person may have.

9.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

9.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9. Governmental Approvals.

(a) Notwithstanding anything herein to the contrary, this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, prior to the exercise of any rights and remedies provided in this Agreement or the other Loan Documents, including, without limitation, voting the Pledged Securities or a foreclosure of the security interest granted under this Agreement, except to the extent not prohibited by applicable Requirements of Law, (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Borrower or any Subsidiary of the Borrower by the Administrative Agent, any Secured Party or any holder of Equally and Ratably Secured Notes Obligations, or control, affirmative or negative, direct or indirect, by the Administrative Agent, any Secured Party or any holder of Equally and Ratably Secured Notes Obligations over the management or any other aspect of the operation of the Borrower or any Subsidiary of the Borrower, which ownership and control remains exclusively and at all times in the Borrower and such Subsidiary, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any License at any time issued to the Borrower or any Subsidiary of the Borrower, or the transfer of control of the Borrower or any Subsidiary of the Borrower, including, without limitation, within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

(b) Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Pledged Securities, as provided herein, or any other action taken or proposed to be taken by the Administrative Agent hereunder which would affect the operational, voting or other control of the Borrower or any Subsidiary of the Borrower, shall be in accordance with applicable Requirements of Law.

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(c) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations shall not, without first obtaining the approval of the FCC or any other applicable Governmental Authority, take any action pursuant to this Agreement which would constitute or result in, or be deemed to constitute or result in, any assignment of a License, including, without limitation, any CATV Franchise of the Borrower or any Subsidiary of the Borrower, or any change of control of the Borrower or any Subsidiary of the Borrower, if such assignment or change in control would require, under then existing Requirements of Law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC or such other Governmental Authority.

(d) If counsel to the Administrative Agent reasonably determines that the consent of the FCC or any other Governmental Authority is required in connection with any of the actions which may be taken by the Administrative Agent in the exercise of its rights under this Agreement or any of the other Loan Documents during the continuance of an Event of Default, then the Borrower, at its sole cost and expense, shall use its reasonable best efforts to secure such consent and to cooperate fully with the Administrative Agent in any action commenced by the Administrative Agent to secure such consent. Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement during the continuance of an Event of Default which requires any consent, approval, recording, qualification or authorization of the FCC or any other Governmental Authority or instrumentality, the Borrower will promptly prepare, execute, deliver and file, or will promptly cause the preparation, execution, delivery and filing of, all applications, certificates, instruments and other documents and papers that the Administrative Agent reasonably deems necessary or advisable to obtain such governmental consent, approval, recording, qualification or authorization including, without limitation, the assignor’s or transferor’s portion of any application or applications for consent to the assignment of license necessary or appropriate under the rules and regulations of the FCC or any other Governmental Authority for approval of any sale, transfer or assignment to the Administrative Agent or any other Person of the Pledged Securities. Subject to the provisions of applicable law, if the Borrower fails or refuses to execute, or fails or refuses to cause another Person to execute, such documents, the Administrative Agent, as attorney-in-fact for the Borrower appointed pursuant to Section 8.1, or the clerk of any court of competent jurisdiction, may execute and file the same on behalf of the Borrower. In addition to the foregoing, during the continuance of an Event of Default, the Borrower agrees to take, or cause to be taken, any action which the Administrative Agent may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Administrative Agent, the other Secured Parties and the holders of Equally and Ratably Secured Notes Obligations by this Agreement and any other instruments or agreements executed pursuant hereto, including, without limitation, at the Borrower’s cost and expense, the exercise of the Borrower’s best efforts to cooperate in obtaining FCC or other governmental approval of any action or transaction contemplated by this Agreement or any other instrument or agreement executed pursuant hereto which is then required by law.

(e) The Borrower recognizes that the authorizations, permits and licenses held by the Borrower or any of its Subsidiaries are unique assets which may have to be assigned or transferred in order for the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations to realize the value of the security interests granted to the Administrative Agent.

29

The Borrower further recognizes that a violation of the provisions of Section 9.9 would result in irreparable harm to the Administrative Agent, the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Administrative Agent, the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations at law or in equity, the Administrative Agent shall have the remedy of specific performance of the provisions of this Section 9.9. To enforce the provisions of this Section 9.9, the Administrative Agent is authorized to request the consent or approval of the FCC or other Governmental Authority to a voluntary or an involuntary assignment or transfer of control of any authorization, permit or license. In connection with the exercise of its remedies under this Agreement or under any of the other Loan Documents, the Administrative Agent may obtain the appointment of a trustee or receiver to assume, upon receipt of all necessary judicial, FCC or other Governmental Authority consents or approvals, the control of any Person, subject to compliance with applicable Requirements of Law. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Administrative Agent under this Agreement.

9.10. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.11. Integration. This Agreement and the other Loan Documents represent the agreement of each Grantor, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

9.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.13. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

30

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.14. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any other Secured Party nor any holder of Equally and Ratably Secured Notes Obligations has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent, the other Secured Parties and the holders of Equally and Ratably Secured Notes Obligations, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations or among the Grantors and the Secured Parties and the holders of Equally and Ratably Secured Notes Obligations.

9.15. Additional Grantors; Release.

(a) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor and Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

(b) The Liens securing the Obligations will be released, in whole or in part, as provided in Section 10.14 of the Credit Agreement. Upon any release of any Liens on any asset securing the Obligations in respect of Loans, Letters of Credit, interest, fees, expenses and other amounts due under the Credit Agreement, the Liens hereunder securing the Equally and Ratably Secured Notes Obligations shall be automatically released on such assets. On the Discharge Date, the Collateral securing all Obligations shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, CCOH and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

31

(c) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by the Credit Agreement or consented to in accordance with Section 10.1 of the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases (which may be effected pursuant to a Release) or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction not prohibited by the Credit Agreement.

9.16. Successor Administrative Agent. Upon the appointment of any successor to the Administrative Agent pursuant to Section 9.9 of the Credit Agreement, such successor shall thereupon automatically succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement and all references to the Administrative Agent herein shall refer to such successor, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement.

9.17. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.18. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens on any Collateral granted to the Administrative Agent pursuant to this Agreement, and the exercise of any right or remedy by the Administrative Agent with respect to any such Collateral, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement in effect at such time and the terms of this Agreement, the terms of Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement is effective, any requirement hereunder to deliver any Shared Collateral (as such term is defined in the Intercreditor Agreement) or the proceeds thereof to the Administrative Agent shall be deemed satisfied by delivery of such Shared Collateral to the Applicable Authorized Representative (as such term is defined in the Intercreditor Agreement.

SECTION 10. EQUAL AND RATABLE SECURITY

10.1. Equal and Ratable Security. This Agreement shall secure the Equally and Ratably Secured Notes Obligations on an equal and ratable basis with the other Obligations and shall be construed and enforced accordingly.

32

10.2. Limitation on Administrative Agent’s Responsibilities with Respect to Holders of Equally and Ratably Secured Notes Obligations.

(a) The obligations of the Administrative Agent to the holders of Equally and Ratably Secured Notes Obligations and the TWC Notes Trustee and TWCE Notes Trustee hereunder shall be limited solely to (i) holding the Collateral for the ratable benefit of the holders of Equally and Ratably Secured Notes Obligations for so long as (A) the Discharge Date has not occurred and any Liens securing the Obligations remain outstanding and (B) any Equally and Ratably Secured Notes Obligations are secured by the Collateral pursuant to this Agreement and (ii) distributing any proceeds received by the Administrative Agent from the sale, collection or realization of the Collateral to the TWC Notes Trustee and TWCE Notes Trustee in accordance with Section 7.3. None of the holders of Equally and Ratably Secured Notes Obligations, the TWC Notes Trustee nor the TWCE Notes Trustee shall be entitled to exercise (or direct the Administrative Agent to exercise) any rights or remedies hereunder with respect to the Equally and Ratably Secured Notes Obligations, including without limitation the right to receive any payments, enforce the Lien on Collateral, request any action, institute proceedings, give any instructions to the Administrative Agent or any other Person, make any election, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof. This Agreement shall not create any liability of the Administrative Agent or the Secured Parties to any holders of Equally and Ratably Secured Notes Obligations or to the TWC Notes Trustee or the TWCE Notes Trustee by reason of actions taken with respect to the creation, perfection or continuation of the Lien on Collateral, actions with respect to the occurrence of an Event of Default (under, and as defined in, the Credit Agreement), actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the Equally and Ratably Secured Notes Obligations, guarantor or any other party or the valuation, use or protection of the Collateral. By acceptance of the benefits under this Agreement and the other Loan Documents, the holders of Equally and Ratably Secured Notes Obligations, the TWC Notes Trustee and the TWCE Notes Trustee will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit such Persons to be secured parties under this Agreement and are being relied upon by the Lenders as consideration therefor.

(b) Notwithstanding anything to the contrary herein, nothing in this Agreement shall or shall be construed to (i) result in the security interest in the Collateral securing the Equally and Ratably Secured Notes Obligations less than equally and ratably with the Liens securing the Obligations or (ii) modify or affect the rights of the holders of the Equally and Ratably Secured Notes Obligations to receive the pro rata share specified in Section 7.3 of any proceeds of any collection or sale of Collateral.

(c) The parties hereto agree that the Equally and Ratably Secured Notes Obligations and the Secured Obligations are, and will be, equally and ratably secured with each other by the Liens on the Collateral. Any and all rights not herein expressly given to the TWC Notes Trustee or the TWCE Notes Trustee are expressly reserved to the Administrative Agent and the Secured Parties other than the holders of the Equally and Ratably Secured Notes Obligations.

33

IN WITNESS WHEREOF, each Grantor and the Administrative Agent has caused this Agreement to be duly authenticated as of the date first above written by executing and delivering the Restatement Agreement to which this Agreement is attached.

34

Schedule 1

NOTICE ADDRESSES

BORROWER:

Charter Communications Operating, LLC

400 Atlantic Street

Stamford, CT 06901

Attention: Christopher Winfrey, Executive Vice President and Chief Financial Officer

Telecopy: (203) 564-1375

Telephone: (203) 905-7996

Electronic Mail: Christopher.Winfrey@Charter.com

U.S. Taxpayer Identification Number: 43-1843260

and

Attention: General Counsel

Telecopy: (314) 965-6640

Telephone: (314) 965-0555

Electronic Mail: rick.dykhouse@chartercom.com

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Jason Kanner, P.C.

Telecopy: (212) 446-6460

Telephone: (212) 446-4902

Electronic Mail: jason.kanner@kirkland.com

ADMINISTRATIVE AGENT:

Bank of America, N.A.

222 Broadway, 14th Floor

New York, New York 10038

Attention: Don B. Pinzon

Facsimile: (212) 901-7843

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged LLC Interests:

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

1.	American Cable Entertainment Company, LLC	Limited liability company	Charter Communications Entertainment II, LLC

2.	Athens Cablevision, LLC	Limited liability company	Falcon First Cable of the Southeast, LLC

3.	Ausable Cable TV, LLC	Limited liability company	Plattsburgh Cablevision, LLC

4.	Bresnan Broadband Holdings, LLC	Limited liability company	Charter Communications Operating, LLC

5.	Bresnan Broadband of Colorado, LLC	Limited liability company	Bresnan Digital Services, LLC

6.	Bresnan Broadband of Montana, LLC	Limited liability company	Bresnan Digital Services, LLC

7.	Bresnan Broadband of Utah, LLC	Limited liability company	Bresnan Digital Services, LLC

8.	Bresnan Broadband of Wyoming, LLC	Limited liability company	Bresnan Digital Services, LLC

9.	Bresnan Communications, LLC	Limited liability company	Bresnan Broadband Holdings, LLC

10.	Bresnan Digital Services, LLC	Limited liability company	Bresnan Communications, LLC

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

11.	Bresnan Microwave of Montana, LLC	Limited liability company	Bresnan Communications, LLC

12.	Cable Equities Colorado, LLC	Limited liability company	Cable Equities of Colorado Management LLC

13.	Cable Equities of Colorado Management LLC	Limited liability company	Robin Media Group, LLC

14.	CC 10, LLC	Limited liability company	Charter Communications VI, L.L.C.

15.	CC Fiberlink, LLC	Limited liability company	CCO NR Holdings, LLC

16.	CC Michigan, LLC	Limited liability company	CC VIII Operating, LLC

17.	CC Systems, LLC	Limited liability company	CCO NR Holdings, LLC

18.	CC V Holdings, LLC	Limited liability company	CCO NR Holdings, LLC

19.	CC VI Fiberlink, LLC	Limited liability company	CC VI Operating Company, LLC

20.	CC VI Operating Company, LLC	Limited liability company	CCO NR Holdings, LLC

21.	CC VII Fiberlink, LLC	Limited liability company	Falcon Cable Communications, LLC

22.	CC VIII Fiberlink, LLC	Limited liability company	CC VIII Operating, LLC

23.	CC VIII Holdings, LLC	Limited liability company	CC VIII, LLC

24.	CC VIII Operating, LLC	Limited liability company	CC VIII Holdings, LLC

25.	CC VIII, LLC	Limited liability company	CC V Holdings, LLC

26.	CCO Fiberlink, LLC	Limited liability company	Charter Communications Operating, LLC

2

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

27.	CCO Holdco Transfers VII, LLC	Limited liability company	Charter Communications Operating, LLC

28.	CCO LP, LLC	Limited liability company	CCO Holdco Transfers VII, LLC

29.	CCO NR Holdings, LLC	Limited liability company	Charter Communications Operating, LLC

30.	CCO Purchasing, LLC	Limited liability company	Charter Communications Operating, LLC

31.	CCO SoCal I, LLC	Limited liability company	Charter Communications Operating, LLC

32.	CCO SoCal II, LLC	Limited liability company	Falcon First Cable of the Southeast, LLC

33.	CCO SoCal Vehicles, LLC	Limited liability company	CCO SoCal I, LLC

34.	CCO Transfers, LLC	Limited liability company	CCO Holdco Transfers VII, LLC

35.	Charter Advanced Services (AL), LLC	Limited liability company	CC Fiberlink, LLC

36.	Charter Advanced Services (CA), LLC	Limited liability company	CCO Fiberlink, LLC

37.	Charter Advanced Services (CO), LLC	Limited liability company	Bresnan Digital Services, LLC

38.	Charter Advanced Services (CT), LLC	Limited liability company	CCO Fiberlink, LLC

39.	Charter Advanced Services (GA), LLC	Limited liability company	CC Fiberlink, LLC

3

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

40.	Charter Advanced Services (IL), LLC	Limited liability company	CC Fiberlink, LLC

41.	Charter Advanced Services (IN), LLC	Limited liability company	CC Fiberlink, LLC

42.	Charter Advanced Services (KY), LLC	Limited liability company	CC Fiberlink, LLC

43.	Charter Advanced Services (LA), LLC	Limited liability company	CCO Fiberlink, LLC

44.	Charter Advanced Services (MA), LLC	Limited liability company	CCO Fiberlink, LLC

45.	Charter Advanced Services (MD), LLC	Limited liability company	CC Fiberlink, LLC

46.	Charter Advanced Services (MI), LLC	Limited liability company	CC Fiberlnk, LLC

47.	Charter Advanced Services (MN), LLC	Limited liability company	CC Fiberlink, LLC

48.	Charter Advanced Services (MO), LLC	Limited liability company	CC Fiberlink, LLC

49.	Charter Advanced Services (MS), LLC	Limited liability company	CC VI Fiberlink, LLC

50.	Charter Advanced Services (MT), LLC	Limited liability company	Bresnan Digital Services, LLC

51.	Charter Advanced Services (NC), LLC	Limited liability company	CCO Fiberlink, LLC

52.	Charter Advanced Services (NE), LLC	Limited liability company	CC Fiberlink, LLC

4

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

53.	Charter Advanced Services (NH), LLC	Limited liability company	CCO Fiberlink, LLC

54.	Charter Advanced Services (NV), LLC	Limited liability company	CC VII Fiberlink, LLC

55.	Charter Advanced Services (NY), LLC	Limited liability company	CCO Fiberlink, LLC

56.	Charter Advanced Services (OH), LLC	Limited liability company	CC Fiberlink, LLC

57.	Charter Advanced Services (OR), LLC	Limited liability company	CC VII Fiberlink, LLC

58.	Charter Advanced Services (PA), LLC	Limited liability company	CC Fiberlink, LLC

59.	Charter Advanced Services (SC), LLC	Limited liability company	CCO Fiberlink, LLC

60.	Charter Advanced Services (TN), LLC	Limited liability company	CC Fiberlink, LLC

61.	Charter Advanced Services (TX), LLC	Limited liability company	CC Fiberlink, LLC

62.	Charter Advanced Services (UT), LLC	Limited liability company	Bresnan Digital Services, LLC

63.	Charter Advanced Services (VA), LLC	Limited liability company	CCO Fiberlink, LLC

64.	Charter Advanced Services (VT), LLC	Limited liability company	CCO Fiberlink, LLC

65.	Charter Advanced Services (WA), LLC	Limited liability company	CC VII Fiberlink, LLC

5

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

66.	Charter Advanced Services (WI), LLC	Limited liability company	CC Fiberlink, LLC

67.	Charter Advanced Services (WV), LLC	Limited liability company	CC Fiberlink, LLC

68.	Charter Advanced Services (WY), LLC	Limited liability company	Bresnan Digital Services, LLC

69.	Charter Advanced Services VIII (MI), LLC	Limited liability company	CC VIII Operating, LLC

70.	Charter Advanced Services VIII (MN), LLC	Limited liability company	CC VIII Operating, LLC

71.	Charter Advanced Services VIII (WI), LLC	Limited liability company	CC VIII Operating, LLC

72.	Charter Advertising of Saint Louis, LLC	Limited liability company	Charter Communications Entertainment I, LLC

73.	Charter Cable Operating Company, LLC	Limited liability company	Charter Communications Operating, LLC

74.	Charter Cable Partners, LLC	Limited liability company	Charter Cable Operating Company, LLC

75.	Charter Communications Entertainment I, LLC	Limited liability company	Charter Communications Entertainment, LLC

76.	Charter Communications Entertainment II, LLC	Limited liability company	Charter Communications Entertainment, LLC

77.	Charter Communications Entertainment, LLC	Limited liability company	Charter Communications Operating, LLC

78.	Charter Communications of California, LLC	Limited liability company	Charter Communications, LLC

6

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

79.	Charter Communications Properties LLC	Limited liability company	Charter Communications Operating, LLC

80.	Charter Communications V, LLC	Limited liability company	CC Michigan, LLC

81.	Charter Communications Ventures, LLC	Limited liability company	CCO NR Holdings, LLC

82.	Charter Communications VI, L.L.C.	Limited liability company	CC VI Operating Company, LLC

83.	Charter Communications VII, LLC	Limited liability company	CCO NR Holdings, LLC

84.	Charter Communications, LLC	Limited liability company	Charter Communications Operating, LLC

85.	Charter Distribution, LLC	Limited liability company	Charter Communications Operating, LLC

86.	Charter Fiberlink – Alabama, LLC	Limited liability company	CC Fiberlink, LLC

87.	Charter Fiberlink – Georgia, LLC	Limited liability company	CC Fiberlink, LLC

88.	Charter Fiberlink – Illinois, LLC	Limited liability company	CC Fiberlink, LLC

89.	Charter Fiberlink – Maryland II, LLC	Limited liability company	CC Fiberlink, LLC

90.	Charter Fiberlink – Michigan, LLC	Limited liability company	CC Fiberlink, LLC

91.	Charter Fiberlink – Missouri, LLC	Limited liability company	CC Fiberlink, LLC

7

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

92.	Charter Fiberlink – Nebraska, LLC	Limited liability company	CC Fiberlink, LLC

93.	Charter Fiberlink – Pennsylvania, LLC	Limited liability company	CC Fiberlink, LLC

94.	Charter Fiberlink – Tennessee, LLC	Limited liability company	CC Fiberlink, LLC

95.	Charter Fiberlink AR-CCVII, LLC	Limited liability company	CC VII Fiberlink, LLC

96.	Charter Fiberlink CA-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

97.	Charter Fiberlink CC VIII, LLC	Limited liability company	CC VIII Operating, LLC

98.	Charter Fiberlink CCO, LLC	Limited liability company	CC Fiberlink, LLC

99.	Charter Fiberlink CT-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

100.	Charter Fiberlink LA-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

101.	Charter Fiberlink MA-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

102.	Charter Fiberlink MS-CCVI, LLC	Limited liability company	CC VI Fiberlink, LLC

103.	Charter Fiberlink NC-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

104.	Charter Fiberlink NH-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

8

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

105.	Charter Fiberlink NV-CCVII, LLC	Limited liability company	CC VII Fiberlink, LLC

106.	Charter Fiberlink NY-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

107.	Charter Fiberlink OH-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

108.	Charter Fiberlink OR-CCVII, LLC	Limited liability company	CC VII Fiberlink, LLC

109.	Charter Fiberlink SC-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

110.	Charter Fiberlink TX-CCO, LLC	Limited liability company	CC Fiberlink, LLC

111.	Charter Fiberlink VA-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

112.	Charter Fiberlink VT-CCO, LLC	Limited liability company	CCO Fiberlink, LLC

113.	Charter Fiberlink WA-CCVII, LLC	Limited liability company	CC VII Fiberlink, LLC

114.	Charter Helicon, LLC	Limited liability company	Charter Communications, LLC

115.	Charter Home Security, LLC	Limited liability company	Charter Communications Operating, LLC

116.	Charter Leasing Holding Company, LLC	Limited liability company	Charter Communications Operating, LLC

9

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

117.	Charter Leasing of Wisconsin, LLC	Limited liability company	99% - Charter Communications Operating, LLC 1% - Charter Leasing Holding Company, LLC

118.	Charter RMG, LLC	Limited liability company	Charter Communications, LLC

119.	Charter Stores FCN, LLC	Limited liability company	Falcon Cable Communications, LLC

120.	Charter Video Electronics, LLC	Limited liability company	Midwest Cable Communications, LLC

121.	Falcon Cable Communications, LLC	Limited liability company	Charter Communications VII, LLC

122.	Falcon First Cable of the Southeast, LLC	Limited liability company	Falcon First, LLC

123.	Falcon First, LLC	Limited liability company	Robin Media Group, LLC

124.	Hometown T.V., LLC	Limited liability company	Midwest Cable Communications, LLC

125.	HPI Acquisition Co. LLC	Limited liability company	99% - Helicon Partners I, L.P. 1% - The Helicon Group, L.P.

126.	Interlink Communications Partners, LLC	Limited liability company	Charter Communications Operating, LLC

127.	Long Beach, LLC	Limited liability company	Charter Communications Operating, LLC

128.	Marcus Cable Associates, L.L.C.	Limited liability company	Charter Cable Operating Company, LLC

10

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

129.	Marcus Cable of Alabama, L.L.C.	Limited liability company	Charter Cable Operating Company, LLC

130.	Marcus Cable, LLC	Limited liability company	Robin Media Group, LLC

131.	Midwest Cable Communications, LLC	Limited liability company	CCVIII Operating, LLC

132.	Peachtree Cable TV, LLC	Limited liability company	Charter Communications, LLC

133.	Phone Transfers (AL), LLC	Limited liability company	CC Fiberlink, LLC

134.	Phone Transfers (CA), LLC	Limited liability company	CCO Fiberlink, LLC

135.	Phone Transfers (GA), LLC	Limited liability company	CC Fiberlink, LLC

136.	Phone Transfers (NC), LLC	Limited liability company	CCO Fiberlink, LLC

137.	Phone Transfers (TN), LLC	Limited liability company	CC Fiberlink, LLC

138.	Phone Transfers (VA), LLC	Limited liability company	CCO Fiberlink, LLC

139.	Plattsburgh Cablevision, LLC	Limited liability company	Falcon First, LLC

140.	Renaissance Media LLC	Limited liability company	Charter Communications, LLC

141.	Rifkin Acquisition Partners, LLC	Limited liability company	Charter Communications Operating, LLC

142.	Robin Media Group, LLC	Limited liability company	Charter Communications, LLC

143.	Scottsboro TV Cable, LLC	Limited liability company	Falcon First Cable of the Southeast, LLC

11

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

144.	Tennessee, LLC	Limited liability company	55% - Robin Media Group, LLC 45% - Charter RMG, LLC

145.	Vista Broadband Communications, LLC	Limited liability company	Charter Communications, LLC

146.	VOIP Transfers (AL), LLC	Limited liability company	CC Fiberlink, LLC

147.	VOIP Transfers (CA) LLC	Limited liability company	CCO Fiberlink, LLC

148.	VOIP Transfers (GA), LLC	Limited liability company	CC Fiberlink, LLC

149.	VOIP Transfers (NC), LLC	Limited liability company	CCO Fiberlink, LLC

150.	VOIP Transfers (TN), LLC	Limited liability company	CC Fiberlink, LLC

151.	VOIP Transfers (VA), LLC	Limited liability company	CCO Fiberlink, LLC

152.	Alabanza LLC	Limited liability company	NaviSite LLC

153.	Americas Job Exchange, LLC	Limited liability company	NaviSite LLC

154.	Coaxial Communications of Central Ohio LLC	Limited liability company	Insight Communications Company LLC

155.	DukeNet Communications Holdings, LLC	Limited liability company	Time Warner Cable Enterprises LLC

156.	DukeNet Communications, LLC	Limited liability company	DukeNet Communications Holdings, LLC

157.	ICI Holdings, LLC	Limited liability company	Insight Communications Company LLC

158.	Insight Blocker LLC	Limited liability company	Insight Communications Company LLC

12

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

159.	Insight Capital LLC	Limited liability company	Insight Midwest, L.P.

160.	Insight Communications Company LLC	Limited liability company	TWC NewCo LLC

161.	Insight Communications Midwest, LLC	Limited liability company	Insight Midwest Holdings, LLC

162.	Insight Communications of Central Ohio, LLC	Limited liability company	82% by Coaxial Communications of Central Ohio LLC 17% by Insight Midwest Holdings, LLC 1% by Insight Blocker LLC

163.	Insight Interactive, LLC	Limited liability company	Interactive Cable Services, LLC

164.	Insight Kentucky Capital, LLC	Limited liability company	Insight Communications Company, L.P.

165.	Insight Midwest Holdings, LLC	Limited liability company	Insight Midwest, L.P.

166.	Insight Phone of Indiana, LLC	Limited liability company	Insight Communications Midwest, LLC

167.	Insight Phone of Kentucky, LLC	Limited liability company	Insight Kentucky Partners II, L.P.

168.	Insight Phone of Ohio, LLC	Limited liability company	Insight Communications of Central Ohio, LLC

169.	Interactive Cable Services, LLC	Limited liability company	Insight Communications Company LLC

170.	Intrepid Acquisition LLC	Limited liability company	NaviSite LLC

13

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

171.	National Cable Communications, LLC	Limited liability company	16.67% by Time Warner Cable Media LLC

172.	NaviSite LLC	Limited liability company	TWC NewCo LLC

173.	New Wisconsin Procurement LLC	Limited liability company	99% Time Warne Cable Midwest LLC 1% by Wisconsin Procurement Holdco LLC

174.	Oceanic Time Warner Cable LLC	Limited liability company	Time Warner Cable Enterprises LLC

175.	Parity Assets, LLC	Limited liability company	Time Warner Cable Enterprises LLC

176.	RDK Management, LLC	Limited liability company	32.885% by Time Warner Cable Enterprises LLC

177.	Time Warner Cable Information Services (Colorado), LLC	Limited liability company	TWCIS Holdco LLC

178.	Time Warner Cable Information Services (Hawaii), LLC	Limited liability company	TWCIS Holdco LLC

179.	Time Warner Cable Business LLC	Limited liability company	TWCIS Holdco LLC

180.	Time Warner Cable Enterprises LLC	Limited liability company	TWC NewCo LLC

181.	Time Warner Cable Information Services (Alabama), LLC	Limited liability company	TWCIS Holdco LLC

14

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

182.	Time Warner Cable Information Services (Arizona), LLC	Limited liability company	TWCIS Holdco LLC

183.	Time Warner Cable Information Services (California), LLC	Limited liability company	TWCIS Holdco LLC

184.	Time Warner Cable Information Services (Idaho), LLC	Limited liability company	TWCIS Holdco LLC

185.	Time Warner Cable Information Services (Illinois), LLC	Limited liability company	TWCIS Holdco LLC

186.	Time Warner Cable Information Services (Indiana), LLC	Limited liability company	TWCIS Holdco LLC

187.	Time Warner Cable Information Services (Kansas), LLC	Limited liability company	TWCIS Holdco LLC

188.	Time Warner Cable Information Services (Kentucky), LLC	Limited liability company	TWCIS Holdco LLC

189.	Time Warner Cable Information Services (Maine), LLC	Limited liability company	TWCIS Holdco LLC

190.	Time Warner Cable Information Services (Massachusetts), LLC	Limited liability company	TWCIS Holdco LLC

191.	Time Warner Cable Information Services (Michigan), LLC	Limited liability company	TWCIS Holdco LLC

15

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

192.	Time Warner Cable Information Services (Missouri), LLC	Limited liability company	TWCIS Holdco LLC

193.	Time Warner Cable Information Services (Nebraska), LLC	Limited liability company	TWCIS Holdco LLC

194.	Time Warner Cable Information Services (New Hampshire), LLC	Limited liability company	TWCIS Holdco LLC

195.	Time Warner Cable Information Services (New Jersey), LLC	Limited liability company	TWCIS Holdco LLC

196.	Time Warner Cable Information Services (New Mexico) LLC	Limited liability company	TWCIS Holdco LLC

197.	Time Warner Cable Information Services (New York), LLC	Limited liability company	TWCIS Holdco LLC

198.	Time Warner Cable Information Services (North Carolina), LLC	Limited liability company	TWCIS Holdco LLC

199.	Time Warner Cable Information Services (Ohio), LLC	Limited liability company	TWCIS Holdco LLC

200.	Time Warner Cable Information Services (Pennsylvania), LLC	Limited liability company	TWCIS Holdco LLC

201.	Time Warner Cable Information Services (South Carolina), LLC	Limited liability company	TWCIS Holdco LLC

16

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

202.	Time Warner Cable Information Services (Tennessee), LLC	Limited liability company	TWCIS Holdco LLC

203.	Time Warner Cable Information Services (Texas), LLC	Limited liability company	TWCIS Holdco LLC

204.	Time Warner Cable Information Services (Virginia), LLC	Limited liability company	TWCIS Holdco LLC

205.	Time Warner Cable Information Services (Washington), LLC	Limited liability company	TWCIS Holdco LLC

206.	Time Warner Cable Information Services (West Virginia), LLC	Limited liability company	TWCIS Holdco LLC

207.	Time Warner Cable Information Services (Wisconsin), LLC	Limited liability company	TWCIS Holdco LLC

208.	Time Warner Cable International LLC	Limited liability company	Time Warner Cable Enterprises LLC

209.	Time Warner Cable Internet Holdings III LLC	Limited liability company	Time Warner Cable Enterprises LLC

210.	Time Warner Cable Internet Holdings LLC	Limited liability company	Time Warner Cable Enterprises LLC

17

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

211.	Time Warner Cable Internet LLC	Limited liability company	68.33% by Time Warner Cable Enterprises LLC 31.57% by Time Warner Cable Internet Holdings III LLC 0.10% by Time Warner Cable Internet Holdings LLC

212.	Time Warner Cable Media LLC	Limited liability company	TWC NewCo LLC

213.	Time Warner Cable Midwest LLC	Limited liability company	Time Warner Cable Enterprises LLC

214.	Time Warner Cable New York City LLC	Limited liability company	Time Warner Cable Enterprises LLC

215.	Time Warner Cable Northeast LLC	Limited liability company	Time Warner Cable Enterprises LLC

216.	Time Warner Cable Pacific West LLC	Limited liability company	Time Warner Cable Enterprises LLC

217.	Time Warner Cable Services LLC	Limited liability company	TWC Administration LLC

218.	Time Warner Cable Southeast LLC	Limited liability company	Time Warner Cable Enterprises LLC

219.	Time Warner Cable Sports LLC	Limited liability company	TWC NewCo LLC

18

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

220.	Time Warner Cable Texas LLC	Limited liability company	Time Warner Cable Enterprises LLC

221.	TWC Administration LLC	Limited liability company	Time Warner Cable Enterprises LLC

222.	TWC Communications, LLC	Limited liability company	TWC Digital Phone LLC

223.	TWC Digital Phone LLC	Limited liability company	Time Warner Cable Enterprises LLC

224.	TWC Media Blocker LLC	Limited liability company	Time Warner Cable Media LLC

225.	TWC NewCo LLC	Limited liability company	Charter Communications Operating, LLC

226.	TWC News and Local Programming Holdco LLC	Limited liability company	TWC NewCo LLC

227.	TWC News and Local Programming LLC	Limited liability company	TWC News and Local Programming Holdco LLC

228.	TWC Regional Sports Network I LLC	Limited liability company	Time Warner Cable Sports LLC

229.	TWC Security LLC	Limited liability company	TWC NewCo LLC

230.	TWC SEE Holdco LLC	Limited liability company	Time Warner Cable Enterprises LLC

231.	TWC Wireless LLC	Limited liability company	TWC Digital Phone LLC

232.	TWCIS Holdco LLC	Limited liability company	TWC Digital Phone LLC

233.	Wisconsin Procurement Holdco, LLC	Limited liability company	Time Warner Cable Midwest LLC

19

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

234.	AdCast North Carolina Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

235.	Albany National Cable Advertising Interconnect, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

236.	Charlotte Cable Advertising Interconnect, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

237.	Cleveland Media Connect, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

238.	Raleigh Cable Advertising Interconnect, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

239.	TWC/Charter Dallas Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

240.	TWC/Charter Green Bay Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

241.	TWC/Charter Los Angeles Cable Advertising, LLC	Limited liability company (Class A)	91.87% by Time Warner Cable Media LLC

242.	TWC/Comcast Brunswick Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

243.	TWC/Comcast Elizabethtown Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

244.	TWC/Comcast Kansas City Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

245.	TWC/Comcast Lawrenceberg Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

20

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

246.	TWC/Comcast Manitowac Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

247.	TWC/Comcast Newberry Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

248.	TWC/Cox Cleveland Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

249.	TWC/Cox Orange County Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

250.	TWC/Cox South Bay Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

251.	TWC/Suddenlink Austin Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

252.	TWC/Suddenlink Dallas Cable Advertising, LLC	Limited liability company (Class A)	Time Warner Cable Media LLC

253.	AdCast North Carolina Cable Advertising, LLC	Limited liability company (Class B)	Charter Communications, LLC

254.	TWC/Charter Dallas Cable Advertising, LLC	Limited liability company (Class B)	Charter Communications Operating, LLC

255.	TWC/Cebridge Acquisition Master Cable Advertising Interconnect, LLC	Limited liability company (Class B)	Time Warner Cable Media LLC

256.	Comcast/TWC Saranca Cable Advertising, LLC	Limited liability company (Class B)	Time Warner Cable Media LLC

257.	Comcast/TWC Hampshire Cable Advertising, LLC	Limited liability company (Class B)	Time Warner Cable Media LLC

258.	Comcast/TWC Littleton/Plymouth Cable Advertising, LLC	Limited liability company (Class B)	Time Warner Cable Media LLC

21

	Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged (100% Unless Stated Otherwise)

259.	Comcast/TWC Idaho Cable Advertising, LLC	Limited liability company (Class B)	Time Warner Cable Media LLC

260.	Comcast/TWC Hilton Head Cable Advertising, LLC	Limited liability company (Class B)	Time Warner Cable Media LLC

261.	Comcast/TWC Franklin Cable Advertising, LLC	Limited liability company (Class B)	Time Warner Cable Media LLC

262.	Comcast/TWC Charleston Cable Advertising, LLC	Limited liability company (Class B)	Time Warner Cable Media LLC

263.	BHN Home Security Services, LLC	Limited liability company	Bright House Networks, LLC

264.	BHN Spectrum Investments, LLC	Limited liability company	Bright House Networks, LLC

265.	Bright House Networks, LLC	Limited liability company	Charter Communications Operating, LLC

266.	Bright House Networks Information Services (Alabama), LLC	Limited liability company	Bright House Networks, LLC

267.	Bright House Networks Information Services (California), LLC	Limited liability company	Bright House Networks, LLC

268.	Bright House Networks Information Services (Florida), LLC	Limited liability company	Bright House Networks, LLC

269.	Bright House Networks Information Services (Indiana), LLC	Limited liability company	Bright House Networks, LLC

270.	Bright House Networks Information Services (Michigan), LLC	Limited liability company	Bright House Networks, LLC

Pledged Partnership Interests:

	Name of Issuer	Type of Interest	Percentage of Pledged

271.	Falcon Cable Media, a California Limited Partnership	Limited Partnership	99% LP - Falcon Cable Communications, LLC 1% GP - Charter Communications VII, LLC

22

	Name of Issuer	Type of Interest	Percentage of Pledged

272.	Falcon Cable Systems Company II, L.P.	Limited Partnership	99% LP - Falcon Cable Communications, LLC 1% GP - Charter Communications VII, LLC

273.	Falcon Cablevision, a California Limited Partnership	Limited Partnership	99% LP - Falcon Cable Communications, LLC 1% GP - Charter Communications VII, LLC

274.	Falcon Community Cable, L.P.	Limited Partnership	99% LP - Falcon Cable Communications, LLC 1% GP - Charter Communications VII, LLC

275.	Falcon Community Ventures I Limited Partnership	Limited Partnership	99.238% LP - Falcon Community Cable, L.P. .762 GP - Falcon Cable Communications, LLC

276.	Falcon Telecable, a California limited partnership	Limited Partnership	99% LP - Falcon Cable Communications, LLC 1% GP - Charter Communications VII, LLC

277.	Falcon Video Communications, L.P.	Limited Partnership	99% LP - Falcon Cable Communications, LLC 1% GP - Charter Communications VII, LLC

278.	Helicon Partners I, L.P.	Limited Partnership	99% LP - Charter Communications, LLC 1% GP - Charter Helicon, LLC

279.	Peachtree Cable TV, L.P	Limited Partnership	99.9% LP - Peachtree Cable TV, LLC 0.1% GP - Charter Communications, LLC

23

	Name of Issuer	Type of Interest	Percentage of Pledged

280.	The Helicon Group, L.P.	Limited Partnership	99% LP - Helicon Partners I, L.P. 1% GP - Charter Helicon, LLC

281.	Insight Communications Company, L.P.	Limited Partnership	99% by Insight Communications Company LLC 1% by ICI Holdings, LLC

282.	Insight Communications of Kentucky, L.P.	Limited Partnership	99.999% by Insight Midwest Holdings, LLC 0.001% by Insight Kentucky Capital, LLC

283.	Insight Kentucky Partners I, L.P.	Limited Partnership	99.999% by Insight Communications of Kentucky, L.P. 0.001% by Insight Kentucky Capital, LLC

284.	Insight Kentucky Partners II, L.P.	Limited Partnership	99.999% by Insight Kentucky Partners I, L.P. 0.001% by Insight Kentucky Capital, LLC

285.	Insight Midwest, L.P.	Limited Partnership	99.8% by Insight Communications Company, L.P. 0.2% by ICI Holdings, LLC

24

Pledged Stock:

	Name of Issuer	Class of Stock	Percentage of Shares Pledged (100% Unless Otherwise Noted)

286.	Charter Communications Operating Capital Corp.	Common	Charter Communications Operating, LLC

287.	Interliant UK Holdings Limited	Ordinary Shares	66% by Intrepid Acquisition LLC

288.	NaviSite Europe Limited	Common	66% by NaviSite LLC

289.	TWC Business Services Canada ULC	Common	66% by Time Warner Cable International LLC

290.	Spok Holdings, Inc.	Common	55 shares of common stock held by Time Warner Cable Enterprises LLC

291.	WEFI Inc.	Series C shares	2,414,584 Series C shares held by Time Warner Cable Enterprises LLC represented by stock certificate number PC-11

292.	WEFI Inc.	Series C shares	4,829,168 Series C shares held by TWC NewCo LLC represented by stock certificate number PC-7

Pledged Notes:

Promissory Note executed by Time Warne Cable Inc. (as predecessor in interest to TWC NewCo LLC) in favor of Time Warner Cable Enterprises LLC, dated December 1, 2013, in an aggregate principal sum of $6,000,000,000.

25

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

	Grantor’s Name	Filing Jurisdiction

1.	American Cable Entertainment Company, LLC	Secretary of State of the State of Delaware

2.	Athens Cablevision, LLC	Secretary of State of the State of Delaware

3.	Ausable Cable TV, LLC	Secretary of State of the State of Delaware

4.	Bresnan Broadband Holdings, LLC	Secretary of State of the State of Delaware

5.	Bresnan Broadband of Colorado, LLC	Secretary of State of the State of Colorado

6.	Bresnan Broadband of Montana, LLC	Secretary of State of the State of Montana

7.	Bresnan Broadband of Utah, LLC	Secretary of State of the State of Utah

8.	Bresnan Broadband of Wyoming, LLC	Secretary of State of the State of Wyoming

9.	Bresnan Communications, LLC	Secretary of State of the State of Delaware

10.	Bresnan Digital Services, LLC	Secretary of State of the State of Delaware

11.	Bresnan Microwave of Montana, LLC	Secretary of State of the State of Delaware

12.	Cable Equities Colorado, LLC	Secretary of State of the State of Delaware

	Grantor’s Name	Filing Jurisdiction

13.	Cable Equities of Colorado Management LLC	Secretary of State of the State of Delaware

14.	CC 10, LLC	Secretary of State of the State of Delaware

15.	CC Fiberlink, LLC	Secretary of State of the State of Delaware

16.	CC Michigan, LLC	Secretary of State of the State of Delaware

17.	CC Systems, LLC	Secretary of State of the State of Delaware

18.	CC V Holdings, LLC	Secretary of State of the State of Delaware

19.	CC VI Fiberlink, LLC	Secretary of State of the State of Delaware

20.	CC VI Operating Company, LLC	Secretary of State of the State of Delaware

21.	CC VII Fiberlink, LLC	Secretary of State of the State of Delaware

22.	CC VIII Fiberlink, LLC	Secretary of State of the State of Delaware

23.	CC VIII Holdings, LLC	Secretary of State of the State of Delaware

24.	CC VIII Operating, LLC	Secretary of State of the State of Delaware

25.	CC VIII, LLC	Secretary of State of the State of Delaware

26.	CCO Fiberlink, LLC	Secretary of State of the State of Delaware

2

	Grantor’s Name	Filing Jurisdiction

27.	CCO Holdco Transfers VII, LLC	Secretary of State of the State of Delaware

28.	CCO LP, LLC	Secretary of State of the State of Delaware

29.	CCO NR Holdings, LLC	Secretary of State of the State of Delaware

30.	CCO Purchasing, LLC	Secretary of State of the State of Delaware

31.	CCO SoCal I, LLC	Secretary of State of the State of Delaware

32.	CCO SoCal II, LLC	Secretary of State of the State of Delaware

33.	CCO SoCal Vehicles, LLC	Secretary of State of the State of Delaware

34.	CCO Transfers, LLC	Secretary of State of the State of Delaware

35.	Charter Advanced Services (AL), LLC	Secretary of State of the State of Delaware

36.	Charter Advanced Services (CA), LLC	Secretary of State of the State of Delaware

37.	Charter Advanced Services (CO), LLC	Secretary of State of the State of Delaware

38.	Charter Advanced Services (CT), LLC	Secretary of State of the State of Delaware

39.	Charter Advanced Services (GA), LLC	Secretary of State of the State of Delaware

40.	Charter Advanced Services (IL), LLC	Secretary of State of the State of Delaware

3

	Grantor’s Name	Filing Jurisdiction

41.	Charter Advanced Services (IN), LLC	Secretary of State of the State of Delaware

42.	Charter Advanced Services (KY), LLC	Secretary of State of the State of Delaware

43.	Charter Advanced Services (LA), LLC	Secretary of State of the State of Delaware

44.	Charter Advanced Services (MA), LLC	Secretary of State of the State of Delaware

45.	Charter Advanced Services (MD), LLC	Secretary of State of the State of Delaware

46.	Charter Advanced Services (MI), LLC	Secretary of State of the State of Delaware

47.	Charter Advanced Services (MN), LLC	Secretary of State of the State of Delaware

48.	Charter Advanced Services (MO), LLC	Secretary of State of the State of Delaware

49.	Charter Advanced Services (MS), LLC	Secretary of State of the State of Delaware

50.	Charter Advanced Services (MT), LLC	Secretary of State of the State of Delaware

51.	Charter Advanced Services (NC), LLC	Secretary of State of the State of Delaware

52.	Charter Advanced Services (NE), LLC	Secretary of State of the State of Delaware

53.	Charter Advanced Services (NH), LLC	Secretary of State of the State of Delaware

54.	Charter Advanced Services (NV), LLC	Secretary of State of the State of Delaware

4

	Grantor’s Name	Filing Jurisdiction

55.	Charter Advanced Services (NY), LLC	Secretary of State of the State of Delaware

56.	Charter Advanced Services (OH), LLC	Secretary of State of the State of Delaware

57.	Charter Advanced Services (OR), LLC	Secretary of State of the State of Delaware

58.	Charter Advanced Services (PA), LLC	Secretary of State of the State of Delaware

59.	Charter Advanced Services (SC), LLC	Secretary of State of the State of Delaware

60.	Charter Advanced Services (TN), LLC	Secretary of State of the State of Delaware

61.	Charter Advanced Services (TX), LLC	Secretary of State of the State of Delaware

62.	Charter Advanced Services (UT), LLC	Secretary of State of the State of Delaware

63.	Charter Advanced Services (VA), LLC	Secretary of State of the State of Delaware

64.	Charter Advanced Services (VT), LLC	Secretary of State of the State of Delaware

65.	Charter Advanced Services (WA), LLC	Secretary of State of the State of Delaware

66.	Charter Advanced Services (WI), LLC	Secretary of State of the State of Delaware

67.	Charter Advanced Services (WV), LLC	Secretary of State of the State of Delaware

68.	Charter Advanced Services (WY), LLC	Secretary of State of the State of Delaware

5

	Grantor’s Name	Filing Jurisdiction

69.	Charter Advanced Services VIII (MI), LLC	Secretary of State of the State of Delaware

70.	Charter Advanced Services VIII (MN), LLC	Secretary of State of the State of Delaware

71.	Charter Advanced Services VIII (WI), LLC	Secretary of State of the State of Delaware

72.	Charter Advertising of Saint Louis, LLC	Secretary of State of the State of Delaware

73.	Charter Cable Operating Company, LLC	Secretary of State of the State of Delaware

74.	Charter Cable Partners, LLC	Secretary of State of the State of Delaware

75.	Charter Communications Entertainment I, LLC	Secretary of State of the State of Delaware

76.	Charter Communications Entertainment II, LLC	Secretary of State of the State of Delaware

77.	Charter Communications Entertainment, LLC	Secretary of State of the State of Delaware

78.	Charter Communications of California, LLC	Secretary of State of the State of Delaware

79.	Charter Communications Operating Capital Corp.	Secretary of State of the State of Delaware

80.	Charter Communications Operating, LLC	Secretary of State of the State of Delaware

81.	Charter Communications Properties LLC	Secretary of State of the State of Delaware

82.	Charter Communications V, LLC	Secretary of State of the State of Delaware

6

	Grantor’s Name	Filing Jurisdiction

83.	Charter Communications Ventures, LLC	Secretary of State of the State of Delaware

84.	Charter Communications VI, L.L.C.	Secretary of State of the State of Delaware

85.	Charter Communications VII, LLC	Secretary of State of the State of Delaware

86.	Charter Communications, LLC	Secretary of State of the State of Delaware

87.	Charter Distribution, LLC	Secretary of State of the State of Delaware

88.	Charter Fiberlink - Alabama, LLC	Secretary of State of the State of Delaware

89.	Charter Fiberlink – Georgia, LLC	Secretary of State of the State of Delaware

90.	Charter Fiberlink – Illinois, LLC	Secretary of State of the State of Delaware

91.	Charter Fiberlink – Maryland II, LLC	Secretary of State of the State of Delaware

92.	Charter Fiberlink – Michigan, LLC	Secretary of State of the State of Delaware

93.	Charter Fiberlink – Missouri, LLC	Secretary of State of the State of Delaware

94.	Charter Fiberlink – Nebraska, LLC	Secretary of State of the State of Delaware

95.	Charter Fiberlink – Pennsylvania, LLC	Secretary of State of the State of Delaware

96.	Charter Fiberlink – Tennessee, LLC	Secretary of State of the State of Delaware

7

	Grantor’s Name	Filing Jurisdiction

97.	Charter Fiberlink AR-CCVII, LLC	Secretary of State of the State of Delaware

98.	Charter Fiberlink CA-CCO, LLC	Secretary of State of the State of Delaware

99.	Charter Fiberlink CC VIII, LLC	Secretary of State of the State of Delaware

100.	Charter Fiberlink CCO, LLC	Secretary of State of the State of Delaware

101.	Charter Fiberlink CT-CCO, LLC	Secretary of State of the State of Delaware

102.	Charter Fiberlink LA-CCO, LLC	Secretary of State of the State of Delaware

103.	Charter Fiberlink MA-CCO, LLC	Secretary of State of the State of Delaware

104.	Charter Fiberlink MS-CCVI, LLC	Secretary of State of the State of Delaware

105.	Charter Fiberlink NC-CCO, LLC	Secretary of State of the State of Delaware

106.	Charter Fiberlink NH-CCO, LLC	Secretary of State of the State of Delaware

107.	Charter Fiberlink NV-CCVII, LLC	Secretary of State of the State of Delaware

108.	Charter Fiberlink NY-CCO, LLC	Secretary of State of the State of Delaware

109.	Charter Fiberlink OH-CCO, LLC	Secretary of State of the State of Delaware

110.	Charter Fiberlink OR-CCVII, LLC	Secretary of State of the State of Delaware

8

	Grantor’s Name	Filing Jurisdiction

111.	Charter Fiberlink SC-CCO, LLC	Secretary of State of the State of Delaware

112.	Charter Fiberlink TX-CCO, LLC	Secretary of State of the State of Delaware

113.	Charter Fiberlink VA-CCO, LLC	Secretary of State of the State of Delaware

114.	Charter Fiberlink VT-CCO, LLC	Secretary of State of the State of Delaware

115.	Charter Fiberlink WA-CCVII, LLC	Secretary of State of the State of Delaware

116.	Charter Helicon, LLC	Secretary of State of the State of Delaware

117.	Charter Home Security, LLC	Secretary of State of the State of Delaware

118.	Charter Leasing Holding Company, LLC	Secretary of State of the State of Delaware

119.	Charter Leasing of Wisconsin, LLC	Secretary of State of the State of Delaware

120.	Charter RMG, LLC	Secretary of State of the State of Delaware

121.	Charter Stores FCN, LLC	Secretary of State of the State of Delaware

122.	Charter Video Electronics, LLC	Secretary of State of the State of Delaware

123.	Falcon Cable Communications, LLC	Secretary of State of the State of Delaware

124.	Falcon Cable Media, a California Limited Partnership	Secretary of State of the State of California

9

	Grantor’s Name	Filing Jurisdiction

125.	Falcon Cable Systems Company II, L.P.	Secretary of State of the State of California

126.	Falcon Cablevision, a California Limited Partnership	Secretary of State of the State of California

127.	Falcon Community Cable, L.P.	Secretary of State of the State of Delaware

128.	Falcon Community Ventures I Limited Partnership	Secretary of State of the State of California

129.	Falcon First Cable of the Southeast, LLC	Secretary of State of the State of Delaware

130.	Falcon First, LLC	Secretary of State of the State of Delaware

131.	Falcon Telecable, a California Limited Partnership	Secretary of State of the State of California

132.	Falcon Video Communications, L.P.	Secretary of State of the State of Delaware

133.	Helicon Partners I, L.P.	Secretary of State of the State of Delaware

134.	Hometown T.V., LLC	Secretary of State of the State of Delaware

135.	HPI Acquisition Co. LLC	Secretary of State of the State of Delaware

136.	Interlink Communications Partners, LLC	Secretary of State of the State of Delaware

137.	Long Beach, LLC	Secretary of State of the State of Delaware

138.	Marcus Cable Associates, L.L.C.	Secretary of State of the State of Delaware

10

	Grantor’s Name	Filing Jurisdiction

139.	Marcus Cable of Alabama, L.L.C.	Secretary of State of the State of Delaware

140.	Marcus Cable, LLC	Secretary of State of the State of Delaware

141.	Midwest Cable Communications, LLC	Secretary of State of the State of Delaware

142.	Peachtree Cable TV, L.P.	Secretary of State of the State of Delaware

143.	Peachtree Cable TV, LLC	Secretary of State of the State of Delaware

144.	Phone Transfers (AL), LLC	Secretary of State of the State of Delaware

145.	Phone Transfers (CA), LLC	Secretary of State of the State of Delaware

146.	Phone Transfers (GA), LLC	Secretary of State of the State of Delaware

147.	Phone Transfers (NC), LLC	Secretary of State of the State of Delaware

148.	Phone Transfers (TN), LLC	Secretary of State of the State of Delaware

149.	Phone Transfers (VA), LLC	Secretary of State of the State of Delaware

150.	Plattsburgh Cablevision, LLC	Secretary of State of the State of Delaware

151.	Renaissance Media LLC	Secretary of State of the State of Delaware

152.	Rifkin Acquisition Partners, LLC	Secretary of State of the State of Delaware

11

	Grantor’s Name	Filing Jurisdiction

153.	Robin Media Group, LLC	Secretary of State of the State of Delaware

154.	Scottsboro TV Cable, LLC	Secretary of State of the State of Delaware

155.	Tennessee, LLC	Secretary of State of the State of Delaware

156.	The Helicon Group, L.P.	Secretary of State of the State of Delaware

157.	Vista Broadband Communications, LLC	Secretary of State of the State of Delaware

158.	VOIP Transfers (AL), LLC	Secretary of State of the State of Delaware

159.	VOIP Transfers (CA) LLC	Secretary of State of the State of Delaware

160.	VOIP Transfers (GA), LLC	Secretary of State of the State of Delaware

161.	VOIP Transfers (NC), LLC	Secretary of State of the State of Delaware

162.	VOIP Transfers (TN), LLC	Secretary of State of the State of Delaware

163.	VOIP Transfers (VA), LLC	Secretary of State of the State of Delaware

164.	Adcast North Carolina Cable Advertising, LLC	Secretary of State of the State of Delaware

165.	Alabanza LLC	Secretary of State of the State of Delaware

166.	America’s Job Exchange LLC	Secretary of State of the State of Delaware

12

	Grantor’s Name	Filing Jurisdiction

167.	Coaxial Communications of Central Ohio LLC	Secretary of State of the State of Ohio

168.	DukeNet Communications Holdings, LLC	Secretary of State of the State of Delaware

169.	DukeNet Communications, LLC	Secretary of State of the State of Delaware

170.	ICI Holdings, LLC	Secretary of State of the State of Delaware

171.	Insight Blocker LLC	Secretary of State of the State of Delaware

172.	Insight Capital LLC	Secretary of State of the State of Delaware

173.	Insight Communications Company LLC	Secretary of State of the State of Delaware

174.	Insight Communications Company, L.P.	Secretary of State of the State of Delaware

175.	Insight Communications Midwest, LLC	Secretary of State of the State of Delaware

176.	Insight Communications of Central Ohio, LLC	Secretary of State of the State of Delaware

177.	Insight Communications of Kentucky, L.P.	Secretary of State of the State of Delaware

178.	Insight Interactive, LLC	Secretary of State of the State of Delaware

179.	Insight Kentucky Capital, LLC	Secretary of State of the State of Delaware

180.	Insight Kentucky Partners I, L.P.	Secretary of State of the State of Delaware

13

	Grantor’s Name	Filing Jurisdiction

181.	Insight Kentucky Partners II, L.P.	Secretary of State of the State of Delaware

182.	Insight Midwest Holdings, LLC	Secretary of State of the State of Delaware

183.	Insight Midwest, L.P.	Secretary of State of the State of Delaware

184.	Insight Phone of Indiana, LLC	Secretary of State of the State of Delaware

185.	Insight Phone of Kentucky, LLC	Secretary of State of the State of Delaware

186.	Insight Phone of Ohio, LLC	Secretary of State of the State of Delaware

187.	Interactive Cable Services, LLC	Secretary of State of the State of Delaware

188.	Intrepid Acquisition LLC	Secretary of State of the State of Delaware

189.	NaviSite LLC	Secretary of State of the State of Delaware

190.	New Wisconsin Procurement LLC	Secretary of State of the State of Delaware

191.	Oceanic Time Warner Cable LLC	Secretary of State of the State of Delaware

192.	Parity Assets, LLC	Secretary of State of the State of Delaware

193.	Time Warner Cable Business LLC	Secretary of State of the State of Delaware

194.	Time Warner Cable Enterprises LLC	Secretary of State of the State of Delaware

14

	Grantor’s Name	Filing Jurisdiction

195.	Time Warner Cable Information Services (Alabama), LLC	Secretary of State of the State of Delaware

196.	Time Warner Cable Information Services (Arizona), LLC	Secretary of State of the State of Delaware

197.	Time Warner Cable Information Services (California), LLC	Secretary of State of the State of Delaware

198.	Time Warner Cable Information Services (Colorado), LLC	Secretary of State of the State of Delaware

199.	Time Warner Cable Information Services (Hawaii), LLC	Secretary of State of the State of Delaware

200.	Time Warner Cable Information Services (Idaho), LLC	Secretary of State of the State of Delaware

201.	Time Warner Cable Information Services (Illinois), LLC	Secretary of State of the State of Delaware

202.	Time Warner Cable Information Services (Indiana), LLC	Secretary of State of the State of Delaware

203.	Time Warner Cable Information Services (Kansas), LLC	Secretary of State of the State of Delaware

204.	Time Warner Cable Information Services (Kentucky), LLC	Secretary of State of the State of Delaware

205.	Time Warner Cable Information Services (Maine), LLC	Secretary of State of the State of Delaware

206.	Time Warner Cable Information Services (Massachusetts), LLC	Secretary of State of the State of Delaware

207.	Time Warner Cable Information Services (Michigan), LLC	Secretary of State of the State of Delaware

208.	Time Warner Cable Information Services (Missouri), LLC	Secretary of State of the State of Delaware

15

	Grantor’s Name	Filing Jurisdiction

209.	Time Warner Cable Information Services (Nebraska), LLC	Secretary of State of the State of Delaware

210.	Time Warner Cable Information Services (New Hampshire), LLC	Secretary of State of the State of Delaware

211.	Time Warner Cable Information Services (New Jersey), LLC	Secretary of State of the State of Delaware

212.	Time Warner Cable Information Services (New Mexico) LLC	Secretary of State of the State of Delaware

213.	Time Warner Cable Information Services (New York), LLC	Secretary of State of the State of Delaware

214.	Time Warner Cable Information Services (North Carolina), LLC	Secretary of State of the State of Delaware

215.	Time Warner Cable Information Services (Ohio), LLC	Secretary of State of the State of Delaware

216.	Time Warner Cable Information Services (Pennsylvania), LLC	Secretary of State of the State of Delaware

217.	Time Warner Cable Information Services (South Carolina), LLC	Secretary of State of the State of Delaware

218.	Time Warner Cable Information Services (Tennessee), LLC	Secretary of State of the State of Delaware

219.	Time Warner Cable Information Services (Texas), LLC	Secretary of State of the State of Delaware

220.	Time Warner Cable Information Services (Virginia), LLC	Secretary of State of the State of Delaware

221.	Time Warner Cable Information Services (Washington), LLC	Secretary of State of the State of Delaware

222.	Time Warner Cable Information Services (West Virginia), LLC	Secretary of State of the State of Delaware

16

	Grantor’s Name	Filing Jurisdiction

223.	Time Warner Cable Information Services (Wisconsin), LLC	Secretary of State of the State of Delaware

224.	Time Warner Cable International LLC	Secretary of State of the State of Delaware

225.	Time Warner Cable Internet Holdings III LLC	Secretary of State of the State of Delaware

226.	Time Warner Cable Internet Holdings LLC	Secretary of State of the State of Delaware

227.	Time Warner Cable Internet LLC	Secretary of State of the State of Delaware

228.	Time Warner Cable Media LLC	Secretary of State of the State of Delaware

229.	Time Warner Cable Midwest LLC	Secretary of State of the State of Delaware

230.	Time Warner Cable New York City LLC	Secretary of State of the State of Delaware

231.	Time Warner Cable Northeast LLC	Secretary of State of the State of Delaware

232.	Time Warner Cable Pacific West LLC	Secretary of State of the State of Delaware

233.	Time Warner Cable Services LLC	Secretary of State of the State of Delaware

234.	Time Warner Cable Southeast LLC	Secretary of State of the State of Delaware

235.	Time Warner Cable Sports LLC	Secretary of State of the State of Delaware

236.	Time Warner Cable Texas LLC	Secretary of State of the State of Delaware

17

	Grantor’s Name	Filing Jurisdiction

237.	TWC Administration LLC	Secretary of State of the State of Delaware

238.	TWC Communications, LLC	Secretary of State of the State of Delaware

239.	TWC Digital Phone LLC	Secretary of State of the State of Delaware

240.	TWC Media Blocker LLC	Secretary of State of the State of Delaware

241.	TWC NewCo LLC	Secretary of State of the State of Delaware

242.	TWC News and Local Programming Holdco LLC	Secretary of State of the State of Delaware

243.	TWC News and Local Programming LLC	Secretary of State of the State of Delaware

244.	TWC Regional Sports Network I LLC	Secretary of State of the State of Delaware

245.	TWC Security LLC	Secretary of State of the State of Delaware

246.	TWC SEE Holdco LLC	Secretary of State of the State of Delaware

247.	TWC Wireless LLC	Secretary of State of the State of Delaware

248.	TWC/Charter Dallas Cable Advertising, LLC	Secretary of State of the State of Delaware

249.	TWCIS Holdco LLC	Secretary of State of the State of Delaware

250.	Wisconsin Procurement Holdco LLC	Secretary of State of the State of Delaware

18

	Grantor’s Name	Filing Jurisdiction

251.	BHN Home Security Services, LLC	Secretary of State of the State of Delaware

252.	BHN Spectrum Investments, LLC	Secretary of State of the State of Delaware

253.	Bright House Networks, LLC	Secretary of State of the State of Delaware

254.	Bright House Networks Information Services (Alabama), LLC	Secretary of State of the State of Delaware

255.	Bright House Networks Information Services (California), LLC	Secretary of State of the State of Delaware

256.	Bright House Networks Information Services (Florida), LLC	Secretary of State of the State of Delaware

257.	Bright House Networks Information Services (Indiana), LLC	Secretary of State of the State of Delaware

258.	Bright House Networks Information Services (Michigan), LLC	Secretary of State of the State of Delaware

19

Patent Security Agreement Filings

Patent Owner	Filing Office
Bright House Networks, LLC	United States Patent and Trademark Office
Charter Communications Operating, LLC	United States Patent and Trademark Office
Time Warner Cable Enterprises LLC	United States Patent and Trademark Office
Time Warner Cable Internet LLC	United States Patent and Trademark Office

Trademark Security Agreement Filings

Grantor	Filing Office
Alabanza LLC	United States Patent and Trademark Office
Bright House Networks, LLC	United States Patent and Trademark Office
Insight Communications Company LLC	United States Patent and Trademark Office
NaviSite LLC	United States Patent and Trademark Office
Time Warner Cable Enterprises LLC	United States Patent and Trademark Office
Time Warner Cable Internet LLC	United States Patent and Trademark Office
TWC NewCo LLC	United States Patent and Trademark Office

Actions with respect to Pledged Securities

Receipt by the Administrative Agent of (i) the stock certificates listed in Schedule 2 as “Pledged Stock” and undated stock powers executed in blank with respect thereto and (ii) the promissory note listed in Schedule 2 as “Pledged Notes” and an undated allonge executed in blank with respect thereto.

Other Actions

None.

20

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION

	Grantor	Jurisdiction of Organization

1.	American Cable Entertainment Company, LLC	Delaware

2.	Athens Cablevision, LLC	Delaware

3.	Ausable Cable TV, LLC	Delaware

4.	Bresnan Broadband Holdings, LLC	Delaware

5.	Bresnan Broadband of Colorado, LLC	Colorado

6.	Bresnan Broadband of Montana, LLC	Montana

7.	Bresnan Broadband of Utah, LLC	Utah

8.	Bresnan Broadband of Wyoming, LLC	Wyoming

9.	Bresnan Communications, LLC	Delaware

10.	Bresnan Digital Services, LLC	Delaware

11.	Bresnan Microwave of Montana, LLC	Delaware

12.	Cable Equities Colorado, LLC	Delaware

13.	Cable Equities of Colorado Management LLC	Delaware

14.	CC 10, LLC	Delaware

15.	CC Fiberlink, LLC	Delaware

16.	CC Michigan, LLC	Delaware

17.	CC Systems, LLC	Delaware

18.	CC V Holdings, LLC	Delaware

19.	CC VI Fiberlink, LLC	Delaware

	Grantor	Jurisdiction of Organization

20.	CC VI Operating Company, LLC	Delaware

21.	CC VII Fiberlink, LLC	Delaware

22.	CC VIII Fiberlink, LLC	Delaware

23.	CC VIII Holdings, LLC	Delaware

24.	CC VIII Operating, LLC	Delaware

25.	CC VIII, LLC	Delaware

26.	CCO Fiberlink, LLC	Delaware

27.	CCO Holdco Transfers VII, LLC	Delaware

28.	CCO LP, LLC	Delaware

29.	CCO NR Holdings, LLC	Delaware

30.	CCO Purchasing, LLC	Delaware

31.	CCO SoCal I, LLC	Delaware

32.	CCO SoCal II, LLC	Delaware

33.	CCO SoCal Vehicles, LLC	Delaware

34.	CCO Transfers, LLC	Delaware

35.	Charter Advanced Services (AL), LLC	Delaware

36.	Charter Advanced Services (CA), LLC	Delaware

37.	Charter Advanced Services (CO), LLC	Delaware

38.	Charter Advanced Services (CT), LLC	Delaware

39.	Charter Advanced Services (GA), LLC	Delaware

40.	Charter Advanced Services (IL), LLC	Delaware

41.	Charter Advanced Services (IN), LLC	Delaware

2

	Grantor	Jurisdiction of Organization

42.	Charter Advanced Services (KY), LLC	Delaware

43.	Charter Advanced Services (LA), LLC	Delaware

44.	Charter Advanced Services (MA), LLC	Delaware

45.	Charter Advanced Services (MD), LLC	Delaware

46.	Charter Advanced Services (MI), LLC	Delaware

47.	Charter Advanced Services (MN), LLC	Delaware

48.	Charter Advanced Services (MO), LLC	Delaware

49.	Charter Advanced Services (MS), LLC	Delaware

50.	Charter Advanced Services (MT), LLC	Delaware

51.	Charter Advanced Services (NC), LLC	Delaware

52.	Charter Advanced Services (NE), LLC	Delaware

53.	Charter Advanced Services (NH), LLC	Delaware

54.	Charter Advanced Services (NV), LLC	Delaware

55.	Charter Advanced Services (NY), LLC	Delaware

56.	Charter Advanced Services (OH), LLC	Delaware

57.	Charter Advanced Services (OR), LLC	Delaware

58.	Charter Advanced Services (PA), LLC	Delaware

59.	Charter Advanced Services (SC), LLC	Delaware

60.	Charter Advanced Services (TN), LLC	Delaware

61.	Charter Advanced Services (TX), LLC	Delaware

62.	Charter Advanced Services (UT), LLC	Delaware

63.	Charter Advanced Services (VA), LLC	Delaware

3

	Grantor	Jurisdiction of Organization

64.	Charter Advanced Services (VT), LLC	Delaware

65.	Charter Advanced Services (WA), LLC	Delaware

66.	Charter Advanced Services (WI), LLC	Delaware

67.	Charter Advanced Services (WV), LLC	Delaware

68.	Charter Advanced Services (WY), LLC	Delaware

69.	Charter Advanced Services VIII (MI), LLC	Delaware

70.	Charter Advanced Services VIII (MN), LLC	Delaware

71.	Charter Advanced Services VIII (WI), LLC	Delaware

72.	Charter Advertising of Saint Louis, LLC	Delaware

73.	Charter Cable Operating Company, LLC	Delaware

74.	Charter Cable Partners, LLC	Delaware

75.	Charter Communications Entertainment I, LLC	Delaware

76.	Charter Communications Entertainment II, LLC	Delaware

77.	Charter Communications Entertainment, LLC	Delaware

78.	Charter Communications of California, LLC	Delaware

79.	Charter Communications Operating Capital Corp.	Delaware

80.	Charter Communications Operating, LLC	Delaware

81.	Charter Communications Properties LLC	Delaware

82.	Charter Communications V, LLC	Delaware

83.	Charter Communications Ventures, LLC	Delaware

84.	Charter Communications VI, L.L.C.	Delaware

85.	Charter Communications VII, LLC	Delaware

4

	Grantor	Jurisdiction of Organization

86.	Charter Communications, LLC	Delaware

87.	Charter Distribution, LLC	Delaware

88.	Charter Fiberlink - Alabama, LLC	Delaware

89.	Charter Fiberlink – Georgia, LLC	Delaware

90.	Charter Fiberlink – Illinois, LLC	Delaware

91.	Charter Fiberlink – Maryland II, LLC	Delaware

92.	Charter Fiberlink – Michigan, LLC	Delaware

93.	Charter Fiberlink – Missouri, LLC	Delaware

94.	Charter Fiberlink – Nebraska, LLC	Delaware

95.	Charter Fiberlink – Tennessee, LLC	Delaware

96.	Charter Fiberlink AR-CCVII, LLC	Delaware

97.	Charter Fiberlink CA-CCO, LLC	Delaware

98.	Charter Fiberlink CC VIII, LLC	Delaware

99.	Charter Fiberlink CCO, LLC	Delaware

100.	Charter Fiberlink CT-CCO, LLC	Delaware

101.	Charter Fiberlink LA-CCO, LLC	Delaware

102.	Charter Fiberlink MA-CCO, LLC	Delaware

103.	Charter Fiberlink MS-CCVI, LLC	Delaware

104.	Charter Fiberlink NC-CCO, LLC	Delaware

105.	Charter Fiberlink NH-CCO, LLC	Delaware

106.	Charter Fiberlink NV-CCVII, LLC	Delaware

107.	Charter Fiberlink NY-CCO, LLC	Delaware

5

	Grantor	Jurisdiction of Organization

108.	Charter Fiberlink OH-CCO, LLC	Delaware

109.	Charter Fiberlink OR-CCVII, LLC	Delaware

110.	Charter Fiberlink-Pennsylvania, LLC	Delaware

111.	Charter Fiberlink SC-CCO, LLC	Delaware

112.	Charter Fiberlink TX-CCO, LLC	Delaware

113.	Charter Fiberlink VA-CCO, LLC	Delaware

114.	Charter Fiberlink VT-CCO, LLC	Delaware

115.	Charter Fiberlink WA-CCVII, LLC	Delaware

116.	Charter Helicon, LLC	Delaware

117.	Charter Home Security, LLC	Delaware

118.	Charter Leasing Holding Company, LLC	Delaware

119.	Charter Leasing of Wisconsin, LLC	Delaware

120.	Charter RMG, LLC	Delaware

121.	Charter Stores FCN, LLC	Delaware

122.	Charter Video Electronics, LLC	Delaware

123.	Falcon Cable Communications, LLC	Delaware

124.	Falcon Cable Media, a California Limited Partnership	California

125.	Falcon Cable Systems Company II, L.P.	California

126.	Falcon Cablevision, a California Limited Partnership	California

127.	Falcon Community Cable, L.P.	Delaware

128.	Falcon Community Ventures I Limited Partnership	California

129.	Falcon First Cable of the Southeast, LLC	Delaware

6

	Grantor	Jurisdiction of Organization

130.	Falcon First, LLC	Delaware

131.	Falcon Telecable, a California Limited Partnership	California

132.	Falcon Video Communications, L.P.	Delaware

133.	Helicon Partners I, L.P.	Delaware

134.	Hometown T.V., LLC	Delaware

135.	HPI Acquisition Co. LLC	Delaware

136.	Interlink Communications Partners, LLC	Delaware

137.	Long Beach, LLC	Delaware

138.	Marcus Cable Associates, L.L.C.	Delaware

139.	Marcus Cable of Alabama, L.L.C.	Delaware

140.	Marcus Cable, LLC	Delaware

141.	Midwest Cable Communications, LLC	Delaware

142.	Peachtree Cable TV, L.P.	Delaware

143.	Peachtree Cable TV, LLC	Delaware

144.	Phone Transfers (AL), LLC	Delaware

145.	Phone Transfers (CA), LLC	Delaware

146.	Phone Transfers (GA), LLC	Delaware

147.	Phone Transfers (NC), LLC	Delaware

148.	Phone Transfers (TN), LLC	Delaware

149.	Phone Transfers (VA), LLC	Delaware

150.	Plattsburgh Cablevision, LLC	Delaware

7

	Grantor	Jurisdiction of Organization

151.	Renaissance Media LLC	Delaware

152.	Rifkin Acquisition Partners, LLC	Delaware

153.	Robin Media Group, LLC	Delaware

154.	Scottsboro TV Cable, LLC	Delaware

155.	Tennessee, LLC	Delaware

156.	The Helicon Group, L.P.	Delaware

157.	Vista Broadband Communications, LLC	Delaware

158.	VOIP Transfers (AL), LLC	Delaware

159.	VOIP Transfers (CA) LLC	Delaware

160.	VOIP Transfers (GA), LLC	Delaware

161.	VOIP Transfers (NC), LLC	Delaware

162.	VOIP Transfers (TN), LLC	Delaware

163.	VOIP Transfers (VA), LLC	Delaware

164.	Adcast North Carolina Cable Advertising, LLC	Delaware

165.	Alabanza LLC	Delaware

166.	America’s Job Exchange LLC	Delaware

167.	Coaxial Communications of Central Ohio LLC	Ohio

168.	DukeNet Communications Holdings, LLC	Delaware

169.	DukeNet Communications, LLC	Delaware

170.	ICI Holdings, LLC	Delaware

171.	Insight Blocker LLC	Delaware

172.	Insight Capital LLC	Delaware

8

	Grantor	Jurisdiction of Organization

173.	Insight Communications Company LLC	Delaware

174.	Insight Communications Company, L.P.	Delaware

175.	Insight Communications Midwest, LLC	Delaware

176.	Insight Communications of Central Ohio, LLC	Delaware

177.	Insight Communications of Kentucky, L.P.	Delaware

178.	Insight Interactive, LLC	Delaware

179.	Insight Kentucky Capital, LLC	Delaware

180.	Insight Kentucky Partners I, L.P.	Delaware

181.	Insight Kentucky Partners II, L.P.	Delaware

182.	Insight Midwest Holdings, LLC	Delaware

183.	Insight Midwest, L.P.	Delaware

184.	Insight Phone of Indiana, LLC	Delaware

185.	Insight Phone of Kentucky, LLC	Delaware

186.	Insight Phone of Ohio, LLC	Delaware

187.	Interactive Cable Services, LLC	Delaware

188.	Intrepid Acquisition LLC	Delaware

189.	NaviSite LLC	Delaware

190.	New Wisconsin Procurement LLC	Delaware

191.	Oceanic Time Warner Cable LLC	Delaware

192.	Parity Assets, LLC	Delaware

193.	Time Warner Cable Business LLC	Delaware

194.	Time Warner Cable Enterprises LLC	Delaware

9

	Grantor	Jurisdiction of Organization

195.	Time Warner Cable Information Services (Alabama), LLC	Delaware

196.	Time Warner Cable Information Services (Arizona), LLC	Delaware

197.	Time Warner Cable Information Services (California), LLC	Delaware

198.	Time Warner Cable Information Services (Colorado), LLC	Delaware

199.	Time Warner Cable Information Services (Hawaii), LLC	Delaware

200.	Time Warner Cable Information Services (Idaho), LLC	Delaware

201.	Time Warner Cable Information Services (Illinois), LLC	Delaware

202.	Time Warner Cable Information Services (Indiana), LLC	Delaware

203.	Time Warner Cable Information Services (Kansas), LLC	Delaware

204.	Time Warner Cable Information Services (Kentucky), LLC	Delaware

205.	Time Warner Cable Information Services (Maine), LLC	Delaware

206.	Time Warner Cable Information Services (Massachusetts), LLC	Delaware

207.	Time Warner Cable Information Services (Michigan), LLC	Delaware

208.	Time Warner Cable Information Services (Missouri), LLC	Delaware

209.	Time Warner Cable Information Services (Nebraska), LLC	Delaware

10

	Grantor	Jurisdiction of Organization

210.	Time Warner Cable Information Services (New Hampshire), LLC	Delaware

211.	Time Warner Cable Information Services (New Jersey), LLC	Delaware

212.	Time Warner Cable Information Services (New Mexico) LLC	Delaware

213.	Time Warner Cable Information Services (New York), LLC	Delaware

214.	Time Warner Cable Information Services (North Carolina), LLC	Delaware

215.	Time Warner Cable Information Services (Ohio), LLC	Delaware

216.	Time Warner Cable Information Services (Pennsylvania), LLC	Delaware

217.	Time Warner Cable Information Services (South Carolina), LLC	Delaware

218.	Time Warner Cable Information Services (Tennessee), LLC	Delaware

219.	Time Warner Cable Information Services (Texas), LLC	Delaware

220.	Time Warner Cable Information Services (Virginia), LLC	Delaware

221.	Time Warner Cable Information Services (Washington), LLC	Delaware

222.	Time Warner Cable Information Services (West Virginia), LLC	Delaware

223.	Time Warner Cable Information Services (Wisconsin), LLC	Delaware

11

	Grantor	Jurisdiction of Organization

224.	Time Warner Cable International LLC	Delaware

225.	Time Warner Cable Internet Holdings III LLC	Delaware

226.	Time Warner Cable Internet Holdings LLC	Delaware

227.	Time Warner Cable Internet LLC	Delaware

228.	Time Warner Cable Media LLC	Delaware

229.	Time Warner Cable Midwest LLC	Delaware

230.	Time Warner Cable New York City LLC	Delaware

231.	Time Warner Cable Northeast LLC	Delaware

232.	Time Warner Cable Pacific West LLC	Delaware

233.	Time Warner Cable Services LLC	Delaware

234.	Time Warner Cable Southeast LLC	Delaware

235.	Time Warner Cable Sports LLC	Delaware

236.	Time Warner Cable Texas LLC	Delaware

237.	TWC Administration LLC	Delaware

238.	TWC Communications, LLC	Delaware

239.	TWC Digital Phone LLC	Delaware

240.	TWC Media Blocker LLC	Delaware

241.	TWC NewCo LLC	Delaware

242.	TWC News and Local Programming Holdco LLC	Delaware

243.	TWC News and Local Programming LLC	Delaware

244.	TWC Regional Sports Network I LLC	Delaware

245.	TWC Security LLC	Delaware

12

	Grantor	Jurisdiction of Organization

246.	TWC SEE Holdco LLC	Delaware

247.	TWC Wireless LLC	Delaware

248.	TWC/Charter Dallas Cable Advertising, LLC	Delaware

249.	TWCIS Holdco LLC	Delaware

250.	Wisconsin Procurement Holdco LLC	Delaware

251.	BHN Home Security Services, LLC	Delaware

252.	BHN Spectrum Investments, LLC	Delaware

253.	Bright House Networks, LLC	Delaware

254.	Bright House Networks Information Services (Alabama), LLC	Delaware

255.	Bright House Networks Information Services (California), LLC	Delaware

256.	Bright House Networks Information Services (Florida), LLC	Delaware

257.	Bright House Networks Information Services (Indiana), LLC	Delaware

258.	Bright House Networks Information Services (Michigan), LLC	Delaware

13

Schedule 5

PATENT REGISTRATIONS AND PATENT APPLICATIONS1

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	Cloud based location shifting service	13/399,666	2/17/2012	9,258,575	2/9/2016	Charter Communications Operating, LLC

USA	Fast binding of a cloud based streaming server structures	13/399,677	2/17/2012	N/A	N/A Published 10/18/2012 US20120266198*	Charter Communications Operating, LLC

USA	Method and system for program and stream control of video to target device	13/399,690	2/17/2012	N/A	N/A Published 11/22/2012 US20120297423*	Charter Communications Operating, LLC

USA	User interfact for television programming and social media feeds for time shifted viewing	13/752,719	1/29/2013	N/A	N/A Published 09/12/2013 US20130239146*	Charter Communications Operating, LLC

USA	Dynamic tuning in dense arrays of electrically small elements	13/755,666	1/31/2013	9,118,304	8/25/2015	Charter Communications Operating, LLC

[1]	Items footnoted in this Schedule 5 to be updated on a post-closing basis.

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	Dynamic tuning in dense arrays of electrically small elements[2]	14/833,867	8/24/2015	N/A	N/A Publsihed 02/25/2016 20160057486	Charter Communications Operating, LLC

USA	Method and system for scheduling recordings of television programs in television distribution systems	14/481,665	9/9/2014	N/A	N/A Published 03/10/2016 US20160073161*	Charter Communications Operating, LLC

USA	Method and system for assigning antennas in demse array	13/659,029	10/24/2012	9,148,674	9/29/2015	Charter Communications Operating, LLC

USA	Three dimensional antenna array system with throughs	13/904,240	5/29/2013	N/A	N/A Published 12/05/2013 US20130321239*	Charter Communications Operating, LLC

USA	Method and system for displaying speech to text convertetd audio with streaming video content data	14/279,530	5/16/2014	N/A	N/A Published 11/20/2014 US20140344854*	Charter Communications Operating, LLC

USA	Antenna system with small low frequency antennas for television receiption[3]	14/497,535	9/26/2014	N/A	N/A	Charter Communications Operating, LLC

[2]	USPTO assignment data not available
[3]	To be confirmed.

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	Flexible cloud based streaming digital video server and recorder[4]	61/549,357	10/20/2011	N/A	N/A	Charter Communications Operating, LLC

USA	Method and system for assigning antennas in dense array[5]	14/868,039	9/28/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Cloud based location shifting service[6]	15/018,588	2/8/2016	N/A	N/A	Charter Communications Operating, LLC

USA	System and method bridging cloud based user interfaces	13/963,594	8/9/2013	8,943,543	1/27/2015	Charter Communications Operating, LLC

USA	System and method bridging cloud based user interfaces	14/605,077	1/26/2015	9,253,526	2/2/2016	Charter Communications Operating, LLC

USA	System and method for adapting content delivery	13/803,372	3/14/2013	N/A	N/A Published 09/18/2014 US20140280744*	Charter Communications Operating, LLC

USA	System and method for controlling hotel cpe via personal smart device	14/503,478	10/1/2014	N/A	N/A Published 04/07/2016 US20160100199*	Charter Communications Operating, LLC

[4]	To be confirmed.
[5]	To be confirmed.
[6]	To be confirmed.

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	System and method for separate audio program translation	14/503,532	10/1/2014	N/A	N/A Published 04/07/2016 US20160098395*	Charter Communications Operating, LLC

USA	System and method for authenticating local cpe	14/069,735	11/1/2013	N/A	N/A Published 05/07/2015 US20150128216*	Charter Communications Operating, LLC

USA	System and method for authenticating local cpe	PCT/ US2014/063342	10/31/2014	N/A	N/A	Charter Communications Operating, LLC

USA	Compensation for viewing with common vision abnormalities[7]	14/633,963	2/27/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Automatic identification of changes in objects[8]	14/633,217	2/27/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Provider Equipment Generation Of Customer User Interface[9]	14/819,313	8/5/2015	N/A	N/A Published 05/12/2016 US20160134910*	Charter Communications Operating, LLC

[7]	To be confirmed.
[8]	Title to be confirmed.
[9]	To be confirmed.

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	Remote control volume and channel controls that integrate[10]	29/525,240	4/28/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Docsis moca enable coax distribution system	14/503,601	10/1/2014	N/A	N/A Published 04/07/2016 US20160099910*	Charter Communications Operating, LLC

USA	Automated audio volume stabilizer[11]	14/633,232	2/27/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Session-based common tier encryption for simulcrypt systems[12]	14/575,252	12/18/2014	N/A	N/A	Charter Communications Operating, LLC

USA	Unique grouping of communication sources	14/635,040[13]	2/27/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Graphical user interface[14]	29/514,673	1/15/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Graphical user interface[15]	29/514,676	1/15/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Set top box[16]	29/514,671	1/15/2015	N/A	N/A	Charter Communications Operating, LLC

[10]	To be confirmed.
[11]	To be confirmed.
[12]	To be confirmed.
[13]	Application number to be confirmed.
[14]	To be confirmed.
[15]	To be confirmed.
[16]	To be confirmed.

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	Remote control unit[17]	29/514,672	1/15/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Spectrum rcu options button[18]	29/514,742	1/15/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Spectrum guide features a time-based background color display mechanism that automatically changes the color of the tv guide cells from light (during the day) to dark (at night), this makes for less eye-strain and easier readability of show titles in the guide	N/A19	N/A	N/A	N/A	Charter Communications Operating, LLC

USA	Dynamic, inline hint messaging[20]	14/863,005	9/23/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Charter’s network based authentication and authorization[21]	14/866,088	9/25/2015	N/A	N/A	Charter Communications Operating, LLC

USA	Capability to identify in-home constraints by comparing speed[22]	15/004,475	1/22/2016			Charter Communications Operating, LLC

[17]	To be confirmed.
[18]	To be confirmed.
[19]	Application number to be provided.
[20]	To be confirmed.
[21]	To be confirmed.
[22]	To be confirmed.

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	Data packet structure for digital information distribution	09/458,339	12/10/1999	6,826,197	11/30/2004	Charter Communications Operating, LLC

USA	Data packet structure for digital information distribution	10/946,393	9/21/2004	7,801,172	9/21/2010	Charter Communications Operating, LLC

USA	Data transmission method and apparatus	09/327,791	6/8/1999	6,477,182	11/5/2002	Charter Communications Operating, LLC

USA	Method and apparatus for providing subscription-on-demand services for an interactive information distribution system[23]	09/086,799	5/29/1998	6,314,573	11/6/2001	Charter Communications Operating, LLC

USA	System for interactively distributing information services having a remote video session manager	09/116,759	07/16/1998	6,305,019	10/16/2001	Charter Communications Operating, LLC

USA	Method and apparatus for providing dynamic pricing services for an interactive information distribution system (as amended)	09/306,955	5/7/1999	6,684,400	1/27/2004	Charter Communications Operating, LLC

[23]	Title to be confirmed.

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	Method and apparatus for providing dynamic pricing services for an interactive information distribution system	10/689,005	10/20/2003 (Allowed 7/30/2014)	8,904,452	12/2/2014	Charter Communications Operating, LLC

USA	Method and apparatus for providing dynamic pricing services for an interactive\ninformation distribution system[24]	14/558,429	12/2/2014		Published 05/28/2015 20150150058	Charter Communications Operating, LLC

USA	Encoding optimization techniques for encoding program grid section of server-centric interactive programming guide[25]	09/583,388	5/30/2000	7,254,824	8/7/2007	Charter Communications Operating, LLC

USA	Computer network chat room based on channel broadcast in real time[26]	08/749,091	11/14/1996	5,828,839	10/27/1998	Charter Communications Operating, LLC

USA	Computer network chat room based on channel broadcast in real time[27]	09/074,911	5/8/1998	6,061,716	5/9/2000	Charter Communications Operating, LLC

[24]	Assignment to be confirmed.
[25]	Title to be confirmed.
[26]	Ownership to be confirmed.
[27]	Ownership to be confirmed.

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	Integrated media content server system and method for the customization of metadata that is associated therewith[28]	11/320,447	12/27/2005	7,870,125	1/11/2011	Charter Communications Operating, LLC

USA	Integrated media content server system and method for the customization of metadata that is associated therewith[29]	12/834,367	7/12/2010	8,234,271	7/31/2012	Charter Communications Operating, LLC

USA	Integrated media content server system and method for the customization of metadata that is associated therewith[30]	12/834,406	7/12/2010	8,239,386	8/7/2012	Charter Communications Operating, LLC

USA	Integrated media content server system and method for the[31]	13/568,106	8/6/2012	N/A	N/A	Charter Communications Operating, LLC

USA	System and method of content streaming and downloading[32]	15/008438	N/A	N/A	N/A	Charter Communications Operating, LLC

[28]	Ownership to be confirmed.
[29]	Assignment data unavailable.
[30]	Assignment data unavailable.
[31]	To be confirmed.
[32]	Assignment data unavailable.

Country	Title	Application #	Application Date	Patent #	Grant Date	Owner
USA	System and method of analyzing cmts data streams[33]	62/291,454	2/4/2016	N/A	N/A	Charter Communications Operating, LLC

USA	System and method of content streaming and downloading[34]	15/008,438		N/A	N/A	Charter Communications Operating, LLC

Country	Patent Title	Status	Patent/Application No. Patent/Application Date	Owner

United States	Integrating A Mobile Hotspot Into A Larger Network Environment	Issued	9161377 10-13-2015	Bright House Networks

United States	Integrating A Mobile Hotspot Into A Larger Network Environment	Issued	9002319 04-07-2015	Bright House Networks

United States	Methods, Apparatus And Computer-Readable Media For Providing Caller Identification Information	Issued	8811960 08-19-2014	Bright House Networks, LLC

United States	Integrating A Mobile Hotspot Into A Larger Network Environment	Issued	8600344 12-03-2013	Bright House Networks

United States	Patient Health Measurement Compliance And Incentive System	Pending/Pub	14/279439 05-16-2014	Bright House Networks, LLC

[33]	Assignment data unavailable.
[34]	Assignment data unavailable.

Country	Patent Title	Status	Patent/Application No. Patent/Application Date	Owner

United States	Patient Health Measurement And Incentive System	Pending/Pub	14/279,474 05-16-2014	Bright House Networks, LLC

United States	Initiating A Unicast Stream Based On A Triggering Event Associated With A Node Receiving A Multicast Stream	Pending/Pub	13/471,527 05-15-2012	Bright House Networks

United States	Automatic Device Reconfiguration	Pending/Pub	13/415,179 03-08-2012	Bright House Networks, LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
1.	TWC 12-31	Issued	Notification In A Network Environment	9154854	10/6/2015	USA	Time Warner Cable Enterprises LLC

2.	TWC 12-29	Issued	Remote Control Including Touch-Sensing Surface	9024894	5/5/2015	USA	Time Warner Cable Enterprises LLC

3.	TWC 12-28	Issued	Methods And Apparatus That Facilitate Controlling Multiple Devices	9118952	8/25/2015	USA	Time Warner Cable Enterprises LLC

4.	TWC 12-26	Issued	Wireless Mesh Network Configuration	9258843	2/9/2016	USA	Time Warner Cable Enterprises LLC

5.	TWC 12-24	Issued	Methods And Apparatus For Supporting Trick Play Functions In Devices Without Local Storage	8935735	1/13/2015	USA	Time Warner Cable Enterprises LLC

6.	TWC 12-15	Issued	Lightweight Polling Technique	8972558	3/3/2015	USA	Time Warner Cable Enterprises LLC

7.	TWC 12-14	Issued	Media Synchronization Within Home Network Using Set-Top Box As Gateway	8832750	9/9/2014	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
8.	TWC 12-13	Issued	Multi-Format Distribution Of Content	8910220	12/9/2014	USA	Time Warner Cable Enterprises LLC

9.	TWC 12-12	Issued	Apparatus And Methods For Multimedia Coordination	9131283	9/8/2015	USA	Time Warner Cable Enterprises LLC

10.	TWC 12-10	Issued	Wireless Session Configuration Persistence	8938785	1/20/2015	USA	Time Warner Cable Enterprises LLC

11.	TWC 12-07	Issued	Power Fluctuation Detection And Analysis	9143379	9/22/2015	USA	Time Warner Cable Enterprises LLC

12.	TWC 12-06	Issued	Establishing Network Connectivity Based On Location	9241239	1/19/2016	USA	Time Warner Cable Enterprises LLC

13.	TWC 12-05	Issued	Convenient Wi-Fi Network Access Using Unique Identifier Value	9288674	3/15/2016	USA	Time Warner Cable Enterprises LLC

14.	TWC 12-04	Issued	Handoffs Between Access Points In A Wi-Fi Environment	9008045	4/14/2015	USA	Time Warner Cable Enterprises LLC

15.	TWC 12-03	Issued	Remote Activation Of Mobile Applications	9237215	1/12/2016	USA	Time Warner Cable Enterprises LLC

16.	TWC 12-02	Issued	System And Method For IP Multicast	8948171	2/3/2015	USA	Time Warner Cable Enterprises LLC

17.	TWC 12-01	Issued	Methods And Apparatus For Providing Multi-Source Bandwidth Sharing Management	8839317	9/16/2014	USA	Time Warner Cable Enterprises LLC

18.	TWC 11-30	Issued	Method And System For Device Discovery And Content Management On A Network	9264751	2/16/2016	USA	Time Warner Cable Enterprises LLC

19.	TWC 11-26	Issued	Call Management And Notifications In Media Player Applications	8706096	4/22/2014	USA	Time Warner Cable Enterprises LLC

20.	TWC 11-25	Issued	Methods And Apparatus For Providing Parental Or Guardian Control And Visualization Over Communications To Various Devices In The Home	8843953	9/23/2014	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
21.	TWC 11-22	Issued	System And Method For Automatically Learning And Maintaining IP Address Allocation Topology	9300541	3/29/2016	USA	Time Warner Cable Enterprises LLC

22.	TWC 13-11	Issued	System And Method For Resolving Scheduling Conflicts In Multi-Tuner Devices And Systems	9258614	2/9/2016	USA	Time Warner Cable Enterprises LLC

23.	TWC 11-13	Issued	Mechanism For Establishing Reputation In A Network Environment	8887238	11/11/2014	USA	Time Warner Cable Enterprises LLC

24.	TWC 11-10	Issued	Firewall Access Control With Border Gateway Protocol	8931073	1/6/2015	USA	Time Warner Cable Enterprises LLC

25.	TWC 11-07	Issued	Techniques For Assigning Internet Protocol Version Six Network Blocks In Unknown Networks	9112764	8/18/2015	USA	Time Warner Cable Enterprises LLC

26.	TWC 11-04	Issued	Handoff Management In A Multi-Layer Wireless Network	8812050	8/19/2014	USA	Time Warner Cable Enterprises LLC

27.	TWC 11-03	Issued	Technique For Prefix Subnetting	8995360	3/31/2015	USA	Time Warner Cable Enterprises LLC

28.	TWC 11-02	Issued	Methods And Apparatus For Watermarking And Distributing Watermarked Content	8848969	9/30/2014	USA	Time Warner Cable Enterprises LLC

29.	TWC 10-30	Issued	Call Center Mapping System And Method	8411831	4/2/2013	USA	Time Warner Cable Enterprises LLC

30.	TWC 10-27	Issued	Systems And Methods For Maintaining A Measure Of Session Time On A Networked Device	8429280	4/23/2013	USA	Time Warner Cable Enterprises LLC

31.	TWC 10-18	Issued	Methods And Apparatus For Supporting Sharing Of Content Between Mobile Communications Devices And Home Based Devices	8849184	9/30/2014	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
32.	TWC 10-17	Issued	Apparatus And Method For Enforcing Content Protection Rules During Data Transfer Between Devices	9015270	4/21/2015	USA	Time Warner Cable Enterprises LLC

33.	TWC 10-16	Issued	Methods And Apparatus For Providing Indivial Service Subscribers Content Related Services At One Or More Locations	8924999	12/30/2014	USA	Time Warner Cable Enterprises LLC

34.	TWC 10-12A C1	Issued	System And Method For WI-FI Roaming	9241367	1/19/2016	USA	Time Warner Cable Enterprises LLC

35.	TWC 10-12B C1	Issued	System And Method For Maintaining A Communication Session	8885571	11/11/2014	USA	Time Warner Cable Enterprises LLC.

36.	TWC 10-12B	Issued	System And Method For Maintaining A Communication Session	8638717	1/28/2014	USA	Time Warner Cable Enterprises LLC

37.	TWC 10-12A	Issued	System And Method For WI-FI Roaming	8553662	10/8/2013	USA	Time Warner Cable Enterprises LLC

38.	TWC 10-10	Issued	Quality Feedback Mechanism For Bandwidth Allocation In A Switched Digital Video System	8813144	8/19/2014	USA	Time Warner Cable Enterprises LLC

39.	TWC 10-07	Issued	System And Method For Determining Network Relationships With Unreliable Data	8607293	12/10/2013	USA	Time Warner Cable Enterprises LLC

40.	TWC 10-06	Issued	System And Method For Coordinated Discovery Of The Status Of Network Routes By Hosts In A Network	8681645	3/25/2014	USA	Time Warner Cable Enterprises LLC

41.	TWC 10-05C1	Issued	Multicast Video Advertisement Insertion Using Routing Protocols	9124928	9/1/2015	USA	Time Warner Cable Enterprises LLC.

42.	TWC 10-05	Issued	Multicast Video Advertisement Insertion Using Routing Protocols	8910198	12/9/2014	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
43.	TWC 10-02C1	Issued	Apparatus And Methods For Data Collection And Validation	9003436	4/7/2015	USA	Time Warner Cable Enterprises LLC

44.	TWC 10-02	Issued	Apparatus And Methods For Data Collection Analysis And Validation Including Error Correction In A Content Delivery Network	8484511	7/9/2013	USA	Time Warner Cable Enterprises LLC

45.	TWC 10-01	Issued	Apparatus And Methods For Identifying And Charactering Latency In A Content Delivery Network	8930979	1/6/2015	USA	Time Warner Cable Enterprises LLC

46.	TWC 09-29	Issued	System And Method For Sharing A Payload Among Mobile Devices In A Wireless Network	8265050	9/11/2012	USA	Time Warner Cable Enterprises LLC

47.	TWC 09-26	Issued	Methods And Apparatus For Enabling Media Functionality In A Content-Based Network	8396055	3/12/2013	USA	Time Warner Cable Enterprises LLC

48.	TWC 09-25	Issued	Gateway Apparatus And Methods For Digital Content Delivery In A Network.	9027062	5/5/2015	USA	Time Warner Cable Enterprises LLC

49.	TWC 09-23C1	Issued	Geographic Based Remote Control	8957762	2/17/2015	USA	Time Warner Cable Enterprises LLC

50.	TWC 09-23	Issued	Geographic Based Remote Control	8395477	3/12/2013	USA	Time Warner Cable Enterprises LLC

51.	TWC 09-22	Issued	Digital Domain Content Processing And Distribution Apparatus And Methods	9300445	3/29/2016	USA	Time Warner Cable Enterprises LLC

52.	TWC 09-21D1	Issued	Providing Syndication Feed Content On A Television Set-Top Box With Limited Decoder Capability	9113186	8/18/2015	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
53.	TWC 09-21	Issued	Providing Syndication Feed Content On A Television Set-Top Box With Limited Decoder Capability	8533768	9/10/2013	USA	Time Warner Cable Enterprises LLC

54.	TWC 09-19	Issued	Apparatus And Methods For Device Authorization In A Premises Network	8745758	6/3/2014	USA	Time Warner Cable Enterprises LLC

55.	TWC 09-17	Issued	Techniques For Upgrading Software In A Video Content Network	8533771	9/10/2013	USA	Time Warner Cable Enterprises LLC

56.	TWC 09-15	Issued	Methods And Apparatus For Providing Voice Mail Services	8443403	5/14/2013	USA	Time Warner Cable Enterprises LLC

57.	TWC 09-08	Issued	Destination Based Method For Managing Network Resources	8885667	11/11/2014	USA	Time Warner Cable Enterprises LLC

58.	TWC 09-05C1	Issued	Methods And Apparatus For Packetized Content Delivery Over A Content Delivery Network	8516529	8/20/2013	USA	Time Warner Cable Enterprises LLC

59.	TWC 09-03	Issued	Method And Apparatus For Classifying An Audience In A Content-Based Network	8935721	1/13/2015	USA	Time Warner Cable Enterprises LLC

60.	TWC 09-02	Issued	Method And Apparatus For Targeted Content Insertion	8813124	8/19/2014	USA	Time Warner Cable Enterprises LLC

61.	TWC 09-01	Issued	Method And Apparatus For Evaluating An Audience In A Content-Based Network	9178634	11/3/2015	USA	Time Warner Cable Enterprises LLC

62.	TWC 08-31C2	Issued	Scheduling Trigger Apparatus And Method	8291453	10/16/2012	USA	Time Warner Cable Enterprises LLC

63.	TWC 08-28	Issued	Methods And Apparatus For Audience Research In A Content-Based Network	9094140	7/28/2015	USA	Time Warner Cable Enterprises LLC

64.	TWC 08-27C1	Issued	Methods And Apparatus For Providing Access To Program Channels	9025085	5/5/2015	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
65.	TWC 08-27	Issued	Methods And Apparatus For Providing Access To Program Channels	8780276	7/15/2014	USA	Time Warner Cable Enterprises LLC

66.	TWC 08-25C1	Issued	System And Method For Enhanced Advertising In A Video Content Network	8566862	10/22/2013	USA	Time Warner Cable Enterprises LLC

67.	TWC 08-25	Issued	Displaying Enhanced Advertisements Simultaneously Across Substantially All Channels	8321887	11/27/2012	USA	Time Warner Cable Enterprises LLC

68.	TWC 08-23C1	Issued	System And Method For Commanding A Controlled Device	8601513	12/3/2013	USA	Time Warner Cable Enterprises LLC[35]

69.	TWC 08-23	Issued	System And Method For Commanding A Controlled Device	8458748	6/4/2013	USA	Time Warner Cable Enterprises LLC

70.	TWC 08-22	Issued	Methods And Apparatus For Creating Customized Service Related Information For Customer Devices	8752119	6/10/2014	USA	Time Warner Cable Enterprises LLC

71.	TWC 08-16	Issued	Methods And Apparatus For Controlling Content Distribution	8839284	9/16/2014	USA	Time Warner Cable Enterprises LLC

72.	TWC 08-15 C1	Issued	System And Method For Content Delivery With Multiple Embedded Messages	8819727	8/26/2014	USA	Time Warner Cable Enterprises LLC

73.	TWC 08-15	Issued	System And Method For Content Delivery With Multiple Embedded Messages	8332885	12/11/2012	USA	Time Warner Cable Enterprises LLC

74.	TWC 08-10	Issued	Recommendation Engine Apparatus And Methods	9215423	12/15/2015	USA	Time Warner Cable Enterprises LLC

75.	TWC 08-08	Issued	Apparatus And Methods Fornetwork Video Recording	9277266	3/1/2016	USA	Time Warner Cable Enterprises LLC

[35]	Title update from Time Warner Cable Inc. to be made with US PTO.

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
76.	TWC 08-07	Issued	Customer Service Methods Apparatus And Report/Alert Generation Based On Customer Service Call Information	8588395	11/19/2013	USA	Time Warner Cable Enterprises LLC

77.	TWC 08-04C1	Issued	Personal Media Channel Apparatus And Methods	8776101	7/8/2014	USA	Time Warner Cable Enterprises LLC

78.	TWC-ERDOS-08-03	Issued	Communications Engine Architecture	7248575	7/24/2007	USA	Time Warner Cable Enterprises LLC

79.	TWC 08-02	Issued	A System And Method For Controlling The State Of A Switched Digital Video System	8365007	1/29/2013	USA	Time Warner Cable Enterprises LLC

80.	TWC-ERDOS-08-02	Issued	System And Method Of Triggering Services For Call Control	7254224	8/7/2007	USA	Time Warner Cable Enterprises LLC

81.	TWC-ERDOS-08-01	Issued	System And Method Of Triggering Services For Call Control	6671364	12/30/2003	USA	Time Warner Cable Enterprises LLC

82.	TWC 07-27	Issued	Interface For A Multi-Processor Gateway Apparatus And Method For Using The Same	8301716	10/30/2012	USA	Time Warner Cable Enterprises LLC

83.	TWC 07-24	Issued	Methods And Apparatus For Business-Based Network Resource Allocation	8813143	8/19/2014	USA	Time Warner Cable Enterprises LLC

84.	TWC 07-21C	Issued	System And Method For Remotely Accessing Cablecard Module	9178945	11/3/2015	USA	Time Warner Cable Enterprises LLC

85.	TWC 07-21	Issued	System And Method For Remotely Accessing Cablecard	8316150	11/20/2012	USA	Time Warner Cable Enterprises LLC

86.	TWC 07-19	Issued	Apparatus And Method For Providing Video Content And Supplemental Information To Client Over A Switched Digital Video Content-Based Network	8146129	3/27/2012	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
87.	TWC 07-18	Issued	System And Method For Incremental Implementation Of New Service Capabilities	8566895	10/22/2013	USA	Time Warner Cable Enterprises LLC

88.	TWC 07-17	Issued	Methods And Apparatus For Local Channel Insertion In An All-Digital Content Distribution Network	9237381	1/12/2016	USA	Time Warner Cable Enterprises LLC

89.	TWC 07-16C1	Issued	System And Method For Selecting And Delivering Ads Based On Cross-Platform Activity	8776114	7/8/2014	USA	Time Warner Cable Enterprises LLC

90.	TWC 07-16	Issued	System And Method For Selecting And Delivering Ads Based On Cross-Platform Activity	8413181	4/2/2013	USA	Time Warner Cable Enterprises LLC

91.	TWC 07-14	Issued	Methods And Apparatus For Enabling Synchronized Content Presentations Using Dynamically Updated Playlists	8719881	5/6/2014	USA	Time Warner Cable Enterprises LLC

92.	TWC 07-09	Issued	System And Method For Displaying Caller Identification Information Via An Instant Messaging Service	8270581	9/18/2012	USA	Time Warner Cable Enterprises LLC

93.	TWC 07-08	Issued	Methods And Apparatus For Device Capabilities Discovery And Utilization Within A Content-Based Network	8458753	6/4/2013	USA	Time Warner Cable Enterprises LLC

94.	TWC 07-07D1	Issued	Methods And Apparatus For Content Caching In A Video Network	8990869	3/24/2015	USA	Time Warner Cable Enterprises LLC

95.	TWC 07-07	Issued	Methods And Apparatus For Content Caching In A Video Network	8561116	10/15/2013	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
96.	TWC 07-05	Issued	Methods And Apparatus For Implementing Guides And Using Recording Information In Determine Program To Communications Channel Mappings	8910222	12/9/2014	USA	Time Warner Cable Enterprises LLC

97.	TWC 07-04D1	Issued	Personal Content Server Apparatus And Methods	8938763	1/20/2015	USA	Time Warner Cable Enterprises LLC

98.	TWC 07-04	Issued	Personal Content Server Apparatus And Methods	8181206	5/15/2012	USA	Time Warner Cable Enterprises LLC

99.	TWC 07-03C1	Issued	Methods And Apparatus For Connecting A Cable Network To Other Network And/Or Devices	9137584	9/15/2015	USA	Time Warner Cable Enterprises LLC

100.	TWC 07-03	Issued	Methods And Apparatus For Connecting A Cable Network To Other Network And/Or Devices	8553882	10/8/2013	USA	Time Warner Cable Enterprises LLC

101.	TWC-IBM-07-03	Issued	Method And Apparatus For Deleting A Portion Of A Video Or Audio File From Data Storage Prior To Completion Of Broadcast Or Presentation	6016507	1/18/2000	USA	Time Warner Cable Enterprises LLC

102.	TWC 07-02 (2)	Issued	Methods And Apparatus For Using Tuners Efficiently For Delivering One Or More Programs	8649385	2/11/2014	USA	Time Warner Cable Enterprises LLC

103.	TWC-IBM-07-02	Issued	Method For Relating Indexing Information Associated With At Least Two Indexing Schemes To Facilitate The Play-Back Of User-Specified Digital Video And A Video Client Incorporating The Same	5953073	9/14/1999	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
104.	TWC 07-01C1	Issued	Methods And Apparatus For Upgrading Set Top Box Devices Without The Loss Of Stored Content	9326028	4/26/2016	USA	Time Warner Cable Enterprises LLC

105.	TWC 07-01	Issued	Methods And Apparatus For Upgrading Set Top Box Devices Without The Loss Of Stored Content	8745685	6/3/2014	USA	Time Warner Cable Enterprises LLC

106.	TWC 06-30	Issued	Methods And Apparatus For Predictive Delivery Of Content Over A Network	9060208	6/16/2015	USA	Time Warner Cable Enterprises LLC

107.	TWC 06-29	Issued	Prevention Of Trick Modes During Digital Video Recorder (DVR) And Network Digital Video Recorder (NDVR)	8180200	5/15/2012	USA	Time Warner Cable Enterprises LLC

108.	TWC 06-28	Issued	Transport Stream Encapsulated Trick Modes	7941823	5/10/2011	USA	Time Warner Cable Enterprises LLC

109.	TWC 06-25C3	Issued	Premises Gateway Apparatus And Methods For Use In A Content-Based Network	9282365	3/8/2016	USA	Time Warner Cable Enterprises LLC

110.	TWC 06-25C2	Issued	Premises Gateway Apparatus And Methods For Use In A Content-Based Network	8949919	2/3/2015	USA	Time Warner Cable Enterprises LLC

111.	TWC 06-25C1	Issued	Premises Gateway Apparatus And Methods For Use In A Content-Based Network	8438607	5/7/2013	USA	Time Warner Cable Enterprises LLC

112.	TWC 06-25	Issued	Premises Gateway Apparatus And Methods For Use In A Content-Based Network.	7954131	5/31/2011	USA	Time Warner Cable Enterprises LLC

113.	TWC 06-23C	Issued	System And Method For Communication Over An Adaptive Service Bus	8139569	3/20/2012	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
114.	TWC 06-23	Issued	System And Method For Communication Over An Adaptive Service Bus	7626982	12/1/2009	USA	Time Warner Cable Enterprises LLC

115.	TWC 06-22	Issued	An Adapter For Obtaining Access To A Network Side Of A Security Alarm System From A Subscriber Side Of A Network Interface Device	7835507	11/16/10	USA	Time Warner Cable Enterprises LLC

116.	TWC 06-20	Issued	Apparatus And Methods For Provisioning In A Download-Enabled System	8621540	12/31/2013	USA	Time Warner Cable Enterprises LLC

117.	TWC 06-19 C1	Issued	Broadband Optical Network Apparatus And Method	8861958	10/14/2014	USA	Time Warner Cable Enterprises LLC

118.	TWC 06-19 C1D1	Issued	Broadband Optical Network Apparatus And Method	8842989	9/23/2014	USA	Time Warner Cable Enterprises LLC

119.	TWC 06-19C1D2	Issued	Broadband Optical Network Apparatus And Method	8712241	4/29/2014	USA	Time Warner Cable Enterprises LLC

120.	TWC 06-19	Issued	Broadband Optical Network Apparatus And Method	7181142	2/20/2007	USA	Time Warner Cable Enterprises LLC

121.	TWC 06-16 C2	Issued	Methods And Apparatus For Providing Virtual Content Over A Network	9021535	4/28/2015	USA	Time Warner Cable Enterprises LLC

122.	TWC 06-16 C1	Issued	Methods And Apparatus For Providing Virtual Content Over A Network	8122479	2/21/2012	USA	Time Warner Cable Enterprises LLC

123.	TWC 06-16	Issued	Methods And Apparatus For Providing Virtual Content Over A Network	8024762	9/20/2011	USA	Time Warner Cable Enterprises LLC

124.	TWC 06-15	Issued	Methods And Apparatus For Supporting Content Distribution	8438603	5/7/2013	USA	Time Warner Cable Enterprises LLC

125.	TWC 06-14	Issued	Methods Apparatus And User Interface For Providing Content On Demand	8938765	1/20/2015	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
126.	TWC 06-13	Issued	Methods And Apparatus For Centralized Content And Data Delivery	8347341	1/1/2013	USA	Time Warner Cable Enterprises LLC

127.	TWC 13-06	Issued	Apparatus And Method For Reducing Power Consumption In Customer Premises Equipment	9247500	1/26/16	USA	Time Warner Cable Enterprises LLC

128.	TWC 06-12	Issued	Methods And Apparatus For Premises Content Distribution	8732854	5/20/2014	USA	Time Warner Cable Enterprises LLC

129.	TWC 06-09	Issued	Parental Control For Fixed Mobile Convergance	7970388	6/28/2011	USA	Time Warner Cable Enterprises LLC

130.	TWC 06-08D1	Issued	Downloadable Security And Protection Methods And Apparatus	9313458	4/12/2016	USA	Time Warner Cable Enterprises LLC

131.	TWC 06-08	Issued	Downloadable Security And Protection Methods And Apparatus	8520850	8/27/2013	USA	Time Warner Cable Enterprises LLC

132.	TWC 06-07 C2D1	Issued	Personal Content Server Apparatus And Methods	9325710	4/26/2016	USA	Time Warner Cable Enterprises LLC

133.	TWC 06-07 C2	Issued	Personal Content Server Apparatus And Methods	8438243	5/7/2013	USA	Time Warner Cable Enterprises LLC

134.	TWC 06-07C3	Issued	Personal Content Server Apparatus And Methods	8341246	12/25/2012	USA	Time Warner Cable Enterprises LLC

135.	TWC 06-07	Issued	Personal Content Server Apparatus And Methods	8280982	10/2/2012	USA	Time Warner Cable Enterprises LLC

136.	TWC 06-07 C1	Issued	Personal Content Server Apparatus And Methods	8078696	12/13/2011	USA	Time Warner Cable Enterprises LLC

137.	TWC 06-06	Issued	Methods And Apparatus For Analyzing Software Interface Usage	8370818	2/5/2013	USA	Time Warner Cable Enterprises LLC

138.	TWC 06-04 C1	Issued	A System & Method For Establishing And Enforcing Service Rules In A Service Provider Network	8271034	9/18/2012	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
139.	TWC 06-04	Issued	A System & Method For Establishing And Enforcing Service Rules In A Service Provider Network	7965703	6/21/2011	USA	Time Warner Cable Enterprises LLC

140.	TWC 06-03C1	Issued	System And Method For Targeted Advertisement Delivery	8959563	2/17/2015	USA	Time Warner Cable Enterprises LLC

141.	TWC 06-03	Issued	System And Method For Targeted Advertisement Delivery	8549558	10/1/2013	USA	Time Warner Cable Enterprises LLC. [36]

142.	TWC 06-03A	Issued	Methods And Apparatus For Revenue-Optimized Delivery Of Content In A Network	8099757	1/17/2012	USA	Time Warner Cable Enterprises LLC

143.	TWC 05-31C1	Issued	Methods And Apparatus For Providing Video On Demand And Network PVR Functions Using IP Streaming	8713620	4/29/2014	USA	Time Warner Cable Enterprises LLC

144.	TWC 05-31	Issued	Methods And Apparatus For Providing Video On Demand And Network PVR Functions Using IP Streaming	8181209	5/15/2012	USA	Time Warner Cable Enterprises LLC

145.	TWC 05-30C2	Issued	Emergency Alert Data Delivery Apparatus And Methods	8461984	6/11/2013	USA	Time Warner Cable Enterprises LLC

146.	TWC 05-30 C1	Issued	Emergency Alert Data Delivery Apparatus And Methods	8026806	9/27/2011	USA	Time Warner Cable Enterprises LLC

147.	TWC 05-30	Issued	Emergency Alert Data Delivery Apparatus And Methods	7592912	9/22/2009	USA	Time Warner Cable Enterprises LLC

148.	TWC 05-29	Issued	Caption Data Delivery Apparatus And Methods	8566887	10/22/2013	USA	Time Warner Cable Enterprises LLC

149.	TWC 05-28 C	Issued	System And Method For Determining Whether Docsis-Enabled Devices In HFC Cable Network Are Co-Located	7839794	11/23/2010	USA	Time Warner Cable Enterprises LLC

[36]	Title update from Time Warner Cable Inc. to be made with US PTO.

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
150.	TWC 05-28	Issued	System And Method For Determining Whether Docsis-Enabled Devices In HFC Cable Network Are Co-Located	7539145	5/26/2009	USA	Time Warner Cable Enterprises LLC

151.	TWC 05-27	Issued	Method And Apparatus For Context-Specific Content Delivery	9286388	3/15/2016	USA	Time Warner Cable Enterprises LLC

152.	TWC 05-25	Issued	Vod Transaction Error Correlator	7509669	3/24/2009	USA	Time Warner Cable Enterprises LLC

153.	TWC 05-25 CIP	Issued	Vod Transaction Error Correlator	7506354	3/17/2009	USA	Time Warner Cable Enterprises LLC

154.	TWC 05-24 C	Issued	System And Method For Assigning And Verifying CPE Service Calls In A Cable Network	8161517	4/17/2012	USA	Time Warner Cable Enterprises LLC

155.	TWC 05-24	Issued	System And Method For Assigning And Verifying CPE Service Calls In A Cable Network	7596800	9/29/2009	USA	Time Warner Cable Enterprises LLC

156.	TWC 05-23	Issued	Cable Modem Analysis System And Method Therefor For An HFC Cable Network	7599300	10/6/2009	USA	Time Warner Cable Enterprises LLC

157.	TWC 05-22 C1	Issued	Remote Dvr Manager	8621523	12/31/2013	USA	Time Warner Cable Enterprises LLC

158.	TWC 05-22	Issued	Remote Dvr Manager	7716705	5/11/2010	USA	Time Warner Cable Enterprises LLC

159.	TWC 05-21	Issued	System And Method For Evaluating The Operational Status Of A STB In A Cable Network	7810127	10/5/2010	USA	Time Warner Cable Enterprises LLC

160.	TWC 05-20	Issued	Power Supply Winch System	7226040	6/5/2007	USA	Time Warner Cable Enterprises LLC

161.	TWC 05-19 C1	Issued	Apparatus And Methods For Utilizing Variable Rate Program Streams In A Network	8559465	10/15/2013	USA	Time Warner Cable Enterprises LLC

162.	TWC 05-19	Issued	Apparatus And Methods For Utilizing Variable Rate Program Streams In A Network	7889765	2/15/11	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
163.	TWC 05-18	Issued	Self-Monitoring And Optimizing Network Apparatus And Methods	8582584	11/12/2013	USA	Time Warner Cable Enterprises LLC

164.	TWC 05-17C2	Issued	Method And System For Providing Previously Recorded Broadcast Programming With Substitute Commercials	8631431	1/14/2014	USA	Time Warner Cable Enterprises LLC+

165.	TWC 05-17	Issued	System And Method For Providing Broadcast Programming A Virtual VCR And A Video Scrapbook To Programming Subscribers	8584182	11/12/2013	USA	Time Warner Cable Enterprises LLC

166.	TWC 05-15	Issued	System And Method For Locating Faults In A Hybrid Fiber Coax (HFC) Cable Network	7706252	4/27/10	USA	Time Warner Cable Enterprises LLC

167.	TWC 05-12	Issued	Technique For Selecting Multiple Entertainment Programs To Be Provided Over A Communication Network	8234679	7/31/2012	USA	Time Warner Cable Enterprises LLC

168.	TWC 05-10 CIP	Issued	System And Method For Managing Service Facilities In A Service Enterprise	8200519	6/12/2012	USA	Time Warner Cable Enterprises LLC

169.	TWC 05-06	Issued	System And Method For Identifying And Isolating Faults In A Video On Demand Provisioning System	7383473	6/3/2008	USA	Time Warner Cable Enterprises LLC

170.	TWC 05-04 C1	Issued	Early Warning Fault Identification And Isolation System For A Two-Way Cable Network	7930725	4/19/2011	USA	Time Warner Cable Enterprises LLC

171.	TWC 05-04	Issued	Early Warning Fault Identification And Isolation System For A Two-Way Cable Network	7594252	9/22/2009	USA	Time Warner Cable Enterprises LLC

172.	TWC 05-02 C	Issued	Method And Apparatus For Controlling Display In A Networked Device	7877155	1/25/2011	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
173.	TWC 05-02	Issued	Method And Apparatus For Controlling Display In A Networked Device	7623933	11/24/2009	USA	Time Warner Cable Enterprises LLC

174.	TWC 05-01D1	Issued	Method And Apparatus For Network Content Download And Recording	8752099	6/10/2014	USA	Time Warner Cable Enterprises LLC

175.	TWC 05-01	Issued	Method And Apparatus For Network Content Download And Recording	8028322	9/27/2011	USA	Time Warner Cable Enterprises LLC

176.	TWC 04-30C	Issued	Technique For Identifying Favorite Program Channels For Receiving Entertainment Programming Content Over A Communications Network	7987477	7/26/2011	USA	Time Warner Cable Enterprises LLC

177.	TWC 04-30	Issued	Technique For Identifying Favorite Program Channels For Receiving Entertainment Programming Content Over A Communications Network	7509663	3/24/2009	USA	Time Warner Cable Enterprises LLC

178.	TWC 04-29C1	Issued	Methods And Apparatus For Variable Delay Compensation In Networks	8661481	2/25/2014	USA	Time Warner Cable Enterprises LLC

179.	TWC 04-29	Issued	Methods And Apparatus For Variable Delay Compensation In Networks	7954128	5/31/2011	USA	Time Warner Cable Enterprises LLC

180.	TWC 04-28 C	Issued	Methods And Apparatus For Encoding And Decoding Images	7864190	1/4/2011	USA	Time Warner Cable Enterprises LLC

181.	TWC 04-28	Issued	Methods And Apparatus For Encoding And Decoding Images	7450134	11/11/2008	USA	Time Warner Cable Enterprises LLC

182.	TWC 04-27C2	Issued	Method And Apparatus For Network Bandwidth Conservation	9300999	3/29/2016	USA	Time Warner Cable Enterprises LLC

183.	TWC 04-27C1	Issued	Method And Apparatus For Network Bandwidth Conservation	8094656	1/10/2012	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
184.	TWC 04-27	Issued	Method And Apparatus For Network Bandwidth Conservation	7567565	7/28/2009	USA	Time Warner Cable Enterprises LLC

185.	TWC 04-26 C2	Issued	Apparatus And Methods For Multi-Stage Multiplexing In A Network	8699530	4/15/2014	USA	Time Warner Cable Enterprises LLC

186.	TWC 04-26 C1	Issued	Apparatus And Methods For Multi-Stage Multiplexing In A Network	8265104	9/11/2012	USA	Time Warner Cable Enterprises LLC

187.	TWC 04-26	Issued	Apparatus And Methods For Multi-Stage Multiplexing In A Network	7602820	10/13/2009	USA	Time Warner Cable Enterprises LLC

188.	TWC 04-25C	Issued	System And Method For Providing Caller ID Service In A Multi-Region Cable Network	7912194	3/22/2011	USA	Time Warner Cable Enterprises LLC

189.	TWC 04-25	Issued	System And Method For Providing Caller ID Service In A Multi-Region Cable Network	7532712	5/12/2009	USA	Time Warner Cable Enterprises LLC

190.	TWC 04-24 C	Issued	System And Method For Controlling A Digital Video Recorder In Response To A Telephone State Transition	8204354	6/19/2012	USA	Time Warner Cable Enterprises LLC

191.	TWC 04-24	Issued	System And Method For Controlling A Digital Video Recorder On A Cable Network	7486869	2/3/2009	USA	Time Warner Cable Enterprises LLC

192.	TWC 04-23D1	Issued	Method And Apparatus For High Bandwidth Data Transmission In Content-Based Networks	9003458	4/7/2015	USA	Time Warner Cable Enterprises LLC

193.	TWC 04-23	Issued	Method And Apparatus For High Bandwidth Data Transmission In Content-Based Networks	8522293	8/27/2013	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
194.	TWC 04-22 CIP1	Issued	Fault Isolation System And Method	7830807	11/9/2010	USA	Time Warner Cable Enterprises LLC

195.	TWC 04-22 C	Issued	Fault Isolation System And Method	7573828	8/11/2009	USA	Time Warner Cable Enterprises LLC[37]

196.	TWC 04-22	Issued	Fault Isolation System And Method	7366102	4/29/2008	USA	Time Warner Cable Enterprises LLC

197.	TWC 04-21	Issued	Technique For Delivering Through A Communications Network Content Of Entertainment Programs And Video Recordings Provided By Users	8479239	7/2/2013	USA	Time Warner Cable Enterprises LLC

198.	TWC 04-20C	Issued	System And Method For Facilitating Communication Between A CMTS And An Application Server In A Cable Network	8160068	4/17/2012	USA	Time Warner Cable Enterprises LLC

199.	TWC 04-20	Issued	A System And Method For Facilitating Communication Between A CMTS And An Application Server In A Cable Network	7539193	5/26/2009	USA	Time Warner Cable Enterprises LLC

200.	TWC 04-18 CON	Issued	System And Method For Providing Premium Transport In A Docsis-Compliant Cable Network	8094658	1/10/2012	USA	Time Warner Cable Enterprises LLC

201.	TWC 04-18	Issued	A System And Method For Providing Premium Transport In A DOCSIS-Compliant Cable Network	7388870	6/17/2008	USA	Time Warner Cable Enterprises LLC

202.	TWC 04-16	Issued	Controlled Isolation Splitter Apparatus And Method	8763063	6/24/2014	USA	Time Warner Cable Enterprises LLC

[37]	Title update from Time Warner Cable Inc. to be made with US PTO.

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
203.	TWC 04-13 DIV1	Issued	System And Method For Affecting The Behavior Of A Network Device In Cable Network	8239506	8/7/2012	USA	Time Warner Cable Enterprises LLC

204.	TWC 04-13	Issued	System And Method For Affecting The Behavior Of A Network Device In Cable Network	7571460	8/4/2009	USA	Time Warner Cable Enterprises LLC

205.	TWC 04-10	Issued	Method And Apparatus For Network Association Of Content	9094713	7/28/2015	USA	Time Warner Cable Enterprises LLC

206.	TWC 04-09	Issued	Apparatus And Methods For Network Interface And Spectrum Management	8095098	1/10/2012	USA	Time Warner Cable Enterprises LLC

207.	TWC 04-07	Issued	Apparatus And Methods For Implementation Of Network Software Interfaces	8201191	6/12/2012	USA	Time Warner Cable Enterprises LLC

208.	TWC 04-05	Issued	Establishing A Return Path In A Forward Path Cable Television Testing Environment	7707615	4/27/2010	USA	Time Warner Cable Enterprises LLC

209.	TWC 04-04	Issued	Method And Apparatus For Network Bandwidth Allocation	8843978	9/23/2014	USA	Time Warner Cable Enterprises LLC

210.	TWC 04-01C1	Issued	Technique For Providing On A Program Channel Composite Programming Content Attributed To Different Sources	9288520	3/15/2016	USA	Time Warner Cable Enterprises LLC

211.	TWC 04-01	Issued	Technique For Providing On A Program Channel Composite Programming Content Attributed To Different Sources	8730985	5/20/2014	USA	Time Warner Cable Enterprises LLC

212.	TWC 03-23	Issued	Media Extension Apparatus And Methods For Use In An Information Network	8078669	12/13/2011	USA	Time Warner Cable Enterprises LLC

213.	TWC 03-21 D1	Issued	System And Method For Detecting And Reporting Cable Network Devices With Duplicate Media Access Control Addresses	7895665	2/22/2011	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
214.	TWC 03-21D2	Issued	System And Method For Detecting And Reporting Cable Network Devices With Duplicate Media Access Control Addresses	7713309	5/11/2010	USA	Time Warner Cable Enterprises LLC

215.	TWC 03-21	Issued	System And Method For Detecting And Reporting Cable Network Devices With Duplicate Media Access Control Addresses	7512969	3/31/2009	USA	Time Warner Cable Enterprises LLC

216.	TWC 03-20	Issued	Methods And Apparatus For Display Element Management In An Information Network	9213538	12/15/2015	USA	Time Warner Cable Enterprises LLC

217.	TWC 03-19 D2C3	Issued	Methods And Apparatus For Event Logging In An Information Network	8799723	8/5/2014	USA	Time Warner Cable Enterprises LLC

218.	TWC 03-19 D2C2	Issued	Methods And Apparatus For Event Logging In An Information Network	8321723	11/27/2012	USA	Time Warner Cable Enterprises LLC

219.	TWC 03-19 D2C1	Issued	Methods And Apparatus For Event Logging In An Information Network	8046636	10/25/2011	USA	Time Warner Cable Enterprises LLC

220.	TWC 03-19 DIV1	Issued	Methods And Apparatus For Event Logging In An Information Network	8024607	9/20/2011	USA	Time Warner Cable Enterprises LLC

221.	TWC 03-19 DIV2	Issued	Methods And Apparatus For Event Logging In An Information Network	7698606	4/13/2010	USA	Time Warner Cable Enterprises LLC

222.	TWC 03-19	Issued	Methods And Apparatus For Event Logging In An Information Network	7266726	9/4/2007	USA	Time Warner Cable Enterprises LLC

223.	TWC 03-18	Issued	Method And Apparatus For Hardware Registration In A Network Device	8302111	10/30/2012	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
224.	TWC 03-17D1	Issued	Technique For Securely Communicating And Storing Programming Material In A Trusted Domain	9083513	7/14/2015	USA	Time Warner Cable Enterprises LLC

225.	IPV 03-17	Issued	Playlist Menu Navigation	8434118	4/30/2013	USA	Time Warner Cable Enterprises LLC[38]

226.	TWC 03-17	Issued	Technique For Securely Communicating And Storing Programming Material In A Trusted Domain	8266429	9/11/2012	USA	Time Warner Cable Enterprises LLC

227.	IPV 03-16C1	Issued	Technique For Effectively Providing Various Entertainment Services Through A Communications Network	8752104	6/10/2014	USA	Time Warner Cable Enterprises LLC

228.	TWC 03-16	Issued	Technique For Delivering Via A Communications Network Data For Image Display With A Desire Aspect Ratio	7716702	5/11/2010	USA	Time Warner Cable Enterprises LLC

229.	IPV 03-16	Issued	Technique For Effectively Providing Various Entertainment Services Through A Communications Network	7610606	10/27/2009	USA	Time Warner Cable Enterprises LLC

230.	TWC 03-15C	Issued	Technique For Effectively Utilizing Limited Bandwidth Of A Communications Network To Deliver Programming Content	8799972	8/5/2014	USA	Time Warner Cable Enterprises LLC

231.	IPV 03-15	Issued	Technique For Effectively Utilizing Limited Bandwith Of A Communications Network To Deliver Programming Content	7774818	8/10/2010	USA	Time Warner Cable Enterprises LLC

[38]	Title update from AOL Time Warner Interactive Video Group, Inc. to be made with US PTO.

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
232.	IPV 03-14	Issued	Technique For Delivering Network Personal Video Recorder Service And Broadcast Programming Service Over A Communications Network	7810121	10/5/2010	USA	Time Warner Cable Enterprises LLC

233.	IPV 03-13	Issued	Technique For Communicating Relatively High And Low Priority Data Between A Terminal And A Remote Location	7676826	3/9/2010	USA	Time Warner Cable Enterprises LLC[39]

234.	IPV 03-12 CON	Issued	System And Method For Managing Program Assets	9167210	10/20/2015	USA	Time Warner Cable Enterprises LLC

235.	TWC 03-12D1	Issued	Technique For Providing Security Measures For Communications Device Connectable To A Communications Network	8931022	1/6/2015	USA	Time Warner Cable Enterprises LLC

236.	IPV 03-12	Issued	System And Method For Managing Program Assets	7861274	12/28/2010	USA	Time Warner Cable Enterprises LLC

237.	TWC 03-12	Issued	Technique For Providing Security Measures For Communications Device Connectable To A Communications Network	7694323	4/6/2010	USA	Time Warner Cable Enterprises LLC

238.	IPV 03-11D1	Issued	Use Of Messages In Program Signal Streams By Set-Top Terminals	9307285	4/5/2016	USA	Time Warner Cable Enterprises LLC

239.	IPV 03-11C1	Issued	Use Of Messages In Program Signal Streams By Set-Top Terminals	9264761	2/16/2016	USA	Time Warner Cable Enterprises LLC

240.	IPV 03-11	Issued	Use Of Messages In Program Signal Streams By Set-Top Terminals	8443383	5/14/2013	USA	Time Warner Cable Enterprises LLC

[39]	Title update from AOL Time Warner Interactive Video Group, Inc to be made with US PTO.

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
241.	TWC 03-11 CIP	Issued	Online Installation Scheduling System And Method For Cable Services	8219436	7/10/2012	USA	Time Warner Cable Enterprises LLC

242.	TWC 03-11	Issued	Online Installation Scheduling System And Method For Cable Services	7620562	11/17/2009	USA	Time Warner Cable Enterprises LLC

243.	IPV 03-10	Issued	Technique For Effectively Delivering Targeted Advertisements Through A Communications Network Having Limited Bandwidth	9247288	1/26/2016	USA	Time Warner Cable Enterprises LLC

244.	TWC 03-10	Issued	System And Method For Provisioning Digital Phone Service	7664245	2/16/2010	USA	Time Warner Cable Enterprises LLC

245.	TWC 03-09 C2	Issued	Technique Or Providing A Virtual Digital Video Recorder Service Through A Communications Network	9143829	9/22/2015	USA	Time Warner Cable Enterprises LLC

246.	TWC 03-09 C1	Issued	Technique For Providing A Virtual Digital Video Recorder Service Through A Communications Network	8331768	12/11/2012	USA	Time Warner Cable Enterprises LLC

247.	TWC 03-09	Issued	Technique For Providing A Virtual Digital Video Recorder Service Through A Communications Network	7457520	11/25/2008	USA	Time Warner Cable Enterprises LLC

248.	IPV 03-08C	Issued	Technique For Updating A Resident Application And Associated Parameters In A User Terminal Through A Communications Network	8930934	1/6/2015	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
249.	IPV 03-07 Con	Issued	Technique For Effectively Accessing Programming Listing Information In An Entertainment Delivery System	9071795	6/30/2015	USA	Time Warner Cable Enterprises LLC

250.	TWC 03-07	Issued	System And Method For Managing Provisioning Parameters In A Cable Network	7376718	5/20/2008	USA	Time Warner Cable Enterprises LLC

251.	IPV 03-07	Issued	Technique For Effectively Accessing Programming Listing Information In An Entertainment Delivery System	7174126	2/6/2007	USA	Time Warner Cable Enterprises LLC

252.	TWC 03-06 C	Issued	Technique For Communicating Information Over A Broadband Communications Network	8175082	5/8/2012	USA	Time Warner Cable Enterprises LLC

253.	TWC 03-06	Issued	Technique For Communicating Information Over A Broadband Communications Network	7447780	11/4/2008	USA	Time Warner Cable Enterprises LLC

254.	IPV 03-05C1	Issued	Methods And Systems For Determining Audio Loudness Levels In Programming	8379880	2/19/2013	USA	Time Warner Cable Enterprises LLC

255.	IPV 03-05	Issued	Methods And Systems For Determining Audio Loudness Levels In Programming	7398207	7/8/2008	USA	Time Warner Cable Enterprises LLC.[40]

256.	TWC 03-05	Issued	Thwarting Denial Of Service Attacks Originating In A Docsis-Compliant Cable Network	7372809	5/13/2008	USA	Time Warner Cable Enterprises LLC

257.	IPV 03-03	Issued	Programming Content Processing And Management System And Method	8392952	3/5/2013	USA	Time Warner Cable Enterprises LLC

[40]	Title update from AOL Time Warner Interactive Video Group, Inc to be made with US PTO.

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
258.	TWC 03-03	Issued	Method To Block Unauthorized Network Traffic In A Cable Data Network	7792963	9/7/2010	USA	Time Warner Cable Enterprises LLC

259.	IPV 03-01 C1	Issued	System And Method For Targeted Distribution Of Advertising Without Disclosure Of Personally Identifiable Information	8571931	10/29/2013	USA	Time Warner Cable Enterprises LLC+

260.	IPV 03-01 CIP	Issued	System And Method For Advertisement Delivery Within A Video Time Shifting Architecture	8229789	7/24/2012	USA	Time Warner Cable Enterprises LLC+

261.	TWC 03-01	Issued	Method To Block Unauthorized Access To TFTP Server Configuration Files	7293282	11/6/2007	USA	Time Warner Cable Enterprises LLC

262.	TWC 02-14 C1	Issued	Data Transfer Application Monitor And Controller	8560657	10/15/2013	USA	Time Warner Cable Enterprises LLC

263.	TWC 02-14	Issued	Data Transfer Application Monitor And Controller	7539748	5/26/2009	USA	Time Warner Cable Enterprises LLC

264.	IPV 02-13	Issued	Technique For Collecting Data Relating To Activity Of A User Receiving Entertainment Programs Through A Communications Network	8266659	9/11/2012	USA	Time Warner Cable Enterprises LLC

265.	IPV 02-12 C1	Issued	Use Of Multiple Embedded Messages In Program Signal Steams	8281335	10/2/2012	USA	Time Warner Cable Enterprises LLC

266.	IPV 02-12	Issued	Use Of Multiple Embedded Messages In Program Signal Steams	7614066	11/3/2009	USA	Time Warner Cable Enterprises LLC

267.	TWC 02-12	Issued	System And Method For Provisioning A Provisionable Network Device With A Dynamically Generated Boot File Using A Server	7293078	11/6/2007	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
268.	TWC 02-11	Issued	System And Method For Managing E-Mail Message Traffic	7346700	3/18/2008	USA	Time Warner Cable Enterprises LLC

269.	IPV 02-10C1	Issued	Program Storage Retrieval And Management Based On Segmentation Messages	9003463	4/7/2015	USA	Time Warner Cable Enterprises LLC

270.	TWC 02-10	Issued	Technique For Providing Programming Content Through A Communications Network Having Limited Bandwidth	8910221	12/9/2014	USA	Time Warner Cable Enterprises LLC

271.	IPV 02-10	Issued	Program Storage Retrieval And Management Based On Segmentation Messages	8312504	11/13/2012	USA	Time Warner Cable Enterprises LLC

272.	IPV 02-09	Issued	Program Guide And Reservation System For Network Based Digital Information And Entertainment Storage And Delivery System	7073189	7/4/2006	USA	Time Warner Cable Enterprises LLC

273.	TWC 02-08 C	Issued	Addressable Fiber Node	8130651	3/6/2012	USA	Time Warner Cable Enterprises LLC

274.	IPV 02-08	Issued	Network Based Digital Information And Entertainment Storage And Delivery System	7908626	3/15/2011	USA	Time Warner Cable Enterprises LLC

275.	TWC 02-07CIP	Issued	System And Method For Detecting And Reporting Cable Modems With Duplicate Media Access Control Addresses	8260941	9/4/2012	USA	Time Warner Cable Enterprises LLC

276.	IPV 02-07	Issued	System And Method For Advertisement Delivery Within A Video Time Shifting Architecture	8214256	7/3/2012	USA	Time Warner Cable Enterprises LLC

277.	TWC 02-07	Issued	System And Method For Detecting And Reporting Cable Modems With Duplicate Media Access Control Addresses	7272846	9/18/2007	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
278.	IPV 02-06 C	Issued	Technique For Synchronizing Deliveries Of Information And Entertainment In A Communications Network	7614070	11/3/2009	USA	Time Warner Cable Enterprises LLC[41]

279.	IPV 02-06	Issued	Technique For Synchronizing Deliveries Of Information And Entertainment In A Communications Network	7114173	9/26/2006	USA	Time Warner Cable Enterprises LLC

280.	IPV 02-05 C1	Issued	Technique For Providing Program Guide Data Through A Communications Network Delivering Programming Content	8661469	2/25/2014	USA	Time Warner Cable Enterprises LLC

281.	IPV 02-05	Issued	Technique For Providing Program Guide Data Through A Communications Network Delivering Programming Content	7757251	7/13/2010	USA	Time Warner Cable Enterprises LLC

282.	TWC 02-04 C1	Issued	Gaming Server Providing On Demand Quality Of Service	8475280	7/2/2013	USA	Time Warner Cable Enterprises LLC

283.	TWC 02-04	Issued	Gaming Server Providing On Demand Quality Of Service	7918734	4/5/2011	USA	Time Warner Cable Enterprises LLC

284.	IPV 02-04	Issued	Technique For Resegmenting Assets Containing Programming Content Delivered Through A Communications Network	7904936	3/8/2011	USA	Time Warner Cable Enterprises LLC

285.	TWC 02-03 CIPC1	Issued	System And Method For Synchronizing The Configuration Of Distributed Network Management Application	7949744	5/24/2011	USA	Time Warner Cable Enterprises LLC

[41]	Title update from AOL Time Warner Interactive Video Group, Inc to be made with US PTO.

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
286.	TWC 02-03 CIP	Issued	System And Method For Synchronizing The Configuration Of Distributed Network Management Application	7523184	4/21/2009	USA	Time Warner Cable Enterprises LLC

287.	IPV 02-02 C	Issued	Technique For Delivering Entertainment Programming Content Including Interactive Features In A Communications Network	7890988	2/15/2011	USA	Time Warner Cable Enterprises LLC

288.	TWC 02-02	Issued	Technique For Recording Entertainment Programming Content With Limited Memory Capacity	7805613	9/28/2010	USA	Time Warner Cable Enterprises LLC

289.	IPV 02-02	Issued	Technique For Delivering Entertainment Programming Content Including Interactive Features In A Communication Network	7111314	9/19/2006	USA	Time Warner Cable Enterprises LLC

290.	IPV 02-01 C	Issued	Technique For Delivering Entertainment Programming Content Including Commercial Content Therein Over A Communications Network	8151294	4/3/2012	USA	Time Warner Cable Enterprises LLC

291.	IPV 02-01	Issued	Technique For Delivering Entertainment Programming Content Including Commercial Content Therein Over A Communications Network	7716700	5/11/2010	USA	Time Warner Cable Enterprises LLC

292.	TWC 02-01	Issued	Method & Apparatus For Voice-Over IP Services Triggered By Off-Hook Event	7343005	3/11/2008	USA	Time Warner Cable Enterprises LLC

293.	TWC 13-01	Issued	Wireless Signal Interference Mitigation In A Network	9236906	1/12/2016	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
294.	TWC 01-03 Con	Issued	System And Method For Effectively Presenting Multimedia Information Materials	8856826	10/7/2014	USA	Time Warner Cable Enterprises LLC

295.	TWC 01-03	Issued	System And Method For Effectively Presenting Multimedia Information Materials	7610358	10/27/2009	USA	Time Warner Cable Enterprises LLC

296.	TWC 01-02	Issued	Technique For Reverse Transport Of Data In A Hybrid Fiber Coax Cable System (Demod And Baseband Optical Reverse)	7231655	6/12/2007	USA	Time Warner Cable Enterprises LLC

297.	TWC 01-01	Issued	Technique For Effectively Providing Program Material In A Cable Television System	8713623	4/29/2014	USA	Time Warner Cable Enterprises LLC

298.	TWC 00-03	Issued	Method And Apparatus To Provide Verification Of Data Using A Fingerprint	8176508	5/8/2012	USA	Time Warner Cable Enterprises LLC

299.	TWC 00-02 C1	Issued	Hybrid Central/Distributed VOD System With Tiered Content Structure	7926079	4/12/2011	USA	Time Warner Cable Enterprises LLC

300.	TWC 00-02	Issued	Vod Network Architecture	7690020	3/30/2010	USA	Time Warner Cable Enterprises LLC

301.	TWC 97-01	Issued	Media Server Interconnect Architecture	6378130	4/23/2002	USA	Time Warner Cable Enterprises LLC

302.	TWC 96-10	Issued	Automatic Execution For Application On Interactive Television	5818440	10/6/1998	USA	Time Warner Cable Enterprises LLC

303.	TWC 96-09	Issued	Vcr Recording Timeslot Adjustment	6208799	3/27/2001	USA	Time Warner Cable Enterprises LLC

304.	TWC 96-08	Issued	Virtual Assets In An Interactive Television Cable System	5805155	9/8/1998	USA	Time Warner Cable Enterprises LLC

305.	TWC 96-07	Issued	Multidimensional Rating System For Media Content	5912696	6/15/1999	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
306.	TWC 96-06	Issued	Optimum Bandwidth Utilization In A Shared Cable System Data Channel	6124878	9/26/2000	USA	Time Warner Cable Enterprises LLC

307.	TWC 96-04	Issued	Video Inversion Detection Apparatus And Method	5930361	7/27/1999	USA	Time Warner Cable Enterprises LLC

308.	TWC 96-03	Issued	System For Managing The Addition/Deletion Of Media Assets Within A Network Based On Usage And Media Asset Metadata	5920700	7/6/1999	USA	Time Warner Cable Enterprises LLC

309.	TWC 96-02	Issued	Automatic Bypass Switch For Signal Conductor	5825850	10/20/1998	USA	Time Warner Cable Enterprises LLC

310.	TWC 95-11	Issued	Multiplex Amplifiers For 2 Way Comm In FSN	5774458	6/30/1998	USA	Time Warner Cable Enterprises LLC

311.	TWC 95-08	Issued	Multiple Run Time Execution Environment Support Ina Set-Top Processor	5797010	8/18/1998	USA	Time Warner Cable Enterprises LLC

312.	TWC 95-03	Issued	Asymetric Atm Switch	5818840	10/6/1998	USA	Time Warner Cable Enterprises LLC

313.	TWC 95-01	Issued	Integrated Broadcast Application With Broadcast Portion Having Option Display For Access To On Demand Portion	5805154	9/8/1998	USA	Time Warner Cable Enterprises LLC

314.	TWC 10-82	Issued	Apparatus And Methods For Dynamic Delivery Of Optical And Non-Optical Content In A Network	8849122	9/30/2014	USA	Time Warner Cable Enterprises LLC

315.	TWC 11-77	Issued	Apparatus And Methods For Enabling Location-Based Services Within A Premises	8862155	10/14/2014	USA	Time Warner Cable Enterprises LLC

316.	TWC 10-77	Issued	Methods And Apparatus For Dvr And Network Storage Of Locally Recorded Content	9154835	10/6/2015	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
317.	TWC 10-75	Issued	Apparatus And Methods For Reducing Switching Delays In A Content Distribution Network	9264508	2/16/2016	USA	Time Warner Cable Enterprises LLC

318.	TWC 11-74B	Issued	System And Method For Managing Battery Usage Of A Mobile Device	9009502	4/14/2015	USA	Time Warner Cable Enterprises LLC

319.	TWC 11-74C	Issued	System And Method For Managing Performance Of A Mobile Device	8997104	3/31/2015	USA	Time Warner Cable Enterprises LLC

320.	TWC 11-74A	Issued	System And Method For Capturing Network Usage Data	8818329	8/26/2014	USA	Time Warner Cable Enterprises LLC

321.	TWC 11-71	Issued	Apparatus And Methods For Enabling Media Options In A Content Delivery Network	9078040	7/7/2015	USA	Time Warner Cable Enterprises LLC

322.	TWC 11-69	Issued	Variability In Available Levels Of Quality Of Encoded Content	8806529	8/12/2014	USA	Time Warner Cable Enterprises LLC

323.	TWC 11-67	Issued	Methods And Apparatus For Delivering Application Data To Applications	9210476	12/8/2015	USA	Time Warner Cable Enterprises LLC

324.	TWC 10-67	Issued	Methods And Apparatus For Communicating Messages Between Mobile Communications Devices And Internet Enabled Devices	8634809	1/21/2014	USA	Time Warner Cable Enterprises LLC

325.	TWC 10-65	Issued	A System And Method For Assigning A Service Flow Classifier To A Device	9270472	2/23/2016	USA	Time Warner Cable Enterprises LLC

326.	TWC 11-64	Issued	Remote Media Streaming	8949923	2/3/2015	USA	Time Warner Cable Enterprises LLC

327.	TWC 11-63	Issued	Methods And Apparaturs For Monitoring And/Or Collecting Viewership Statistics	8819718	8/26/2014	USA	Time Warner Cable Enterprises LLC

328.	TWC 11-62	Issued	Adaptive Bit Rates In Multicast Communications	9292826	3/22/2016	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
329.	TWC 11-60	Issued	System And Method For Home Security Monitoring Using A Television Set-Top Box	9258593	2/9/2016	USA	Time Warner Cable Enterprises LLC

330.	TWC 11-59	Issued	Methods And Apparatus That Support Addressable Interactive Applications	8843987	9/23/2014	USA	Time Warner Cable Enterprises LLC

331.	TWC 12-57CIP	Issued	Multi-Option Sourcing Of Content And Interactive Television	9288542	3/15/2016	USA	Time Warner Cable Enterprises LLC

332.	TWC 12-57	Issued	Multi-Option Sourcing Of Content And Interactive Television	9124937	9/1/2015	USA	Time Warner Cable Enterprises LLC

333.	TWC 07-57C	Issued	System And Method For Billing System Interface Failover Resolution	8126958	2/28/2012	USA	Time Warner Cable Enterprises LLC

334.	TWC 07-57	Issued	Billing System Interface (BSF) Failover Resolution	8010594	8/30/2011	USA	Time Warner Cable Enterprises LLC

335.	TWC 09-56C1	Issued	Technique For Providing Uninterrupted Switched Digital Video Service	9131255	9/8/2015	USA	Time Warner Cable Enterprises LLC

336.	TWC 09-56	Issued	Technique For Providing Uninterrupted Switched Digital Video Service	8677431	3/18/2014	USA	Time Warner Cable Enterprises LLC

337.	TWC 09-55	Issued	Use Of Multiple Embedded Messages In Program Signal Streams	8855470	10/7/2014	USA	Time Warner Cable Enterprises LLC

338.	TWC 12-54	Issued	Network Connectivity Measurement System And Method	9282174	3/8/2016	USA	Time Warner Cable Enterprises LLC

339.	TWC 11-54	Issued	Techniques For Provisioning Local Media Players With Content	9014540	4/21/2015	USA	Time Warner Cable Enterprises LLC

340.	TWC 11-53	Issued	Apparatus And Methods For Controlling Digital Video Recorders	9253537	2/2/2016	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
341.	TWC 07-53	Issued	High Availability Architectures Using BGP And Anycast For Static Service Presentation Of A Dynamic Service	7836142	11/16/2010	USA	Time Warner Cable Enterprises LLC

342.	TWC 12-52	Issued	Apparatus And Methods Multicast Delivery Of Content In A Content Delivery Network	9066153	6/23/2015	USA	Time Warner Cable Enterprises LLC

343.	TWC 12-51	Issued	Content Selection And Playback In A Network Environment	9100709	8/4/2015	USA	Time Warner Cable Enterprises LLC

344.	TWC 09-51	Issued	Apparatus And Methods For Packetized Content Delivery Over A Bandwidth-Efficient Network	8997136	3/31/2015	USA	Time Warner Cable Enterprises LLC

345.	TWC 07-51	Issued	MTA DNS Interface	7844736	11/30/10	USA	Time Warner Cable Enterprises LLC

346.	TWC 12-50C1	Issued	Content Discovery And Playback In A Network Environment	9197924	11/24/2015	USA	Time Warner Cable Enterprises LLC

347.	TWC 12-50	Issued	Content Discovery And Playback In A Network Environment	8925017	12/30/2014	USA	Time Warner Cable Enterprises LLC

348.	TWC 11-50	Issued	Apparatus And Methods For Ensuring Delivery Of Geographically Relevant Content	8838149	9/16/2014	USA	Time Warner Cable Enterprises LLC

349.	TWC 09-50	Issued	System And Method For Managing The Delivery Of Targeted Content	8412814	4/2/2013	USA	Time Warner Cable Enterprises LLC

350.	TWC 12-49	Issued	Remote Control And Call Management Resource	9247044	1/26/2016	USA	Time Warner Cable Enterprises LLC

351.	TWC 11-49C1	Issued	Methods And Apparatus For Improving Scrolling Through Program Channel Listings	9088829	7/21/2015	USA	Time Warner Cable Enterprises LLC

352.	TWC 11-49	Issued	Methods And Apparatus For Improving Scrolling Through Program Channel Listings	8589977	11/19/2013	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
353.	TWC 12-47	Issued	System And Method For Automatic Routing Of Dynamic Host Configuration Protocol (DHCP) Traffic	9300627	3/29/2016	USA	Time Warner Cable Enterprises LLC

354.	TWC 09-46	Issued	Fiber To The Premise Service Disconnect Via Macro-Bending Loss	8488935	7/16/2013	USA	Time Warner Cable Enterprises LLC

355.	TWC 12-45	Issued	Ir To Pair For Rf4ce Remote Control	9258508	2/9/2016	USA	Time Warner Cable Enterprises LLC

356.	TWC 11-45C1	Issued	Excluding Specific Application Traffic From Customer Consumption Data	9172998	10/27/2015	USA	Time Warner Cable Enterprises LLC

357.	TWC 11-45	Issued	Excluding Specific Application Traffic From Customer Consumption Data	8793714	7/29/2014	USA	Time Warner Cable Enterprises LLC

358.	TWC 12-44	Issued	Adaptive Bit Rate Admission Control Of A Shared Resource	9203777	12/1/2015	USA	Time Warner Cable Enterprises LLC

359.	TWC 11-44	Issued	System And Method For Resolving A DNS Request Using Metadata	9231903	1/5/2016	USA	Time Warner Cable Enterprises LLC

360.	TWC 09-44	Issued	Bandwidth Conservation	9015783	4/21/2015	USA	Time Warner Cable Enterprises LLC

361.	TWC 07-44	Issued	Apparatus And Methods For Utilizing Statistical Multiplexing To Ensure Quality Of Service In A Network	8300541	10/30/2012	USA	Time Warner Cable Enterprises LLC

362.	TWC 09-43	Issued	System And Method For Using Ad Hoc Networks In Cooperation With Service Provider Networks	8599700	12/3/2013	USA	Time Warner Cable Enterprises LLC

363.	TWC 09-42	Issued	System And Method For Quarantining IP Service Devices	8683038	3/25/2014	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
364.	TWC 10-41	Issued	Gateway Apparatus And Methods For Providing Content And Data Delivery In A Fiber-Based Content Delivery Network	8863201	10/14/2014	USA	Time Warner Cable Enterprises LLC

365.	TWC 09-41	Issued	System And Method For Mitigating A Denial Of Service Attack In A Subscriber Network	8276203	9/25/2012	USA	Time Warner Cable Enterprises LLC.[42]

366.	TWC 09-40	Issued	System And Method For Presenting During A Programming Event An Invitation To Follow Content On A Social Media Site	9185454	11/10/2015	USA	Time Warner Cable Enterprises LLC

367.	TWC 07-40C	Issued	Methods And Apparatus For Centralized And Decentralized Emergency Alert Messaging	9262907	2/16/2016	USA	Time Warner Cable Enterprises LLC

368.	TWC 07-40	Issued	Centralized And Decentralized Emergency Alert Messaging	8095610	1/10/2012	USA	Time Warner Cable Enterprises LLC

369.	TWC 12-39	Issued	Generation Of Phone Number Lists And Call Filtering	9014359	4/21/2015	USA	Time Warner Cable Enterprises LLC

370.	TWC 10-39	Issued	Emergency Alert System Methods And Apparatus	8863172	10/14/2014	USA	Time Warner Cable Enterprises LLC

371.	TWC 09-39	Issued	Methods And Apparatus For Supporting Electronic Requests For Information And Promotions On Multiple Device Platforms In An Integrated Manner	8538835	9/17/2013	USA	Time Warner Cable Enterprises LLC

372.	TWC 07-39C1	Issued	Methods And Apparatus For Bandwidth Recovery In A Network	9161065	10/13/2015	USA	Time Warner Cable Enterprises LLC

373.	TWC 07-39	Issued	Methods And Apparatus For Bandwidth Recovery In A Network	8281352	10/2/2012	USA	Time Warner Cable Enterprises LLC

[42]	Title update from Time Warner Cable Inc. to be made with US PTO.

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
374.	TWC 11-38C1	Issued	Resource Installation Management In A Wireless Network	9008670	4/14/2015	USA	Time Warner Cable Enterprises LLC

375.	TWC 11-38	Issued	Resource Installation Management In A Wireless Network	8929931	1/6/2015	USA	Time Warner Cable Enterprises LLC
376.	TWC 11-37	Issued	Methods And Systems For Managing A Virtual Data Center With Embedded Roles Based Access Control	8806486	8/12/2014	USA	Time Warner Cable Enterprises LLC

377.	TWC 08-37C1	Issued	Media Bridge Apparatus And Methods	9300919	3/29/2016	USA	Time Warner Cable Enterprises LLC

378.	TWC 05-37	Issued	Methods And Apparatus For Selecting Digital Interface Technology For Programming And Data Delivery	8718100	5/6/2014	USA	Time Warner Cable Enterprises LLC

379.	TWC 11-36C1	Issued	System And Method For Cloning A Wi-Fi Access Point	9066236	6/23/2015	USA	Time Warner Cable Enterprises LLC

380.	TWC 11-36	Issued	System And Method For Cloning A Wi-Fi Access Point	8555364	10/8/2013	USA	Time Warner Cable Enterprises LLC

381.	TWC 09-36	Issued	Apparatus And Methods For Rights-Managed Content And Data Delivery	9342663	5/17/2016	USA	Time Warner Cable Enterprises LLC

382.	TWC 07-36	Issued	Method And Apparatus For User-Based Targeted Content Delivery	9071859	6/30/2015	USA	Time Warner Cable Enterprises LLC

383.	TWC 06-36	Issued	Methods And Apparatus Supporting The Recording Of Multiple Simultaneously Broadcast Programs Communicated Using The Same Communications Channel	8732734	5/20/2014	USA	Time Warner Cable Enterprises LLC

384.	TWC 05-36 C1	Issued	Methods And Apparatus For Selecting Digital Coding/Decoding Technology For Programming And Data Delivery	8804767	8/12/2014	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
385.	TWC 05-36	Issued	Methods And Apparatus For Selecting Digital Coding/Decoding Technology For Programming And Data Delivery	7916755	3/29/2011	USA	Time Warner Cable Enterprises LLC

386.	TWC 12-35	Issued	Distributed Optical Block Multiplexer Topologies	9184866	11/10/2015	USA	Time Warner Cable Enterprises LLC

387.	TWC 11-35	Issued	Apparatus And Methods For Managing Delivery Of Content In A Network With Limited Bandwidth Using Pre-Caching	8978079	3/10/2015	USA	Time Warner Cable Enterprises LLC

388.	TWC 09-35	Issued	Methods And Apparatus For Supporting Vod Requests In A System With Hierarchical Content Stores	8539535	9/17/2013	USA	Time Warner Cable Enterprises LLC

389.	TWC 08-35C1	Issued	System And Method For Managing Entitlements To Data Over A Network	9258608	2/9/2016	USA	Time Warner Cable Enterprises LLC

390.	TWC 08-35	Issued	System And Method For Managing Entitlements To Data Over A Network	8341242	12/25/2012	USA	Time Warner Cable Enterprises LLC

391.	TWC 05-35C1	Issued	Methods And Apparatus For Selecting Digital Access Technology For Programming And Data Delivery	9049346	6/2/2015	USA	Time Warner Cable Enterprises LLC

392.	TWC 05-35	Issued	Methods And Apparatus For Selecting Digital Access Technology For Programming And Data Delivery	8170065	5/1/2012	USA	Time Warner Cable Enterprises LLC

393.	TWC 09-34	Issued	Digital Domain Content Processing And Distribtuion Apparatus And Methods	9185341	11/1/2015	USA	Time Warner Cable Enterprises LLC

394.	TWC 06-34D1 C1	Issued	Methods And Apparatus For Format Selection For Network Optimization	8166509	4/24/2012	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
395.	TWC 06-34 D1	Issued	Methods And Apparatus For Format Selection For Network Optimization	7802286	9/21/2010	USA	Time Warner Cable Enterprises LLC

396.	TWC 06-34	Issued	Methods And Apparatus For Format Selection For Network Optimization	7770200	8/3/2010	USA	Time Warner Cable Enterprises LLC

397.	TWC 09-33	Issued	Zone Control Methods And Apparatus	8701138	4/15/2014	USA	Time Warner Cable Enterprises LLC

398.	TWC 08-33	Issued	Scheduling Trigger Apparatus And Method	9060100	6/16/2015	USA	Time Warner Cable Enterprises LLC

399.	TWC 06-33	Issued	Generation Distribution And Use Of Content Metadata In A Network	8625607	1/7/2014	USA	Time Warner Cable Enterprises LLC

400.	TWC 05-33C1	Issued	Methods And Apparatus For Efficient Ip Multicasting In A Content Delivery Network	8594116	11/26/2013	USA	Time Warner Cable Enterprises LLC

401.	TWC 05-33	Issued	Methods And Apparatus For Efficient IP Multicasting In A Content-Based Network	7693171	4/6/2010	USA	Time Warner Cable Enterprises LLC

402.	TWC 11-32	Issued	System For Reducing Energy Consumption Of A Device And A Method Therefor	9026826	5/5/2015	USA	Time Warner Cable Enterprises LLC

403.	TWC 10-32	Issued	Methods And Apparatus For Customizing Video Services Provided To Customers In Hotels	9106940	8/11/2015	USA	Time Warner Cable Enterprises LLC

404.	TWC 06-32	Issued	Methods And Apparatus For Content Delivery Notification And Management	9270944	2/23/2016	USA	Time Warner Cable Enterprises LLC

405.	TWC 04-32	Issued	Dial Plan Generator	7734030	6/8/2010	USA	Time Warner Cable Enterprises LLC

406.	TWC 13-15	Issued	Systems And Methods Of Notifying A Patient To Take Medication	9280888	3/8/2016	USA	Time Warner Cable Enterprises LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
407.	TWC 13-13	Issued	Management Of Event Data	9235612	1/12/2016	USA	Time Warner Cable Enterprises LLC

408.	TWC 13-37	Issued	Security System And Alarm Activation Control	9183712	11/10/2015	USA	Time Warner Cable Enterprises LLC

409.	TWC 13-29	Issued	Mitigation Of Wireless Signal Interface	9143287	9/22/2015	USA	Time Warner Cable Enterprises LLC

410.	TWC 13-35B	Issued	Tuning Efficiency And Delivery Of Content	9118976	8/25/2015	USA	Time Warner Cable Enterprises LLC

411.	TWC 13-17	Issued	Resource Allocation In A Wireless Mesh Network Environment	9072092	6/30/2015	USA	Time Warner Cable Enterprises LLC

412.	TWC PV-01	Issued	System And Method For Embedding Supplementary Data Into Digital Media Files	8694665	4/8/2014	USA	Time Warner Cable Enterprises LLC

413.	TWC RR-008 C	Issued	System And Method For Selective Advertising On A TV Channel	8341664	12/25/2012	USA	Time Warner Cable Internet LLC

414.	TWC RR-008	Issued	System And Method For Selective Advertising On A TV Channel	7856644	12/21/2010	USA	Time Warner Cable Internet LLC

415.	TWC 96-14 C3	Issued	Interactive Program Guide Display	7546621	6/9/2009	USA	Time Warner Cable Enterprises LLC

416.	TWC RR-007	Issued	Attenuation Delay Queing And Message Cacheing Processes For Use In E-Mail Protocols In Order To Reduce Network Server Loading	7260606	8/21/2007	USA	Time Warner Cable Internet LLC

417.	TWC RR-011 D1	Issued	System And Method For Managing Bandwidth Usage In The Provison Of An E-Mail Service	7237028	6/26/2007	USA	Time Warner Cable Internet LLC

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
418.	TWC PV-03	Issued	Process Of And System For Seamlessly Embedding Executable Program Code Into Media File Formats Such As MP3 And The Like For Execution By Digital Media Player And Viewing Systems	7188186	3/6/2007	USA	Time Warner Cable Enterprises LLC

419.	TWC RR-013	Issued	System And Method For Password Authentication For Non-LDAP Regions	7099475	8/29/2006	USA	Time Warner Cable Internet LLC[43]

420.	TWC RR-014	Issued	Policy Based Routing System And Method For Caching And VPN Tunneling	7069336	6/27/2006	USA	Time Warner Cable

421.	TWC RR-005	Issued	System And Method For Influencing Dynamic Community Shared Elements Of Audio Video And Text Programming Via A Polling System	6947966	9/20/2005	USA	Time Warner Cable Internet LLC

422.	TWC-Trey-01	Issued	Communications System	6856598	2/15/2005	USA	Time Warner Cable Enterprises LLC

423.	TWC RR-011	Issued	Reduction Of Network Server Loading	6850968	2/1/2005	USA	Time Warner Cable Internet LLC

424.	TWC RR-001	Issued	System And Method For Multicast Stream Failover	6839865	1/4/2005	USA	Time Warner Cable Internet LLC

425.	TWC 96-14 C2	Issued	Interactive Program Guide For Designating On An Interactive Program Guide Display	6772433	8/3/2004	USA	Time Warner Cable Enterprises LLC

[43]	Name change to from RoadRunner Holdo LLC to be made with US PTO

No.	File No.	Status	Title	Patent Number	Issue Date	Country	Assignee
426.	TWC PV-04	Issued	Method Of And Apparatus For High-Bandwidth Steganographic Embedding Of Data In A Series Of Digital Signals Or Measurements Such As Taken From Analog Data Streams Or Subsampled And/Or Transformed Digital Data	6768980	7/27/2004	USA	Time Warner Cable Enterprises LLC

427.	TWC PV-02	Issued	Process System And Apparatus For Embedding Data In Compressed Audio Image Video And Other Media Files And The Like	6748362	6/8/2004	USA	Time Warner Cable Enterprises LLC

428.	TWC 95-29	Issued	Method And Apparatus For Masking Latency In An Interactive Television Network	6340987	1/22/2002	USA	Time Warner Cable Enterprises LLC

429.	TWC 96-13	Issued	System And Method For Providing An Event Database In A Telecasting System	6049333	4/11/2000	USA	Time Warner Cable Enterprises LLC

430.	TWC 95-35	Issued	Method And Apparatus For Utilizing The Available Bit Rate In A Constrained Variable Bit Rate http://www.google.com/patents/US6124878 Channel	6044396	3/28/2000	USA	Time Warner Cable Enterprises LLC

431.	TWC 95-00	Issued	Spectrum Manager For Communication Network	5898693	4/27/1999	USA	Time Warner Cable Enterprises LLC

432.	TWC 96-14	Issued	Interactive Program Guide For Designating On An Interactive Program Guide Display	5850218	12/15/1998	USA	Time Warner Cable Enterprises LLC

433.	IPV 03-08	Issued	Technique for Updating a Resident Application and Associated Parameters in a User Terminal through a Communications Network	7500235	03/03/2009	USA	Time Warner Cable Enterprises LLC

PENDING US PATENT APPLICATIONS

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
434.	TWC 15-23	Pending	15/154,030	5/13/16	USA	Time Warner Cable Enterprises LLC

435.	TWC 09-15C2	Pending	15/145159	5/3/16	USA	Time Warner Cable Enterprises LLC

436.	TWC 12-50C3	Pending	15/138459	04/26/16	USA	Time Warner Cable Enterprises LLC

437.	TWC 06-07C2D1C1	Pending	15/137923	4/25/16	USA	Time Warner Cable Enterprises LLC

438.	TWC 15-29	Pending	15/135186	4/21/16	USA	Time Warner Cable Enterprises LLC

439.	TWC 06-08D2	Pending	15/096065	4/11/16	USA	Time Warner Cable Enterprises LLC

440.	TWC 13-49C1	Pending	15/083833	3/30/16	USA	Time Warner Cable Enterprises LLC

441.	TWC 09-22C1	Pending	15/083116	3/28/16	USA	Time Warner Cable Enterprises LLC

442.	TWC 08-37C2	Pending	15/083095	3/28/16	USA	Time Warner Cable Enterprises LLC

443.	TWC 04-27C2C1	Pending	15/083037	03/28/16	USA	Time Warner Cable Enterprises LLC

444.	TWC 11-22C1	Pending	15/082618	03/28/16	USA	Time Warner Cable Enterprises LLC

445.	TWC 12-47C1	Pending	15/082111	3/28/16	USA	Time Warner Cable Enterprises LLC

446.	TWC 07-01C2	Pending	15/077039	3/22/16	USA	Time Warner Cable Enterprises LLC

447.	TWC 16-10	Pending	15/071604	3/16/16	USA	Time Warner Cable Enterprises LLC

448.	IPV 02-10C3D1	Pending	15/070841	3/15/16	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
449.	TWC 05-27C1	Pending	15/069832	3/14/16	USA	Time Warner Cable Enterprises LLC

450.	TWC 16-02	Pending	15/063314	3/7/16	USA	Time Warner Cable Enterprises LLC

451.	TWC 06-25C4	Pending	15/063304	3/7/16	USA	Time Warner Cable Enterprises LLC

452.	TWC 08-08C1	Pending	15/056718	2/29/16	USA	Time Warner Cable Enterprises LLC

453.	TWC 15-41	Pending	15/055205	3/1/16	USA	Time Warner Cable Enterprises LLC

454.	TWC 06-32D1	Pending	15/050212	2/22/16	USA	Time Warner Cable Enterprises LLC

455.	TWC 15-30	Pending	15/048861	2/19/16	USA	Time Warner Cable Enterprises LLC

456.	TWC 12-05C1	Pending	15/045579	02/17/16	USA	Time Warner Cable Enterprises LLC

457.	TWC 16-11	Pending	15/045562	2/17/16	USA	Time Warner Cable Enterprises LLC

458.	TWC 14-68	Pending	15/045043	2/16/16	USA	Time Warner Cable Enterprises LLC

459.	TWC 11-30D1	Pending	15/043371	2/12/16	USA	Time Warner Cable Enterprises LLC

460.	TWC 15-38	Pending	15/043361	2/12/16	USA	Time Warner Cable Enterprises LLC

461.	TWC 07-40C2	Pending	15/043354	02/12/16	USA	Time Warner Cable Enterprises LLC

462.	TWC 10-75C1	Pending	15/043230	2/12/16	USA	Time Warner Cable Enterprises LLC

463.	IPV 03-11C2	Pending	15/041747	2/11/16	USA	Time Warner Cable Enterprises LLC

464.	TWC 11-62C1	Pending	15/041745	2/11/16	USA	Time Warner Cable Enterprises LLC

465.	TWC 12-57CIPC1	Pending	15/040586	2/10/16	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
466.	TWC 16-04	Pending	15/018997	2/9/16	USA	Time Warner Cable Enterprises LLC

467.	TWC 12-26C1	Pending	15/013347	02/02/16	USA	Time Warner Cable Enterprises LLC

468.	TWC 11-53C1	Pending	15/011512	01/30/16	USA	Time Warner Cable Enterprises LLC

469.	IPV 03-10C1	Pending	15/006005	1/25/16	USA	Time Warner Cable Enterprises LLC

470.	TWC 16-01	Pending	15/005225	1/25/16	USA	Time Warner Cable Enterprises LLC

471.	TWC 13-15C1	Pending	15/005173	1/25/16	USA	Time Warner Cable Enterprises LLC

472.	TWC 15-39	Pending	15/002232	1/20/16	USA	Time Warner Cable Enterprises LLC

473.	TWC 06-33D1	Pending	14/148591	1/6/14	USA	Time Warner Cable Enterprises LLC

474.	TWC 07-17D1	Pending	14/992947	1/11/16	USA	Time Warner Cable Enterprises LLC

475.	TWC 15-20	Pending	14/986603	12/31/15	USA	Time Warner Cable Enterprises LLC

476.	TWC 15-37	Pending	14/984318	12/30/15	USA	Time Warner Cable Enterprises LLC

477.	TWC 08-35C2	Pending	14/980926	12/28/15	USA	Time Warner Cable Enterprises LLC

478.	TWC 11-60C1	Pending	14/980270	12/28/15	USA	Time Warner Cable Enterprises LLC

479.	TWC 15-22	Pending	14/973706	12/17/15	USA	Time Warner Cable Enterprises LLC

480.	TWC 15-33	Pending	14/971382	12/16/15	USA	Time Warner Cable Enterprises LLC

481.	TWC 15-21	Pending	14/971084	12/16/15	USA	Time Warner Cable Enterprises LLC

482.	TWC 08-10D1	Pending	14/968653	12/14/15	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
483.	TWC 03-20C1	Pending	14/968476	12/14/2015	USA	Time Warner Cable Enterprises LLC

484.	TWC 15-36	Pending	14/959948	12/4/15	USA	Time Warner Cable Enterprises LLC

485.	TWC 15-34	Pending	14/959885	12/4/15	USA	Time Warner Cable Enterprises LLC

486.	TWC 11-18C1	Pending	14/954754	11/30/15	USA	Time Warner Cable Enterprises LLC

487.	TWC 15-33P	Pending	14/953818	11/30/15	USA	Time Warner Cable Enterprises LLC

488.	TWC 15-31	Pending	14/953808	11/30/15	USA	Time Warner Cable Enterprises LLC

489.	TWC 10-65C1	Pending	14/948141	12/28/15	USA	Time Warner Cable Enterprises LLC

490.	TWC 12-44C1	Pending	14/944615	11/18/15	USA	Time Warner Cable Enterprises LLC

491.	TWC 09-34D1	Pending	14/936414	11/9/15	USA	Time Warner Cable Enterprises LLC

492.	TWC 15-11	Pending	14/924218	10/27/15	USA	Time Warner Cable Enterprises LLC

493.	TWC 15-18	Pending	14/923130	10/26/15	USA	Time Warner Cable Enterprises LLC

494.	TWC 15-25	Pending	14/921011	10/23/15	USA	Time Warner Cable Enterprises LLC

495.	IPV 03-12C2	Pending	14/886653	10/19/2015	USA	Time Warner Cable Enterprises LLC

496.	TWC 15-14	Pending	14/886471	10/19/15	USA	Time Warner Cable Enterprises LLC

497.	TWC 15-26	Pending	14/886441	10/19/15	USA	Time Warner Cable Enterprises LLC

498.	TWC 15-24	Pending	14/886189	10/19/15	USA	Time Warner Cable Enterprises LLC

499.	TWC 13-37C1	Pending	14/884056	10/15/15	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
500.	TWC 12-50C2	Pending	14/884034	10/15/15	USA	Time Warner Cable Enterprises LLC

501.	TWC 14-56	Pending	14/877130	10/7/2015	USA	Time Warner Cable Enterprises LLC

502.	TWC 09-40C1	Pending	14/876973	10/7/2015	USA	Time Warner Cable Enterprises LLC

503.	TWC 15-28	Pending	14/872235	10/1/2015	USA	Time Warner Cable Enterprises LLC

504.	TWC 11-45C2	Pending	14/867180	9/28/2015	USA	Time Warner Cable Enterprises LLC

505.	TWC 09-04D1	Pending	14/861628	9/22/2015	USA	Time Warner Cable Enterprises LLC

506.	TWC 03-09C3	Pending	14/860403	9/21/2015	USA	Time Warner Cable Enterprises LLC

507.	TWC 12-31C1	Pending	14/856774	9/17/2015	USA	Time Warner Cable Enterprises LLC

508.	TWC 12-12C1	Pending	14/842602	9/1/2015	USA	Time Warner Cable Enterprises LLC

509.	TWC 10-77C1	Pending	14/832222	8/21/2015	USA	Time Warner Cable Enterprises LLC

510.	TWC 12-07C1	Pending	14/831786	8/20/2015	USA	Time Warner Cable Enterprises LLC

511.	TWC 15-16	Pending	14/825061	8/12/2015	USA	Time Warner Cable Enterprises LLC

512.	TWC 06-24C1	Pending	14/821558	8/7/15	USA	Time Warner Cable Enterprises LLC

513.	TWC 15-17	Pending	14/817724	8/4/2015	USA	Time Warner Cable Enterprises LLC

514.	TWC 12-57D1	Pending	14/812584	7/29/2015	USA	Time Warner Cable Enterprises LLC

515.	TWC 13-35B1	Pending	14/812573	7/29/2015	USA	Time Warner Cable Enterprises LLC

516.	TWC 12-28C1	Pending	14/804896	7/21/2015	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
517.	TWC 11-49C2	Pending	14/804123	7/20/2015	USA	Time Warner Cable Enterprises LLC

518.	TWC 04-10D1	Pending	14/802494	7/17/2015	USA	Time Warner Cable Enterprises LLC

519.	TWC 14-38	Pending	14/797094	7/11/2015	USA	Time Warner Cable Enterprises LLC

520.	TWC 07-41C1	Pending	14/791760	7/6/2015	USA	Time Warner Cable Enterprises LLC

521.	TWC 03-17D1C1	Pending	14/790456	7/2/2015	USA	Time Warner Cable Enterprises LLC

522.	TWC 11-71C1	Pending	14/789671	7/1/2015	USA	Time Warner Cable Enterprises LLC

523.	TWC 07-36D1	Pending	14/754226	6/29/2015	USA	Time Warner Cable Enterprises LLC

524.	TWC 15-07	Pending	14/749449	6/24/2015	USA	Time Warner Cable Enterprises LLC

525.	TWC 12-52C1	Pending	14/746266	6/22/2015	USA	Time Warner Cable Enterprises LLC

526.	TWC 06-30C1	Pending	14/739844	6/15/15	USA	Time Warner Cable Enterprises LLC

527.	TWC 14-62	Pending	14/733694	6/8/2015	USA	Time Warner Cable Enterprises LLC

528.	TWC 13-17D1	Pending	14/731987	6/5/2015	USA	Time Warner Cable Enterprises LLC

529.	TWC 05-35C1D1	Pending	14/727649	6/1/2015	USA	Time Warner Cable Enterprises LLC

530.	IPV 03-07C2	Pending	14/726559	5/31/2015	USA	Time Warner Cable Enterprises LLC

531.	TWC 15-08	Pending	14/722146	5/26/2015	USA	Time Warner Cable Enterprises LLC

532.	TWC 07-22C1	Pending	14/717530	5/20/15	USA	Time Warner Cable Enterprises LLC

533.	TWC 14-67	Pending	14/698487	4/28/2015	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
534.	TWC 10-17C1	Pending	14/691408	4/20/2015	USA	Time Warner Cable Enterprises LLC

535.	TWC 15-10	Pending	14/686584	4/14/2015	USA	Time Warner Cable Enterprises LLC

536.	TWC 15-01	Pending	14/684001	4/10/2015	USA	Time Warner Cable Enterprises LLC

537.	TWC 04-23D2	Pending	14/678769	4/3/2015	USA	Time Warner Cable Enterprises LLC

538.	TWC 09-51D1	Pending	14/663223	3/19/2015	USA	Time Warner Cable Enterprises LLC

539.	TWC 12-39C1	Pending	14/658622	3/16/2015	USA	Time Warner Cable Enterprises LLC

540.	TWC 12-04C1	Pending	14/658604	3/16/2015	USA	Time Warner Cable Enterprises LLC

541.	TWC 11-35D1	Pending	14/642493	3/9/2015	USA	Time Warner Cable Enterprises LLC

542.	TWC 14-63	Pending	14/626007	2/19/2015	USA	Time Warner Cable Enterprises LLC

543.	TWC 14-55	Pending	14/625992	2/19/2015	USA	Time Warner Cable Enterprises LLC

544.	TWC 06-03C2	Pending	14/623359	2/16/2015	USA	Time Warner Cable Enterprises LLC

545.	TWC 07-07D2	Pending	14/617529	2/9/2015	USA	Time Warner Cable Enterprises LLC

546.	TWC 11-32D1	Pending	14/614966	2/5/2015	USA	Time Warner Cable Enterprises LLC

547.	TWC 14-61	Pending	14/608479	1/29/2015	USA	Time Warner Cable Enterprises LLC

548.	TWC 07-04D2	Pending	14/599910	1/19/2015	USA	Time Warner Cable Enterprises LLC

549.	TWC 14-39	Pending	14/594994	01/12/15	USA	Time Warner Cable Enterprises LLC

550.	TWC 09-03D1	Pending	14/594840	1/12/2015	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
551.	TWC 11-64C1	Pending	14/594348	1/12/2015	USA	Time Warner Cable Enterprises LLC

552.	TWC 14-35	Pending	14/593867	1/9/2015	USA	Time Warner Cable Enterprises LLC

553.	TWC 09-23C2	Pending	14/588456	1/1/2015	USA	Time Warner Cable Enterprises LLC

554.	TWC 14-36	Pending	14/586634	12/30/14	USA	Time Warner Cable Enterprises LLC

555.	TWC 14-57	Pending	14/574498	12/18/14	USA	Time Warner Cable Enterprises LLC

556.	TWC 02-10C1	Pending	14/563950	12/8/14	USA	Time Warner Cable Enterprises LLC

557.	TWC 06-14C1	Pending	14/563232	12/8/14	USA	Time Warner Cable Enterprises LLC

558.	TWC 12-24C1	Pending	14/562209	12/5/14	USA	Time Warner Cable Enterprises LLC

559.	TWC 14-65	Pending	14/557741	12/2/14	USA	Time Warner Cable Enterprises LLC

560.	TWC 14-37	Pending	14/554236	11/26/14	USA	Time Warner Cable Enterprises LLC

561.	TWC 14-40	Pending	14/541035	11/13/14	USA	Time Warner Cable Enterprises LLC

562.	TWC 14-41	Pending	14/541035	11/13/14	USA	Time Warner Cable Enterprises LLC

563.	TWC 12-13C1	Pending	14/540119	11/13/14	USA	Time Warner Cable Enterprises LLC

564.	TWC 14-54	Pending	14/537735	11/10/14	USA	Time Warner Cable Enterprises LLC

565.	TWC 11-13C1	Pending	14/536652	11/9/14	USA	Time Warner Cable Enterprises LLC

566.	TWC 07-05C1	Pending	14/535769	11/7/14	USA	Time Warner Cable Enterprises LLC

567.	TWC 14-39	Pending	14/535046	11/6/14	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
568.	TWC 14-43	Pending	14/534067	11/5/14	USA	Time Warner Cable Enterprises LLC

569.	TWC 14-17	Pending	14/530324	10/31/14	USA	Time Warner Cable Enterprises LLC

570.	IPV 02-10C3	Pending	14/519994	10/21/14	USA	Time Warner Cable Enterprises LLC

571.	IPV 02-10C2	Pending	14/519932	10/21/14	USA	Time Warner Cable Enterprises LLC

572.	TWC 11-77C1	Pending	14/511079	10/9/14	USA	Time Warner Cable Enterprises LLC

573.	TWC 14-29	Pending	14/510053	10/8/14	USA	Time Warner Cable Enterprises LLC

574.	TWC 14-04	Pending	14/508158	10/7/14	USA	Time Warner Cable Enterprises LLC

575.	TWC 14-51	Pending	14/501596	9/30/14	USA	Time Warner Cable Enterprises LLC

576.	TWC 14-45	Pending	14/500835	9/29/14	USA	Time Warner Cable Enterprises LLC

577.	TWC 10-18C1	Pending	14/496679	9/25/14	USA	Time Warner Cable Enterprises LLC

578.	TWC 04-04D1	Pending	14/493122	9/22/14	USA	Time Warner Cable Enterprises LLC

579.	TWC 11-50C1	Pending	14/486983	9/15/14	USA	Time Warner Cable Enterprises LLC

580.	TWC 14-48	Pending	14/479399	9/8/14	USA	Time Warner Cable Enterprises LLC

581.	TWC 14-25	Pending	14/469624	8/27/14	USA	Time Warner Cable Enterprises LLC

582.	TWC 14-23	Pending	14/463810	8/20/14	USA	Time Warner Cable Enterprises LLC

583.	TWC 14-24	Pending	14/513205	10/13/14	USA	Time Warner Cable Enterprises LLC

584.	TWC 07-24C1	Pending	14/462339	8/18/14	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
585.	TWC 09-02C1	Pending	14/462300	8/18/14	USA	Time Warner Cable Enterprises LLC

586.	TWC 10-10C1	Pending	14/461653	8/18/14	USA	Time Warner Cable Enterprises LLC

587.	TWC 09-55C1	Pending	14/458874	8/13/14	USA	Time Warner Cable Enterprises LLC

588.	TWC 06-19 C1D1C1	Pending	14/457914	8/12/14	USA	Time Warner Cable Enterprises LLC

589.	TWC 11-25C1	Pending	14/455323	8/8/14	USA	Time Warner Cable Enterprises LLC

590.	TWC 11-63C1	Pending	14/454189	8/7/14	USA	Time Warner Cable Enterprises LLC

591.	TWC 11-59C1	Pending	14/454100	8/7/14	USA	Time Warner Cable Enterprises LLC

592.	TWC 08-16C1	Pending	14/454056	8/7/14	USA	Time Warner Cable Enterprises LLC

593.	TWC 12-01C1	Pending	14/453931	8/7/14	USA	Time Warner Cable Enterprises LLC

594.	TWC 14-20	Pending	14/452359	8/5/14	USA	Time Warner Cable Enterprises LLC

595.	TWC 03-19 D2C4	Pending	14/451303	8/4/14	USA	Time Warner Cable Enterprises LLC

596.	TWC 12-14C1	Pending	14/448121	7/31/14	USA	Time Warner Cable Enterprises LLC

597.	TWC 14-28	Pending	14/445623	7/29/14	USA	Time Warner Cable Enterprises LLC

598.	TWC 14-27	Pending	14/445605	7/29/14	USA	Time Warner Cable Enterprises LLC

599.	TWC 11-36C2	Pending	14/412414	12/31/14	USA	Time Warner Cable Enterprises LLC

600.	TWC 14-31	Pending	14/330470	7/14/14	USA	Time Warner Cable Enterprises LLC

601.	TWC 14-33	Pending	14/337560	7/22/14	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
602.	TWC 08-04C2	Pending	14/325070	7/7/14	USA	Time Warner Cable Enterprises LLC

603.	TWC 14-26	Pending	14/320942	7/1/14	USA	Time Warner Cable Enterprises LLC

604.	TWC 14-11	Pending	14/306700	6/17/14	USA	Time Warner Cable Enterprises LLC

605.	TWC 09-45	Pending	14/304791	6/13/14	USA	Time Warner Cable Enterprises LLC

606.	TWC 09-45 C1	Pending	14/304709	6/13/14	USA	Time Warner Cable Enterprises LLC

607.	TWC 14-19	Pending	14/302313	6/10/14	USA	Time Warner Cable Enterprises LLC

608.	TWC 05-01D2	Pending	14/300044	6/9/14	USA	Time Warner Cable Enterprises LLC

609.	TWC 09-19D1	Pending	14/294017	6/2/14	USA	Time Warner Cable Enterprises LLC

610.	TWC 14-16	Pending	14/290502	5/29/14	USA	Time Warner Cable Enterprises LLC

611.	TWC 14-22	Pending	14/286504	5/23/14	USA	Time Warner Cable Enterprises LLC

612.	TWC 14-21	Pending	14/282619	5/20/14	USA	Time Warner Cable Enterprises LLC

613.	TWC 11-69C1	Pending	14/282243	5/20/14	USA	Time Warner Cable Enterprises LLC

614.	TWC 06-12C1	Pending	14/281759	5/19/14	USA	Time Warner Cable Enterprises LLC

615.	TWC 05-37C1	Pending	14/270229	5/5/14	USA	Time Warner Cable Enterprises LLC

616.	TWC 01-01D1	Pending	14/263918	4/28/14	USA	Time Warner Cable Enterprises LLC

617.	TWC 14-02	Pending	14/261155	4/24/14	USA	Time Warner Cable Enterprises LLC

618.	TWC 09-33C1	Pending	14/252686	4/14/14	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
619.	TWC 04-26 C3	Pending	14/252651	4/14/14	USA	Time Warner Cable Enterprises LLC

620.	TWC 07-14C1	Pending	14/247183	4/7/14	USA	Time Warner Cable Enterprises LLC

621.	TWC 14-15	Pending	14/245179	4/3/14	USA	Time Warner Cable Enterprises LLC

622.	TWC 14-14	Pending	14/245166	4/4/14	USA	Time Warner Cable Enterprises LLC

623.	TWC 14-01	Pending	14/229555	3/28/14	USA	Time Warner Cable Enterprises LLC

624.	TWC 13-52	Pending	14/220021	3/19/14	USA	Time Warner Cable Enterprises LLC

625.	TWC 14-05	Pending	14/208366	3/13/14	USA	Time Warner Cable Enterprises LLC

626.	TWC 12-53	Pending	14/208199	3/13/14	USA	Time Warner Cable Enterprises LLC

627.	TWC 04-29C2	Pending	14/188548	2/24/14	USA	Time Warner Cable Enterprises LLC

628.	IPV 02-05C2	Pending	14/188333	2/24/14	USA	Time Warner Cable Enterprises LLC

629.	TWC PV-01C1	Pending	14/182619	2/18/14	USA	Time Warner Cable Enterprises LLC

630.	TWC 13-53	Pending	14/178041	2/11/14	USA	Time Warner Cable Enterprises LLC

631.	TWC 13-51	Pending	14/167082	1/29/14	USA	Time Warner Cable Enterprises LLC

632.	TWC 13-34	Pending	14/166788	1/28/14	USA	Time Warner Cable Enterprises LLC

633.	TWC 13-50	Pending	14/164775	1/27/14	USA	Time Warner Cable Enterprises LLC

634.	TWC 13-43	Pending	14/160/261	1/21/14	USA	Time Warner Cable Enterprises LLC

635.	TWC 06-20D1	Pending	14/144420	12/30/2013	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
636.	TWC 13-30	Pending	14/133495	12/18/2013	USA	Time Warner Cable Enterprises LLC

637.	TWC 13-49	Pending	14/107459	12/16/2013	USA	Time Warner Cable Enterprises LLC

638.	TWC 13-38	Pending	14/098511	12/5/2013	USA	Time Warner Cable Enterprises LLC

639.	TWC 13-46	Pending	14/092641	11/27/2013	USA	Time Warner Cable Enterprises LLC

640.	TWC 05-33C2	Pending	14/088099	11/22/2013	USA	Time Warner Cable Enterprises LLC

641.	TWC 13-21	Pending	14/083542	11/19/2013	USA	Time Warner Cable Enterprises LLC

642.	TWC 13-45	Pending	14/078798	11/13/2013	USA	Time Warner Cable Enterprises LLC

643.	TWC 10-67C1	Pending	14/075835	11/8/2013	USA	Time Warner Cable Enterprises LLC

644.	TWC 13-33	Pending	14/069825	11/1/2013	USA	Time Warner Cable Enterprises LLC

645.	TWC 13-36	Pending	14/061008	10/23/2013	USA	Time Warner Cable Enterprises LLC

646.	TWC 13-32	Pending	14/060358	10/22/2013	USA	Time Warner Cable Enterprises LLC

647.	TWC 13-42	Pending	14/059273	10/21/2013	USA	Time Warner Cable Enterprises LLC

648.	TWC 05-29D1	Pending	14/059247	10/21/2013	USA	Time Warner Cable Enterprises LLC

649.	TWC 13-39D	Pending	14/058980	10/21/2013	USA	Time Warner Cable Enterprises LLC

650.	TWC 13-39C	Pending	14/058947		USA	Time Warner Cable Enterprises LLC

651.	TWC 13-39B	Pending	14/058934	10/21/2013	USA	Time Warner Cable Enterprises LLC

652.	TWC 13-39A	Pending	14/058895	10/21/2013	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
653.	TWC 13-44	Pending	14/059137	10/21/2013	USA	Time Warner Cable Enterprises LLC

654.	TWC 13-41	Pending	14/036219	9/25/2013	USA	Time Warner Cable Enterprises LLC

655.	TWC 07-18C1	Pending	14/033585	9/23/2013	USA	Time Warner Cable Enterprises LLC

656.	TWC 09-35C1	Pending	14/028223	9/16/2013	USA	Time Warner Cable Enterprises LLC

657.	TWC 09-43C1	Pending	14/021448	9/9/2013	USA	Time Warner Cable Enterprises LLC

658.	TWC 09-17C1	Pending	14/020863	9/8/2013	USA	Time Warner Cable Enterprises LLC

659.	IPV 03-01C2	Pending	14/019592	9/6/2013	USA	Time Warner Cable Enterprises LLC

660.	TWC 13-35A	Pending	13/962348	8/8/2013	USA	Time Warner Cable Enterprises LLC

661.	TWC 13-31	Pending	13/960575	8/6/2013	USA	Time Warner Cable Enterprises LLC

662.	TWC 13-23	Pending	13/958467	8/2/2013	USA	Time Warner Cable Enterprises LLC

663.	TWC 13-20	Pending	13/958456	8/2/2013	USA	Time Warner Cable Enterprises LLC

664.	TWC 13-09	Pending	13/958437	8/2/2013	USA	Time Warner Cable Enterprises LLC

665.	TWC 13-14	Pending	13/956206	7/31/2013	USA	Time Warner Cable Enterprises LLC

666.	TWC 13-24	Pending	13/955989	7/31/2013	USA	Time Warner Cable Enterprises LLC

667.	TWC 13-28	Pending	13/940100	7/11/2013	USA	Time Warner Cable Enterprises LLC

668.	TWC 13-10	Pending	13/923180	6/20/2013	USA	Time Warner Cable Enterprises LLC

669.	TWC 05-30C3	Pending	13/914487	6/10/2013	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
670.	TWC 04-21C1	Pending	13/910535	6/5/2013	USA	Time Warner Cable Enterprises LLC

671.	TWC 07-08D1	Pending	13/908849	6/3/2013	USA	Time Warner Cable Enterprises LLC

672.	TWC 09-15C1	Pending	13/890929	5/9/2013	USA	Time Warner Cable Enterprises LLC

673.	TWC 13-16	Pending	13/870100	4/25/2013	USA	Time Warner Cable Enterprises LLC

674.	TWC 12-56	Pending	13/849973	3/25/2013	USA	Time Warner Cable Enterprises LLC

675.	TWC 13-07	Pending	13/843997	3/15/2013	USA	Time Warner Cable Enterprises LLC

676.	TWC 12-36	Pending	13/843322	3/15/2013	USA	Time Warner Cable Enterprises LLC

677.	TWC 12-48	Pending	13/837768	3/15/2013	USA	Time Warner Cable Enterprises LLC

678.	TWC 12-32	Pending	13/831732	3/15/2013	USA	Time Warner Cable Enterprises LLC

679.	TWC 12-37	Pending	13/831411	3/14/2013	USA	Time Warner Cable Enterprises LLC

680.	TWC 12-55	Pending	13/830517	3/14/2013	USA	Time Warner Cable Enterprises LLC

681.	TWC 12-23	Pending	13/798070	3/12/2013	USA	Time Warner Cable Enterprises LLC

682.	TWC 12-38	Pending	13/797577	3/12/2013	USA	Time Warner Cable Enterprises LLC

683.	TWC 09-26C1	Pending	13/794560	3/11/2013	USA	Time Warner Cable Enterprises LLC

684.	TWC 13-03	Pending	13/793511	3/11/2013	USA	Time Warner Cable Enterprises LLC

685.	TWC 13-02	Pending	13/793421	3/11/2013	USA	Time Warner Cable Enterprises LLC

686.	TWC 12-46	Pending	13/793221	3/11/2013	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
687.	IPV 03-03D1	Pending	13/784613	3/4/2013	USA	Time Warner Cable Enterprises LLC

688.	TWC 12-42	Pending	13/784335	3/4/2013	USA	Time Warner Cable Enterprises LLC

689.	TWC 09-50C1	Pending	13/775921	2/25/2013	USA	Time Warner Cable Enterprises LLC

690.	TWC 06-16C3	Pending	13/773477	2/21/2013	USA	Time Warner Cable Enterprises LLC

691.	IPV 03-05C2	Pending	13/765552	2/12/2013	USA	Time Warner Cable Enterprises LLC

692.	TWC 06-06D1	Pending	13/753308	1/29/2013	USA	Time Warner Cable Enterprises LLC

693.	TWC 12-08	Pending	13/750863	1/25/2013	USA	Time Warner Cable Enterprises LLC

694.	TWC 12-25	Pending	13/710308	12/10/2012	USA	Time Warner Cable Enterprises LLC

695.	TWC 12-33	Pending	13/710108	12/10/2012	USA	Time Warner Cable Enterprises LLC

696.	TWC 11-61	Pending	13/681753	11/20/2012	USA	Time Warner Cable Enterprises LLC

697.	TWC 12-18	Pending	13/678593	11/16/2012	USA	Time Warner Cable Enterprises LLC

698.	TWC 12-16	Pending	13/676012	11/13/2012	USA	Time Warner Cable Enterprises LLC

699.	TWC 12-40	Pending	13/671956	11/8/2012	USA	Time Warner Cable Enterprises LLC

700.	TWC 12-34	Pending	13/666175	11/1/2012	USA	Time Warner Cable Enterprises LLC

701.	TWC 03-18D1	Pending	13/663219	10/29/2012	USA	Time Warner Cable Enterprises LLC

702.	TWC 12-21	Pending	13/624194	9/21/2012	USA	Time Warner Cable Enterprises LLC

703.	TWC 11-14	Pending	13/619951	9/14/2012	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
704.	TWC 11-15	Pending	13/554728	7/20/2012	USA	Time Warner Cable Enterprises LLC

705.	TWC 10-85	Pending	13/550359	7/16/2012	USA	Time Warner Cable Enterprises LLC

706.	TWC 11-47C1	Pending	13/539093	6/29/2012	USA	Time Warner Cable Enterprises LLC

707.	TWC 04-07C1	Pending	13/493740	6/11/2012	USA	Time Warner Cable Enterprises LLC

708.	TWC 11-39	Pending	13/461520	5/1/2012	USA	Time Warner Cable Enterprises LLC

709.	TWC 06-34D1 C2	Pending	13/453853	4/23/2012	USA	Time Warner Cable Enterprises LLC

710.	TWC 12-11	Pending	13/452797	4/20/2012	USA	Time Warner Cable Enterprises LLC

711.	TWC 11-68	Pending	13/439683	4/4/2012	USA	Time Warner Cable Enterprises LLC

712.	TWC 11-47	Pending	13/427606	3/22/2012	USA	Time Warner Cable Enterprises LLC

713.	TWC 11-48	Pending	13/419945	3/14/2012	USA	Time Warner Cable Enterprises LLC

714.	TWC 11-19	Pending	13/403814	2/23/2012	USA	Time Warner Cable Enterprises LLC

715.	TWC 11-55	Pending	13/355925	1/23/2012	USA	Time Warner Cable Enterprises LLC

716.	TWC 11-66	Pending	13/354195	1/19/2012	USA	Time Warner Cable Enterprises LLC

717.	TWC 11-76	Pending	13/349823	1/13/2012	USA	Time Warner Cable Enterprises LLC

718.	TWC 03-23 D1	Pending	13/323616	12/12/2011	USA	Time Warner Cable Enterprises LLC

719.	TWC 11-46	Pending	13/315394	12/9/2011	USA	Time Warner Cable Enterprises LLC

720.	TWC 10-37	Pending	13/315356	12/9/2011	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
721.	TWC 11-12	Pending	13/232582	9/14/2011	USA	Time Warner Cable Enterprises LLC

722.	TWC 10-19	Pending	13/165947	6/23/2011	USA	Time Warner Cable Enterprises LLC

723.	TWC 10-42	Pending	13/094992	4/27/2011	USA	Time Warner Cable Enterprises LLC

724.	TWC 05-17C1	Pending	13/093569	4/25/2011	USA	Time Warner Cable Enterprises LLC

725.	IPV 02-08 CON	Pending	13/065097	3/14/2011	USA	Time Warner Cable Enterprises LLC

726.	TWC 10-29	Pending	13/024246	2/9/2011	USA	Time Warner Cable Enterprises LLC

727.	TWC 10-72	Pending	13/023330	2/8/2011	USA	Time Warner Cable Enterprises LLC

728.	TWC 10-20	Pending	12/972914	12/20/2010	USA	Time Warner Cable Enterprises LLC

729.	TWC 10-25	Pending	12/955873	11/29/2010	USA	Time Warner Cable Enterprises LLC

730.	TWC 10-03	Pending	12/944985	11/12/10	USA	Time Warner Cable Enterprises LLC

731.	TWC 10-01D1	Pending	14/589,947	1/5/2015	USA	Time Warner Cable Enterprises LLC

732.	IPV 03-14 C	Pending	12/924724	10/4/2010	USA	Time Warner Cable Enterprises LLC

733.	TWC 10-13	Pending	12/891726	9/27/2010	USA	Time Warner Cable Enterprises LLC

734.	TWC 09-45 C2	Pending	12/877062	9/7/2010	USA	Time Warner Cable Enterprises LLC

735.	TWC 03-03 C	Pending	12/843343	7/26/2010	USA	Time Warner Cable Enterprises LLC

736.	TWC 09-57	Pending	12/834801	7/12/2010	USA	Time Warner Cable Enterprises LLC

737.	TWC 09-04	Pending	12/834796	7/12/2010	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
738.	TWC 10-08	Pending	12/789961	5/28/2010	USA	Time Warner Cable Enterprises LLC

739.	TWC 09-05C2	Pending	12/783414	5/19/2010	USA	Time Warner Cable Enterprises LLC

740.	TWC 09-06	Pending	12/766433	4/23/2010	USA	Time Warner Cable Enterprises LLC

741.	TWC 09-05	Pending	12/764746	4/21/2010	USA	Time Warner Cable Enterprises LLC

742.	TWC 09-49	Pending	12/631713	12/4/2009	USA	Time Warner Cable Enterprises LLC

743.	TWC 09-12	Pending	12/622825	11/20/2009	USA	Time Warner Cable Enterprises LLC

744.	TWC 06-17	Pending	12/620134	11/17/2009	USA	Time Warner Cable Enterprises LLC

745.	TWC 08-21	Pending	12/611041	11/2/2009	USA	Time Warner Cable Enterprises LLC

746.	TWC 09-18	Pending	12/544357	9/20/2009	USA	Time Warner Cable Enterprises LLC

747.	TWC 08-37	Pending	12/480597	6/8/2009	USA	Time Warner Cable Enterprises LLC

748.	TWC 07-23	Pending	12/480591	6/8/2009	USA	Time Warner Cable Enterprises LLC

749.	TWC 05-07C1	Pending	12/459045	6/26/2009	USA	Time Warner Cable Enterprises LLC

750.	TWC 08-04	Pending	12/414554	3/30/2009	USA	Time Warner Cable Enterprises LLC

751.	TWC 07-61	Pending	12/393981	2/26/2009	USA	Time Warner Cable Enterprises LLC

752.	TWC 08-20	Pending	12/200322	8/28/2008	USA	Time Warner Cable Enterprises LLC

753.	TWC 07-41	Pending	12/179650	7/25/2008	USA	Time Warner Cable Enterprises LLC

754.	TWC 07-02 (1)	Pending	12/070560	2/19/2008	USA	Time Warner Cable Enterprises LLC

No.	File Number	Status	Serial Number	Filing Date	Country	Assignee
755.	TWC 07-59	Pending	12/070559	2/19/2008	USA	Time Warner Cable Enterprises LLC

756.	TWC 07-22	Pending	12/055388	3/26/2008	USA	Time Warner Cable Enterprises LLC

757.	TWC 07-42	Pending	12/039795	2/29/2008	USA	Time Warner Cable Enterprises LLC

758.	TWC 07-60	Pending	12/027698	2/7/2008	USA	Time Warner Cable Enterprises LLC

759.	TWC 07-32	Pending	12/019766	1/25/2008	USA	Time Warner Cable Enterprises LLC

760.	TWC 07-12	Pending	11/953179	12/10/2007	USA	Time Warner Cable Enterprises LLC

761.	TWC 07-33	Pending	11/843036	8/22/2007	USA	Time Warner Cable Enterprises LLC

762.	TWC 06-31	Pending	11/800093	5/3/2007	USA	Time Warner Cable Enterprises LLC

763.	TWC 06-26	Pending	11/756868	6/1/2007	USA	Time Warner Cable Enterprises LLC

764.	TWC 06-35	Pending	11/681774	3/3/2007	USA	Time Warner Cable Enterprises LLC

765.	TWC 06-21	Pending	11/607663	12/1/2006	USA	Time Warner Cable Enterprises LLC

766.	TWC 06-18	Pending	11/441476	5/24/2006	USA	Time Warner Cable Enterprises LLC

767.	TWC 05-26	Pending	11/186452	7/20/2005	USA	Time Warner Cable Enterprises LLC

768.	TWC 04-19	Pending	11/013671	12/15/2004	USA	Time Warner Cable Enterprises LLC

769.	TWC 08-31	Pending	10/948271	9/22/2004	USA	Time Warner Cable Enterprises LLC

770.	TWC 14-47	Pending	14/539794	11/12/2014	USA	Time Warner Cable Enterprises LLC

771.	TWC 07-37C1	Pending	14/798089	7/13/2015	USA	Time Warner Cable Enterprises LLC

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Country	Trademark	Status	Application No.	U.S. Reg No.	App./Reg. Date	Owner
US Federal	A GOOD QUESTION	Registered	86/130383	4717481	07-APR-2015	Bright House Networks, LLC
US Federal	AVERAGE ANGLER (STYLIZED)	Registered	85/977688	4247546	20-NOV-2012	Bright House Networks, LLC
US Federal	AVERAGE ANGLER (STYLIZED)	Registered	85/289144	4415220	08-OCT-2013	Bright House Networks, LLC
US Federal	BAY NEWS 9	Registered	75/566653	2308941	18-JAN-2000	Bright House Networks, LLC
US Federal	BRIGHT HOUSE CONNECTION	Registered	85/139163	4021742	06-SEP-2011	Bright House Networks, LLC
US Federal	BRIGHT HOUSE NETWORKS	Registered	76/480937	3046583	17-JAN-2006	Bright House Networks, LLC
US Federal	BRIGHT HOUSE NETWORKS WIFI	Registered	85/500110	4393093	27-AUG-2013	Bright House Networks, LLC
US Federal	BRIGHT HOUSE NETWORKS WIFI HOTSPOTS	Registered	85/500146	4393094	27-AUG-2013	Bright House Networks, LLC
US Federal	BRIGHT KIDS NETWORK & DESIGN	Registered	76/701346	3963894	24-MAY-2011	Bright House Networks, LLC
US Federal	BRIGHTHOUSE NETWORKS BUSINESS SOLUTIONS	Registered	86/182784	4706571	24-MAR-2015	Bright House Networks, LLC
US Federal	BRIGHTHOUSE NETWORKS ENTERPRISE SOLUTIONS	Registered	86/182779	4706569	24-MAR-2015	Bright House Networks, LLC
US Federal	CENTRAL FLORIDA INTERCONNECT	Registered	78/348591	2932982	15-MAR-2005	Bright House Networks, LLC

Country	Trademark	Status	Application No.	U.S. Reg No.	App./Reg. Date	Owner
US Federal	FEATURETEL	Registered	85/019062	3889645	14-DEC-2010	Bright House Networks, LLC
US Federal	FREAKY FLORIDA	Pending ITU	86/465663		26-NOV-2014	Bright House Networks, LLC
US Federal	INFOMAS	Registered	85/240229	4081273	03-JAN-2012	Bright House Networks, LLC
US Federal	KLYSTRON 9 (STYLIZED)	Registered	85/286165	4141307	5-MAY-2012	Bright House Networks, LLC
US Federal	MI MEXICO	Registered	85/337495	4053251	08-NOV-2011	Bright House Networks, LLC
US Federal	MY BHN	Registered	86/486063	4887962	19-JAN-2016	Bright House Networks, LLC
US Federal	NEWS WEATHER NOW	Registered	85/940778	4585637	12-AUG-2014	Bright House Networks, LLC
US Federal	NUESTROS CANALES	Registered	76/248685	2919286	18-JAN-2005	Bright House Networks, LLC
US Federal	ORLANDO VISITOR NETWORK OR OVN	Registered	76/527745	2933796	15-MAR-2005	Bright House Networks, LLC
US Federal	TAMPA BAY INTERCONNECT	Registered	85/526771	4437087	19-NOV-2013	Bright House Networks, LLC
US Federal	TELOVATIONS	Registered	78/821977	3393210	04-MAR-2008	Bright House Networks, LLC
US Federal	THE AVERAGE ANGLER	Registered	85/269324	4422312	22-OCT-2013	Bright House Networks, LLC
US Federal	THE FIBER LEADER	Registered	86/181010	4722297	21-APR-2015	Bright House Networks, LLC
US Federal	TV EXPLORER (Logo)	Pending ITU	86/074548		25-SEP-2013	Bright House Networks, LLC
US Federal	WITNESS AWESOME	Registered	85/933739	4898922	09-FEB-2016	Bright House Networks, LLC
US Federal	YOU ON DEMAND	Registered	76/674557	3481137	05-AUG-2008	Bright House Networks, LLC

2

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	ALAGUARD	Registered44	76621336	3026190	Nov-15-2004	Dec-13-2005	Time Warner Cable Inc.

United States of America	A MI MANERA	Registered	77844966	3998820	Oct-9-2009	Jul-19-2011	Time Warner Cable Enterprises LLC

United States of America	ALL THE BEST	Registered45	78892550	3710619	May-25-2006	Nov-10-2009	Time Warner Cable Enterprises LLC

United States of America	ALL THE THINGS WE ARE	Registered	85064069	4226170	Jun-16-2010	Oct-16-2012	Time Warner Cable Enterprises LLC

United States of America	ALL THINGS CLOUD AND BEYOND.	Registered	86297441	4667342	Jun-2-2014	Jan-6-2015	Time Warner Cable Enterprises LLC

United States of America		Registered	77152751	3403811	Apr-10-2007	Mar-25-2008	NaviSite, Inc.

United States of America	ANSWERS ON DEMAND	Registered	78197468	2890249	Dec-23-2002	Sep-28-2004	Time Warner Cable Enterprises LLC

United States of America	AROUND HAWAII	Registered	77400067	3590095	Feb-19-2008	Mar-17-2009	Time Warner Cable Enterprises LLC

United States of America	ASÍ ES COMO	Registered	86124081	4655292	Nov-20-2013	Dec-16-2014	Time Warner Cable Enterprises LLC

United States of America	AUTOHD	Registered	85031823	3995351	May-6-2010	Jul-12-2011	Time Warner Cable Enterprises LLC

United States of America	BEST OF LOCAL	Registered	85351762	4239419	Jun-21-2011	Nov-6-2012	Time Warner Cable Enterprises LLC

United States of America	BETTER. SAFER.	Registered	86172759	4560455	Jan-23-2014	Jul-1-2014	Time Warner Cable Enterprises LLC

44	Currently registered but will be allowed to lapse.
45	Currently registered but will be allowed to lapse.

3

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	BLUECIRCLE	Registered	77838832	3826419	Oct-1-2009	Jul-27-2010	Time Warner Cable Enterprises LLC

United States of America	BUSINESSLINK.TV	Registered	77047017	4056540	Nov-17-2006	Nov-15-2011	Time Warner Cable Enterprises LLC

United States of America	CABLE WIFI	Registered	85488966	4329583	Dec-7-2011	Apr-30-2013	Time Warner Cable Enterprises LLC

United States of America	CAPE FEAR NOW!	Registered	77524356	3691218	Jul-17-2008	Oct-6-2009	Time Warner Cable Enterprises LLC

United States of America	CARTXPRESS	Registered	76575404	2960659	Feb-13-2004	Jun-7-2005	Time Warner Cable Enterprises LLC

United States of America	CELEBRATE KENTUCKY	Registered	85742272	4328392	Sep-30-2012	Apr-30-2013	Time Warner Cable Enterprises LLC

United States of America	CLICKEDIN	Registered	85383225	4163641	Jul-28-2011	Jun-26-2012	Time Warner Cable Enterprises LLC

United States of America	COLO 2.0	Registered	85122053	4106957	Sep-2-2010	Feb-28-2012	Time Warner Cable Enterprises LLC

United States of America	CONNECT A MILLION MINDS	Registered	77709575	3804431	Apr-8-2009	Jun-15-2010	Time Warner Cable Enterprises LLC

United States of America	CONTENT FOR YOU	Registered	77322242	3750281	Nov-6-2007	Feb-16-2010	Time Warner Cable Enterprises LLC

United States of America	CONTENTXPRESS	Registered	76575403	2960658	Feb-13-2004	Jun-7-2005	Time Warner Cable Enterprises LLC

United States of America	CRACKING THE CODES IN THE DIGITAL WORLD	Registered	77958172	3847867	Mar-12-2010	Sep-14-2010	Time Warner Cable Enterprises LLC

United States of America	CRACKING THE CODES IN THE WIRELESS WORLD	Registered	77958145	3975541	Mar-12-2010	Jun-7-2011	Time Warner Cable Enterprises LLC

United States of America	CRYSTAL COAST NOW!	Registered	77524355	3691217	Jul-17-2008	Oct-6-2009	Time Warner Cable Enterprises LLC

4

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	DBXPRESS	Registered	76575405	2960660	Feb-13-2004	Jun-7-2005	Time Warner Cable Enterprises LLC

United States of America	DESERT CITIES ON DEMAND	Registered46	77817646	3783037	Sep-1-2009	Apr-27-2010	Time Warner Cable Enterprises LLC

United States of America	DESERT CITIES TV	Registered47	77817655	3779758	Sep-1-2009	Apr-20-2010	Time Warner Cable Enterprises LLC

United States of America	DVR IT	Registered	77710401	3797214	Apr-9-2009	Jun-1-2010	Time Warner Cable Enterprises LLC

United States of America	EL PAQUETAZO	Registered	77825250	3824082	Sep-11-2009	Jul-27-2010	Time Warner Cable Enterprises LLC

United States of America	FIND IT ON DEMAND	Registered	77431621	3699787	Mar-26-2008	Oct-20-2009	Time Warner Cable Enterprises LLC

United States of America	FUTION	Pending ITU48	86282640		May-15-2014		Time Warner Cable Enterprises LLC

United States of America	FUTION	Pending ITU49	86282655		May-15-2014		Time Warner Cable Enterprises LLC

United States of America	FUTION	Pending ITU50	86282679		May-15-2014		Time Warner Cable Enterprises LLC

United States of America	GAMER SPEED	Registered	77418023	4049557	Mar-10-2008	Nov-1-2011	Time Warner Cable Enterprises LLC

United States of America	GARDEN JOURNEYS	Registered	86176317	4572480	Jan-27-2014	Jul-22-2014	Time Warner Cable Enterprises LLC

United States of America	GOING GREEN	Registered	86507652	4835221	Jan-20-2015	Oct-20-2015	Time Warner Cable Enterprises LLC

United States of America	GRAND STRAND NOW!	Registered	77524352	3691216	Jul-17-2008	Oct-6-2009	Time Warner Cable Enterprises LLC

46	Currently registered but will be allowed to lapse.
47	Currently registered but will be allowed to lapse.
48	Currently suspended
49	Currently suspended
50	Currently suspended

5

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	GREAT MOMENTS LIVE FOREVER. GREAT MOMENTS LIVE HERE.	Registered	86259453	4680049	Apr-22-2014	Jan-27-2015	Time Warner Cable Enterprises LLC

United States of America	HAWAIIAN TIME JUST GOT FASTER	Registered	85082235	3949372	Jul-12-2010	Apr-19-2011	Time Warner Cable Enterprises LLC

United States of America	HIGH SCHOOL SPORTS REWIND	Registered	85123598	3965238	Sep-6-2010	May-24-2011	Time Warner Cable Enterprises LLC

United States of America	HOME OF FREE HD	Registered51	77322437	3715895	Nov-6-2007	Nov-24-2009	Time Warner Cable Enterprises LLC

United States of America	IN THE PAPERS	Registered	86640606	4880630	May-26-2015	Jan-5-2016	Time Warner Cable Enterprises LLC

United States of America	INSIDE CITY HALL	Registered	74473052	1870062	Dec-27-1993	Dec-27-1994	Time Warner Cable Enterprises LLC

United States of America	INSIGHT	Registered	77937849	4577914	Feb-17-2010	Aug-5-2014	Insight Communications Company, Inc.

United States of America		Registered52	76525915	3715566	Jun-25, 2003	Nov-24-2009	Insight Communications Company, Inc.

United States of America	INSIGHT BUSINESS	Registered	78766571	3520649	Dec-5-2005	Oct-21-2008	Insight Communications Company, Inc.

United States of America	INSIGHT BROADBAND	Registered	77033478	3694525	Oct-31-2006	Oct-13-2009	Insight Communications Company, Inc.

United States of America		Registered	73726578	1520156	May-5-1988	Jan-10-1989	Insight Communications Company, Inc.

United States of America		Registered	75613456	2321115	Dec-30-1998	Feb-22-2000	Insight Communications Company, Inc.

51	Currently registered but will be allowed to lapse.
52	Currently registered but will be allowed to lapse.

6

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America		Registered	76977727	3006320	Jun-27-2003	Oct-11-2005	Insight Communications Company, Inc.

United States of America	INSIGHT DIGITAL	Registered	76979063	3811231	Jun-25-2003	Jun-29-2010	Insight Communications Company, Inc.

United States of America	INSIGHT. THE FIBER OF BUSINESS.	Registered	77906169	3852759	Jan-6-2010	Sep-28-2010	Insight Communications Company, Inc.

United States of America		Registered	78681504	3224068	Jul-29-2005	Apr-3-2007	Insight Communications Company, Inc.

United States of America		Registered	76979059	3799877	Jun-25-2003	Jun-8-2010	Insight Communications Company, Inc.

United States of America		Registered	77754505	3762567	Jun-8-2009	Mar-23-2010	Insight Communications Company, Inc.

United States of America	INTERNATIONAL ONEPRICE	Registered	77235037	3443198	Jul-20-2007	Jun-3-2008	Time Warner Cable Enterprises LLC

United States of America	IT’S EVERYWHERE YOU ARE	Registered	77238290	3705855	Jul-25-2007	Nov-3-2009	Time Warner Cable Enterprises LLC

United States of America	KERNEL	Registered	86252024	4676699	Apr-14-2014	Jan-20-2015	Time Warner Cable Enterprises LLC

United States of America		Registered	86294498	4676735	May-29-2014	Jan-20-2015	Time Warner Cable Enterprises LLC

United States of America		Registered	85688483	4323445	Jul-27-2012	Apr-23-2013	Time Warner Cable Enterprises LLC

7

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	LIFE IN THE 4G FAST LANE	Registered	77932197	3847638	Feb-10-2010	Sep-14-2010	Time Warner Cable Enterprises LLC

United States of America	LO MEJOR ON DEMAND	Registered	85039995	3979734	May-17-2010	Jun-14-2011	Time Warner Cable Enterprises LLC

United States of America	LOOK BACK	Registered	77207321	3683628	Jun-15-2007	Sep-15-2009	Time Warner Cable Enterprises LLC

United States of America		Registered	85149156	4158493	Oct-10-2010	Jun-12-2012	Time Warner Cable Enterprises LLC

United States of America	MI CULTURA	Registered	85/265,565	4041469	Mar-13-2011	Oct-18-2011	Time Warner Cable Enterprises LLC

United States of America		Registered	77580302	3664965	Sep-26-2008	Aug-4-2009	Time Warner Cable Enterprises LLC

United States of America	MOVIE TRAILERS ON DEMAND	Registered	78864852	3203177	Apr-19-2006	Jan-23-2007	Time Warner Cable Enterprises LLC

United States of America	MULTIROOM ON DEMAND	Registered	77934692	4061653	Feb-12-2010	Nov-22-2011	Insight Communications Company, Inc.

United States of America	MY INSIGHT	Registered	78981382	3819833	Nov-11-2005	Jul-13-2010	Insight Communications Company, Inc.

United States of America	MY ISLAND PHONE	Registered	77524351	3671778	Jul-17-2008	Aug-25-2009	Time Warner Cable Enterprises LLC

United States of America	MY MOVE	Registered	85413146	4227331	Sep-1-2011	Oct-16-2012	Time Warner Cable Enterprises LLC

United States of America	MY ON DEMAND	Registered	78722118	3707006	Sep-28-2005	Nov-3-2009	Time Warner Cable Enterprises LLC

United States of America	NAVICLOUD	Registered	77822384	3833961	Sep-9-2009	Aug-17-2010	NaviSite, Inc.

8

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	NAVICLOUD DIRECTOR	Registered	86172751	4588686	Jan-23-2014	Aug-19-2014	NaviSite, Inc.

United States of America	NAVISITE	Registered	75629506	2445562	Jan-28-1999	Apr-24-2001	NaviSite, Inc.

United States of America	NAVISITE	Registered	75471414	2470821	Apr-17-1998	Jul-24-2001	Time Warner Cable Enterprises LLC

United States of America		Registered	75455179	2256916	Mar-23-1998	Jun-29-1999	NaviSite, Inc.

United States of America		Registered	77843513	3852534	Oct-7-2009	Sep-28-2010	NaviSite, Inc.

United States of America	NEON	Registered	85010371	3848088	Apr-9-2010	Sep-14-2010	Time Warner Cable Enterprises LLC

United States of America	NEW YORK 1	Registered	74404727	1830657	Jun-23-1993	Apr-12-1994	Time Warner Cable Enterprises LLC

United States of America	NEXT GEN NEXT DOOR	Registered	85872968	4544656	Mar-11-2013	Jun-3-2014	Time Warner Cable Enterprises LLC

United States of America	NEXT GEN NEXT DOOR	Registered	85602300	4580593	Apr-19-2012	Aug-5-2014	Time Warner Cable Enterprises LLC

United States of America	NY 1	Registered	76202223	2692156	Jan-31-2001	Mar-4-2003	Time Warner Cable Enterprises LLC

United States of America		Registered	74295772	1819241	Jul-20-1992	Feb-1-1994	Time Warner Cable Enterprises LLC

United States of America	NY 1N	Registered	78272069	3000697	Jul-9-2003	Sep-27-2005	Time Warner Cable Enterprises LLC

United States of America	NY1 MINUTE	Registered	86640603	4949512	May-26-2015	May-3-2016	Time Warner Cable Enterprises LLC

9

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	NY1 NOTICIAS	Registered	78271673	2969879	Jul-8-2003	Jul-19-2005	Time Warner Cable Enterprises LLC

United States of America	OC 16	Registered	78347436	2997111	Jan-2-2004	Sep-20-2005	Time Warner Cable Enterprises LLC

United States of America		Registered	86639743	4880596	May-22-2015	Jan-5-2016	Time Warner Cable Enterprises LLC

United States of America		Registered	86639863	4880601	May-22-2015	Jan-5-2016	Time Warner Cable Enterprises LLC

United States of America		Registered	86639854	4880600	May-22-2015	Jan-5-2016	Time Warner Cable Enterprises LLC

United States of America		Registered	78347441	3075574	Jan-2-2004	Apr-4-2006	Time Warner Cable Enterprises LLC

United States of America	OCEANIC SECURITY	Registered	85097948	4003821	Aug-2-2010	Jul-26-2011	Time Warner Cable Enterprises LLC

United States of America		Registered	86260132	4641267	Apr-23-2014	Nov-18-2014	Time Warner Cable Enterprises LLC

10

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America		Registered	86260114	4641266	Apr-23-2014	Nov-18-2014	Time Warner Cable Enterprises LLC

United States of America	POWER OF YOU	Registered	78649067	3403067	Jun-13-2005	Mar-25-2008	Time Warner Cable Enterprises LLC

United States of America	POWERED BY ALABANZA	Registered	76543733	3093589	Sep-9-2003	May-16-2006	Alabanza Inc.

United States of America		Registered53	78622536	3082683	May-4-2005	Apr-18-2006	Time Warner Cable Enterprises LLC

United States of America	POWERTASKING	Registered	77855591	3929588	Oct-22-2009	Mar-8-2011	Time Warner Cable Enterprises LLC

United States of America		Registered	77817867	3859124	Sep-1-2009	Oct-12-2010	Time Warner Cable Enterprises LLC

United States of America	PROMOTIONS ON DEMAND (Child)	Registered	77979226	3801433	Apr-8-2009	Jun-8-2010	Time Warner Cable Enterprises LLC

United States of America	PROMOTIONS ON DEMAND (Parent)	Registered	77709529	4029203	Apr-8-2009	Sep-20-2011	Time Warner Cable Enterprises LLC

United States of America	PURE POLITICS	Registered	85687824	4323442	Jul-26-2012	Apr-23-2013	Time Warner Cable Enterprises LLC

United States of America	QUICKVIEW	Registered	77931532	4035682	Feb-9-2010	Oct-4-2011	Insight Communications Company, Inc.

United States of America	SAN ANTONIO ON DEMAND	Registered	78830362	3266790	Mar-6-2006	Jul-17-2007	Time Warner Cable Enterprises LLC

United States of America	SIGNATUREHOME	Registered	85053640	4039374	Jun-3-2010	Oct-11-2011	Time Warner Cable Enterprises LLC

53	Currently registered but will be allowed to lapse.

11

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	SIGNATUREHOME BEST SEATS SWEEPSTAKES	Registered	85529636	4186876	Jan-31-2012	Aug-7-2012	Time Warner Cable Enterprises LLC

United States of America	SIGNATURESERVICE	Registered	85081271	4018170	Jul-9-2010	Aug-30-2011	Time Warner Cable Enterprises LLC

United States of America	SIGNATURESERVICE	Registered	85478163	4182473	Nov-21-2011	Jul-31-2012	Time Warner Cable Enterprises LLC

United States of America	SIMPLE IS BETTER	Registered	78594461	3092694	Mar-24-2005	May-16-2006	Insight Communications Company, Inc.

United States of America	SIR CHARGE	Registered	77265255	4020954	Aug-27-2007	Sep-6-2011	Time Warner Cable Enterprises LLC

United States of America	SITEXPRESS	Registered	76574373	3013667	Feb-6-2004	Nov-8-2005	Time Warner Cable Enterprises LLC

United States of America	SOCIAL ONE	Registered	85313890	4498445	May-5-2011	Mar-18-2014	Time Warner Cable Enterprises LLC

United States of America	SPEEDZONE	Registered	85054551	3969213	Jun-4-2010	May-31-2011	Time Warner Cable Enterprises LLC

United States of America	SPORTS PEOPLE HAWAII	Registered	86367035	4798209	Aug-14-2014	Aug-25-2015	Time Warner Cable Enterprises LLC

United States of America	START OVER	Registered	77647336	3654615	Jan-12-2009	Jul-14-2009	Time Warner Cable Enterprises LLC

United States of America	STARTOVER	Registered	77067027	3425188	Dec-19-2006	May-13-2008	Time Warner Cable Enterprises LLC

United States of America	STEP THRU THE SCREEN	Registered	85226556	3998230	Jan-26-2011	Jul-19-2011	Time Warner Cable Enterprises LLC

United States of America	STUF TV	Registered	78362003	2966720	Feb-3-2004	Jul-12-2005	Time Warner Cable Enterprises LLC

United States of America	TELEFONAZO	Registered	85039704	3969170	May-16-2010	May-31-2011	Time Warner Cable Enterprises LLC

United States of America		Registered	85039972	3969171	May-17-2010	May-31-2011	Time Warner Cable Enterprises LLC

12

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	THAT’S HOW	Registered	85798090	4412275	Dec-8-2012	Oct-1-2013	Time Warner Cable Enterprises LLC

United States of America	THE FUTURE IS HERE. THE FUTURE IS COMING.	Registered	85042350	4292686	May-19-2010	Feb-19-2013	Insight Communications Company, Inc.

United States of America	THE ROAD TO CITY HALL	Registered	74439649	1862837	Sep-24-1993	Nov-15-1994	Time Warner Cable Enterprises LLC

United States of America	THE TOTAL DIGITAL HOME	Registered	76318511	2733972	Oct-1-2001	Jul-8-2003	Time Warner Cable Enterprises LLC

United States of America	THE WAY TO GROW	Registered	85159362	4126332	Oct-22-2010	Apr-10-2012	Insight Communications Company, Inc.

United States of America	TIENES PODER	Registered54	77825732	3774790	Sep-14-2009	Apr-13-2010	Time Warner Cable Enterprises LLC

United States of America	ULTRASMART	Registered	85082244	4199035	Jul-12-2010	Aug-28-2012	Time Warner Cable Enterprises LLC

United States of America	USURF	Registered	85031803	4165063	May-6-2010	Jun-26-2012	Time Warner Cable Enterprises LLC

United States of America	VELIGENT	Pending ITU Allowed	86282649		May-15-2014		Time Warner Cable Enterprises LLC

United States of America	VELIGENT	Pending ITU Allowed	86282668		May-15-2014		Time Warner Cable Enterprises LLC

United States of America	VELIGENT	Pending ITU Allowed	86282693		May-15-2014		Time Warner Cable Enterprises LLC

United States of America	VOICEZONE	Registered	85078045	4129285	Jul-5-2010	Apr-17-2012	Time Warner Cable Enterprises LLC

United States of America	WEATHER ON THE 1S	Pending	86640611		May-26-2015		Time Warner Cable Enterprises LLC

United States of America	WHAT YOU LIVE FOR, LIVES HERE	Registered	86172739	4791400	Jan-23-2014	Aug-11-2015	Time Warner Cable Enterprises LLC

54	Currently registered but will be allowed to lapse.

13

COUNTRY	TRADEMARK	STATUS	APP #	REG #	APP DATE	REG DATE	OWNER

United States of America	WHAT YOU LIVE FOR, LIVES HERE	Registered	86172742	4791401	Jan-23-2014	Aug-11-2015	Time Warner Cable Enterprises LLC

United States of America	WISCONSIN ON DEMAND	Registered	78443518	3102384	Jun-30-2004	Jun-6-2006	Time Warner Cable Enterprises LLC

United States of America	XCAST	Pending ITU Allowed	86554332		Mar-5-2015		Time Warner Cable Enterprises LLC

United States of America	XCAST	Registered	86518781	4844427	Jan-29-2015	Nov-3-2015	Time Warner Cable Enterprises LLC

United States of America	XCAST	Registered	86518793	4844428	Jan-29-2015	Nov-3-2015	Time Warner Cable Enterprises LLC

United States of America	YNN	Registered	78702525	3331429	Aug-30-2005	Nov-6-2007	Time Warner Cable Enterprises LLC

United States of America		Registered	85498825	4263520	Dec-19-2011	Dec-25-2012	Time Warner Cable Enterprises LLC

United States of America	YOU FIRST. THE TECHNOLOGY FOLLOWS.	Registered[55]	77825692	3774789	Sep-14-2009	Apr-13-2010	Time Warner Cable Enterprises LLC

United States of America	YOUR HOME	Registered	86507657	4801423	Jan-20-2015	Aug-25-2015	Time Warner Cable Enterprises LLC

United States of America	YOUR NEWS NOW	Registered	85254108	4284600	Mar-1-2011	Feb-5-2013	Time Warner Cable Enterprises LLC

United States of America	YOUR WORLD IS ALWAYS ON	Registered	76449529	2765508	Sep-13-2002	Sep-16-2003	Time Warner Cable Internet LLC

55	Currently registered but will be allowed to lapse.

14

Schedule 6

SUBSIDIARY GUARANTORS

1.	American Cable Entertainment Company, LLC
2.	Athens Cablevision, LLC
3.	Ausable Cable TV, LLC
4.	Bresnan Broadband Holdings, LLC
5.	Bresnan Broadband of Colorado, LLC
6.	Bresnan Broadband of Montana, LLC
7.	Bresnan Broadband of Utah, LLC
8.	Bresnan Broadband of Wyoming, LLC
9.	Bresnan Communications, LLC
10.	Bresnan Digital Services, LLC
11.	Bresnan Microwave of Montana, LLC
12.	Cable Equities Colorado, LLC
13.	Cable Equities of Colorado Management LLC
14.	CC 10, LLC
15.	CC Fiberlink, LLC
16.	CC Michigan, LLC
17.	CC Systems, LLC
18.	CC V Holdings, LLC
19.	CC VI Fiberlink, LLC
20.	CC VI Operating Company, LLC
21.	CC VII Fiberlink, LLC
22.	CC VIII Fiberlink, LLC
23.	CC VIII Holdings, LLC
24.	CC VIII Operating, LLC
25.	CC VIII, LLC
26.	CCO Fiberlink, LLC
27.	CCO Holdco Transfers VII, LLC
28.	CCO LP, LLC
29.	CCO NR Holdings, LLC
30.	CCO Purchasing, LLC
31.	CCO SoCal I, LLC
32.	CCO SoCal II, LLC
33.	CCO SoCal Vehicles, LLC
34.	CCO Transfers, LLC
35.	Charter Advanced Services (AL), LLC
36.	Charter Advanced Services (CA), LLC
37.	Charter Advanced Services (CO), LLC
38.	Charter Advanced Services (CT), LLC
39.	Charter Advanced Services (GA), LLC
40.	Charter Advanced Services (IL), LLC
41.	Charter Advanced Services (IN), LLC
42.	Charter Advanced Services (KY), LLC

43.	Charter Advanced Services (LA), LLC
44.	Charter Advanced Services (MA), LLC
45.	Charter Advanced Services (MD), LLC
46.	Charter Advanced Services (MI), LLC
47.	Charter Advanced Services (MN), LLC
48.	Charter Advanced Services (MO), LLC
49.	Charter Advanced Services (MS), LLC
50.	Charter Advanced Services (MT), LLC
51.	Charter Advanced Services (NC), LLC
52.	Charter Advanced Services (NE), LLC
53.	Charter Advanced Services (NH), LLC
54.	Charter Advanced Services (NV), LLC
55.	Charter Advanced Services (NY), LLC
56.	Charter Advanced Services (OH), LLC
57.	Charter Advanced Services (OR), LLC
58.	Charter Advanced Services (PA), LLC
59.	Charter Advanced Services (SC), LLC
60.	Charter Advanced Services (TN), LLC
61.	Charter Advanced Services (TX), LLC
62.	Charter Advanced Services (UT), LLC
63.	Charter Advanced Services (VA), LLC
64.	Charter Advanced Services (VT), LLC
65.	Charter Advanced Services (WA), LLC
66.	Charter Advanced Services (WI), LLC
67.	Charter Advanced Services (WV), LLC
68.	Charter Advanced Services (WY), LLC
69.	Charter Advanced Services VIII (MI), LLC
70.	Charter Advanced Services VIII (MN), LLC
71.	Charter Advanced Services VIII (WI), LLC
72.	Charter Advertising of Saint Louis, LLC
73.	Charter Cable Operating Company, LLC
74.	Charter Cable Partners, LLC
75.	Charter Communications Entertainment I, LLC
76.	Charter Communications Entertainment II, LLC
77.	Charter Communications Entertainment, LLC
78.	Charter Communications of California, LLC
79.	Charter Communications Operating Capital Corp.
80.	Charter Communications Properties LLC
81.	Charter Communications V, LLC
82.	Charter Communications Ventures, LLC
83.	Charter Communications VI, L.L.C.
84.	Charter Communications VII, LLC
85.	Charter Communications, LLC
86.	Charter Distribution, LLC
87.	Charter Fiberlink – Alabama, LLC
88.	Charter Fiberlink – Georgia, LLC

2

89.	Charter Fiberlink – Illinois, LLC
90.	Charter Fiberlink – Maryland II, LLC
91.	Charter Fiberlink – Michigan, LLC
92.	Charter Fiberlink – Missouri, LLC
93.	Charter Fiberlink – Nebraska, LLC
94.	Charter Fiberlink – Pennsylvania, LLC
95.	Charter Fiberlink – Tennessee, LLC
96.	Charter Fiberlink AR-CCVII, LLC
97.	Charter Fiberlink CA-CCO, LLC
98.	Charter Fiberlink CC VIII, LLC
99.	Charter Fiberlink CCO, LLC
100.	Charter Fiberlink CT-CCO, LLC
101.	Charter Fiberlink LA-CCO, LLC
102.	Charter Fiberlink MA-CCO, LLC
103.	Charter Fiberlink MS-CCVI, LLC
104.	Charter Fiberlink NC-CCO, LLC
105.	Charter Fiberlink NH-CCO, LLC
106.	Charter Fiberlink NV-CCVII, LLC
107.	Charter Fiberlink NY-CCO, LLC
108.	Charter Fiberlink OH-CCO, LLC
109.	Charter Fiberlink OR-CCVII, LLC
110.	Charter Fiberlink SC-CCO, LLC
111.	Charter Fiberlink TX-CCO, LLC
112.	Charter Fiberlink VA-CCO, LLC
113.	Charter Fiberlink VT-CCO, LLC
114.	Charter Fiberlink WA-CCVII, LLC
115.	Charter Helicon, LLC
116.	Charter Home Security, LLC
117.	Charter Leasing Holding Company, LLC
118.	Charter Leasing of Wisconsin, LLC
119.	Charter RMG, LLC
120.	Charter Stores FCN, LLC
121.	Charter Video Electronics, LLC
122.	Falcon Cable Communications, LLC
123.	Falcon Cable Media, a California Limited Partnership
124.	Falcon Cable Systems Company II, L.P.
125.	Falcon Cablevision, a California Limited Partnership
126.	Falcon Community Cable, L.P.
127.	Falcon Community Ventures I Limited Partnership
128.	Falcon First Cable of the Southeast, LLC
129.	Falcon First, LLC
130.	Falcon Telecable, a California Limited Partnership
131.	Falcon Video Communications, L.P.
132.	Helicon Partners I, L.P.
133.	Hometown T.V., LLC
134.	HPI Acquisition Co. LLC

3

135.	Interlink Communications Partners, LLC
136.	Long Beach, LLC
137.	Marcus Cable Associates, L.L.C.
138.	Marcus Cable of Alabama, L.L.C.
139.	Marcus Cable, LLC
140.	Midwest Cable Communications, LLC
141.	Peachtree Cable TV, L.P.
142.	Peachtree Cable TV, LLC
143.	Phone Transfers (AL), LLC
144.	Phone Transfers (CA), LLC
145.	Phone Transfers (GA), LLC
146.	Phone Transfers (NC), LLC
147.	Phone Transfers (TN), LLC
148.	Phone Transfers (VA), LLC
149.	Plattsburgh Cablevision, LLC
150.	Renaissance Media LLC
151.	Rifkin Acquisition Partners, LLC
152.	Robin Media Group, LLC
153.	Scottsboro TV Cable, LLC
154.	Tennessee, LLC
155.	The Helicon Group, L.P.
156.	Vista Broadband Communications, LLC
157.	VOIP Transfers (AL), LLC
158.	VOIP Transfers (CA) LLC
159.	VOIP Transfers (GA), LLC
160.	VOIP Transfers (NC), LLC
161.	VOIP Transfers (TN), LLC
162.	VOIP Transfers (VA), LLC
163.	AdCast North Carolina Cable Advertising, LLC
164.	Alabanza LLC
165.	America’s Job Exchange LLC
166.	Coaxial Communications of Central Ohio LLC
167.	DukeNet Communications Holdings, LLC
168.	DukeNet Communications, LLC
169.	ICI Holdings, LLC
170.	Insight Blocker LLC
171.	Insight Capital LLC
172.	Insight Communications Company LLC
173.	Insight Communications Company, L.P.
174.	Insight Communications Midwest, LLC
175.	Insight Communications of Central Ohio, LLC
176.	Insight Communications of Kentucky, L.P.
177.	Insight Interactive, LLC
178.	Insight Kentucky Capital, LLC
179.	Insight Kentucky Partners I, L.P.
180.	Insight Kentucky Partners II, L.P.

4

181.	Insight Midwest Holdings, LLC
182.	Insight Midwest, L.P.
183.	Insight Phone of Indiana, LLC
184.	Insight Phone of Kentucky, LLC
185.	Insight Phone of Ohio, LLC
186.	Interactive Cable Services, LLC
187.	Intrepid Acquisition LLC
188.	NaviSite LLC
189.	New Wisconsin Procurement LLC
190.	Oceanic Time Warner Cable LLC
191.	Parity Assets, LLC
192.	Time Warner Cable Business LLC
193.	Time Warner Cable Enterprises LLC
194.	Time Warner Cable Information Services (Alabama), LLC
195.	Time Warner Cable Information Services (Arizona), LLC
196.	Time Warner Cable Information Services (California), LLC
197.	Time Warner Cable Information Services (Colorado), LLC
198.	Time Warner Cable Information Services (Hawaii), LLC
199.	Time Warner Cable Information Services (Idaho), LLC
200.	Time Warner Cable Information Services (Illinois), LLC
201.	Time Warner Cable Information Services (Indiana), LLC
202.	Time Warner Cable Information Services (Kansas), LLC
203.	Time Warner Cable Information Services (Kentucky), LLC
204.	Time Warner Cable Information Services (Maine), LLC
205.	Time Warner Cable Information Services (Massachusetts), LLC
206.	Time Warner Cable Information Services (Michigan), LLC
207.	Time Warner Cable Information Services (Missouri), LLC
208.	Time Warner Cable Information Services (Nebraska), LLC
209.	Time Warner Cable Information Services (New Hampshire), LLC
210.	Time Warner Cable Information Services (New Jersey), LLC
211.	Time Warner Cable Information Services (New Mexico) LLC
212.	Time Warner Cable Information Services (New York), LLC
213.	Time Warner Cable Information Services (North Carolina), LLC
214.	Time Warner Cable Information Services (Ohio), LLC
215.	Time Warner Cable Information Services (Pennsylvania), LLC
216.	Time Warner Cable Information Services (South Carolina), LLC
217.	Time Warner Cable Information Services (Tennessee), LLC
218.	Time Warner Cable Information Services (Texas), LLC
219.	Time Warner Cable Information Services (Virginia), LLC
220.	Time Warner Cable Information Services (Washington), LLC
221.	Time Warner Cable Information Services (West Virginia), LLC
222.	Time Warner Cable Information Services (Wisconsin), LLC
223.	Time Warner Cable International LLC
224.	Time Warner Cable Internet Holdings III LLC
225.	Time Warner Cable Internet Holdings LLC
226.	Time Warner Cable Internet LLC

5

227.	Time Warner Cable Media LLC
228.	Time Warner Cable Midwest LLC
229.	Time Warner Cable New York City LLC
230.	Time Warner Cable Northeast LLC
231.	Time Warner Cable Pacific West LLC
232.	Time Warner Cable Services LLC
233.	Time Warner Cable Southeast LLC
234.	Time Warner Cable Sports LLC
235.	Time Warner Cable Texas LLC
236.	TWC Administration LLC
237.	TWC Communications, LLC
238.	TWC Digital Phone LLC
239.	TWC Media Blocker LLC
240.	TWC NewCo LLC
241.	TWC News and Local Programming Holdco LLC
242.	TWC News and Local Programming LLC
243.	TWC Regional Sports Network I LLC
244.	TWC Security LLC
245.	TWC SEE Holdco LLC
246.	TWC Wireless LLC
247.	TWC/Charter Dallas Cable Advertising, LLC
248.	TWCIS Holdco LLC
249.	Wisconsin Procurement Holdco LLC
250.	BHN Home Security Services, LLC
251.	BHN Spectrum Investments, LLC
252.	Bright House Networks, LLC
253.	Bright House Networks Information Services (Alabama), LLC
254.	Bright House Networks Information Services (California), LLC
255.	Bright House Networks Information Services (Florida), LLC
256.	Bright House Networks Information Services (Indiana), LLC
257.	Bright House Networks Information Services (Michigan), LLC

6

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guarantee and Collateral Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010, as further amended and restated on May 18, 2016 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), made by the Grantors party thereto for the benefit of Bank of America, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.5(a) of the Agreement.

3. The terms of Sections 7.1(c) and 7.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or 7.5 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex 1 to the

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                     ,     , made by                     , a              (the “Additional Grantor”), in favor of Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, Charter Communications Operating, LLC (the “Borrower”), certain Affiliates of the Borrower, the Lenders, the Administrative Agent and the other Agents named therein have entered into an Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of May 18, 2016 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010, as further amended and restated on May 18, 2016 (as further amended, supplemented, restated or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except for any representation and warranty that is made as of a specified earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date).

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

Annex 1-A to the

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5